Exhibit 2.1

Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) the type that the Company treats as private or confidential.  Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXECUTION VERSION

TRANSACTION AGREEMENT AND PLAN OF MERGER

dated as of

October 10, 2021

among

ASPEN TECHNOLOGY, INC.,

EMERSON ELECTRIC CO.,

EMR WORLDWIDE INC.,

EMERSUB CX, INC.,

and

EMERSUB CXI, INC.

i

EXHIBITS

Exhibit A	–	Commercial Agreement Term Sheet
Exhibit B	–	Form of Stockholders Agreement
Exhibit C	–	Form of Tax Matters Agreement
Exhibit D	–	Form of Transition Services Agreement
Exhibit E	–	Form of Surviving Corporation Certificate of Incorporation
Exhibit F	–	Form of Surviving Corporation Bylaws
Exhibit G	–	Form of Newco Certificate of Incorporation
Exhibit H	–	Form of Newco Bylaws
Exhibit I	–	Pre-Closing Restructuring Plan
Exhibit J	–	Form of Registration Rights Agreement

v

TRANSACTION AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 10, 2021 among Aspen Technology, Inc., a Delaware corporation (“Aspen”), Emerson Electric Co., a Missouri corporation (“Emerson”), EMR Worldwide Inc., a Delaware corporation and a wholly owned subsidiary of Emerson (“Emerson Sub”), Emersub CX, Inc., a Delaware corporation and a wholly owned subsidiary of Emerson (“Newco”), and Emersub CXI, Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Subsidiary”).

W I T N E SS E T H :

WHEREAS, Aspen and Emerson desire to combine Aspen with the Echo Business (as defined below) pursuant to the following steps:

(i)       Emerson will contribute $6,014,000,000 in cash to Newco in exchange for shares of common stock, par value $0.0001 per share, of Newco (the “Newco Stock”) (the “Emerson Cash Contribution”);

(ii)      Emerson Sub will contribute the Echo Business Shares to Newco in exchange for shares of Newco Stock (the “Emerson Sub Contribution” and together with the Emerson Cash Contribution, the “Emerson Contributions”);

(iii)     Merger Subsidiary will merge with and into Aspen, with Aspen as the surviving corporation (the “Surviving Corporation”) and a direct wholly owned subsidiary of Newco on the terms and subject to the conditions set forth herein (the “Merger”); and

(iv)     As a result of the Merger, and in accordance with the General Corporation Law of the State of Delaware (the “Delaware Law”), each issued and outstanding share of common stock, par value $0.10 per share, of Aspen (the “Aspen Stock”) (other than as specifically set forth herein) will, upon the terms and subject to the conditions set forth herein, be converted into the right to receive the Per Share Mixed Consideration Shares and the Per Share Mixed Consideration Cash Amount;

WHEREAS, the Board of Directors of Aspen has (i) determined that it is in the best interests of Aspen and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by Aspen of this Agreement and the consummation of the Transactions, including the Merger, and (iii) recommended the adoption of this Agreement by the stockholders of Aspen;

WHEREAS, the Board of Directors of Emerson has unanimously (i) determined that it is in the best interests of Emerson and its stockholders, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance by Emerson of this Agreement and the consummation of the Transactions; and

WHEREAS, the parties intend that the Emerson Contributions and the exchange of Aspen Stock for Newco Stock and cash pursuant to the Merger (the “Merger Exchange”), taken together, will qualify as exchanges governed by Section 351 of the of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations promulgated thereunder (the “Treasury Regulations,” and such intended tax treatment, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01        Definitions. (a) As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Acquisition Proposal” means, other than the Transactions, any offer, proposal or inquiry relating to, or any Third Party indication of interest in, (i) any acquisition or purchase, direct or indirect, of (1) 15% or more of the consolidated assets of Aspen, (2) 15% or more of the voting securities of Aspen or (3) any equity or voting securities of Aspen or any of its Subsidiaries which equity or voting securities represent, directly or indirectly, 15% or more of the consolidated assets of Aspen, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party’s beneficially owning (1) 15% or more of any class of equity or voting securities of Aspen or (2) any equity or voting securities of Aspen or any of its Subsidiaries which equity or voting securities represent, directly or indirectly, 15% or more of the consolidated assets of Aspen, or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction pursuant to which any Third Party would hold, directly or indirectly, (1) 15% or more of the consolidated assets or voting securities of Aspen or (2) any equity or voting securities of Aspen or any of its Subsidiaries which equity or voting securities represent, directly or indirectly, 15% or more of the consolidated assets of Aspen.

“Action” means any action, claim, dispute, suit, audit or proceeding, in each case by or before any arbitrator or Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person who, as of the relevant time for which the determination of affiliation is being made, directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings; provided that, following the Closing, neither Emerson nor any of its Affiliates (other than Newco and its Subsidiaries), on the one hand, nor Newco or any Subsidiary of Newco, on the other hand, will be treated as an Affiliate of the other.

“Ancillary Agreements” means the Stockholders Agreement, the Tax Matters Agreement, the Transition Services Agreement, the Registration Rights Agreement and, subject to Section 7.07, the Commercial Agreement.

“Antitrust Laws” shall mean the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other Applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, including through merger or acquisition.

“Applicable Law” means, with respect to any Person, any U.S., non-U.S. or transnational, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Aspen 10-K” means Aspen’s annual report on Form 10-K for the fiscal year ended June 30, 2021.

“Aspen Balance Sheet” means the consolidated balance sheet of Aspen as of the Aspen Balance Sheet Date and the footnotes thereto set forth in the Aspen 10-K.

“Aspen Balance Sheet Date” means June 30, 2021.

“Aspen Benefit Plan” means any Benefit Plan that is sponsored, maintained, contributed to (or required to be contributed to) or entered into by Aspen or any of its Subsidiaries.

“Aspen Closing Fully Diluted Shares” means the sum of (i) the number of outstanding Aspen Shares as of immediately prior to the Closing Date (excluding the Aspen Shares referred to in Section 2.04(b)), calculated on a fully diluted basis assuming that all outstanding Aspen Equity Awards have been exercised for, converted into or exchanged for shares of Aspen Stock, plus (ii) the quotient of the total under the column “Aggregate Estimated Value” set forth on Section 8.19 of the Emerson Disclosure Schedule divided by 141.55, rounded to the nearest whole number.

“Aspen Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of December 23, 2019, by and among Aspen, as the borrower, the lenders and issuing banks from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of August 5, 2020, and as further amended, restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof.

“Aspen Credit Agreement Consents” means all necessary consents, amendments or waivers from the requisite lenders and agents under the Aspen Credit Agreement that are required thereunder in order to permit the consummation of the Transactions and, if requested by Aspen, change the borrower under the Aspen Credit Agreement to Newco, effective as of the Closing.

“Aspen Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Aspen to Emerson, Emerson Sub, Newco and Merger Subsidiary.

“Aspen Employee” means, as of any relevant date of determination, any individual employed by Aspen or any of its Subsidiaries.

“Aspen Equity Award Exchange Ratio” means the sum of (i) the Per Share Mixed Consideration Shares and (ii) the quotient obtained by dividing (x) the Per Share Mixed Consideration Cash Amount by (y) the Newco Stock Price.

“Aspen Equity Plans” means the Aspen 2010 Equity Incentive Plan and the Aspen 2016 Omnibus Incentive Plan.

“Aspen ESPP” means the Aspen 2018 Employee Stock Purchase Plan.

“Aspen Intellectual Property” means all Intellectual Property owned or purported to be owned by Aspen or any of its Subsidiaries.

“Aspen International Benefit Plan” means any Aspen Benefit Plan that is not an Aspen U.S. Benefit Plan.

“Aspen Material Adverse Effect” means any circumstance, development, change, event, state of facts, condition or effect that individually or in the aggregate, has a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Aspen and its Subsidiaries, taken as a whole; provided that none of the following (or the results thereof) will constitute, or be taken into account in determining whether there has been or will be, an Aspen Material Adverse Effect: (i) any changes after the date hereof in general United States or global economic, political, business, labor or regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets, (ii) any changes after the date hereof (including changes of Applicable Law) or conditions generally affecting the industry in which Aspen and its Subsidiaries operate, (iii) any acts of God, force majeure, natural disasters, weather conditions, terrorism, armed hostilities, cyber-attacks, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak (including the COVID-19 pandemic, COVID-19 Measures or other restrictions that relate to, or arise out of, a pandemic, epidemic or disease outbreak), (iv) the execution and delivery of this Agreement, the public announcement of, or the pendency of, this Agreement or the Transactions, including the identity of Emerson or any adverse change in customer, supplier, governmental, landlord, employee or similar relationships resulting therefrom or with respect thereto (it being understood and agreed that this clause (iv) shall not apply with respect to Section 3.04 and Section 10.02(a) solely as such section relates to Section 3.04), (v) any failure by Aspen and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that any underlying facts or causes giving rise or contributing to such failure that are not otherwise excluded from the definition of “Aspen Material Adverse Effect” may be taken into account in determining whether there has been, or would reasonably be expected to be, an Aspen Material Adverse Effect), (vi) any change in Applicable Law or GAAP occurring after the date hereof, (vii) any action or omission required by this Agreement or any other Transaction Document or taken or omitted to be taken at the written request of Emerson, and (viii) any change in the trading price or trading volume of the Aspen Stock or change or announcement of potential change in the credit rating of Aspen or its Subsidiaries (it being understood that any underlying facts or causes giving rise or contributing to such change that are not otherwise excluded from the definition of “Aspen Material Adverse Effect” may be taken into account in determining whether there has been, or would reasonably be expected to be, an Aspen Material Adverse Effect), except in the case of each of clauses (i), (ii), (iii) and (vi) above, to the extent that any such effect has a disproportionate effect on Aspen and its Subsidiaries, taken as a whole, relative to the effect on other companies operating in the industries in which Aspen or any of its Subsidiaries engages.

“Aspen Material Leases” means all those Leases under which Aspen or any of its Subsidiaries leases, subleases, licenses, uses, occupies or has any interest in any real property (a) which has an annual base rental obligation of more than $600,000 or (b) where the real property is reasonably necessary to the operation of the business of Aspen as conducted on the date of this Agreement and as of the Closing Date.

“Aspen SEC Documents” means all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by Aspen since January 1, 2018.

“Aspen U.S. Benefit Plan” means any Aspen Benefit Plan that covers Aspen Employees or other individual independent contractors or consultants of Aspen or any of its Subsidiaries who are located primarily in the U.S.

“Automatic Transfer Echo Business Employees” means the Echo Business Employees who fall within the scope of the Automatic Transfer Regulations and whose employment will automatically transfer to Newco or one of its Subsidiaries pursuant to the Automatic Transfer Regulations in connection with the Transactions.

“Automatic Transfer Regulations” means the (i) the Acquired Rights Directive 77/187/EC, 98/50/EC and 2001/23/EC and all national legislation enacted to give effect to the Acquired Rights Directive 77/187/EC, 98/50/EC and 2001/23/EC in each member state of the European Economic Area and (ii) all other national legislation which effects the automatic transfer of employees on the sale or transfer or continuation of a business.

“Benefit Plan” means any (i) “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), (ii) compensation, employment, consulting, severance, change in control, transaction or retention bonus or similar Contract, plan, arrangement or policy and (iii) other Contract, arrangement or policy providing for compensation, bonuses, profit-sharing, equity or equity-based incentives, incentive compensation, deferred compensation, vacation or paid time off benefits, relocation or expatriate benefits, insurance (including any self-insured arrangements), health or medical benefits (including dental and vision benefits), employee assistance program, death benefits, voluntary supplemental benefits, identity theft protection, tuition reimbursement, disability or sick leave benefits, severance, jubilee, old age, gratuity, part time or other termination-related payments or benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), in each case, (x) whether written or oral and (y) whether funded or unfunded and (z) whether covering current or former employees, individual independent contractors, workers or consultants, but not including any multiemployer plan, as defined in Section 3(37) of ERISA.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Newco Aggregate Share Number” means the product of (i) the Aspen Closing Fully Diluted Shares times 0.42, times (ii) 1.2222, rounded to the nearest whole number.

“Confidentiality Agreement” means the Confidentiality Agreement dated February 4, 2021, between Aspen and Emerson.

“Consent” means any consent, approval, waiver, license, permit, variance, franchise, clearance, authorization or permission.

“Continuing Aspen Employees” means the Aspen Employees who are employed by Aspen or one of its Subsidiaries as of immediately prior to the Closing.

“Continuing Echo Business Employees” means, collectively, (i) the Automatic Transfer Echo Business Employees who do not expressly object to the transfer of their employment, (ii) the Emerson Contributed Subsidiary Business Employees who are employed by an Emerson Contributed Subsidiary or any Subsidiary of an Emerson Contributed Subsidiary as of immediately prior to the Closing and (iii) the Emerson Offer Business Employees who accept (or are deemed to accept) an offer of employment from Newco or Aspen or one of their Subsidiaries, in each case of the foregoing clauses (i), (ii) and (iii), who continue as employees of Newco or Aspen or one of their Subsidiaries immediately following the Closing Date (or such later time as may be required by Applicable Law).

“Continuing Employees” means, collectively, each Continuing Aspen Employee and each Continuing Echo Business Employee.

“Contract” means, with respect to a Person, any written or oral contract, agreement, obligation, commitment, arrangement, understanding, instrument, lease, sublease or license to which such Person is a party or by which such Person is otherwise legally bound.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, facility capacity limitation, social distancing, shut down, closure, sequester, safety or similar Applicable Law, directive or guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.

“COVID-19 Relief Legislation” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136, the Consolidated Appropriations Act, 2021, Pub. L. 116-260, the American Rescue Plan Act of 2021, Pub. L. 117-2, and any similar U.S., non-U.S., state or local grant, subsidy, allowance, relief scheme, stimulus fund, program or measure enacted by a Governmental Authority in connection with or in response to COVID-19.

“Customs & Trade Laws” means all applicable export, import, customs and trade, and anti-boycott Laws or programs administered, enacted or enforced by any Governmental Authority, including but not limited to: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import laws and regulations administered by U.S. Customs and Border Protection; (b) the anti-boycott laws and regulations administered by the U.S. Departments of Commerce and Treasury; and (c) any other similar export, import, anti-boycott, or other trade Laws or programs in any relevant jurisdiction to the extent they are applicable to each Person.

“Damages” means any damage, expense, fine, penalty, loss, liability, award, judgment, obligation, amount paid in settlement, interest, fee, cost and expense (including reasonable fees and expenses of attorneys, consultants and experts and investigation and defense costs).

“Data Protection Laws” means all Applicable Law in any jurisdiction to the extent relating to privacy or the processing or protection of personal data, including (without limitation), to the extent applicable, the GDPR, the GDPR as transposed into the national laws of the United Kingdom, the UK Data Protection Act 2018 and the Privacy and Electronic Communications (EC Directive) Regulations 2003, and including any successor or implementing legislation in respect of the foregoing, and any amendments or re-enactments of the foregoing.

“Dutch Emerson Employees” means those employees of Emerson or one of its Subsidiaries who are employed within the Netherlands and primarily dedicated to or employed in the Echo Business.

“Echo Business” means the Open Systems International and exploration and production industrial software businesses as conducted by Emerson and its Subsidiaries, including, for the avoidance of doubt, the design, development, testing, commercialization and support of the products set forth on Section 1.01(b) of the Emerson Disclosure Schedule.

“Echo Business Balance Sheet Date” means June 30, 2021.

“Echo Business Benefit Plan” means each Emerson Retained Benefit Plan, Emerson Assumed Benefit Plan and Emerson Contributed Subsidiary Benefit Plan.

“Echo Business Employees” means each (i) individual who is (A) primarily employed in the Echo Business by Emerson or any its Subsidiaries (including any individual who is absent from work on account of vacation, jury duty, funeral leave, personal day, sickness, short- or long-term disability, workers’ compensation leave, military leave, leave under the Family Medical Leave Act or other approved leave of absence (including under local law)) and (B) listed on Section 1.01(c) of the Emerson Disclosure Schedule and (ii) each other individual who is employed by Emerson or any of its Subsidiaries who is listed on Section 1.01(d) of the Emerson Disclosure Schedule; provided that Echo Business Employees shall not include the individuals listed on Section 1.01(e) of the Emerson Disclosure Schedule. The foregoing described sections of the Emerson Disclosure Schedule shall be updated in accordance with Section 8.16.

“Echo Business Intellectual Property” means the Intellectual Property owned or purported to be owned by the Emerson Contributed Subsidiaries after giving effect to the Pre-Closing Restructuring, which includes (i) the Intellectual Property set forth on Section 4.14(a) of the Emerson Disclosure Schedule and (ii) all Intellectual Property associated with the products set forth on Section 1.01(b) of the Emerson Disclosure Schedule that has been developed or created by any employees or contractors of the Emerson Contributed Subsidiaries during the period of their employment thereof or engagement as a contractor therefor.

“Echo Business Shares” means all of the outstanding capital stock or other equity interests of the Emerson Direct Transfer Subsidiary.

“Emerson Contributed Assets” means (a) the assets, properties and business, of every kind and description, owned (other than Intellectual Property), and the assets, properties and business with respect to which Emerson or any of the Emerson Retained Subsidiaries otherwise has any right, title, or interest (other than Intellectual Property), in each case, that is used or held for use by Emerson or any of the Emerson Retained Subsidiaries primarily in the conduct of the Echo Business (but, for the avoidance of doubt, in each case, excluding any Emerson Excluded Assets) as the same shall exist as of the Closing and, in any event, shall include the following to the extent owned by, used or held for use by Emerson or any of its Subsidiaries, or to the extent

Emerson or any of the Emerson Retained Subsidiaries otherwise has any right, title, or interest with respect thereto:

(i)               the real property, together with all buildings, fixtures and improvements erected thereon, and the leases of, and other interests in real property, in each case, listed on Section 1.01(f) of the Emerson Disclosure Schedule (collectively, the “Contributed Facilities”);

(ii)              all tangible personal property primarily used or held for use in the conduct of the Echo Business or otherwise primarily relating to the Echo Business and all interests therein, including all furniture, office equipment and communications equipment located at any of the premises described in clause (i) above;

(iii)             all raw materials, work-in-process, finished goods, supplies and other inventories primarily used or held for use in the conduct of the Echo Business;

(iv)             all rights under all Contracts primarily relating to or arising out of the conduct of the Echo Business (the “Contributed Contracts”), including those listed in Section 1.01(g) of the Emerson Disclosure Schedule;

(v)              all rights, claims, credits, causes of action or rights of set-off against third parties, including unliquidated rights under manufacturers’ and vendors’ warranties, in each case, primarily relating to or arising out of the conduct of the Echo Business or otherwise relating to or arising out of the Emerson Contributed Assets described in the other clauses of this definition, the Emerson Assumed Liabilities or any Continuing Echo Business Employees;

(vi)             all books, records, files and papers primarily used or held for use in the conduct of the Echo Business or otherwise primarily relating to the Echo Business, whether in hard copy or electronic format (the “Transferred Business Records”) (it being understood that Emerson and the Emerson Retained Subsidiaries shall be permitted to retain copies of such materials in accordance with Section 6.07);

(vii)            all assets relating to any Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan (including Emerson’s rights thereto, to the extent held in trust or covered by insurance);

(viii)           all personnel and employment records in respect of the Continuing Echo Business Employees (to the extent not prohibited by Applicable Law);

(ix)              all trade and non-trade accounts receivable primarily relating to or arising out of the Echo Business, which shall include, for the avoidance of doubt, debit payables from Third Parties;

(x)               all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities to the extent transferrable and primarily used by, or held for use in, the Echo Business (as operated as of the date hereof and as of the Closing Date) (the “Transferred Permits”);

(xi)             all IT Assets primarily used or held for use in the conduct of the Echo Business or otherwise primarily relating to the Echo Business (the “Transferred IT Assets”), including those set forth on Section 1.01(h) of the Emerson Disclosure Schedule; and

(b)        the Intellectual Property set forth on Section 1.01(i) of the Emerson Disclosure Schedule (the “Transferred Intellectual Property”);

provided, that the Emerson Contributed Assets shall not include any Tax assets, the parties’ rights and obligations with respect to which shall be governed by the Tax Matters Agreement.

“Emerson 401(k) Plan” means any Emerson Retained Benefit Plan that is a tax-qualified defined contribution retirement plan within the meaning of Section 401(k) of the Code, but, for the avoidance of doubt, not including the OSI 401(k) Plan (which is an Emerson Contributed Subsidiary Benefit Plan).

“Emerson Assumed Benefit Plan” means each Benefit Plan (other than an Emerson Contributed Subsidiary Benefit Plan) (i) that transfers to, or is assumed by Newco, any Emerson Contributed Subsidiary or any of their respective Subsidiaries as a result of the Transactions (including by operation of Applicable Law) as a result of the establishment of Benefit Plans that correspond to any applicable Emerson Retained Benefit Plan in which any Echo Business Employees participate prior to the Closing that is established by Emerson or one of its Subsidiaries and transferred to Newco or maintained by an Emerson Contributed Subsidiary on or prior to the Closing in accordance with Section 8.09 or (ii) that otherwise transfers to, or is assumed by Newco, any Emerson Contributed Subsidiary or any of their respective Subsidiaries in connection with the Transactions by operation of Applicable Law.

“Emerson Assumed Liabilities” means all Liabilities of Emerson or any of the Emerson Retained Subsidiaries primarily relating to the ownership or use of the Emerson Contributed Assets or the Echo Business, of whatever nature, whether presently in existence or arising hereafter and shall include the following:

(i)               all Liabilities set forth on the Echo Business Balance Sheet and all Liabilities incurred after the Echo Business Balance Sheet Date, in each case, to the extent not satisfied prior to the Closing;

(ii)              all Liabilities arising out of or in connection with acts or omissions by or on behalf of the Echo Business occurring at or prior to the Closing;

(iii)             all Liabilities arising under the Contributed Contracts;

(iv)             all Liabilities under warranty obligations relating to any products manufactured or sold by the Echo Business at or prior to the Closing;

(v)              all Liabilities for any claim relating to, or arising out of, the use, application, malfunction, defect, design, operation, performance or suitability of any product of the Echo Business manufactured, sold or distributed by the Echo Business at or prior to the Closing;

(vi)             all Liabilities arising out of any Action primarily related to the Echo Business;

(vii)            all Liabilities (A) arising out of, or relating to, the employment, or the termination of employment, of any Echo Business Employee or Former Echo Business Employee, in each case, whether arising before, on or after the Closing or (B) expressly assumed by Newco and its Subsidiaries pursuant to Article 8;

(viii)           all Liabilities arising out of, or relating to, any Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan;

(ix)             all Liabilities of the Echo Business or any predecessor thereof (as currently or formerly conducted) or related to any property currently or formerly owned, leased, operated or used by the Echo Business, Emerson or any of its Subsidiaries, in each case, arising out of or relating to any Environmental Law or Hazardous Substance and arising out of or in connection with any act, omission or circumstance occurring or existing at any time at or before the Closing; and

(x)               all trade and non-trade accounts payable and other accounts payable;

provided that the Emerson Assumed Liabilities shall not include any Tax Liabilities, the parties’ rights and obligations with respect to which shall be governed by the Tax Matters Agreement.

“Emerson Contributed Subsidiaries” means the Emerson Direct Transfer Subsidiary and its Subsidiaries.

“Emerson Contributed Subsidiary Benefit Plan” means each Benefit Plan that is solely sponsored, maintained, contributed to (or required to be contributed to) or entered into by any Emerson Contributed Subsidiary.

“Emerson Contributed Subsidiary Business Employee” means, as of any relevant date of determination, any Echo Business Employee who is employed by any of the Emerson Contributed Subsidiaries.

“Emerson Direct Transfer Subsidiary” means the Subsidiary of Emerson set forth on Section 1.01(j) of the Emerson Disclosure Schedule.

“Emerson Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Emerson to Aspen.

“Emerson Excluded Assets” the assets, properties and business, of every kind and description, that are not owned, used or held for use by Emerson or any of the Emerson Retained Subsidiaries primarily in the conduct of the Echo Business and shall include the following:

(i)               all cash and cash equivalents on hand and in banks, and all bank accounts;

(ii)              all insurance policies issued to Emerson and the Emerson Retained Subsidiaries;

(iii)             the Echo Business Shares and all of the outstanding capital stock or other equity interests of all of the Emerson Retained Subsidiaries;

(iv)             except for the Contributed Contracts, all rights under all Contracts to which Emerson or any Emerson Retained Subsidiary is a party or by which any of them is bound;

(v)              except for the Transferred IT Assets, all other IT Assets owned by, or licensed or leased to, Emerson and the Emerson Retained Subsidiaries or with respect to which Emerson or any of the Emerson Retained Subsidiaries otherwise has any right, title, or interest;

(vi)             except for the Transferred Intellectual Property, all other Intellectual Property owned by Emerson and the Emerson Retained Subsidiaries, including all Emerson Marks;

(vii)            all books, records, files and papers, whether in hard copy or electronic format, including all such materials prepared in connection with the Transaction Documents or the Transactions, and all rights of Emerson or any of the Emerson Retained Subsidiaries arising under the Transaction Documents or the Transactions;

(viii)           all personnel and employment records in respect of any employees of Emerson and its Subsidiaries who are not Continuing Echo Business Employees;

(ix)              all assets relating to any Emerson Retained Benefit Plan (including Emerson’s rights thereto, to the extent held in trust or covered by insurance);

(x)               except for the Transferred Permits, all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities (excluding, for the avoidance of doubt, any permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities held by Newco or an Emerson Contributed Subsidiary); and

(xi)             except for the Contributed Facilities, all real property, together with all buildings, fixtures and improvements erected thereon, and the leases of, and other interests in real property;

provided that the Emerson Excluded Assets shall not include any Tax assets, the parties’ rights and obligations with respect to which shall be governed by the Tax Matters Agreement.

“Emerson Excluded Employee Liabilities” means all Liabilities (i) assumed by Emerson pursuant to Article 8, (ii) arising out of, or relating to, any employee of Emerson or any of its Subsidiaries who is not an Echo Business Employee (including, for the avoidance of doubt, any severance, statutory or other termination-related Liabilities), other than any Liabilities assumed, transferred to or retained by Newco, any Emerson Contributed Subsidiary or any of their respective Subsidiaries, pursuant to Article 8, or (iii) arising directly out of Emerson or its Affiliates’ failure (other than any Emerson Contributed Subsidiary’s failure) to comply with (A) the Automatic Transfer Regulations, (B) WARN or (C) any information, consultation or other processes with any works councils, union or employee representative body, in each case of the foregoing clauses (A), (B) and (C), with respect to any Echo Business Employee or Former Echo Business Employee and in connection with the transactions contemplated by the Transaction Documents.

“Emerson Excluded Liabilities” means all Liabilities of Emerson or any of its Subsidiaries, other than the Emerson Assumed Liabilities, of whatever nature, whether presently in existence or arising hereafter, including the following:

(i)               (A) all outstanding indebtedness for borrowed money, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all monetary obligations for the deferred purchase price of property or services or “earn-out” or other similar performance-based contingent payment obligations, (D)  all monetary obligations under any financial lease excluding, for the avoidance of doubt, any such obligation that is reflected on the Echo Business Balance Sheet, (E) all obligations under any interest rate or currency protection agreement or similar hedging agreement, and (F) all accrued and unpaid interest, penalties, make-whole payments, fees and other charges related to any of the foregoing;

(ii)              all Liabilities assumed or retained, or agreed to be performed, by Emerson or any of its Subsidiaries (other than, after Closing, Newco and its Subsidiaries) under this Agreement or any of the Transaction Documents;

(iii)             all Liabilities of Emerson or any of its Subsidiaries to any broker, finder or agent for any investment banking or brokerage fees, finders’ fees or commission relating to the Transactions;

(iv)             all Liabilities relating to or arising out of any Emerson Retained Benefit Plans and any other Benefit Plans which Emerson or any of the Emerson Retained Subsidiaries sponsors or maintains or with respect to which Emerson or any of the Emerson Retained Subsidiaries contributes, is a party or has any Liability (other than any Emerson Assumed Benefit Plan and any Emerson Contributed Subsidiary Benefit Plan); and

(v)              all Emerson Excluded Employee Liabilities;

provided that the Emerson Excluded Liabilities shall not include any Tax Liabilities, the parties’ rights and obligations with respect to which shall be governed by the Tax Matters Agreement.

“Emerson International Benefit Plan” means each Echo Business Benefit Plan that is not an Emerson U.S. Benefit Plan.

“Emerson Licensed IP” means any and all Intellectual Property (other than Trademarks), including Patents, (i) owned by Emerson or any of its Subsidiaries (including the Emerson Contributed Subsidiaries) as of the Closing and (ii) that is used or held for use by Emerson or any of its Subsidiaries (including the Emerson Contributed Subsidiaries) in the operation of the Echo Business as of the Closing.

“Emerson Marks” means, except for any Trademarks included in the Echo Business Intellectual Property, any and all (i) Trademarks owned by Emerson or any of the Emerson Retained Subsidiaries as of the Closing, including the Trademarks set forth on Section 1.01(l) of the Emerson Disclosure Schedule, and (ii) Trademarks derived from, confusingly similar to or including any of the foregoing.

“Emerson Material Adverse Effect” means any circumstance, development, change, event, state of facts, condition or effect that individually or in the aggregate, has a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Echo Business, taken as a whole; provided that none of the following (or the results thereof) will constitute, or be taken into account in determining whether there has been or will be, an Emerson Material Adverse Effect: (i) any changes after the date hereof in general United States or global economic, political, business, labor or regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets, (ii) any changes after the date hereof (including changes of Applicable Law) or conditions generally affecting the industry in which Aspen and its Subsidiaries operate, (iii) any acts of God, force majeure, natural disasters, weather conditions, terrorism, armed hostilities, cyber-attacks, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak (including the COVID-19 pandemic, COVID-19 Measures or other restrictions that relate to, or arise out of, a pandemic, epidemic or disease outbreak), (iv) the execution and delivery of this Agreement, the public announcement of, or the pendency of, this Agreement or the Transactions, including the identity of Aspen or any adverse change in customer, supplier, governmental, landlord, employee or similar relationships resulting therefrom or with respect thereto (it being understood and agreed that this clause (iv) shall not apply with respect to Section 4.04 and Section 10.03(a) solely as such section relates to Section 4.04), (v) any failure by the Echo Business to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that any underlying facts or causes giving rise or contributing to such failure that are not otherwise excluded from the definition of “Emerson Material Adverse Effect” may be taken into account in determining whether there has been, or would reasonably be expected to be, an Emerson Material Adverse Effect), (vi) any change in Applicable Law or GAAP occurring after the date hereof, (vii) any action or omission required by this Agreement or any other Transaction Document or taken or omitted to be taken at the written request of Aspen, and (viii) any change in the trading price or trading volume of shares of common stock of Emerson or change or announcement of potential change in the credit rating of Emerson or its Subsidiaries (it being understood that any underlying facts or causes giving rise or contributing to such change that are not otherwise excluded from the definition of “Emerson Material Adverse Effect” may be taken into account in determining whether there has been, or would reasonably be expected to be, an Emerson Material Adverse Effect), except in the case of each of clauses (i), (ii), (iii) and (vi) above, to the extent that any such effect has a disproportionate effect on the Echo Business, taken as a whole, relative to the effect on other companies operating in the industries in which the Echo Business engages.

“Emerson Material Leases” means all those Leases (a) under which an Emerson Contributed Subsidiary leases, subleases, licenses, uses, occupies or has any interest in any real property (after giving effect to the Pre-Closing Restructuring), in each case, where such Lease has an annual base rental obligation of over $600,000 or (b) where the real property is reasonably necessary to the operation of the Echo Business as conducted on the date of this Agreement and as of the Closing Date.

“Emerson Material Owned Real Property” means any real property owned by an Emerson Contributed Subsidiary (after giving effect to the Pre-Closing Restructuring) which is reasonably necessary to the operation of the Echo Business as conducted on the date of this Agreement and as of the Closing Date.

“Emerson Offer Business Employee” means any Echo Business Employee who is not an Automatic Transfer Echo Business Employee or Emerson Contributed Subsidiary Business Employee.

“Emerson Retained Benefit Plan” means each Benefit Plan that is sponsored, maintained, contributed to (or required to be contributed to) or entered into by Emerson or an Emerson Retained Subsidiary for the benefit of any Echo Business Employee or other individual consultant or independent contractor primarily engaged in the Echo Business (other than, for the avoidance of doubt, any Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan).

“Emerson Retained Subsidiaries” means all Subsidiaries of Emerson other than Newco and the Emerson Contributed Subsidiaries.

“Emerson SEC Documents” means all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by Emerson since January 1, 2018.

“Emerson Tax Group” means any combined, consolidated, affiliated, unitary or similar group consisting of Emerson and/or any Emerson Retained Subsidiaries, on the one hand, and at least one Emerson Contributed Subsidiary, on the other hand.

“Emerson True-Up Amount” means the difference between (i) the Final Newco Aggregate Share Number minus (ii) the Closing Newco Aggregate Share Number.

“Emerson U.K. Pension Plan” means the Emerson UK Pension Plan as currently governed by the Sixth Definitive Trust Deed and Rules dated 20 June 2012, as amended from time to time.

“Emerson U.S. Benefit Plan” means each Emerson Assumed Benefit Plan and each Emerson Contributed Subsidiary Benefit Plan that covers Echo Business Employees located primarily within the U.S.

“Environmental Laws” means any Applicable Laws or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to hazardous substances.

“Environmental Permits” means, with respect to a Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating to, the business of such Person or any of its Subsidiaries as currently conducted.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing.

“Final Newco Aggregate Share Number” means the product of (i) the sum of (A) the number of outstanding Aspen Shares as of immediately prior to the Closing (excluding the Aspen Shares referred to in Section 2.04(b)) times 0.42, plus (B) the aggregate number of Newco Shares underlying the Newco Options and Newco RSUs into which the Aspen Equity Awards are converted pursuant to Section 2.07, plus (C) the aggregate number of Newco Shares underlying Newco RSUs issued pursuant to Section 8.19, times (ii) 1.2222, rounded to the nearest whole number.

“Former Echo Business Employee” means any (i) former employee of any of the Emerson Contributed Subsidiaries or (ii) former employee of Emerson or any Emerson Retained Subsidiary who was last actively employed primarily with respect to the Echo Business.

“GAAP” means generally accepted accounting principles in the United States.

“GDPR” means the General Data Protection Regulation (EU) 2016/679.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law, including asbestos, asbestos-containing materials, petroleum or any of its constituents or byproducts, lead-based paint, toxic mold and PFOA, PFOS and any other per- and polyfluoroalkyl substances.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means, in any jurisdiction, (i) Trademarks, (ii) inventions and discoveries, whether patentable or not, patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof (collectively, “Patents”), (iii) Trade Secrets and know-how, (iv) copyrights, whether registered or not, rights in works of authorship, whether copyrightable or not, rights in databases and data collections, design rights, mask work rights and moral rights and all registrations, applications, renewals, extensions and reversions of any of the foregoing (collectively, “Copyrights”), (v) rights in software (including source code, object code, firmware, operating systems and specifications), (vi) industrial property rights, publicity rights and privacy rights and (vii) any other intellectual property or similar proprietary rights.

“IRS” means the U.S. Internal Revenue Service or any successor agency thereto.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation.

“Key Echo Business Employee” means each Echo Business Employee whose annual base compensation exceeds $250,000.

“knowledge” means (i) with respect to Aspen, the actual knowledge after reasonable inquiry of Chantelle Breithaupt or John Hague, and (ii) with respect to Emerson, the actual knowledge after reasonable inquiry of Sabee Mitra or Jack Frazier.

“Liability” means any debt, liability, deficiency, interest, Tax, penalty, fine, claim, demand, judgment, cause of action, or other loss (including loss of benefit or relief) or obligation of any kind or nature, whether accrued, unaccrued, contingent, absolute, asserted, unasserted, known, unknown, disclosed, undisclosed, liquidated, unliquidated, determined, determinable or otherwise, whether due or becomes due and regardless of when asserted (including, whether arising out of any Contract or tort based on negligence or strict liability) and all costs and expenses relating thereto.

“Licensed Back Intellectual Property” means any and all Echo Business Intellectual Property (other than Trademarks), including Patents, that is used or held for use by Emerson or any of the Emerson Retained Subsidiaries in the operation of any of their respective businesses (other than the Echo Business) as of the Closing.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, deed of trust, charge, option, right of first refusal, easement, servitude, lease, sublease, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own, subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Material Lease” means an Aspen Material Lease and/or an Emerson Material Lease, as the context requires.

“Nasdaq” means The Nasdaq Stock Market LLC, or any successor thereto.

“Newco Stock Price” means the average of the VWAPs of Newco Stock on each of the trading days during the Newco Trading Period.

“Newco Trading Period” means the first five trading days with respect to Newco Stock commencing on (and including) the Closing Date.

“Open Source License” means a license that complies with the “Open Source Definition” of the Open Source Initiative (www.opensource.org), including, for example, to the extent applicable, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), in each case that requires, as a condition of distribution of the software licensed thereunder, that other software incorporated into, derived from or distributed with, such software (i) be disclosed or distributed in source code form, (ii) be licensed for purposes of preparing derivative works, (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (iv) be redistributed at no charge.

“OSI 401(k) Plan” means the Open Systems International 401(k) Plan.

“Permitted Lien” means (i) Liens for Taxes or other governmental levies, fees or charges (x) not yet due and payable or (y) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar statutory liens, in each case, arising or incurred in the ordinary course of business, in each case, with respect to which adequate reserves have been established in accordance with GAAP, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, in each case, arising in the ordinary course of business, (iv) easements, rights-of-way, covenants, zoning ordinances, restrictions and other similar encumbrances incurred in the ordinary course of business that do not, in any case, materially detract from the value or impair the continued use or occupancy of the real property subject thereto in the operation of the businesses as presently conducted thereon, (v) statutory landlords’ liens and liens granted to landlords under any Lease, (vi) non-exclusive licenses to Intellectual Property granted in the ordinary course of business, (vii) Liens which are disclosed on the Aspen Balance Sheet (in the case of Liens applicable to Aspen or any of its Subsidiaries) or the Echo Business Balance Sheet (in the case of Liens applicable to Emerson or any of its Subsidiaries) or the notes thereto, (viii) any Liens that are not material to Aspen and its Subsidiaries or the Echo Business, as applicable, taken as a whole, or (ix) in the case of Liens applicable to Aspen, any Liens securing the obligations under the Aspen Credit Agreement.

“Per Share Mixed Consideration Cash Amount” means the amount equal to (i) the Emerson Cash Contribution divided by (ii) the Aspen Closing Fully Diluted Shares.

“Per Share Mixed Consideration Shares” means 0.42 shares of Newco Stock.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the Closing Date and executed and delivered at the Closing, in the form of Exhibit J.

“Residual Number of Shares of Newco Stock” means a number of shares of Newco Stock equal to the excess of (i) the Closing Newco Aggregate Share Number, over (ii) the Specified Number of Shares of Newco Stock.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed on any Sanctions-related list of sanctioned Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, Her Majesty’s Treasury of the United Kingdom, the European Union (or any Member State thereof), or the United Nations Security Council, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person otherwise subject to Sanctions, or (d) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Authorities in the United States, the United Kingdom or the European Union (or any Member State thereof) or by the United Nations Security Council.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Specified Number of Shares of Newco Stock” means a number of shares of Newco Stock, not to exceed the Closing Newco Aggregate Share Number, as determined by Emerson in its reasonable discretion prior to Closing.

“Stockholders Agreement” means the Stockholders Agreement, to be dated as of the Closing Date and executed and delivered at the Closing, in the form of Exhibit B.

“Subsidiary” means, with respect to any Person, any other Person of which (a) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person or (b) such Person has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such other Person.

“Tax” means (i) any and all federal, state, local and non-U.S. taxes, including, without limitation, gross receipts, gross income, net income, capital gains, profits, branch profits, windfall, license, sales, use, services, digital services, estimated, occupation, value added, ad valorem, documentary, recording, transfer, franchise, withholding, severance, social insurance, social security, payroll, recapture, net worth, employment, unemployment, alternative or add-on minimum, escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, customs duties, tariffs, imposts, levies and other similar charges, in each case, in the nature of a tax and imposed by a Governmental Authority (a “Taxing Authority”), together with any interest, penalty, addition to tax or additional amount, whether disputed or not, imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing resulting from having been a member of a group filing a combined, consolidated, affiliated, unitary or similar group, by operation of any other Law, or as a transferee or successor.

“Tax Matters Agreement” means the Tax Matters Agreement, to be dated as of the Closing Date and executed and delivered at the Closing, in the form of Exhibit C.

“Tax Return” means any report, return, document, declaration, election, statement or other information or filing filed or required to be filed with any Taxing Authority, with respect to Taxes, including information returns, any documents or any schedule or attachment thereto and any amendment thereof.

“Tax Sharing Agreements” means all agreements or arrangements (whether or not written) entered into prior to the Closing that provide for the allocation, apportionment, sharing or assignment of any Tax Liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax Liability (other than pursuant to commercial arrangements entered into in the ordinary course of business and the principal purpose of which is not related to Taxes).

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Emerson or any of its Affiliates.

“Trade Secrets” means trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person.

“Trademarks” means trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

“Transaction Documents” means this Agreement and the Ancillary Agreements.

“Transactions” means the transactions contemplated by this Agreement, including the Pre-Closing Restructuring, the Emerson Contributions and the Merger.

“Transition Services Agreement” means the Transition Services Agreement, to be dated as of the Closing Date and executed and delivered at the Closing, in the form of Exhibit D.

“VWAP” shall mean, for any trading day, the volume-weighted average price per share of the Newco Stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Emerson and Aspen).

“WARN” means the Worker Adjustment and Retraining Notification Act and any similar state, local or foreign law.

(b)         Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

15%	13.04(b)(ii)
50%	13.04(b)(ii)
Acquired Trademarks	7.12(e)
Adverse Recommendation Change	5.03(a)
Agreement	Preamble
Anti-Corruption Laws	3.12(e)
Aspen	Preamble
Aspen Board Recommendation	3.02(b)
Aspen Equity Awards	2.07(b)
Aspen Indemnified D&O	7.04(a)
Aspen IT Assets	3.16(b)
Aspen Material Contract	3.21
Aspen Offer Employee	8.01
Aspen Permits	3.14
Aspen Permitted Actions	5.01
Aspen Preferred Stock	3.05(a)
Aspen Qualifying Offer	8.01

Aspen RSU	2.07(b)
Aspen Securities	3.05(a)
Aspen Share	2.04(a)
Aspen Stock	Recitals
Aspen Stock Option	2.07(a)
Aspen Stockholder Approval	3.02(a)
Aspen Stockholder Meeting	5.02
Aspen Subsidiary Securities	3.06(b)
Aspen Tax Return	3.18(a)
AZPN	6.03
Burdensome Condition	7.01(c)
Census Update Time	8.16
Certificate	2.05(a)
Certificate of Merger	2.02(c)
Closing	2.01
Closing Date	2.01
Code	Recitals
Commercial Agreement	7.07
Commercial Agreement Term Sheet	7.07
Credit Support Instrument	7.11
Current Representation	7.16(a)
Delaware Law	Recitals
Designated Counsel	7.16(a)
Designated Person	7.16(a)
Echo Business Balance Sheet	4.06
Echo Business IT Assets	4.14(b)
Effective Time	2.02(c)
Emerson	Preamble
Emerson Carveout Financial Statements	4.06
Emerson Cash Contribution	Recitals
Emerson Contributed Subsidiary Indemnified D&O	7.04(a)
Emerson Contributed Subsidiary Securities	4.05(b)
Emerson Contributions	Recitals
Emerson Indemnified Persons	12.02
Emerson Material Contract	4.19
Emerson Permits	4.12
Emerson Permitted Actions	6.01
Emerson Sub	Preamble
Emerson Sub Contribution	Recitals
Emerson Tax Return	4.16(a)
Employment Laws	3.19(m)
End Date	11.01(b)(i)
Enforceability Exceptions	3.02(a)
Exchange Agent	2.05(a)
Exchange Fund	2.05(a)

Excluded Benefits	8.04
Indemnified Party	12.03(a)
Indemnifying Party	12.03(a)
Intended Tax Treatment	Recitals
Intervening Event	5.03(f)
Last Look	5.03(d)
Lease	3.15(b)
Merger	Recitals
Merger Consideration	2.04(a)
Merger Exchange	Recitals
Merger Subsidiary	Preamble
Nasdaq Notice	6.03
Newco	Preamble
Newco 401(k) Plan	8.06
Newco Benefit Plans	8.05
Newco Indemnified Persons	12.01
Newco Options	2.07(a)
Newco RSUs	2.07(b)
Newco Stock	Recitals
Non-Transferred Business Records	6.07(a)
Omnibus Incentive Plan	8.15
OSI Agreement	7.12(f)
Pre-Closing Business Records	6.07(b)
Pre-Closing Restructuring	7.05
Proxy Statement/Prospectus	7.02(a)
Registered Aspen Intellectual Property	3.16(a)
Registered Echo Business Intellectual Property	4.14(a)
Registration Statement	7.02(a)
Release	7.03
Representatives	5.03(a)
Roxar License Agreement	7.20
Subsequent Echo Business Financial Statements	6.06
Superior Proposal	5.03(e)
Surviving Corporation	Recitals
Termination Fee	13.04(b)(i)
Third-Party Claim	12.03(a)
Title IV Plan	3.19(b)
Transaction Litigation	7.13
Transferee	7.06(b)
Transferring Party	7.06(b)
Transition Period	7.12(b)
Treasury Regulations	Recitals
Uncertificated Shares	2.05(a)

Section 1.02        Other Definitional and Interpretative Provisions. The words “hereby,” “herewith,” “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents, captions, headings and the division of this Agreement into Articles, Sections and other subdivisions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof (it being understood that with respect to any Contract listed on any schedules hereto, all such amendments, modifications or supplements must nevertheless be listed in the appropriate schedule). References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. The sign “$” and the term “dollars” means the lawful currency of the United States of America. The phrase “made available,” “delivered” or words of similar import used in this Agreement (other than Section 3.27 and Section 4.24) shall mean (i) in respect of Aspen, any document that was made available for viewing by Emerson and its Representatives in the “Project Alias” electronic data rooms hosted by Intralinks at least one day prior to the date of this Agreement or publicly available in any Aspen SEC Document (including exhibits and other information incorporated by reference therein) that was publicly available at least one Business Day prior to the date of this Agreement (but, in each case, excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) and (ii) in the case of any document of Emerson, any document that was made available for viewing by Aspen and its Representatives in the “Project Alias – Echo Data Room” electronic data rooms hosted by DealRoom at least one day prior to the date of this Agreement or publicly available in any Emerson SEC Document (including exhibits and other information incorporated by reference therein) that was publicly available at least one Business Day prior to the date of this Agreement (but, in each case, excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature).

ARTICLE 2
The Emerson Contributions and the Merger

Section 2.01        The Closing. The closing of the Transactions (the “Closing”) shall take place in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 at 10:00 a.m., Eastern time, as soon as possible after (but in any event no later than the second Business Day after) the date the conditions set forth in Article 10 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of such conditions by the party or parties entitled to the benefit thereof at the Closing) have been satisfied or, to the extent permitted by Applicable Law, waived by the party or parties entitled to the benefit thereof, or at such other place, at such other time or on such other date as Emerson and Aspen may mutually agree (the date on which the Closing occurs, the “Closing Date”).

Section 2.02        The Emerson Contributions and the Merger. (a) At the Closing:

(i)               Emerson shall contribute the Emerson Cash Contribution in cash to Newco and in consideration of which, Newco shall issue to Emerson the Specified Number of Shares of Newco Stock;

(ii)              Concurrently with the consummation of the transaction in Section 2.02(a), (i) Emerson Sub shall contribute, convey, transfer and assign to Newco, and Newco shall acquire and accept from Emerson, the Echo Business Shares, free and clear of any Liens (other than transfer restrictions arising under applicable securities laws) and (ii) in consideration of the foregoing, Newco shall issue to Emerson Sub the Residual Number of Shares of Newco Stock;

(iii)             Aspen and Merger Subsidiary shall file a certificate of merger (the “Certificate of Merger”) with the Delaware Secretary of State and make all other filings or recordings required by the Delaware Law in connection with the Merger, and the Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as Emerson and Aspen shall agree and is specified in the Certificate of Merger); and

(iv)             each of Emerson, Aspen and Newco will deliver, or cause to be delivered, to the other parties thereto duly executed counterparts of each of the Ancillary Agreements.

(b)        In addition, on the first Business Day following the Newco Trading Period, Newco shall issue (for no additional consideration) an aggregate number of shares of Newco Stock to Emerson and Emerson Sub, in such proportions as Emerson shall specify to Newco, equal to the Emerson True-Up Amount. For the avoidance of doubt, the Newco Shares delivered to Emerson and Emerson Sub pursuant to this Section 2.02(b) shall be treated as additional consideration for the contributions made by Emerson and Emerson Sub, as applicable, pursuant to Section 2.02(a).

Section 2.03        The Surviving Corporation. (a) As a result of the Merger, at the Effective Time the separate existence of Merger Subsidiary shall cease, and Aspen shall be the Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Aspen and Merger Subsidiary, all as provided under Delaware Law.

(b)        At the Effective Time and by virtue of the Merger, the certificate of incorporation of Aspen shall be amended so that it reads in its entirety as set forth on Exhibit E hereto. From and after the Effective Time, the certificate of incorporation of Aspen as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by Applicable Law.

(c)        At the Effective Time and by virtue of the Merger, the bylaws of Aspen shall be amended so that they read in their entirety as set forth on Exhibit F hereto. From and after the Effective Time, the bylaws of Aspen as so amended shall be the bylaws of the Surviving Corporation from and after the Effective Time until thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation or by Applicable Law.

(d)        From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Aspen at the Effective Time shall be the officers of the Surviving Corporation.

Section 2.04        Conversion of Shares. At the Effective Time:

(a)         except as otherwise provided in Section 2.04(b) and Section 2.06, each share of Aspen Stock outstanding immediately prior to the Effective Time (each, an “Aspen Share”) shall be converted into the right to receive (i) the Per Share Mixed Consideration Cash Amount and (ii) the Per Share Mixed Consideration Shares (the Per Share Mixed Consideration Shares, together with the Per Share Mixed Consideration Cash Amount and any cash in lieu of fractional shares of Newco Stock to be paid pursuant to Section 2.11, the “Merger Consideration”).

(b)         each Aspen Share held immediately prior to the Effective Time by Aspen as treasury stock or by Emerson shall be cancelled, and no consideration shall be paid with respect thereto;

(c)         each Aspen Share shall no longer be outstanding and shall, subject to Section 2.04(b) and Section 2.06, automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration and the right to receive any dividends or other distributions pursuant to Section 2.05(f), in each case to be issued or paid in accordance with Section 2.05, without interest; and

(d)         each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.05        Surrender and Payment. (a) Prior to the Effective Time, Newco shall appoint an exchange agent (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration, (i) certificates representing Aspen Shares (each a “Certificate”) or (ii) uncertificated Aspen Shares which immediately prior to the Effective Time were registered to a holder on the stock transfer books of Aspen (the “Uncertificated Shares”). At or prior to the Effective Time, Newco shall deposit, or cause to be deposited, with the Exchange Agent, for exchange in accordance with this Section 2.05 through the Exchange Agent, (i) evidence of shares in book-entry form representing the shares of Newco Stock issuable pursuant to Section 2.04 and (ii) cash in immediately available funds in an amount sufficient for the payment of all cash amounts payable pursuant to Section 2.04. Newco agrees to make promptly available, directly or indirectly, to the Exchange Agent from time to time as needed additional cash sufficient to pay any dividends or other distributions to which holders of Aspen Shares are entitled pursuant to Section 2.05(f) and cash in lieu of any fractional shares of Newco Stock to which such holders are entitled pursuant to Section 2.11. Promptly after the Effective Time and in any event within three Business Days after the Closing Date, Newco shall send, or shall cause the Exchange Agent to send, to each holder of Aspen Shares represented by a Certificate at the Effective Time a letter of transmittal and instructions (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent and which shall otherwise be in customary form and shall include customary provisions with respect to delivery of an “agent’s message” regarding the book-entry transfer of Uncertificated Shares) for use in such exchange. All evidence of shares of Newco Stock in book-entry form and cash deposited with the Exchange Agent pursuant to this Section 2.05 shall be referred to in this Agreement as the “Exchange Fund.” Newco shall cause the Exchange Agent to deliver the Merger Consideration out of the Exchange Fund in accordance herewith. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Newco. Any interest and other income resulting from such investments shall be the property of, and paid to, Newco upon termination of the Exchange Fund.

(b)         Each holder of Aspen Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, in respect of each Aspen Share represented by such Certificate or Uncertificated Share, the Merger Consideration and any dividends and distributions with respect thereto as contemplated by Section 2.05(f). The shares of Newco Stock constituting Merger Consideration shall, at Newco’s option, be in uncertificated book-entry form, unless a physical certificate is required under Applicable Law.

(c)         If any portion of the Merger Consideration (or any dividends and distributions with respect thereto contemplated by Section 2.05(f)) is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or similar Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(d)         After the Effective Time, there shall be no further registration of transfers of Aspen Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration (and any dividends and distributions with respect thereto contemplated by Section 2.05(f)) provided for, and in accordance with the procedures set forth, in this Article 2.

(e)         Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Aspen Stock twelve months following the Closing Date shall be delivered to Newco or as otherwise instructed by Newco, upon demand, and any such holder who has not exchanged Aspen Shares for the applicable Merger Consideration in accordance with this Section 2.05 prior to such time shall thereafter look only to Newco for payment of such Merger Consideration (and any dividends and distributions with respect thereto as contemplated by Section 2.05(f)), without any interest thereon. Notwithstanding the foregoing, Newco and its Subsidiaries (including, after the Closing, the Surviving Corporation and its Subsidiaries) shall not be liable to any holder of Aspen Shares for any amounts properly paid to a public official in compliance with applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Aspen Shares immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Newco free and clear of any claims or interest of any Person previously entitled thereto.

(f)          Following the surrender of any Certificates or the transfer of any Uncertificated Shares as provided in this Section 2.05, and in any event within two Business Days following such surrender or transfer, the Exchange Agent shall promptly pay, or cause to be paid, without interest, to the Person in whose name the shares of Newco Stock constituting the Merger Consideration have been registered, (i) in connection with the payment of the Merger Consideration, (x) the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 2.11, as applicable, and (y) the aggregate amount of all dividends or other distributions payable with respect to such shares of Newco Stock with a record date on or after the Effective Time that were paid prior to the time of such surrender or transfer, and (ii) at the appropriate payment date after the payment of the Merger Consideration, the amount of all dividends or other distributions payable with respect to whole shares of Newco Stock constituting the Merger Consideration with a record date on or after the Effective Time and prior to the time of such surrender or transfer and with a payment date subsequent to the time of such surrender or transfer. No dividends or other distributions with respect to shares of Newco Stock constituting the Merger Consideration, and no cash payment in lieu of fractional shares pursuant to Section 2.11, as applicable, shall be paid to the holder of any Certificates not surrendered or of any Uncertificated Shares not transferred until such Certificates or Uncertificated Shares are surrendered or transferred, as the case may be, as provided in this Section 2.05.

Section 2.06        Dissenting Shares. Notwithstanding Section 2.05(a), shares of Aspen Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law shall not be converted into the right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. Aspen shall give Emerson prompt notice of any demands received by Aspen for appraisal, and Emerson shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Emerson, Aspen shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.07        Aspen Equity Awards. (a) At the Effective Time, each outstanding option to purchase shares of Aspen Stock under any Aspen Equity Plan, whether vested or unvested (each, an “Aspen Stock Option”), that is unexercised as of immediately prior to the Effective Time shall cease to represent a right to acquire Aspen Stock and shall be converted into an option to acquire shares of Newco Stock (“Newco Options”) on the terms and conditions set forth in this Section 2.07(a). The number of shares of Newco Stock subject to each such Newco Option shall be equal to the product of (i) the number of shares of Aspen Stock underlying the corresponding Aspen Stock Option as of immediately prior to the Effective Time multiplied by (ii) the Aspen Equity Award Exchange Ratio, rounded down to the nearest whole number of shares of Newco Stock. The exercise price per share of Newco Stock applicable to each Newco Option shall be equal to (A) the exercise price per share of Aspen Stock applicable to the corresponding Aspen Stock Option as of immediately prior to the Effective Time divided by (ii) the Aspen Equity Award Exchange Ratio, rounded up to the nearest whole cent. The Newco Options shall be subject to the same terms and conditions (including vesting and expiration schedule) as applied to the corresponding Aspen Stock Option as of immediately prior to the Effective Time. Notwithstanding anything to the contrary herein, the number of shares of Newco Stock and the exercise price per share applicable to Newco Options will be determined in a manner consistent with the requirements of Sections 409A of the Code and, to the extent applicable, Section 424 of the Code.

(b)         At the Effective Time, each outstanding award of restricted stock units with respect to shares of Aspen Stock under any Aspen Equity Plan (each, an “Aspen RSU” and, together with the Aspen Stock Options, the “Aspen Equity Awards”) that is unvested as of immediately prior to the Effective Time shall be assumed by Newco and converted into an award of restricted stock units with respect to shares of Newco Stock (“Newco RSUs”) on the terms and conditions set forth in this Section 2.07(b). The number of shares of Newco Stock applicable to each such Newco RSU shall be equal to the product of (i) the number of shares of Aspen Stock underlying such Aspen RSU immediately prior to the Effective Time multiplied by (ii) the Aspen Equity Award Exchange Ratio, rounded down to the nearest whole number of shares of Newco Stock. Each Newco RSU shall be subject to the same terms and conditions (including vesting schedule) as applied to the corresponding Aspen RSU immediately prior to the Effective Time.

(c)         Prior to the Effective Time, Aspen shall take all actions necessary or appropriate to effectuate the treatment of Aspen Equity Awards contemplated by this Section 2.07, including (i) obtaining any necessary consents or approvals, (ii) providing any notices or communications to participants or other Persons, (iii) adopting any necessary or appropriate resolutions of the Board of Directors of Aspen (and/or any applicable committee thereof) and (iv) making any necessary amendments to the terms of the Aspen Equity Awards or any Aspen Equity Plan.

Section 2.08        Form S-8. As soon as practicable following the Effective Time, Newco shall file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to a number of shares at least equal to the number of shares of Newco Stock subject to the Newco Options and Newco RSUs granted in respect of Aspen Equity Awards pursuant to Section 2.07 and shall maintain the effectiveness of such statement while such awards remain outstanding.

Section 2.09        Aspen ESPP. Prior to the Effective Time, with respect to the Aspen ESPP, the Board of Directors of Aspen or the appropriate committee thereof shall take all actions necessary, including adopting any resolutions or amendments and providing any notices to participants to cause the Offering Period (as defined in the Aspen ESPP), if any, scheduled to be ongoing as of the Closing Date to terminate, and all options outstanding under the Aspen ESPP to be exercised, on the date that is no later than five Business Days prior to the Closing Date (with any participant payroll deductions not applied to the purchase of shares of Aspen Stock promptly returned to the participant).

Section 2.10        Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Aspen or Newco shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of options or settlement of restricted stock units outstanding as of the date hereof to purchase shares of Aspen Stock granted under Aspen’s stock option or compensation plans or arrangements, the Merger

Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.11        Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares of Newco Stock shall be issued in the Merger. All fractional shares of Newco Stock that a holder of Aspen Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the closing sale price of a share of Newco Stock on Nasdaq on the first full trading day immediately following the Effective Time by the fraction of a share of Newco Stock to which such holder would otherwise have been entitled.

Section 2.12        Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, Emerson, Emerson Sub, the Surviving Corporation, Newco and their respective Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Applicable Law. If the Exchange Agent, Emerson, Emerson Sub, the Surviving Corporation, Newco, or any of their respective Affiliates, as the case may be, so withholds amounts and remits such amounts to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Emerson, Emerson Sub, the Surviving Corporation, Newco, or such Affiliate, as the case may be, made such deduction and withholding.

Section 2.13        Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Aspen Stock represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3
Representations and Warranties of Aspen

Subject to Section 13.05, except as disclosed in any publicly available Aspen SEC Document (including exhibits and other information incorporated by reference therein) filed after June 30, 2021 (excluding any disclosure set forth in any risk factor or forward looking statements section) and prior to the date hereof or as set forth in the Aspen Disclosure Schedule, Aspen represents and warrants to Emerson, as of the date hereof and as of the Closing Date, that:

Section 3.01        Corporate Existence and Power. Aspen is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Aspen is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect. Aspen has heretofore made available to Emerson true and complete copies of the certificate of incorporation and bylaws of Aspen as currently in effect.

Section 3.02        Corporate Authorization. (a) The execution, delivery and performance by Aspen of this Agreement and the consummation by Aspen of the transactions contemplated hereby are within Aspen’s corporate powers and, except for the required approval of Aspen’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of Aspen. The execution, delivery and performance of each other Transaction Document to which Aspen or any of its Affiliates is or will be a party by Aspen and each such Affiliate, and the consummation of the transactions contemplated thereby, are within Aspen’s and each such Affiliate’s organizational powers and have been, or will be prior to their execution, delivery and performance, duly authorized by all necessary organizational action on the part of Aspen and each such Affiliate. The affirmative vote of the holders of a majority of the outstanding shares of Aspen Stock is the only vote of the holders of any of Aspen’s capital stock necessary in connection with the consummation of the Merger or the other Transactions (the “Aspen Stockholder Approval”). Assuming due and valid execution by each other party hereto, this Agreement constitutes a valid and binding agreement of Aspen, enforceable against Aspen in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (collectively, the “Enforceability Exceptions”)). Assuming due and valid execution by each other party thereto, each other Transaction Document to which Aspen or any of its Affiliates is a party constitutes or, upon the execution and delivery thereof by Aspen and any such Affiliate, shall constitute, a valid and binding agreement of Aspen and each such Affiliate, enforceable against Aspen and each such Affiliate in accordance with its terms, subject to the Enforceability Exceptions.

(b)         At a meeting duly called and held, the Board of Directors of Aspen has (i) determined that it is in the best interests of Aspen and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by Aspen of this Agreement and the consummation of the Transactions, including the Merger, and (iii) recommended adoption of this Agreement by the stockholders of Aspen (such recommendation, the “Aspen Board Recommendation”).

Section 3.03        Governmental Authorization. The execution, delivery and performance by Aspen and its Affiliates of the Transaction Documents and the consummation by Aspen and its Affiliates of the Transactions require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Aspen is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable state or federal securities laws, and (iv) any actions, Filings or Consents the absence of which would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect.

Section 3.04        Non-contravention. The execution, delivery and performance by Aspen and its Affiliates of the Transaction Documents and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other organizational documents of Aspen or its applicable Affiliates, (ii) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 3.03, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Aspen or any of its Subsidiaries is entitled under any provision of any Aspen Material Contract or (iv) result in the creation or imposition of any Lien on any asset of Aspen or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect.

Section 3.05        Capitalization. (a) The authorized capital stock of Aspen consists of 210,000,000 shares of Aspen Stock, par value $0.10 per share, and 10,000,000 shares of preferred stock, par value $0.10 per share (the “Aspen Preferred Stock”). As of October 7, 2021, there were outstanding (i) 104,659,267 shares of Aspen Stock, of which 37,710,083 shares are held in treasury, (ii) no shares of Aspen Preferred Stock, (iii) Aspen Stock Options to purchase an aggregate of 1,480,796 shares of Aspen Stock (of which options to purchase an aggregate of 899,587 shares of Aspen Stock were exercisable) and (iv) Aspen RSUs with respect to an aggregate of 427,982 shares of Aspen Stock. There are no outstanding bonds, debentures, notes or other indebtedness of Aspen having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Aspen may vote. Except as set forth in this Section 3.05 and for changes since October 7, 2021 resulting from the exercise or settlement of Aspen Equity Awards outstanding on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in Aspen, (ii) securities of Aspen convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in Aspen or (iii) warrants, calls, options or other rights to acquire from Aspen, or other obligation of Aspen to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Aspen or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of Aspen (the items in clauses (i) through (iv) being referred to collectively as the “Aspen Securities”).

(b)         All outstanding shares of capital stock of Aspen have been, and all shares that may be issued pursuant to any Aspen Equity Award or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Section 3.05 of the Aspen Disclosure Schedule contains a complete and correct list of each outstanding Aspen Equity Award, including, as applicable, the holder, date of grant, type of award, exercise price, expiration date, vesting schedule (including whether such award accelerates on a single- or double-trigger basis) and number of shares of Aspen Stock subject thereto. There are no obligations of Aspen or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Aspen Securities other than pursuant to the existing terms of Aspen Equity Awards outstanding as of the date hereof. Each Aspen Equity Award has been granted in all material respects in compliance with all applicable securities laws and the terms of the applicable Aspen Equity Plan and, in the case of Aspen Stock Options, has at all times been exempt from Section 409A of the Code. Neither Aspen nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Aspen Securities.

(c)         Except as set forth in this Section 3.05, none of the (i) shares of capital stock of Aspen or (ii) Aspen Securities are owned by any Subsidiary of Aspen.

Section 3.06        Subsidiaries. (a) Each Subsidiary of Aspen has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers required to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to be, individually or in the aggregate, material to Aspen and its Subsidiaries, taken as a whole. All material Subsidiaries of Aspen and their respective jurisdictions of organization are identified in the Aspen 10-K.

(b)         All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of Aspen is owned by Aspen, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (i) securities of Aspen or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of Aspen, (ii) warrants, calls, options or other rights to acquire from Aspen or any of its Subsidiaries, or other obligations of Aspen or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Aspen or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Aspen (the items in clauses (i) through (iii) being referred to collectively as the “Aspen Subsidiary Securities”). There are no outstanding obligations of Aspen or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Aspen Subsidiary Securities. Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries and publicly traded securities held for investment which do not exceed 5% of the outstanding securities of any Person, Aspen does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

Section 3.07        SEC Filings and the Sarbanes-Oxley Act. (a) Aspen has filed with or furnished to the SEC, and made available to Emerson, all Aspen SEC Documents.

(b)         As of its filing date (and as of the date of any amendment), each Aspen SEC Document complied, and each Aspen SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

(c)         As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Aspen SEC Document did not, and each Aspen SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d)         Aspen is, and since January 1, 2018, has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

(e)         Aspen has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to Aspen, including its consolidated Subsidiaries, is made known to Aspen’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Aspen’s principal executive officer and principal financial officer to material information required to be included in Aspen’s periodic and current reports required under the 1934 Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f)          Since January 1, 2018, Aspen and its Subsidiaries have maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of Aspen’s financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Aspen has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to its auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Aspen’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(g)         Since January 1, 2018, each of the principal executive officer and principal financial officer of Aspen (or each former principal executive officer and principal financial officer of Aspen, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and the statements contained in any such certifications are true and complete.

Section 3.08        Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Aspen included or incorporated by reference in the Aspen SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Aspen and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

Section 3.09        Disclosure Documents. The information supplied by Aspen for inclusion or incorporation by reference in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Aspen for inclusion in the Proxy Statement/Prospectus, or any amendment or supplement thereto, shall not, on the date the Proxy Statement/Prospectus, and any amendments or supplements thereto, is first mailed to the stockholders of Aspen or at the time of the Aspen Stockholder Approval contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.10        Absence of Certain Changes. (a) Since the Aspen Balance Sheet Date, (i) the business of Aspen and its Subsidiaries has been conducted in the ordinary course consistent with past practices and (ii) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect.

(b)         From the Aspen Balance Sheet Date until the date hereof, there has not been any action taken by Aspen or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Closing without Emerson’s consent, would constitute a breach of Section 5.01.

Section 3.11        No Undisclosed Material Liabilities. There are no Liabilities of Aspen or any of its Subsidiaries, other than: (i) Liabilities disclosed and provided for in the Aspen Balance Sheet; (ii) Liabilities incurred in the ordinary course of business consistent with past practices since the Aspen Balance Sheet Date; (iii) Liabilities arising in the ordinary course of business under Contracts to the extent not resulting from a breach thereof; and (iv) Liabilities that would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect.

Section 3.12        Compliance with Laws and Court Orders. (a) Aspen and each of its Subsidiaries is, and since January 1, 2018, has been, in compliance with, and to the knowledge of Aspen is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to be, individually or in the aggregate, material to Aspen and its Subsidiaries, taken as a whole. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against Aspen or any of its Subsidiaries that has had or would reasonably be expected to be, individually or in the aggregate, material to Aspen and its Subsidiaries, taken as a whole.

(b)               For the five years preceding the date hereof, neither Aspen nor any of its Subsidiaries has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Sanctioned Country or Sanctioned Person. Neither Aspen nor any of its Subsidiaries nor any directors, officers, or to the knowledge of Aspen, employees or agents of Emerson or any of its Subsidiaries is a Sanctioned Person.

(c)               Aspen and its Subsidiaries (i) are, and for the five years preceding the date hereof have been, in material compliance with all applicable Sanctions and export controls laws, and (ii) have instituted, maintain and enforce policies and procedures reasonably designed to promote compliance with all applicable Sanctions and export controls laws. For the five years preceding the date hereof, Aspen and its Subsidiaries have not been penalized for or threatened to be charged with, or given notice of any violation of, or, to the knowledge of Aspen, been under investigation with respect to, any Sanctions or export controls laws, and no Action by or before any Governmental Authority or any arbitrator involving Aspen or any of its Subsidiaries with respect to Sanctions or export controls laws is pending, except where such proceedings or investigations would not reasonably be expected to be, either individually or in the aggregate, material to Aspen and its Subsidiaries, taken as a whole.

(d)               None of (a) the Emerson Contributions or the Merger, (b) the execution, delivery or performance of this Agreement or (c) the consummation of any Transactions, or the fulfillment of the terms hereof, will result in a violation by Aspen, or to the knowledge of Aspen, cause a violation by any other Person, of Sanctions.

(e)               Neither Aspen, any of its Subsidiaries, nor any of its or their respective officers, directors, or, to Aspen’s knowledge, employees or other Persons acting on behalf of Aspen or any of its Subsidiaries has in the past five years directly or knowingly indirectly made, promised, or authorized or offered, agreed, or attempted to make any payment of cash or other thing of value to any employee or official of a Governmental Authority, any political party or official thereof, any candidate for political office or any other Person for purposes of obtaining or retaining business or gaining other unlawful advantage in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or other Laws regarding bribery or corruption (the “Anti-Corruption Laws”). Neither Aspen, any of its Subsidiaries, nor any of its or their respective officers, directors, or, to Aspen’s knowledge, employees or other Persons acting on behalf of Aspen or any of its Subsidiaries has in the past five years (i) been the subject of a material claim or allegation (from any source) relating to any potential violation of the Anti-Corruption Laws or any potentially unlawful payment, contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to any employee or official of a Governmental Authority, to any political party or official thereof or to any candidate for political office or (ii) received any written notice or communication from, or made a voluntary disclosure to, any Governmental Authority regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Law.

(f)          Neither Aspen nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Applicable Law, except for agreements and settlements that would not reasonably be expected to be, individually or in the aggregate, material to Aspen and its Subsidiaries, taken as a whole.

Section 3.13        Litigation. There is no Action or, to the knowledge of the Aspen, investigation pending against, or, to the knowledge of Aspen, threatened against or affecting, Aspen, any of its Subsidiaries, any present or former officer, director, employee, independent contractor, worker or consultant of Aspen or any of its Subsidiaries or any Person for whom Aspen or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened investigations or Actions, would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to be, individually or in the aggregate, material to Aspen and its Subsidiaries, taken as a whole.

Section 3.14        Permits. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect, Aspen and each of its Subsidiaries hold all Consents from Governmental Authorities necessary for the operation of their respective businesses (the “Aspen Permits”). Aspen and each of its Subsidiaries are and since January 1, 2018, have been in compliance with the terms of the Aspen Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect. There is no Action pending, or, to the knowledge of Aspen, threatened in writing that seeks the revocation, cancellation, termination, non-renewal or adverse modification of any Aspen Permit except where such revocation, cancellation, termination, non-renewal or adverse modification would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect.

Section 3.15        Properties. (a) Except as would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect, Aspen and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Aspen Balance Sheet or acquired after the Aspen Balance Sheet Date, except as have been disposed of since the Aspen Balance Sheet Date in the ordinary course of business consistent with past practice and (b) such property and assets are free and clear of all Liens, except Permitted Liens.

(b)         Except as would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect, (i) each lease, sublease, license or other similar agreement to occupy space (each, a “Lease”) under which Aspen or any of its Subsidiaries leases, subleases, licenses, uses, occupies or has any interest in any real property is valid and in full force and effect and free and clear of all Liens, except Permitted Liens; and (ii) neither Aspen nor any of its Subsidiaries, nor to Aspen’s knowledge any other party to any such Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such Lease, and neither Aspen nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any such Lease.

(c)         Except as would not reasonably be expected to be, individually or in the aggregate, material to Aspen and its Subsidiaries, taken as a whole, neither Aspen nor any of its Subsidiaries have leased or otherwise granted to any Person the right to use or occupy all or a portion of any real property in which an Aspen or its Subsidiaries holds a real property interest.

(d)         Section 3.15(d) of the Aspen Disclosure Schedule sets forth an accurate and complete list of all Aspen Material Leases as of the date of this Agreement, together with the use, address, landlord and tenant for each such Lease.

(e)         Aspen and its Subsidiaries do not own any real property.

Section 3.16        Intellectual Property. (a) Section 3.16(a) of the Aspen Disclosure Schedule sets forth a true and complete list of all registrations and applications for registration for Patents, Trademarks and Copyrights included in the Aspen Intellectual Property (the “Registered Aspen Intellectual Property”).

(b)         Except as would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect: (i) Aspen and its Subsidiaries solely and exclusively own, free and clear of all Liens (other than any Permitted Liens), all Aspen Intellectual Property; (ii) none of the material Registered Aspen Intellectual Property has been adjudged invalid or unenforceable in whole or in part other than in the ordinary course of Patent and Trademark prosecution and, to the knowledge of Aspen, all such Intellectual Property is otherwise valid, subsisting and enforceable; (iii) Aspen and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used, held for use in or necessary for the conduct of their respective businesses as currently conducted; (iv) neither Aspen nor its Subsidiaries, nor the conduct of their respective businesses, has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, the Intellectual Property rights of any Person; (v) to the knowledge of Aspen, no Person has infringed, misappropriated or otherwise violated any Aspen Intellectual Property; (vi) neither Aspen nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending Action alleging that Aspen or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of any Person; (vii) the consummation of the Transactions will not alter, encumber, impair or extinguish any Aspen Intellectual Property nor will it, pursuant to any Contract to which Aspen or any of its Subsidiaries is party, encumber any

Intellectual Property owned by or licensed to Emerson or any of its Affiliates; (viii) Aspen and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Trade Secrets and source code included in the Aspen Intellectual Property and no such Trade Secrets or source code has been disclosed other than to employees, representatives and agents of Aspen or any of its Subsidiaries all of whom are bound by written confidentiality agreements; (ix) none of the software included in the Aspen Intellectual Property is subject to any agreement with any Person under which Aspen or any of its Subsidiaries has deposited, or could be required to deposit, into escrow the source code of such software, except for arrangements requiring the release of such source code solely for reasons of cessation to exist or bankruptcy of Aspen or any of its Subsidiaries, and no such source code has been released to any Person by any escrow agent or is entitled to be released to any Person, by any escrow agent as a result of the Transactions; (x) the consummation of the Transactions will not trigger the release of any source code of any software included in the Aspen Intellectual Property; (xi) Aspen and its Subsidiaries have entered into binding, written agreements with the current and former employees and independent contractors of Aspen and its Subsidiaries who have participated in the development of any material Intellectual Property for or on behalf of Aspen or any of its Subsidiaries, whereby such employees and independent contractors presently assign to Aspen or any of its Subsidiaries any ownership interest and right they may have in all such Intellectual Property; (xii) neither Aspen nor any of its Subsidiaries has, to the knowledge of Aspen (A) used or incorporated any material proprietary source code included in the Aspen Intellectual Property in a manner that would require Aspen or any of its Subsidiaries to deliver any such source code to any Third Party pursuant to any Open Source License, or (B) licensed, distributed or used any software subject to an Open Source License in material breach of the terms of any Open Source License or in a manner that does not materially comply with the internal policies of Aspen or its Subsidiaries with respect to the licensing, distribution or use of software subject to an Open Source License; (xiii) the IT Assets owned by, or licensed or leased to, Aspen and its Subsidiaries (the “Aspen IT Assets”) operate and perform in a manner that permits Aspen and its Subsidiaries to conduct their respective businesses as currently conducted and, to the knowledge of Aspen, there has been no breach, or unauthorized use, access, interruption, modification or corruption of the Aspen IT Assets (or any information and transactions stored or contained therein or transmitted thereby); and (xiv) Aspen and its Subsidiaries have taken reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the Aspen IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption and have implemented reasonable backup, disaster recovery, business continuity and encryption technology consistent with industry practices.

Section 3.17        Data Protection and Cybersecurity. For the purposes of this Section 3.17, the terms “personal data,” “personal data breach,” “process” (and its derivatives) and “supervisory authority” shall have the meaning given to them in the GDPR. Except as would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect: (a) Aspen and each of its Subsidiaries have complied with all applicable requirements of the Data Protection Laws; (b) Aspen and each of its Subsidiaries have implemented appropriate technical and organizational measures to keep personal data processed by or on behalf of Aspen and its Subsidiaries confidential in accordance with Applicable Law (including, for the avoidance of doubt, Data Protection Laws) and to protect such personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access, as monitored through regular penetration tests and vulnerability assessments (including by remediating any and all identified vulnerabilities); and (c) neither Aspen nor any of its Subsidiaries has (i) suffered any personal data breach; (ii) received any written notice, request or other communication from any supervisory authority or any regulatory authority relating to a breach or alleged breach of their obligations under Data Protection Laws; or (iii) received any written claim or complaint from any data subject or other person claiming a right to compensation for failure to respond to any of their data subject rights requests or alleging any breach of Data Protection Laws.

Section 3.18        Taxes. (a) All material Tax Returns filed or required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, Aspen or any of its Subsidiaries (each such Tax Return, an “Aspen Tax Return”) have been filed when due in accordance with all Applicable Law, and all such material Aspen Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

(b)         Aspen and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Taxing Authority all material Taxes (whether or not shown as due and payable on any Aspen Tax Return), or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which Aspen and its Subsidiaries ordinarily record items on their respective books.

(c)         Aspen and each of its Subsidiaries has duly and timely withheld all material Taxes required to be withheld from any payment to any Person and such withheld Taxes have been or will be duly and timely paid to the appropriate Taxing Authority.

(d)         The consolidated U.S. federal income Tax Returns of Aspen through the Tax year ended June 30, 2017, have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.

(e)         There is no Action or, to the knowledge of Aspen, investigation now pending or, to Aspen’s knowledge, threatened against or with respect to Aspen or any of its Subsidiaries in respect of any material Tax or Tax asset.

(f)          No claim, deficiency or assessment with respect to material Taxes has been asserted in writing against Aspen or any of its Subsidiaries, which has not been fully paid.

(g)         Neither Aspen nor any of its Subsidiaries (i) is now or has been a member of an “affiliated group” as defined in Section 1504 of the Code (or any similar provision of any Applicable Law), other than, an “affiliated group” of which Aspen is the common parent, (ii) has any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502- 6 (or any similar provision of any Applicable Law), as a transferee or successor, or by any other Contract, assumption or applicable provision of Applicable Law.

(h)         During the preceding five-year period, neither Aspen nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(i)          Neither Aspen nor any of its Subsidiaries (i) is a party to or bound by, or has any liability under any Tax Sharing Agreement, other than any Tax Sharing Agreement solely between Aspen and/or one or more of its Subsidiaries, or (ii) has granted any power of attorney with respect to any matters related to Taxes that is currently in force.

(j)          Each Subsidiary of Aspen is, and at all times since its formation has been, properly classified for U.S. federal income tax purposes as the type of entity set forth opposite its name on Section 3.18(j) of the Aspen Disclosure Schedule.

(k)         There are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of Aspen or any of its Subsidiaries (other than extensions granted in connection with extensions of time to file Tax Returns obtained in the ordinary course of business).

(l)          No written claim has been made by any Governmental Authority in a jurisdiction where Aspen or any of its Subsidiaries does not file Tax Returns that Aspen or such Subsidiary is or may be subject to taxation by that jurisdiction.

(m)        Neither Aspen nor any of its Subsidiaries (i) has a permanent establishment (within the meaning of an applicable Tax treaty), branch, or other fixed place of business, or (ii) has otherwise been, or deemed to be, engaged in a trade or business in any jurisdiction, other than its own country of incorporation or formation. Neither Aspen nor any of its Subsidiaries currently has or has had nexus (within the meaning of the Applicable Law of any applicable state) in any state where Aspen or such Subsidiary, as applicable, does not currently, or did not at the applicable time, file Tax Returns and pay Taxes.

(n)         There are no Liens for material Taxes upon any property or assets of Aspen or any of its Subsidiary except for Permitted Liens.

(o)         Neither Aspen nor any of its Subsidiaries will be required to include amounts in income, or exclude or reduce material items of deduction, in a taxable period for which a Tax Return has not yet been filed as a result of any (i) change in or improper use of any method of accounting pursuant to Section 481 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Tax law) prior to the Closing Date, (ii) “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Tax law) executed prior to the Closing, (iii) installment sale or open transaction made or entered into prior to the Closing, (iv) prepaid amount received or deferred revenue accrued prior to the Closing, (v) intercompany transaction consummated or excess loss account existing on or prior to the Closing Date, in either case described in the

Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Tax law), or (vi) application of Section 965 of the Code (and no amounts will be required to be paid by Aspen or any of its Subsidiaries pursuant to Section 965(h) of the Code).

(p)         Neither Aspen nor any of its Subsidiaries has made a request for an advance tax ruling, a request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Authority with respect to any material Taxes.

(q)         Neither Aspen nor any of its Subsidiaries has entered into or been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(r)          Neither Aspen nor any of its Subsidiaries has received any relief, assistance or benefit, including any deferral of Taxes, from any Governmental Authority under any COVID-19 Relief Legislation.

(s)         Notwithstanding anything to the contrary in this Agreement, this Section 3.18 (and so much of Section 3.19 as relates to Taxes) are the sole representations and warranties given by Aspen in this Agreement, and no other representation or warranty given by Aspen in this Agreement shall be construed or interpreted as containing any representation or warranty, in each case with respect to Tax matters.

Section 3.19        Employee Benefits and Labor Matters. (a) Section 3.19(a) of the Aspen Disclosure Schedule contains a correct and complete list of each material Aspen Benefit Plan (it being agreed that employment contracts for non-U.S. employees below the executive level which are consistent in all material respects with the standard forms of employment contracts provided to Emerson prior to the date hereof shall not be required to be listed on Section 3.19(a) of the Aspen Disclosure Schedule) and identifies (x) whether such plan is an Aspen U.S. Benefit Plan or an Aspen International Benefit Plan, (y) which such plans are defined benefit pension plans and (z) in the case of welfare plans, any such plans which are self-insured. Aspen has made available to Emerson copies of each material Aspen Benefit Plan and all amendments thereto and, if applicable, (i) any related trust, funding agreements or insurance policies, (ii) summary plan description and summaries of material modifications, (iii) the most recent IRS determination letter or foreign equivalent issued by a Governmental Authority, as may be applicable, (iv) actuarial reports and financial statements for the most recently completed fiscal year, (v) the most recent annual report (Form 5500) and all applicable schedules thereto or foreign equivalent, (vi) tax return (Form 990) prepared in connection with any such plan or trust or foreign equivalent and (vii) all material, non-routine documents and correspondence relating thereto received from or provided to any Governmental Authority during the past year. Notwithstanding the foregoing, this Section 3.19(a) shall not apply to any Aspen Benefit Plan that is maintained or sponsored by any Governmental Authority.

(b)         Neither Aspen nor any of its Subsidiaries (nor any predecessor thereof) (x) sponsors, maintains or contributes to (or is required to contribute to), or has in the past sponsored, maintained or contributed to (or been required to contribute to), and no Aspen Benefit

Plan is, a plan subject to Title IV of ERISA (each, a “Title IV Plan”), a defined benefit pension plan, or any pension scheme which is not a money purchase pension scheme, as defined under section 181(1) of the United Kingdom Pension Schemes Act 1993 or (y) has any, or is reasonably expected to have any, individually or in the aggregate, direct or indirect liability with respect to any Title IV Plan. Neither Aspen nor any of its Subsidiaries contributes to or is required to contribute to any multiemployer plan, as defined in Section 3(37) of ERISA.

(c)         Each Aspen Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS, or has pending or has time remaining in which to file, an application for such determination from the IRS, and to the knowledge of Aspen, no circumstances exist that would reasonably be expected to cause such determination or opinion letter being revoked or not issued or reissued.

(d)         Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect, since January 1, 2018, (i) each Aspen Benefit Plan has been established, funded and maintained in compliance with its terms and Applicable Law (including, to the extent applicable, ERISA and the Code) and with any agreement entered into with a union or labor organization; (ii) there have not been any Actions pending against or involving, or to the knowledge of Aspen, threatened against or threatened to involve any Aspen Benefit Plan (other than routine claims for benefits); (iii) no events have occurred with respect to any Aspen Benefit Plan that has resulted in, or to Aspen’ knowledge, would reasonably be expected to result in, the assessment of any excise Taxes or penalties against Aspen or any of its Subsidiaries; and (iv) all contributions, premiums and payments that are due to have been made for each Aspen Benefit Plan within the time periods prescribed by the terms of such plan and Applicable Law have been made.

(e)         Neither the execution of this Agreement nor the consummation of the Transactions will (either alone or together with any other event) (i) entitle any current or former employee, independent contractor, worker or consultant of Aspen or any of its Subsidiaries to any compensation or benefits (including any bonus, retention or severance pay); (ii) accelerate the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise), of any compensation or benefits under, increase the amount payable or result in any other material obligation to or pursuant to, any of the Aspen Benefit Plans; (iii) limit or restrict the right of Aspen or any of its Subsidiaries and, after the consummation of the transactions contemplated hereby, Newco, the Surviving Corporation or any of their Subsidiaries, to merge, amend or terminate any of the material Aspen Benefit Plans; or (iv) result in the payment of any amounts that would not be deducible under Section 280G of the Code or result in the payment of any amounts subject to an excise tax under Section 4999 of the Code.

(f)          Neither Aspen nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Aspen Employee or individual independent contractor, worker or consultant for any Tax incurred by such individual, including under Section 409A or 4999 of the Code.

(g)         Neither Aspen nor any of its Subsidiaries has any material liability in respect of, and no Aspen Benefit Plan provides or promises, any post-employment or retirement health, medical or hospitalization or similar benefits (whether insured or self-insured) for any current or former Aspen Employees or individual independent contractors, workers or consultants of Aspen or any of its Subsidiaries, except as required under Section 4980B of the Code or other Applicable Law.

(h)         There has been no amendment to, written interpretation or announcement (whether or not written) by Aspen or any of its Subsidiaries relating to, or change in employee participation or coverage under, an Aspen Benefit Plan which would increase materially the expense of maintaining such Aspen Benefit Plan above the level of the expense incurred in respect thereof for the most recently completed fiscal year.

(i)          Each Aspen International Benefit Plan (i) has been maintained in compliance with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is, to the extent so required, funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, in each case, except as would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect.

(j)          No employee or former employee of Aspen or its Subsidiaries has transferred to the employment of Aspen or its Subsidiaries with an entitlement to payment of enhanced pension benefits on redundancy or early retirement by reference to employment with Aspen or any of its Subsidiaries or a previous employer and whether under an Aspen Benefit Plan, contract of employment or another arrangement.

(k)         Neither Aspen nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into or amending, any collective bargaining agreement or other Contract or understanding with a labor or trade union, works council or similar organization and, to Aspen’ knowledge, since January 1, 2018, there has not been any organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any Aspen Employees. Since January 1, 2018, neither Aspen nor any of its Subsidiaries has received any written request for recognition from any trade union, or for the establishment of a European Works Council, information and consultation body or any other employee representative body, to be the bargaining representative of any Aspen Employees. There are no material unfair labor practice grievances or complaints pending or, to Aspen’ knowledge, threatened against Aspen or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any pending request for union recognition involving Aspen Employees. There is no, and since January 1, 2018, there has not been any, material labor strike, slowdown or stoppage pending or, to Aspen’ knowledge, threatened by current or former Aspen Employees against Aspen or any of its Subsidiaries.

(l)          The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council (including European Works Council) or other employee representative body is not required for Aspen to enter into this Agreement or to consummate any of the transactions contemplated hereby.

(m)        Since January 1, 2018, Aspen and each of its Subsidiaries have been in compliance with all Applicable Laws relating to labor, employment and employment practices with respect to current and former Aspen Employees and individual independent contractors, workers and consultants, including payment of wages and salaries, hours, overtime, pension contributions, holiday pay, sick pay, housing fund and social insurance (and similar) contributions, terms and conditions of employment, mandatory accrual of statutory leave allowances, collective bargaining, classification of workers, discrimination, harassment, immigration and the payment and withholding of Taxes (collectively, “Employment Laws”), except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have an Aspen Material Adverse Effect, since January 1, 2018, there have not been any pending or, to Aspen’ knowledge, threatened Actions against Aspen or any of its Subsidiaries by or before any Governmental Authority relating to any violations or failures by Aspen or any of its Subsidiaries to comply with any applicable Employment Laws. Aspen and each of its Subsidiaries is, and has been since January 1, 2018, in material compliance with WARN and has no material liabilities or other obligations thereunder.

Section 3.20        Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and Action (or any basis therefor) or, to the knowledge of Aspen, investigation is pending or, to the knowledge of Aspen, is threatened by any Governmental Authority or other Person relating to Aspen or any of its Subsidiaries and relating to or arising out of any Environmental Law; (ii) Aspen and its Subsidiaries are and have been in compliance with all Environmental Laws and all its Environmental Permits; and (iii) there are no Liabilities of Aspen or any of its Subsidiaries arising under or relating to any Environmental Law or any Hazardous Substance and there is no condition, situation or set of circumstances that would reasonably be expected to result in or be the basis for any such Liability.

(b)         Aspen does not own, lease or operate any property in the State of New Jersey or Connecticut.

Section 3.21        Material Contracts. (a) Section 3.21 of the Aspen Disclosure Schedule sets forth a list as of the date of this Agreement of each of the following Contracts to which Aspen or any of its Subsidiaries is a party or by which it is bound (each such Contract listed or required to be so listed, and each of the following Contracts to which Aspen or any of its Subsidiaries becomes a party or by which it becomes bound after the date of this Agreement, an “Aspen Material Contract”):

(i)                  any Contract pursuant to which Aspen or any of its Subsidiaries incurred aggregate payment obligations or received aggregate payments in excess of $6,500,000 during the twelve-month period ended June 30, 2021;

(ii)                 any Contract that (A) limits or purports to limit, in any material respect, the freedom of Aspen or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of Emerson, Emerson Sub, Newco, the Surviving Corporation or any of their respective Affiliates after the Closing or (B) contains any material exclusivity or material “most favored nation” obligations, material rights of first refusal, material rights of first offer, material put or call rights or other restrictions or similar provisions that are binding on Aspen or any of its Subsidiaries (or, after the Effective Time, that would be binding on Emerson, Emerson Sub, Newco, the Surviving Corporation or any of their respective Affiliates);

(iii)                promissory notes, loan agreements, indentures, evidences of indebtedness or other Contracts providing for or relating to the lending of money in excess of $500,000;

(iv)               any material joint venture, profit-sharing, partnership, stockholders, investors rights, registration rights or similar Contract;

(v)                any Contracts or series of related Contracts entered into since January 1, 2018, relating to the acquisition or disposition of the business, assets or securities of any Person or any business for a price in excess of $10,000,000 (in each case, whether by merger, sale of stock, sale of assets or otherwise);

(vi)               any Contracts or other transactions with any (A) executive officer or director of Aspen, (B) record or, to the knowledge of Aspen, beneficial owner of five percent (5%) or more of the voting securities of Aspen, or (C) affiliates or “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such executive officer, director or beneficial owner;

(vii)              any material Contract pursuant to which Aspen or any of its Subsidiaries (A) grants any license, right or covenant not to sue with respect to any Aspen Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business) or (B) obtains any license, right or covenant not to sue with respect to any Intellectual Property owned by any other Person (other than non-exclusive licenses to commercial off-the-shelf software which are generally available on non-discriminatory pricing terms);

(viii)             any Aspen Material Lease; and

(ix)                any other Contract required to be filed by Aspen pursuant to Item 601(b)(10) of Regulation S-K.

(b)         Aspen has made available to Emerson a true and complete copy of each Aspen Material Contract. All of the Aspen Material Contracts are, subject to the Enforceability Exceptions, valid and binding obligations of Aspen or a Subsidiary of Aspen and, to the knowledge of Aspen, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against Aspen or its Subsidiaries and, to the knowledge of Aspen, each of the other parties thereto, except where the failure to be valid and binding obligations and in full force and effect and enforceable would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect. To the knowledge of Aspen, no Person is seeking to terminate or challenge the validity or enforceability of any Aspen Material Contract, except such terminations or challenges which would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect. Neither Aspen nor any of its Subsidiaries, nor to the knowledge of Aspen, any of the other parties thereto has violated any provision of, or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither Aspen nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Aspen Material Contract, in each case, except for those violations and defaults (or potential defaults) which would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect.

Section 3.22        Intended Tax Treatment. Neither Aspen nor any of its Subsidiaries has taken or agreed to take any action, or has knowledge of any fact or circumstance, that would prevent the Emerson Contributions and the Merger Exchange, taken together, from qualifying for the Intended Tax Treatment.

Section 3.23        Finders’ Fees. Except for J.P. Morgan Securities LLC, a copy of whose engagement agreement has been provided to Aspen, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Aspen or any of its Subsidiaries who might be entitled to any fee or commission from Aspen or any of its Subsidiaries.

Section 3.24        Opinion of Financial Advisor. The Board of Directors of Aspen has received the opinion of J.P. Morgan Securities LLC, financial advisor to Aspen, to the effect that, as of the date of such opinion and subject to the assumptions, factors and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Aspen Stock.

Section 3.25        Antitakeover Statutes. Aspen has taken all action necessary to exempt the Transactions (including the Merger) and the Transaction Documents from Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under U.S. state or federal laws apply to the Transaction Documents or the Transactions.

Section 3.26        Compliance with Customs & Trade Laws.

(a)         For the past five years, Aspen and any Subsidiary thereof, and all of their respective directors, and officers, and, to the knowledge of Aspen, employees and agents, have been in compliance in all material respects with Customs & Trade Laws.

(b)         For the past five years, Aspen has obtained all applicable import and export licenses and all other necessary consents, notices, waivers, approvals, orders, authorizations, and declarations, and completed all necessary registrations and filings, required under applicable Customs & Trade Laws, in each case, except as would not reasonably be expected to be, individually or in the aggregate, material to Aspen and its Subsidiaries, taken as a whole.

(c)         For the past five years, except as would not reasonably be expected to be, individually or in the aggregate, material to Aspen and its Subsidiaries, taken as a whole, Aspen has not (i) made any voluntary, directed or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any non-compliance with any Customs & Trade Laws, (ii) been the subject of a current, pending or, to the knowledge of Aspen, threatened investigation, inquiry or enforcement proceedings for violations of Customs & Trade Laws, or (iii) violated or received any notice, request, penalty, or citation for any actual or potential non-compliance with Customs & Trade Laws.

Section 3.27        No Other Representations and Warranties. Except for the representations and warranties made by Aspen in this Article 3, neither Aspen nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Aspen or its Subsidiaries, or the accuracy or completeness of any information regarding Aspen or its Subsidiaries or any other matter furnished or provided to Emerson or made available to Emerson in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transaction Documents or the Transactions. Aspen and its Subsidiaries disclaim any other representations or warranties, whether made by Aspen or any of its Subsidiaries or any of their respective Affiliates or Representatives. Aspen acknowledges and agrees that, except for the representations and warranties made by Emerson in Article 4, neither Emerson nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Emerson or its Subsidiaries (including Newco and Merger Subsidiary), or the accuracy or completeness of any information regarding Emerson or its Subsidiaries (including Newco and Merger Subsidiary) or any other matter furnished or provided to Aspen or made available to Aspen in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transaction Documents, or the Transactions. Notwithstanding the foregoing, nothing in this Agreement shall limit any party’s remedies in the case of actual fraud.

ARTICLE 4
Representations and Warranties of Emerson

Subject to Section 13.05, except as disclosed in any publicly available Emerson SEC Document (including exhibits and other information incorporated by reference therein) filed after September 30, 2020 (excluding any disclosure set forth in any risk factor or forward looking statements section) and prior to the date hereof or as set forth in the Emerson Disclosure Schedule, Emerson represents and warrants to Aspen, as of the date hereof and as of the Closing Date, that:

Section 4.01        Corporate Existence and Power. Each of Emerson, Emerson Sub, Newco and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all corporate powers required to carry on its business as now conducted. Each of Emerson, Emerson Sub, Newco and Merger Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect. Emerson has heretofore made available to Aspen true and complete copies of the certificate of incorporation and bylaws of each of Emerson, Emerson Sub, Newco and Merger Subsidiary as currently in effect. Since the date of its incorporation, neither Newco nor Merger Subsidiary has engaged in any activities other than as contemplated by the Transaction Documents.

Section 4.02        Corporate Authorization. The execution, delivery and performance by Emerson, Emerson Sub, Newco and Merger Subsidiary of this Agreement and the consummation by Emerson, Emerson Sub, Newco and Merger Subsidiary of the transactions contemplated hereby are within Emerson’s, Emerson Sub’s, Newco’s and Merger Subsidiary’s respective corporate powers and have been duly authorized by all necessary corporate action on the part of Emerson, Emerson Sub, Newco and Merger Subsidiary, respectively. The execution, delivery and performance of each other Transaction Document to which Emerson or any of its Affiliates is or will be a party by Emerson and each such Affiliate, and the consummation of the transactions contemplated thereby, are within Emerson’s and each such Affiliate’s organizational powers and have been, or will be prior to their execution, delivery and performance, duly authorized by all necessary organizational action on the part of Emerson and each such Affiliate. Assuming due and valid execution by Aspen, this Agreement constitutes a valid and binding agreement of Emerson, Emerson Sub, Newco and Merger Subsidiary, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions. Assuming due and valid execution by Aspen, each other Transaction Document to which Emerson or any of its Affiliates is a party constitutes or, upon the execution and delivery thereof by Emerson and any such Affiliate, shall constitute, a valid and binding agreement of Emerson and each such Affiliate, enforceable against Emerson and each such Affiliate in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.03        Governmental Authorization. The execution, delivery and performance by Emerson and its Affiliates of the Transaction Documents and the consummation by Emerson and its Affiliates of the Transactions require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Emerson, Emerson Sub, Newco or Merger Subsidiary is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable state or federal securities laws, and (iv) any actions, Filings or Consents the absence of which would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect.

Section 4.04        Non-contravention. The execution, delivery and performance by Emerson and its Affiliates of the Transaction Documents and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other organizational documents of Emerson or its applicable Affiliates (including of Newco, Emerson Sub, Merger Subsidiary or any Emerson Contributed Subsidiary), (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Emerson or any of its Subsidiaries is entitled under any provision of any Emerson Material Contract or (iv) result in the creation or imposition of any Lien on any asset of Newco, Merger Subsidiary, any Emerson Contributed Subsidiary or the Echo Business (including any Emerson Contributed Assets), with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect.

Section 4.05        Capitalization; Subsidiaries. (a) Each Emerson Contributed Subsidiary has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers required to carry on its business as now conducted and as proposed to be conducted upon consummation of the Pre-Closing Restructuring. Each Emerson Contributed Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to be, individually or in the aggregate, material to the Echo Business.

(b)         The authorized, issued and outstanding capital stock or other equity interests of Newco and Merger Subsidiary is set forth on Section 4.05(b) of the Emerson Disclosure Schedule. All of the outstanding capital stock of or other voting securities of, or ownership interests in, Newco, Merger Subsidiary and each Emerson Contributed Subsidiary is owned by Emerson, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (i) securities of Emerson or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, Newco, Merger Subsidiary or any Emerson Contributed Subsidiary, (ii) warrants, calls, options or other rights to acquire from Emerson or any of its Subsidiaries, or other obligations of Emerson or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, Newco, Merger Subsidiary or any Emerson Contributed Subsidiary or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, Newco, Merger Subsidiary or any Emerson Contributed Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Emerson Contributed Subsidiary Securities”). There are no outstanding obligations of Emerson or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Emerson Contributed Subsidiary Securities. Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries and publicly traded securities held for investment which do not exceed 5% of the outstanding securities of any Person, none of Newco, Merger Subsidiary nor any Emerson Contributed Subsidiary owns, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

(c)         With respect to each Emerson Contributed Subsidiary that is organized after the date hereof, the representations and warranties in this Section 4.05 shall be deemed to have been made on the date such Emerson Contributed Subsidiary is organized rather than the date hereof.

Section 4.06        Financial Statements. Section 4.06 of the Emerson Disclosure Schedule sets forth (a) the unaudited consolidated and combined balance sheets of the Echo Business as of September 30, 2019 and 2020, and the related unaudited consolidated and combined statements of income for the fiscal years ended September 30, 2019, and 2020, and (b) the unaudited consolidated and combined balance sheet of the Echo Business as of June 30, 2021 (the “Echo Business Balance Sheet”) and the related unaudited consolidated and combined statement of income for the nine months then ended (collectively, the “Emerson Carveout Financial Statements”). The Emerson Carveout Financial Statements fairly present, in all material respects, in conformity with GAAP (except for the presentation of statements of equity, comprehensive income and cash flows for the periods then ended, tax adjustments on a standalone basis, and notes to the financial statements) applied on a consistent basis, the consolidated and combined financial position of the Echo Business as of the dates thereof and the consolidated and combined results of operations of the Echo Business for the periods then ended. The Subsequent Echo Business Financial Statements, (i) will be prepared on a carve-out basis from the audited consolidated financial statements or unaudited, as applicable, consolidated financial statements of Emerson included or incorporated by reference in the Emerson SEC Documents and (ii) will fairly present, in all material respects, in conformity with GAAP applied on a consistent basis, the consolidated and combined financial position of the Echo Business as of the dates thereof and the consolidated and combined results of operations and cash flows of the Echo Business for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

Section 4.07        Disclosure Documents; SEC Filings.

(a)               The information supplied by each of Emerson, Emerson Sub, Newco and Merger Subsidiary for inclusion or incorporation by reference in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by each of Emerson, Emerson Sub, Newco and Merger Subsidiary for inclusion in the Proxy Statement/Prospectus, or any amendment or supplement thereto, shall not, on the date the Proxy Statement/Prospectus, and any amendments or supplements thereto, is first mailed to the stockholders of Aspen or at the time of the Aspen Stockholder Approval contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)         Emerson has filed with or furnished to the SEC, and made available to Aspen, all Emerson SEC Documents to the extent related to the Echo Business. As of its filing date (and as of the date of any amendment), each Emerson SEC Document complied, and each Emerson SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, in each case, to the extent related to the Echo Business. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Emerson SEC Document did not, and each Emerson SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, in each case, to the extent related to the Echo Business.

Section 4.08        Absence of Certain Changes. (a) Since the Echo Business Balance Sheet Date, (i) the Echo Business has been conducted in the ordinary course consistent with past practices and (ii) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect.

(b)         From the Echo Business Balance Sheet Date until the date hereof, there has not been any action taken by Emerson or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Closing without Aspen’s consent, would constitute a breach of Section 6.01.

Section 4.09        No Undisclosed Material Liabilities. There are no Liabilities of the Echo Business, other than: (i) Liabilities disclosed and provided for in the Echo Business Balance Sheet; (ii) Liabilities incurred in the ordinary course of business consistent with past practices since the Echo Business Balance Sheet Date; (iii) Liabilities arising in the ordinary course of business under Contracts to the extent not resulting from a breach thereof; and (iv) Liabilities that would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect.

Section 4.10        Compliance with Laws and Court Orders. (a) Each of Newco, Merger Subsidiary and each Emerson Contributed Subsidiary and, in respect of the Echo Business, Emerson and each of its other Subsidiaries is, and since January 1, 2018, has been, in compliance with, and to the knowledge of Emerson is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to be, individually or in the aggregate, material to the Echo Business. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against Emerson or any of its Subsidiaries (in each case, in respect of the Echo Business) that has had or would reasonably be expected to be, individually or in the aggregate, material to the Echo Business.

(b)         For the five years preceding the date hereof, none of Newco, Merger Subsidiary nor any Emerson Contributed Subsidiary nor, in respect of the Echo Business, Emerson or any of its other Subsidiaries, has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Sanctioned Country or Sanctioned Person. Neither Emerson nor any of its Subsidiaries nor any directors, officers, or to the knowledge of Emerson, employees or agents of Emerson or any of its Subsidiaries is a Sanctioned Person.

(c)         Each of Newco, Merger Subsidiary and each Emerson Contributed Subsidiary and, in respect of the Echo Business, Emerson and its other Subsidiaries (i) are, and for the five years preceding the date hereof have been, in material compliance with all applicable Sanctions and export controls laws, and (ii) have instituted, maintain and enforce policies and procedures reasonably designed to promote compliance with all applicable Sanctions and export controls laws. For the five years preceding the date hereof, Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries and, in respect of the Echo Business, Emerson and its other Subsidiaries have not been penalized for or threatened to be charged with, or given notice of any violation of, or, to the knowledge of Emerson, been under investigation with respect to, any Sanctions or export controls laws, and no Action by or before any Governmental Authority or any arbitrator involving Newco, Merger Subsidiary or any Emerson Contributed Subsidiary or, in respect of the Echo Business, Emerson or any of its other Subsidiaries with respect to Sanctions or export controls laws is pending, except where such proceedings or investigations would not reasonably be expected to be, either individually or in the aggregate, material to the Echo Business.

(d)         None of (a) the Emerson Contributions or the Merger, (b) the execution, delivery or performance of this Agreement or (c) the consummation of any Transactions, or the fulfillment of the terms hereof, will result in a violation by Newco, Merger Subsidiary or any of the Emerson Contributed Subsidiaries or, in respect of the Echo Business, Emerson or any of its other Subsidiaries, or to the knowledge of Emerson cause a violation by any other Person, of Sanctions.

(e)         None of Newco, Merger Subsidiary nor any of the Emerson Contributed Subsidiaries nor, in respect of the Echo Business, Emerson nor any of its other Subsidiaries, nor any of its or their respective officers, directors, or, to Emerson’s knowledge, employees or other Persons acting on behalf of Emerson or any of its Subsidiaries (in the case of Emerson and its Subsidiaries (other than Newco, Merger Subsidiary or the Emerson Contributed Subsidiaries), in respect of the Echo Business) has in the past five years directly or knowingly indirectly made, promised, or authorized or offered, agreed, or attempted to make any payment of cash or other thing of value to any employee or official of a Governmental Authority, any political party or official thereof, any candidate for political office or any other Person for purposes of obtaining or retaining business or gaining other unlawful advantage in material violation of any Anti-Corruption Laws. None of Newco, Merger Subsidiary nor any of the Emerson Contributed Subsidiaries nor, in respect of the Echo Business, Emerson nor any of its other Subsidiaries, nor any of its or their respective officers, directors, or, to Emerson’s knowledge, employees or other Persons acting on behalf of Emerson or any of its Subsidiaries (in the case of Emerson and its Subsidiaries (other than Newco, Merger Subsidiary or the Emerson Contributed Subsidiaries), in respect of the Echo Business) has in the past five years (i) been the subject of a material claim or allegation (from any source) relating to any potential violation of the Anti-Corruption Laws or any potentially unlawful payment, contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to any employee or official of a Governmental Authority, to any political party or official thereof or to any candidate for political office or (ii) received any written notice or communication from, or made a voluntary disclosure to, any Governmental Authority regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Law.

(f)          None of Newco, Merger Subsidiary nor any of the Emerson Contributed Subsidiaries nor, in respect of the Echo Business, Emerson nor any of its other Subsidiaries is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Applicable Law, except for agreements and settlements that would not reasonably be expected to be, individually or in the aggregate, material to the Echo Business.

Section 4.11        Litigation. There is no Action or, to the knowledge of Emerson, investigation pending against, or, to the knowledge of Emerson, threatened against or affecting, Newco, Merger Subsidiary or any Emerson Contributed Subsidiary or, in respect of the Echo Business, Emerson, any of its other Subsidiaries, any present or former officer, director, employee, independent contractor, worker or consultant of Newco, Merger Subsidiary or any Emerson Contributed Subsidiary or, in respect of the Echo Business, Emerson or any of its Subsidiaries or any Person for whom Newco, Merger Subsidiary or any Emerson Contributed Subsidiary or, in respect of the Echo Business, Emerson or any of its other Subsidiaries may be liable or any of their respective properties (including any Emerson Contributed Assets) before (or, in the case of threatened investigations or Actions, would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to be, individually or in the aggregate, material to the Echo Business.

Section 4.12        Permits. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect, Emerson and each of its Subsidiaries hold, and after giving effect to the Pre-Closing Restructuring, Newco, Merger Subsidiary and each Emerson Contributed Subsidiary will hold, all Consents from Governmental Authorities necessary for the operation of the Echo Business (the “Emerson Permits”). Emerson and each of its Subsidiaries are and since January 1, 2018, have been in compliance with the terms of the Emerson Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect. There is no Action pending, or, to the knowledge of Emerson, threatened in writing that seeks the revocation, cancellation, termination, non-renewal or adverse modification of any Emerson Permit except where such revocation, cancellation, termination, non-renewal or adverse modification would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect.

Section 4.13        Properties; Sufficiency of Assets. (a) Except as would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect, Emerson and its Subsidiaries have, and after giving effect to the Pre-Closing Restructuring, the Emerson Contributed Subsidiaries will have, good title to, or valid leasehold interests in, (i) all property and assets reflected on the Echo Business Balance Sheet or acquired after the Echo Business Balance Sheet Date, except as have been disposed of since the Echo Business Balance Sheet Date in the ordinary course of business consistent with past practice, and (ii) after giving effect to the Pre-Closing Restructuring, all Emerson Contributed Assets shall be free and clear of all Liens, except Permitted Liens.

(b)         Except as would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect, (i) each Lease under which Emerson or any of its Subsidiaries leases, subleases, licenses, uses, occupies or has any interest in any real property held by an Emerson Contributed Subsidiary after giving effect to the Pre-Closing Restructuring is valid and in full force and effect and free and clear of all Liens, except Permitted Liens; and (ii) neither Emerson nor any of its Subsidiaries, nor to Emerson’s knowledge any other party to any such Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such Lease, and neither Emerson nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any such Lease.

(c)         Except as would not reasonably be expected to be, individually or in the aggregate, material to the Echo Business, neither Emerson nor any of its Subsidiaries have leased or otherwise granted to any Person the right to use or occupy all or a portion of any real property in which Newco, Merger Subsidiary or an Emerson Contributed Subsidiary (after giving effect to the Pre-Closing Restructuring) holds a real property interest (other than any such interests provided pursuant to the Ancillary Agreements).

(d)         The properties and assets of Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries (including, after giving effect to the Pre-Closing Restructuring, the Emerson Contributed Assets, and taking into account any property and services to be provided under the Ancillary Agreements and the Intellectual Property licensed under Section 7.17(b)) constitute in all material respects all of the property and assets that are owned, licensed or controlled by Emerson or any of its Affiliates as of the Closing Date that are reasonably necessary for the conduct of the Echo Business as conducted as of the date hereof and as of the Closing Date.  The properties and assets of Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries (including, after giving effect to the Pre-Closing Restructuring, the Emerson Contributed Assets and taking into account the Intellectual Property licensed under Section 7.17(b)), together with the Echo Business Employees and with any property and services to be provided by Emerson and the Emerson Retained Subsidiaries to Newco, Merger Subsidiary or the Emerson Contributed Subsidiaries under the Ancillary Agreements (and if applicable, the Commercial Agreement Term Sheet), comprise all of the assets, personnel and properties that would be necessary and sufficient in all material respects for Newco to conduct the Echo Business in substantially the same manner as conducted as of the date hereof and as of the Closing Date. Other than with respect to Intellectual Property, none of the Emerson Excluded Assets are owned, used or held for use primarily in the conduct of the Echo Business.

(e)         Except as would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect, each of the properties and assets of Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries (including, after giving effect to the Pre-Closing Restructuring, the Emerson Contributed Assets) that is material personal property is in all material respects in operable condition and repair, subject to normal wear and tear or refurbishments in the ordinary course and obsolescence in the ordinary course.

(f)          Section 4.13(f) of the Emerson Disclosure Schedule sets forth an accurate and complete list of all Emerson Material Leases as of the date of this Agreement, together with the use, address, landlord and tenant for each such Lease.

(g)         Section 4.13(g) of the Emerson Disclosure Schedule sets forth an accurate and complete list of all Emerson Material Owned Real Property as of the date of this Agreement, together with the use, address and owner of such real property.

Section 4.14        Intellectual Property. (a) Section 4.14(a) of the Emerson Disclosure Schedule sets forth a true and complete list of all registrations and applications for registration for Patents, Trademarks and Copyrights included in the Echo Business Intellectual Property (the “Registered Echo Business Intellectual Property”).

(b)         Except as would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect: (i) after giving effect to the Pre-Closing Restructuring, the Emerson Contributed Subsidiaries solely and exclusively own, free and clear of all Liens (other than any Permitted Liens), all Echo Business Intellectual Property; (ii) none of the material Registered Echo Business Intellectual Property has been adjudged invalid or unenforceable in whole or in part other than in the ordinary course of Patent and Trademark prosecution and, to the knowledge of Emerson, all such Intellectual Property is otherwise valid, subsisting and enforceable; (iii) after giving effect to the Pre-Closing Restructuring, the Emerson Contributed Subsidiaries own, or are licensed to use (in each case, free and clear of any Liens), all Intellectual Property used, held for use in or necessary for the conduct of the Echo Business as currently conducted; (iv) none of the Emerson Contributed Subsidiaries, nor the conduct of the Echo Business, have infringed, misappropriated or otherwise violated, or are infringing, misappropriating or otherwise violating, the Intellectual Property rights of any Person; (v) to the knowledge of Emerson, no Person has infringed, misappropriated or otherwise violated any Echo Business Intellectual Property; (vi) neither Emerson nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending Action alleging that the Echo Business or any of the Emerson Contributed Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of any Person; (vii) after giving effect to the Pre-Closing Restructuring, the consummation of the Transactions will not alter, encumber, impair or extinguish any Echo Business Intellectual Property nor will it, pursuant to any Contract to which Emerson or any of its Subsidiaries is party, encumber any Aspen Intellectual Property; (viii) Emerson and its Subsidiaries (including the Emerson Contributed Subsidiaries) have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Trade Secrets and source code included in the Echo Business Intellectual Property and no such Trade Secrets or source code has been disclosed other than to employees, representatives and agents of the Echo Business, all of whom are bound by written confidentiality agreements; (ix) none of the software included in the Echo Business Intellectual Property is subject to any agreement with any Person under which Emerson or any of its Subsidiaries has deposited, or could be required to deposit, into escrow the source code of such software, except for arrangements requiring the release of such source code solely for reasons of cessation to exist or bankruptcy of Emerson or any of its Subsidiaries, and no such source code has been released to any Person, by any escrow agent or is entitled to be released to any Person by any escrow agent as a result of the Transactions; (x) the consummation of the Transactions will not trigger the release of any source code of any software included in the Echo Business Intellectual Property; (xi) Emerson and its Subsidiaries (including the Emerson Contributed Subsidiaries) have entered into binding, written agreements with the current and former employees and independent contractors of Emerson and its Subsidiaries (including the Emerson Contributed Subsidiaries) who have participated in the development of any material Intellectual Property for or on behalf of the Echo Business, whereby such employees and independent contractors presently assign to Emerson or any of its Subsidiaries (including any Emerson Contributed Subsidiary) any ownership interest and right they may have in all such Intellectual Property; (xii) neither Emerson nor any of its Subsidiaries (including any Emerson Contributed Subsidiary) has, to the knowledge of Emerson (A) used or incorporated any material proprietary source code included in the Echo Business Intellectual Property in a manner that would require Emerson or any of its Subsidiaries (including any Emerson Contributed Subsidiary) to deliver any such source code to any Third Party pursuant to any Open Source License, or (B) with respect to the Echo Business, licensed, distributed or used any software subject to an Open Source License in material breach of the terms of any Open Source License or in a manner that does not materially comply with the internal policies of Emerson or its Subsidiaries applicable to the Echo Business with respect to the licensing, distribution or use of software subject to an Open Source License; (xiii) the IT Assets owned by, or licensed or leased to, the Emerson Contributed Subsidiaries after giving effect to the Pre-Closing Restructuring (the “Echo Business IT Assets”), including those set forth on Section 1.01(h) of the Emerson Disclosure Schedule, operate and perform in a manner that permits the Emerson Contributed Subsidiaries and, in respect of the Echo Business, Emerson and each of its other Subsidiaries to conduct the Echo Business as currently conducted and, to the knowledge of Emerson, there has been no breach, or unauthorized use, access, interruption, modification or corruption of the Echo

Business IT Assets (or any information and transactions stored or contained therein or transmitted thereby); and (xiv) Emerson and its Subsidiaries (including the Emerson Contributed Subsidiaries) have taken reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the Echo Business IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption and have implemented reasonable backup, disaster recovery, business continuity and encryption technology consistent with industry practices.

(c)         As of the Closing Date, all Echo Business Intellectual Property shall be owned by Newco or any of its Subsidiaries (including the Emerson Contributed Subsidiaries), and not Emerson or any of its Affiliates (other than Newco or its Subsidiaries) pursuant to this Agreement for purposes of Section 7.08 (Wrong Pockets).

Section 4.15        Data Protection and Cybersecurity. For the purposes of this Section 4.15, the terms “personal data,” “personal data breach,” “process” (and its derivatives) and “supervisory authority” shall have the meaning given to them in the GDPR. Except as would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect: (a) the Emerson Contributed Subsidiaries and, in respect of the Echo Business, Emerson and each of its other Subsidiaries have complied with all applicable requirements of the Data Protection Laws; (b) each Emerson Contributed Subsidiary and, in respect of the Echo Business, Emerson and each of its other Subsidiaries have implemented reasonably appropriate technical and organizational measures to keep personal data processed by or on behalf of Emerson and its Subsidiaries in respect of the Echo Business confidential in accordance with Applicable Law (including, for the avoidance of doubt, Data Protection Laws) and to protect such personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access, as monitored through regular penetration tests and vulnerability assessments (including by remediating any and all identified vulnerabilities); and (c) none of the Emerson Contributed Subsidiaries nor, in respect of the Echo Business, Emerson nor each of its other Subsidiaries has (i) suffered any personal data breach; (ii) received any written notice, request or other communication from any supervisory authority or any regulatory authority relating to a breach or alleged breach of their obligations under Data Protection Laws; or (iii) received any written claim or complaint from any data subject or other person claiming a right to compensation for failure to respond to any of their data subject rights requests or alleging any breach of Data Protection Laws.

Section 4.16        Taxes. (a) All material Tax Returns filed or required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, each Emerson Contributed Subsidiary (each such Tax Return, an “Emerson Tax Return”) have been filed when due in accordance with all Applicable Law, and all such material Emerson Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

(b)         Each Emerson Contributed Subsidiary has paid (or has had paid on its behalf) the appropriate Taxing Authority all material Taxes (whether or not shown as due and payable on any Emerson Tax Return), or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which Emerson and its Subsidiaries ordinarily record items on their respective books.

(c)         Each Emerson Contributed Subsidiary has duly and timely withheld all material Taxes required to be withheld from any payment to any Person and such withheld Taxes have been or will be duly and timely paid to the appropriate Taxing Authority.

(d)         The consolidated U.S. federal income Tax Returns of the Emerson Tax Group through the Tax year ended September 30, 2013 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.

(e)         Other than with respect to matters of an Emerson Tax Group that do not exclusively relate to or affect any Emerson Contributed Subsidiary, there is no Action or, to the knowledge of Emerson, investigation now pending or, to Emerson’s knowledge, threatened against or with respect to an Emerson Contributed Subsidiary in respect of any material Tax or Tax asset.

(f)          No claim, deficiency or assessment with respect to material Taxes has been asserted in writing against any Emerson Contributed Subsidiary, which has not been fully paid.

(g)         None of the Emerson Contributed Subsidiaries (i) is now or has been a member of an “affiliated group” as defined in Section 1504 of the Code (or any similar provision of any Applicable Law), other than an Emerson Tax Group, (ii) has any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502- 6 (or any similar provision of any Applicable Law), as a transferee or successor, or by any other Contract, assumption or applicable provision of Applicable Law, other than in respect of an Emerson Tax Group.

(h)         During the preceding five (5)-year period, none of the Emerson Contributed Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(i)          None of the Emerson Contributed Subsidiaries (i) is a party to or bound by, or has any liability under any Tax Sharing Agreement other than with respect to an Emerson Tax Group, or (ii) has granted any power of attorney with respect to any matters related to Taxes that is currently in force.

(j)          Each Emerson Contributed Subsidiary is, and at all times since its formation has been, properly classified for U.S. federal income tax purposes as the type of entity set forth opposite its name on Section 4.16(j) of the Emerson Disclosure Schedule.

(k)         There are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of any Emerson Contributed Subsidiary (other than extensions granted in connection with extensions of time to file Tax Returns obtained in the ordinary course of business).

(l)          No written claim has been made by any Governmental Authority in a jurisdiction where any Emerson Contributed Subsidiary does not file Tax Returns that such Emerson Contributed Subsidiary is or may be subject to taxation by that jurisdiction.

(m)        No Emerson Contributed Subsidiary (i) has a permanent establishment (within the meaning of an applicable Tax treaty), branch, or other fixed place of business, or (ii) has otherwise been, or deemed to be, engaged in a trade or business in any jurisdiction, other than its own country of incorporation or formation. No Emerson Contributed Subsidiary currently has or has had nexus (within the meaning of the Applicable Law of any applicable state) in any state where such Emerson Contributed Subsidiary does not currently, or did not at the applicable time, file Tax Returns and pay Taxes.

(n)         There are no Liens for material Taxes upon any property or assets of any Emerson Contributed Subsidiary except for Permitted Liens.

(o)         No Emerson Contributed Subsidiary will be required to include amounts in income, or exclude or reduce material items of deduction, in a taxable period for which a Tax Return has not yet been filed as a result of any (i) change in or improper use of any method of accounting pursuant to Section 481 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Tax law) prior to the Closing Date, (ii) “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Tax law) executed prior to the Closing, (iii) installment sale or open transaction made or entered into prior to the Closing, (iv) prepaid amount received or deferred revenue accrued prior to the Closing, (v) intercompany transaction consummated or excess loss account existing on or prior to the Closing Date, in either case described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Tax law), or (vi) application of Section 965 of the Code (and no amounts will be required to be paid by any Emerson Contributed Subsidiary pursuant to Section 965(h) of the Code).

(p)         None of the Emerson Contributed Subsidiaries has made a request for an advance tax ruling, a request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Authority with respect to any material Taxes.

(q)         None of the Emerson Contributed Subsidiaries has entered into or been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(r)          No Emerson Contributed Subsidiary has received any relief, assistance or benefit, including any deferral of Taxes, from any Governmental Authority under any COVID-19 Relief Legislation.

(s)         Notwithstanding anything to the contrary in this Agreement, this Section 4.16 (and so much of Section 4.17 as relates to Taxes) are the sole representations and warranties given by Emerson in this Agreement, and no other representation or warranty given by Emerson in this Agreement shall be construed or interpreted as containing any representation or warranty, in each case with respect to Tax matters.

Section 4.17        Employee Benefit Plans and Labor Matters.

(a)         Section 4.17(a) of the Emerson Disclosure Schedule contains a correct and complete list of each material Echo Business Benefit Plan (it being agreed that employment contracts for non-U.S. employees below the executive level which are consistent in all material respects with the standard forms of employment contracts provided to Aspen prior to the date hereof shall not be required to be listed on Section 4.17(a) of the Emerson Disclosure Schedule) and identifies which such plans are defined benefit pension plans, Emerson Assumed Benefit Plans, Emerson Contributed Subsidiary Benefit Plans (and which identifies any such Emerson Assumed Benefit Plans or Emerson Contributed Subsidiary Benefit Plans which are welfare plans that are self-insured) and Emerson Retained Benefit Plans. Emerson has made available to Aspen copies of each material Emerson Assumed Benefit Plan and material Emerson Contributed Subsidiary Benefit Plan and all amendments thereto and, if applicable, (i) any related trust, funding agreements or insurance policies, (ii) summary plan description and summaries of material modifications, (iii) the most recent IRS determination letter or foreign equivalent issued by a Governmental Authority, as may be applicable, (iv) actuarial reports and financial statements for the most recently completed fiscal year, (v) the most recent annual report (Form 5500) and all applicable schedules thereto or foreign equivalent, (vi) tax return (Form 990) prepared in connection with any such plan or trust or foreign equivalent, and (vi) all material, non-routine documents and correspondence relating thereto received from or provided to any Governmental Authority during the past year. Notwithstanding the foregoing, Section 4.17(a) shall not apply to any Echo Business Benefit Plan that is maintained or sponsored by any Governmental Authority.

(b)         None of the Emerson Contributed Subsidiaries (nor any predecessor thereof) (x) sponsors, maintains or contributes to (or is required to contribute to), or has in the past sponsored, maintained or contributed to (or been required to contribute to), and no Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan is, a Title IV Plan or a defined benefit pension plan (y) has any, or is reasonably expected to have any, individually or in the aggregate, direct or indirect liability with respect to any Title IV Plan or (z) other than in relation to the Emerson U.K. Pension Plan, sponsors, maintains or contributes to or has been an employer in relation to any pension scheme which is not a money purchase pension scheme, as defined under section 181(1) of the United Kingdom Pension Schemes Act 1993, and other than in relation to the Emerson U.K. Pension Plan is not ‘associated with’ or ‘connected with’ such a pension scheme (as those terms are defined under sections 435 and 249 of the United Kingdom Insolvency Act 1986). None of the Emerson Contributed Subsidiaries participate in the segregated defined benefit section of the Emerson U.K. Pension Plan, or have any liability to the segregated defined benefit section of the plan. None of the Emerson Contributed Subsidiaries contributes to or is required to contribute to any multiemployer plan, as defined in Section 3(37) of ERISA. No Emerson Contributed Subsidiary has been issued with a restoration order, a contribution notice or financial support direction in relation to the Emerson U.K. Pension Plan or any other pension arrangement under section 38, 43 or 52 of the United Kingdom Pensions Act

2004 or the United Kingdom Pensions Schemes Act 2021 and there are no circumstances which could give rise to the issue of any such order, notice or direction on any Emerson Contributed Subsidiary. No debt or contribution notice has been triggered, or will as a result of the Transactions become due, in relation to any Emerson Contributed Subsidiary pursuant to sections 75 or 75A of the United Kingdom Pensions Act 1995, sections 103 to 115 of the United Kingdom Pensions Schemes Act 2021 or otherwise, and no steps have been taken to commence the winding up of any occupational pension scheme which directly or indirectly might have that consequence.

(c)         Each Emerson Assumed Benefit Plan and Emerson Contributed Subsidiary Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS, or has pending or has time remaining in which to file, an application for such determination from the IRS, and to the knowledge of Emerson, no circumstances exist that would reasonably be expected to cause such determination or opinion letter being revoked or not issued or reissued.

(d)         Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect, since January 1, 2018, (i) each Emerson Assumed Benefit Plan and Emerson Contributed Subsidiary Benefit Plan has been established, funded and maintained in compliance with its terms and Applicable Law (including, to the extent applicable, ERISA and the Code) and with any agreement entered into with a union or labor organization; (ii) there have not been any Actions pending against or involving, or to the knowledge of Emerson, threatened against or threatened to involve any Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan (other than routine claims for benefits); (iii) no events have occurred with respect to any Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan that has resulted in, or to Emerson’s knowledge, would reasonably be expected to result in, the assessment of any excise Taxes or penalties against any of the Emerson Contributed Subsidiaries; and (iv) all contributions, premiums and payments that are due to have been made for each Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan within the time periods prescribed by the terms of such plan and Applicable Law have been made.

(e)         Neither the execution of this Agreement nor the consummation of the Transactions will (either alone or together with any other event) (i) entitle any Echo Business Employee, Former Echo Business Employee or current or former individual independent contractor, worker or consultant of the Echo Business to any compensation or benefits (including any bonus, retention or severance pay); (ii) accelerate the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise), of any compensation or benefits under, increase the amount payable or result in any other material obligation to or pursuant to, any of the Emerson Assumed Benefit Plans or Emerson Contributed Subsidiary Benefit Plans; (iii) limit or restrict the right of any Emerson Contributed Subsidiary and, after the consummation of the transactions contemplated hereby, Newco, the Surviving Corporation or any of their Subsidiaries, to merge, amend or terminate any of the material Emerson Assumed Benefit Plans or Emerson Contributed Subsidiary Benefit Plans; or (iv) result in the payment of any amounts that would not be deducible under Section 280G of the Code or result in the payment of any amounts subject to an excise tax under Section 4999 of the Code.

(f)          None of the Emerson Contributed Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Echo Business Employee or Former Echo Business Employee for any Tax incurred by such individual, including under Section 409A or 4999 of the Code.

(g)         None of the Emerson Contributed Subsidiaries has any material liability in respect of, and no Echo Business Benefit Plan provides or promises, any post-employment or retirement health, medical or hospitalization or similar benefits (whether insured or self-insured) for any Echo Business Employees, Former Echo Business Employee or current or former individual independent contractors, workers or consultants of the Echo Business, except as required under Section 4980B of the Code or other Applicable Law.

(h)         There has been no amendment to, written interpretation or announcement (whether or not written) by Emerson or any of the its Subsidiaries relating to, or change in employee participation or coverage under, an Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan which would increase materially the expense of maintaining such Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan above the level of the expense incurred in respect thereof for the most recently completed fiscal year.

(i)          Each Emerson International Benefit Plan in relation to the Echo Business (i) has been maintained in compliance with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is, to the extent so required, funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, in each case, except as would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect.

(j)          No Echo Business Employee or Former Echo Business Employee has transferred to the employment of Emerson or any of the Emerson Contributed Subsidiaries with an entitlement to payment of enhanced pension benefits on redundancy or early retirement by reference to employment with Emerson or any of the Emerson Contributed Subsidiaries or a previous employer and whether under an Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan, contract of employment, or another arrangement.

(k)         Neither Emerson (with respect to the Echo Business) nor any of the Emerson Contributed Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into or amending, any collective bargaining agreement or other Contract or understanding with a labor or trade union, works council or similar organization with respect to Echo Business Employees and, to Emerson’s knowledge, since January 1, 2018, there has not been any organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any Echo Business Employees. Since January 1, 2018, neither Emerson nor any of its Subsidiaries has received any written request for recognition from any trade union, or for the establishment of a European Works Council, information and consultation body or any other employee representative body, to be the bargaining representative of any Echo Business Employees or Former Echo Business Employees. There are no material unfair labor practice grievances or complaints pending or, to Emerson’s knowledge, threatened against the Echo Business or any of the Emerson Contributed Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any pending request for union recognition involving Echo Business Employees. There is no, and since January 1, 2018, there has not been any, material labor strike, slowdown or stoppage pending or, to Emerson’s knowledge, threatened by Echo Business Employees or Former Echo Business Employees against any Emerson Contributed Subsidiary or the Echo Business.

(l)          The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council (including European Works Council) or other employee representative body is not required for Emerson to enter into this Agreement or to consummate any of the transactions contemplated hereby.

(m)        Since January 1, 2018, Emerson and each of its Subsidiaries, including the Emerson Contributed Subsidiaries, has been in compliance with all applicable Employment Laws with respect to Echo Business Employees, Former Echo Business Employees and individual independent contractors, workers and consultants of the Echo Business, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have an Emerson Material Adverse Effect, since January 1, 2018, there have not been any pending or, to Emerson’s knowledge, threatened Actions against the Emerson Contributed Subsidiaries or the Echo Business by or before any Governmental Authority relating to any violations or failures by Emerson and each of its Subsidiaries, including the Emerson Contributed Subsidiaries, to comply with any applicable Employment Laws. The Echo Business and each of the Emerson Contributed Subsidiaries, are, and have been since January 1, 2018, in material compliance with WARN and has no material liabilities or other obligations thereunder, in each case with respect to Echo Business Employees or Former Echo Business Employees.

Section 4.18        Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Action (or any basis therefor) or, to the knowledge of Emerson, investigation is pending or, to the knowledge of Emerson, is threatened by any Governmental Authority or other Person (x) relating to Newco, Merger Subsidiary or any Emerson Contributed Subsidiary or, solely in respect of the Echo Business, Emerson or any of its other Subsidiaries and (y) relating to or arising out of any Environmental Law; (ii) Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries and, solely in respect of the Echo Business, Emerson or any of its other Subsidiaries are and have been in compliance with all Environmental Laws and all its Environmental Permits; and (iii) there are no Liabilities of Newco, Merger Subsidiary or any Emerson Contributed Subsidiary or, solely in respect of the Echo Business, Emerson or any of its other Subsidiaries arising under or relating to any Environmental Law or any Hazardous Substance and there is no condition, situation or set of circumstances that would reasonably be expected to result in or be the basis for any such Liability.

(b)         None of Newco, Merger Subsidiary or the Emerson Contributed Subsidiaries owns, leases or operates any property in the State of New Jersey or Connecticut.

Section 4.19        Material Contracts. (a) Section 4.19 of the Emerson Disclosure Schedule sets forth a list as of the date of this Agreement of each of the following Contracts to which any Emerson Contributed Subsidiary is a party or by which it is bound (after giving effect to the Pre-Closing Restructuring) (each such Contract listed or required to be so listed, and each of the following Contracts to which an Emerson Contributed Subsidiary becomes a party or by which it becomes bound, after the date of this Agreement, an “Emerson Material Contract”):

(i)                 any Contract pursuant to which Emerson or any of its Subsidiaries (in each case, with respect to the Echo Businesses) incurred aggregate payment obligations or received (or had the right to receive) aggregate payments in excess of $6,500,000 during the twelve-month period ended June 30, 2021;

(ii)                any Contract that (1) limits or purports to limit, in any material respect, the freedom of any Emerson Contributed Subsidiary to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of Newco, the Surviving Corporation or any of their respective Affiliates after the Closing or (2) contains any material exclusivity or material “most favored nation” obligations, material rights of first refusal, material rights of first offer, material put or call rights or other restrictions or similar provisions that are binding on an Emerson Contributed Subsidiary (or, after the Effective Time, that would be binding on Newco, the Surviving Corporation or any of their respective Affiliates);

(iii)               promissory notes, loan agreements, indentures, evidences of indebtedness or other Contracts providing for or relating to the lending of money in excess of $500,000;

(iv)              any material joint venture, profit-sharing, partnership, stockholders, investors rights, registration rights or similar Contract;

(v)               any Contracts or series of related Contracts entered into since January 1, 2018, relating to the acquisition or disposition of the business, assets or securities of any Person or any business for a price in excess of $10,000,000 (in each case, whether by merger, sale of stock, sale of assets or otherwise);

(vi)              any Contracts or other transactions with any (A) executive officer or director of Emerson who are Echo Business Employees, (B) record or, to the knowledge of Emerson, beneficial owner of five percent (5%) or more of the voting securities of Emerson, or (C) affiliates or “associates” (or members of any of their

“immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such executive officer, director or beneficial owner;

(vii)             any material Contract pursuant to which any of the Emerson Contributed Subsidiaries (A) grants any license, right or covenant not to sue with respect to any Echo Business Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business) or (B) obtains any license, right or covenant not to sue with respect to any Intellectual Property owned by any other Person (other than non-exclusive licenses to commercial off-the-shelf software which are generally available on non-discriminatory pricing terms);

(viii)            any Emerson Material Lease;

(ix)               any Contracts or other transactions between Emerson or an Emerson Retained Subsidiary, on the one hand, and Newco, Merger Subsidiary or an Emerson Contributed Subsidiary, on the other hand; and

(x)                any other Contract required to be filed by Emerson pursuant to Item 601(b)(10) of Regulation S-K.

(b)         Emerson has made available to Aspen a true and complete copy of each Emerson Material Contract. All of the Emerson Material Contracts are, subject to the Enforceability Exceptions, valid and binding obligations of Emerson or a Subsidiary of Emerson and, to the knowledge of Emerson, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against Emerson or its Subsidiaries and, to the knowledge of Emerson, each of the other parties thereto, except where the failure to be valid and binding obligations and in full force and effect and enforceable would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect. To the knowledge of Emerson, no Person is seeking to terminate or challenge the validity or enforceability of any Emerson Material Contract, except such terminations or challenges which would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect. Neither Emerson nor any of its Subsidiaries, nor to the knowledge of Emerson, any of the other parties thereto has violated any provision of, or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither Emerson nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Emerson Material Contract, except for those violations and defaults (or potential defaults) which would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect.

Section 4.20        Tax Treatment. None of Emerson, Emerson Sub, any Emerson Retained Subsidiary, any Emerson Contributed Subsidiary, Newco or Merger Subsidiary has taken or agreed to take any action, or has knowledge of any fact or circumstance, that would prevent the Emerson Contributions and the Merger Exchange, taken together, from qualifying for the Intended Tax Treatment.

Section 4.21        Financing. Emerson has, or will have at the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to fund the cash portion of the aggregate Merger Consideration.

Section 4.22        Finders’ Fees. Except for Centerview Partners LLC and Goldman Sachs & Co. LLC, each of whose fees will be paid by Emerson, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Emerson or any of its Subsidiaries who might be entitled to any fee or commission from Emerson or any of its Affiliates upon consummation of the Transactions.

Section 4.23        Compliance with Customs & Trade Laws.

(a)         For the past five years, Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries and, in respect of the Echo Business, Emerson and its other Subsidiaries, and all of their respective directors, and officers, and, to the knowledge of Emerson, employees and agents, have been in compliance in all material respects with Customs & Trade Laws.

(b)         For the past five years, each of Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries and, in respect of the Echo Business, Emerson and its other Subsidiaries has obtained all applicable import and export licenses and all other necessary consents, notices, waivers, approvals, orders, authorizations, and declarations, and completed all necessary registrations and filings, required under applicable Customs & Trade Laws, in each case, except as would not reasonably be expected to be, individually or in the aggregate, material to the Echo Business, taken as a whole.

(c)         For the past five years, except as would not reasonably be expected to be, individually or in the aggregate, material to the Echo Business, taken as a whole, Each of Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries and, in respect of the Echo Business, Emerson and its other Subsidiaries has not (i) made any voluntary, directed or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any non-compliance with any Customs & Trade Laws, (ii) been the subject of a current, pending or, to the knowledge of Emerson, threatened investigation, inquiry or enforcement proceedings for violations of Customs & Trade Laws, or (iii) violated or received any notice, request, penalty, or citation for any actual or potential non-compliance with Customs & Trade Laws.

Section 4.24        No Other Representations and Warranties. Except for the representations and warranties made by Emerson in this Article 4, none of Emerson, Emerson Sub, Newco, Merger Subsidiary or any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Emerson or its Subsidiaries (including Newco and Merger Subsidiary), or the accuracy or completeness of any information regarding Emerson or its Subsidiaries (including Newco and Merger Subsidiary) or any other matter furnished or provided to Aspen or made available to Aspen in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transaction Documents or the Transactions. Emerson and its Subsidiaries (including Newco and Merger Subsidiary) disclaim any other representations or warranties, whether made by Emerson or any of its

Subsidiaries (including Newco and Merger Subsidiary) or any of their respective Affiliates or Representatives. Emerson acknowledges and agrees that, except for the representations and warranties made by Aspen in Article 3, neither Aspen nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Aspen or its Subsidiaries, or the accuracy or completeness of any information regarding Aspen or its Subsidiaries or any other matter furnished or provided to Emerson or made available to Emerson in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transaction Documents, or the Transactions. Notwithstanding the foregoing, nothing in this Agreement shall limit any party’s remedies in the case of actual fraud.

ARTICLE 5
Covenants of Aspen

Aspen agrees that:

Section 5.01        Conduct of Aspen. From the date hereof until the Effective Time, except (i) as otherwise expressly contemplated by this Agreement, (ii) as required by any Applicable Law or requested by any Governmental Authority (including any COVID-19 Measures), (iii) as set forth in Section 5.01 of the Aspen Disclosure Schedule, (iv) with the prior written consent of Emerson (not to be unreasonably withheld, conditioned or delayed) or (v) as reasonably taken or omitted to be taken in response to the COVID-19 Measures (provided, that, with respect to actions taken or omitted to be taken in reliance on this clause (v), to the extent permitted under Applicable Law and practicable under the circumstances, Aspen shall provide prior notice to and consult in good faith with Emerson prior to taking such action) (collectively, the “Aspen Permitted Actions”), Aspen shall, and shall cause its Subsidiaries to, use reasonable best efforts to (x) conduct their businesses in the ordinary course consistent with past practice, (y) maintain and preserve intact their business organizations, their rights, franchises and other authorizations issued by Governmental Authorities and their relationships with their customers, regulators and other Persons with which they have advantageous business relationships (including the Aspen Employees) and (z) maintain and keep in good repair (ordinary wear and tear excepted) the material properties, assets and businesses of Aspen and its Subsidiaries. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except for the Aspen Permitted Actions, Aspen shall not, and shall cause its Subsidiaries not to:

(a)         amend its articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

(b)         (i) merge or consolidate with any other Person, (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, securities or property, other than acquisitions of assets, securities or property in the ordinary course of business consistent with past practice in an amount not to exceed $35,000,000 individually or $100,000,000 in the aggregate, or (iii) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, recapitalization, restructuring or other reorganization;

(c)         (i) split, combine or reclassify any Aspen Securities (whether by merger, consolidation or otherwise), (ii) amend any term or alter any rights of any Aspen Securities or Aspen Subsidiary Securities (in each case, whether by merger, consolidation or otherwise), (iii) declare, set aside or pay or make any dividend or any other distribution (whether in cash, stock, property or any combination thereof) in respect of any Aspen Securities or Aspen Subsidiary Securities (in the case of this clause (iii), other than dividends or distributions by a wholly owned Subsidiary of Aspen to Aspen or another wholly owned Subsidiary of Aspen), or (iv) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Aspen Securities or Aspen Subsidiary Securities (other than pursuant to the terms of Aspen Equity Awards outstanding as of the date hereof in accordance with the terms of the governing plans and applicable award agreements as of the date hereof);

(d)         (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Aspen Securities or Aspen Subsidiary Securities, other than the issuance of any shares of Aspen Stock upon the exercise or settlement of Aspen Equity Awards outstanding as of the date hereof in accordance with the terms of the governing plans and applicable award agreements as of the date hereof or (ii) grant any Aspen Equity Awards or any other equity or equity-based awards or discretionarily accelerate the vesting or payment of any Aspen Equity Awards;

(e)         incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the capital expenditure budget that has been made available to Emerson prior to the date of this Agreement and (ii) any unbudgeted capital expenditures not to exceed $2,000,000 in the aggregate;

(f)          sell, lease, license, sublicenses, transfer, abandon or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) or permit to lapse, any assets, securities, interests, businesses or property, other than (i) sales of inventory and dispositions of obsolete assets, in each case, in the ordinary course of business consistent with past practice and (ii) dispositions of assets, securities, interests, businesses or property for fair market value in an aggregate amount not to exceed $2,000,000 in the aggregate;

(g)         incur, assume, or guarantee or repurchase (in each case, whether evidenced by a note or other instrument, pursuant to an issuance of debt securities, financing lease, sale-leaseback transaction or otherwise), any indebtedness for borrowed money, other than (i) any indebtedness under the Aspen Credit Agreement, (ii) any indebtedness under any letters of credit or other credit support (or similar instruments) issued in the ordinary course of business consistent with past practice, (iii) any indebtedness of Aspen owing to any of its Subsidiaries and of any Subsidiary of Aspen owing to Aspen or any other Subsidiary of Aspen, any other indebtedness incurred pursuant to agreements in effect prior to the execution of this Agreement and made available to Emerson prior to the date hereof, or (iv) any indebtedness incurred to replace, renew, extend, refinance or refund any of the foregoing (including undrawn commitments thereunder) (plus unpaid accrued interest thereon, and underwriting discounts, fees, commissions and expenses associated with such replacement, renewal, extension, refinancing or refunding);

(h)         make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) between Aspen and its wholly owned Subsidiaries or among the wholly owned Subsidiaries of Aspen or (ii) in the ordinary course of business consistent with past practice;

(i)          create or incur any Lien (except for a Permitted Lien) on any material asset;

(j)          other than in the ordinary course of business consistent with past practice, enter into any Aspen Material Contract or terminate, renew, extend or amend in any material respect any Aspen Material Contract or waive, release or assign any material rights, claims or benefits thereunder, except (i) for any amendment, restatement, replacement (whether upon or after termination or otherwise, and whether with the original lenders or otherwise) refinancing, supplement or modification of indebtedness under the Aspen Credit Agreement or (ii) for any amendment, replacement, renewal, extension or termination of any Aspen Material Lease in the ordinary course of business that would not be reasonably expected to materially increase the Liabilities of Aspen;

(k)         except as required by Applicable Law or the terms of any collective bargaining agreement or Aspen Benefit Plan in effect as of the date hereof, (i) grant or increase any severance, termination, change in control, retention or transaction bonus (or amend any agreement or arrangement providing for any of the foregoing), (ii) establish, adopt, materially amend or terminate any Aspen Benefit Plan or any collective bargaining or similar agreement with any labor or trade union, works council or other employee representative, (iii) increase the compensation, bonus or other benefits payable to any Aspen Employee, except increases in compensation or benefits for any Aspen Employee who is not the Chief Executive Officer of Aspen that are made in the ordinary course of business consistent with past practice (except as prohibited by clause (i) above) or (iv) hire or terminate the employment of the Chief Executive Officer of Aspen;

(l)          change methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

(m)         (i) make, change or revoke any material Tax election; (ii) change any annual Tax accounting period; (iii) adopt, change or revoke any material method of Tax accounting; (iv) amend any material Tax Return; (v) enter into any material closing or similar agreement with respect to Taxes; (vi) extend or waive, or agree to extend or waive, any statute of limitation with respect to the assessment, determination or collection of material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business); (vii) settle or compromise any Action or investigation relating to material Taxes; (viii) request, apply for, or seek any relief, assistance or benefit, including any deferral of Taxes, under any COVID-19 Relief Legislation; or (ix) take or cause (or otherwise permit any other Person to take or cause) any action outside of the ordinary course of business which would reasonably be expected to materially increase Newco’s or any of its Affiliates’ (which following the Closing shall include Aspen and its Subsidiaries) Liability for Taxes;

(n)         settle or compromise, or offer or propose to settle or compromise, (i) any Action or investigation, whether pending or threatened, involving or against Aspen or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice (provided that any individual settlement or compromise or any series of related settlements or compromises involving payments by Aspen and its Subsidiaries in excess of $1,000,000 individually or $5,000,000 in the aggregate (in each case, net of any amounts that may be paid under one or more existing insurance policies) or providing for any non-monetary relief shall be deemed not to be in the ordinary course of business), (ii) any Transaction Litigation or (iii) any Action initiated by a stockholder of Aspen in their capacity as such;

(o)         disclose to any third party, other than to employees, representatives or agents of Aspen or any of its Subsidiaries, or other third parties (including customers) in the ordinary course of business consistent with past practice, bound by written confidentiality agreements, any material Trade Secrets or source code included in the Aspen Intellectual Property; or

(p)         agree, resolve or commit to do any of the foregoing.

Section 5.02        Aspen Stockholder Meeting. Aspen shall cause a meeting of its stockholders (the “Aspen Stockholder Meeting”) to be duly called and held as soon as reasonably practicable (but in no event later than 45 days) after the Registration Statement is declared effective under the 1933 Act for the purpose of voting on the approval and adoption of this Agreement and the Merger (and any separate or unbundled proposals to the extent required to implement the foregoing or as requested by the SEC). Subject to Section 5.03, Aspen shall (i) through the Board of Directors of Aspen, recommend approval and adoption of this Agreement, the Merger and the other Transactions by Aspen’s stockholders, (ii) use its reasonable best efforts to obtain the Aspen Stockholder Approval and (iii) otherwise comply with all Applicable Law with respect to such meeting. Aspen shall not, without the prior written consent of Emerson (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or otherwise delay the Aspen Stockholder Meeting; provided, however, that, notwithstanding the foregoing provisions of this Section 5.02, Aspen may postpone or adjourn the Aspen Stockholder Meeting (x) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of Aspen has determined in good faith after consultation with outside counsel is necessary under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Aspen’s stockholders prior to the Aspen Stockholder Meeting, (y) if Aspen determines in good faith after consultation with outside counsel that such postponement or adjournment is required to comply with Applicable Law or (z) if, on the date of the Aspen Stockholder Meeting, Aspen reasonably determines in good faith after consultation with Emerson that Aspen has not received proxies representing a sufficient number of shares of Aspen Stock to obtain the Aspen Stockholder Approval (whether or not a quorum is present) or it will not have sufficient shares of Aspen Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Aspen Stockholder Meeting. Notwithstanding the foregoing provisions of this Section 5.02, if, on the date of the Aspen Stockholder Meeting, Emerson reasonably determines in good faith that Aspen has not received proxies representing a sufficient number of shares of Aspen Stock to obtain the Aspen Stockholder Approval, Emerson may request Aspen to adjourn the Aspen Stockholder Meeting once and upon such written request of Emerson, Aspen shall adjourn the Aspen Stockholder Meeting until such date as shall be mutually agreed upon by Aspen and Emerson, which date shall be not less than five days nor more than ten days after the date of adjournment (but at least two Business Days prior to the End Date), and subject to the terms and conditions of this Agreement, shall continue to use its reasonable best efforts to solicit proxies from stockholders relating to the Aspen Stockholder Approval. Aspen shall coordinate with Emerson regarding the record date and the meeting date for the Aspen Stockholders Meeting. Without limiting the generality of the foregoing, this Agreement, the Merger and the other Transactions shall be submitted to Aspen’s stockholders at the Aspen Stockholder Meeting whether or not an Adverse Recommendation Change shall have occurred.

Section 5.03        No Solicitation; Other Offers. (a) General Prohibitions. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 11.01, except as otherwise set forth in this Section 5.03, neither Aspen nor any of its Subsidiaries nor any of their respective officers, directors or employees shall, and Aspen shall instruct and shall use its reasonable best efforts to cause its and its Subsidiaries’ respective investment bankers, attorneys, accountants, consultants or other agents or advisors (such officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors, collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions (other than to request clarification of an unsolicited Acquisition Proposal for purposes of assessing whether such Acquisition Proposal is or is reasonably likely to result in a Superior Proposal) or negotiations with, furnish any information relating to Aspen or any of its Subsidiaries or afford access to the business, properties, assets, books or records of Aspen or any of its Subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party in connection with an Acquisition Proposal or an offer, proposal or inquiry that could reasonably be expected to lead to an Acquisition Proposal, (iii) fail to make, withdraw or modify, in a manner adverse to Emerson, the Aspen Board Recommendation (it being understood that any failure to publicly (A) if a tender or exchange offer for Aspen Stock that constitutes an Acquisition Proposal is commenced, recommend against such Acquisition Proposal within ten Business Days after the commencement of such Acquisition Proposal or (B) reaffirm the Aspen Board Recommendation within ten Business Days after written request by Emerson to do so will be treated as a withdrawal of the Aspen Board Recommendation; provided that Emerson shall be entitled to make such a written request for reaffirmation only once for each Acquisition Proposal and once for each material amendment to such Acquisition Proposal) or recommend an Acquisition Proposal (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of

Aspen or any of its Subsidiaries (provided that if the Board of Directors of Aspen determines in good faith that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law, then (A) Aspen may fail to enforce or grant any waiver or release under any such standstill or similar agreement to the extent necessary to permit the Person bound by such provision or agreement to make an Acquisition Proposal to the Board of Directors of Aspen and (B) concurrently with such waiver, release or failure to enforce by Aspen, any standstill or similar provisions in the Confidentiality Agreement shall immediately and automatically cease to be of any force or effect), (v) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of Delaware Law or (vi) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal. It is agreed that any violation of the restrictions on Aspen set forth in this Section by any officer, director or employee of Aspen or any of its Subsidiaries, and any violation of such restrictions by a Representative of Aspen or any of its Subsidiaries acting on behalf of Aspen or any of its Subsidiaries with the knowledge of Aspen or resulting from actions directed by Aspen or any of its Subsidiaries or any of their respective officers, directors or employees, shall be deemed to constitute a breach of this Section by Aspen.

(b)         Exceptions. Notwithstanding Section 5.03(a), at any time prior to the Aspen Stockholder Approval (and in no event thereafter):

(i)                 Aspen, may (A) engage in negotiations or discussions with any Third Party and its Representatives that, subject to Aspen’s compliance in all material respects with Section 5.03(a), has made after the date of this Agreement a bona fide, written Acquisition Proposal that the Board of Directors of Aspen reasonably believes is or is reasonably likely to result in a Superior Proposal and (B) furnish to such Third Party or its Representatives non-public information relating to Aspen or any of its Subsidiaries pursuant to a confidentiality agreement with such Third Party with terms in all material respects no less favorable to Aspen than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an Acquisition Proposal and shall not include any term that would prevent Aspen from complying with its obligations under this Agreement); provided that all such information (to the extent that such information has not been previously provided or made available to Emerson) is provided or made available to Emerson or its Representatives prior to or promptly (and in any event within 24 hours) following the time it is provided or made available to such Third Party; and

(ii)                Subject to compliance with Section 5.03(d), the Board of Directors of Aspen may make an Adverse Recommendation Change (A) following receipt of a Superior Proposal or (B) in response to an Intervening Event;

in each case referred to in the foregoing clauses (i) and (ii) only if the Board of Directors of Aspen determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Delaware Law.

In addition, nothing contained herein shall prevent the Board of Directors of Aspen (or any committee thereof) from (x) complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 5.03; provided that any such action taken or statement made that relates to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the Board of Directors of Aspen reaffirms the Aspen Board Recommendation in such statement or in connection with such action, or (y) making a customary “stop-look-and-listen” communication pursuant to Rule 14d-9(f) under the 1934 Act (or substantially similar communication).

(c)         Required Notices. Aspen shall notify Emerson promptly (but in no event later than 24 hours) after receipt by Aspen (or any of its Subsidiaries or its or their respective Representatives) of (i) any Acquisition Proposal, (ii) any bona fide indication that a Third Party intends to make an Acquisition Proposal or (iii) any request for information relating to Aspen or any of its Subsidiaries or for access to the business, properties, assets, books or records of Aspen or any of its Subsidiaries by any Third Party that has given any bona fide indication to Aspen (any of its Subsidiaries or its or their respective Representatives) that it intends to make, or has made, an Acquisition Proposal. Such notice shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. Aspen shall keep Emerson reasonably informed, on a reasonably current basis, of the status and details of any such Acquisition Proposal, indication or request, and shall promptly (but in no event later than 24 hours after receipt) provide to Emerson copies of all correspondence and written materials sent or provided to Aspen or any of its Subsidiaries that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters). Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Aspen’s compliance with this Section 5.03(c).

(d)         “Last Look.” Further, the Board of Directors of Aspen shall not make an Adverse Recommendation Change, unless (i) Aspen promptly notifies Emerson, in writing at least four Business Days (it being understood and agreed that any amendment to the financial terms or other material terms of a Superior Proposal shall require a new written notification from Aspen and a new notice period under this Section 5.03(d), except that such new notice period shall be for two Business Days (as opposed to four Business Days)) before taking that action, of its intention to do so, attaching (A) in the case of an Adverse Recommendation Change to be made following receipt of a Superior Proposal, the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the Third Party making the Acquisition Proposal, or (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, a reasonably detailed description of the reasons for making such Adverse Recommendation Change, and (ii) at the end of such four or two Business Day period, the Board of Directors of Aspen, after considering in good faith any revisions or adjustments to the terms and conditions of this Agreement offered in writing by Emerson, within such four or two Business Days period if applicable, continues to determine in good faith, after consultation with outside legal counsel, that the failure to make such Adverse Recommendation

Change would be reasonably likely to be inconsistent with its fiduciary duties under Delaware Law.

(e)         Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Aspen Stock or all or substantially all of the consolidated assets of Aspen on terms that the Board of Directors of Aspen determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions, conditions to consummation, anticipated timing of consummation and, if a cash transaction (whether in whole or in part), the expectation of obtaining any necessary financing, are more favorable and provide greater value to all of Aspen’s stockholders than the Transactions (taking into account any proposal by Emerson to amend the terms of this Agreement pursuant to Section 5.03(d)).

(f)          Definition of Intervening Event. For purposes of this Agreement, “Intervening Event” means material events, changes, circumstances, state of facts, condition or developments occurring or arising after the date of this Agreement that (i) was not known or reasonably foreseeable, or the material consequences or magnitude of which were not known or reasonably foreseeable, in each case to the Board of Directors of Aspen as of or prior to the date of this Agreement, and (ii) does not relate to the receipt, existence, or terms of an Acquisition Proposal (an “Intervening Event”); provided that in no event shall any of the matters referred to in clauses (i)-(iii) of the definition of Emerson Material Adverse Effect constitute an Intervening Event or be taken account in determining whether an Intervening Event has occurred.

(g)         Obligation to Terminate Existing Discussions. Aspen shall, and shall cause its Subsidiaries and its and their officers, directors and employees, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal. Aspen shall promptly request that each Third Party, if any, that has executed a confidentiality agreement within the 24-month period prior to the date hereof in connection with its consideration of any Acquisition Proposal return or destroy all confidential information heretofore furnished to such Person by or on behalf of Aspen or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information).

ARTICLE 6
Covenants of Emerson

Emerson agrees that:

Section 6.01        Conduct of the Echo Business. From the date hereof until the Effective Time, except (i) as otherwise expressly contemplated by this Agreement (including with respect to the implementation of the Pre-Closing Restructuring), (ii) as required by any Applicable Law or requested by any Governmental Authority (including any COVID-19 Measures), (iii) as set forth in Section 6.01 of the Emerson Disclosure Schedule, (iv) with the prior written consent of Aspen (not to be unreasonably withheld, conditioned or delayed) or (v) as reasonably taken or omitted to be taken in response to the COVID-19 Measures (provided, that, with respect to actions taken or omitted to be taken in reliance on this clause (v), to the extent permitted under Applicable Law and practicable under the circumstances, Emerson shall provide prior notice to and consult in good faith with Aspen prior to taking such action) (collectively, the “Emerson Permitted Actions”), Emerson shall, and shall cause its Subsidiaries to, use reasonable best efforts to (x) conduct the Echo Business in the ordinary course consistent with past practice, (y) maintain and preserve intact the Echo Business and, to the extent relating to the Echo Business, their business organizations, their rights, franchises and other authorizations issued by Governmental Authorities and their relationships with their customers, regulators and other Persons with which they have advantageous business relationships (including the Echo Business Employees) and (z) maintain and keep in good repair (ordinary wear and tear excepted) the material properties, assets and businesses of the Echo Business. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except for the Emerson Permitted Actions, Emerson shall not, and shall cause its Subsidiaries (other than Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries) not to, to the extent relating to the Echo Business, and shall cause Newco, Merger Subsidiary and the Emerson Contributed Subsidiaries not to:

(a)         amend the articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise) of Newco, Merger Subsidiary or any Emerson Contributed Subsidiary;

(b)         (i) merge or consolidate with any other Person, (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, securities or property, other than acquisitions of assets, securities or property in the ordinary course of business consistent with past practice in an amount not to exceed $25,000,000 individually or $50,000,000 in the aggregate, or (iii) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, recapitalization, restructuring or other reorganization;

(c)         (i) split, combine or reclassify any Emerson Contributed Subsidiary Securities (whether by merger, consolidation or otherwise), (ii) amend any term or alter any rights of any Emerson Contributed Subsidiary Securities (in each case, whether by merger, consolidation or otherwise), or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Emerson Contributed Subsidiary Securities;

(d)         issue, deliver or sell, or authorize the issuance, delivery or sale of, any Emerson Contributed Subsidiary Securities;

(e)         incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the capital expenditure budget that has been made available to Aspen prior to the date of this Agreement and (ii) any unbudgeted capital expenditures not to exceed $2,000,000 in the aggregate;

(f)          sell, lease, license, sublicenses, transfer, abandon or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) or permit to lapse, any assets, securities, interests, businesses or property (including any Emerson Contributed Assets), other than (x) sales of inventory and dispositions of obsolete assets, in each case, in the ordinary course of business consistent with past practice and (y) dispositions of assets, securities, interests, businesses or property for fair market value in an aggregate amount not to exceed $2,000,000 in the aggregate;

(g)         incur, assume, or guarantee or repurchase (in each case, whether evidenced by a note or other instrument, pursuant to an issuance of debt securities, financing lease, sale-leaseback transaction or otherwise), any indebtedness for borrowed money;

(h)         make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) subject to Section 6.05, between Emerson and its wholly owned Subsidiaries or among the wholly owned Subsidiaries of Emerson or (ii) in the ordinary course of business consistent with past practice;

(i)          create or incur any Lien (except for a Permitted Lien) on any material asset (including any Emerson Contributed Asset);

(j)          other than in the ordinary course of business consistent with past practice, enter into any Emerson Material Contract or terminate, renew, extend or amend in any material respect any Emerson Material Contract or waive, release or assign any material rights, claims or benefits thereunder except for any amendment, replacement, renewal, extension or termination of any Emerson Material Lease in the ordinary course of business that would not be reasonably expected to materially increase the Liabilities of the Echo Business;

(k)         except as required by Applicable Law or the terms of any collective bargaining agreement or Echo Business Benefit Plan in effect as of the date hereof, (i) grant or increase any severance, termination, change in control, retention or transaction bonus (or amend any agreement or arrangement providing for any of the foregoing) to any Echo Business Employee, (ii) establish, adopt, materially amend or terminate any Emerson Assumed Benefit Plan or Emerson Contributed Subsidiary Benefit Plan or any collective bargaining or similar agreement applicable to Echo Business Employees with any labor or trade union, works council or other employee representative (other than establishing or adopting any “mirror” or “clone” Benefit Plan that corresponds to any Emerson Retained Benefit Plan in which Echo Business Employees participate prior to the Closing as contemplated by Section 8.10), (iii) increase the compensation, bonus or other benefits payable to any Echo Business Employee, except (A) increases for any Echo Business Employee who is not a Key Echo Business Employee that are made in the ordinary course of business consistent with past practice (except as prohibited by clause (i) above) and (B) increases in benefits provided under any Emerson Retained Benefit

Plan that are provided generally to Emerson employees and are not specifically targeted at Echo Business Employees, (iv) hire or terminate the employment of any Key Echo Business Employee, other than in the ordinary course of business consistent with past practice, or (v) transfer the employment or otherwise reallocate the services of (A) any Echo Business Employee to Emerson or any Emerson Retained Subsidiary such that such Echo Business Employee’s employment would not transfer to Newco or its Subsidiaries pursuant to the terms of Article 8 or (B) any person who is not an Echo Business Employee (excluding, for the avoidance of doubt, any person that becomes an Echo Business Employee following the date of this Agreement in accordance with Section 8.16) to an Emerson Contributed Subsidiary or the Echo Business such that such person’s employment would transfer to Newco or any of its Affiliates or any Emerson Contributed Subsidiary by operation of applicable Law;

(l)          change methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

(m)        other than (x) with respect to matters of an Emerson Tax Group that do not exclusively relate to or affect Newco, Merger Subsidiary or any Emerson Contributed Subsidiary or (y) as would not be expected to materially increase the Liability for Taxes of Newco, Merger Subsidiary, or any Emerson Contributed Subsidiary in any tax period (or portion thereof) beginning after the Closing, (i) make, change or revoke any material Tax election; (ii) change any annual Tax accounting period; (iii) adopt, change or revoke any material method of Tax accounting; (iv) amend any material Tax Return; (v) enter into any material closing or similar agreement with respect to Taxes; (vi) extend or waive, or agree to extend or waive, any statute of limitation with respect to the assessment, determination or collection of material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business); (vii) settle or compromise any Action or investigation relating to material Taxes; (viii) request, apply for, or seek any relief, assistance or benefit, including any deferral of Taxes, under any COVID-19 Relief Legislation; or (ix) take or cause (or otherwise permit any other Person to take or cause) any action outside of the ordinary course of business which would reasonably be expected to materially increase Newco’s or any of its Affiliates’ (which following the Closing shall include the Emerson Contributed Subsidiaries) Liability for Taxes;

(n)         settle or compromise, or offer or propose to settle or compromise, any Action or investigation, whether pending or threatened, (i) involving the Echo Business or against Newco, Merger Subsidiary or any Emerson Contributed Subsidiary or any of their respective Subsidiaries or involving any Emerson Assumed Liability, other than in the ordinary course of business consistent with past practice (provided that any individual settlement or compromise or any series of related settlements or compromises involving payments by Newco, Merger Subsidiary or any Emerson Contributed Subsidiaries in excess of $1,000,000 individually or $5,000,000 in the aggregate (in each case, net of any amounts that may be paid under one or more existing insurance policies) or providing for any non-monetary relief shall be deemed not to be in the ordinary course of business) or (ii) that relates to the Transactions;

(o)         disclose to any third party, other than to employees, representatives or agents of Newco, Merger Subsidiary or any of the Emerson Contributed Subsidiaries, or other third parties (including customers) in the ordinary course of business consistent with past practice, bound by written confidentiality agreements, any material Trade Secrets or source code included in the Echo Business Intellectual Property; or

(p)         agree, resolve or commit to do any of the foregoing.

Notwithstanding anything to the contrary herein, the parties acknowledge and agree that nothing in this Section 6.01 shall restrict Emerson or any of its Subsidiaries from (i) distributing cash to its direct or indirect parent entities or (ii) repaying or settling any indebtedness for borrowed money or other obligations of Emerson or any of its wholly owned Subsidiaries; provided that neither Emerson nor any of its Subsidiaries shall take any action in connection with clauses (i) or (ii) that would impose, or be reasonably be expected to impose, any Liabilities on Newco or the Emerson Contributed Subsidiaries after the Closing without the prior written consent of Aspen.

Section 6.02        Emerson Sub, Newco and Merger Subsidiary. (a) Emerson shall cause (i) the name of Newco to be changed to “Aspen Technology, Inc.” and (ii) Newco’s certificate of incorporation and bylaws to be in the form attached hereto as Exhibit G and Exhibit H, respectively, in the case of each of clauses (i) and (ii), immediately prior to and at the Closing. Emerson shall cause Emerson Sub and Newco to take any action required by this Agreement to be taken by Newco prior to or at the Closing. Prior to the Closing, Newco will not undertake any activity except for activity in connection with this Agreement and the Transactions.

(b)         Newco shall cause Merger Subsidiary to take any action required by this Agreement to be taken by Merger Subsidiary prior to or at the Closing. Prior to the Closing, Merger Subsidiary will not undertake any activity except for activity in connection with this Agreement and the Transactions.

Section 6.03        Stock Exchange Listing. Newco shall use its reasonable best efforts to cause the shares of Newco Stock to be issued as part of the Merger Consideration to be approved for quotation on Nasdaq as promptly as reasonably practicable after the date of this Agreement, and in any event as of immediately following the Effective Time, subject to official notice of issuance. In furtherance of the foregoing, Newco shall apply for the “AZPN” ticker symbol with Nasdaq. On or prior to the Closing, if Newco or any of its Affiliates receives any written or oral notice from Nasdaq that Newco has failed, or would reasonably be expected to fail, to meet the Nasdaq listing requirements as of the Closing for any reason (such notice a “Nasdaq Notice”), then Newco shall give prompt written notice of such Stock Exchange Notice to Aspen, including a copy of any written Nasdaq Notice or a summary of any oral Nasdaq Notice.

Section 6.04        Newco Board of Directors. Prior to the Effective Time, Emerson shall take all action necessary to cause Newco’s Board of Directors, effective as of the Closing, to be constituted as set forth in the Stockholders Agreement.

Section 6.05        Intercompany Accounts and Agreements. Effective as of immediately prior to the Closing, except (a) for the Transaction Documents and (b) for those arrangements set forth on Section 6.05 of the Emerson Disclosure Schedule, all intercompany accounts between Emerson or any of the Emerson Retained Subsidiaries, on the one hand, and any Emerson Contributed Subsidiary, on the other hand, shall be settled and paid in full (regardless of the terms of payment of such intercompany accounts), and all Contracts between Emerson or any of the Emerson Retained Subsidiaries, on the one hand, and Newco, Merger Subsidiary or any Emerson Contributed Subsidiary, on the other hand, shall be terminated, in each case without further Liability or obligation (contingent or otherwise) to Newco or any of its Subsidiaries.

Section 6.06        Delivery of Financial Statements. Emerson shall, from the date hereof until the Closing Date, deliver to Aspen, as soon as reasonably practicable after the date hereof, (i) audited consolidated and combined balance sheets of the Echo Business as of September 30, 2019, 2020 and 2021, and related consolidated and combined statements of income, statements of comprehensive income, statements of equity and statements of cash flows, each audited in accordance with the procedures specified by the U.S. Public Company Accounting Oversight Board (and any successor thereof), together with audit reports, without qualification or exception thereto, on such financial statements from the independent accountant for Emerson and (ii) unaudited consolidated and combined balance sheet of the Echo Business as of the end of each fiscal quarter of Emerson and the related unaudited consolidated and combined statements of income, statements of comprehensive income, statements of equity and statements of cash flows of the Echo Business for such fiscal quarter, together with comparable financial statements for the corresponding periods of the prior fiscal year, in each case, to the extent required to be included or incorporated by reference in the Proxy Statement/Prospectus or the Registration Statement, which unaudited financial statements shall have been reviewed by the independent accountant for Emerson in accordance with the procedures specified by the U.S. Public Company Accounting Oversight Board (and any successor thereof) (such financial statements set forth in the foregoing clauses (i) and (ii), the “Subsequent Echo Business Financial Statements”).

Section 6.07        Retention of Books and Records. (a) For a period of five years from and after the Closing, Emerson shall, and shall cause its Affiliates to (i) retain books, records, files and papers used or held for use in the conduct of the Echo Business or otherwise relating to or arising out of the Echo Business, whether in hard copy or electronic format, that are in Emerson’s or one of the Emerson Retained Subsidiaries’ possession at the Closing (the “Non-Transferred Business Records”), (ii) give Newco, its Subsidiaries and their respective Representatives reasonable access to the offices, properties and all Non-Transferred Business Records during normal business hours and upon reasonable prior notice, (iii) furnish to Newco, its Subsidiaries and their respective Representatives copies of such Non-Transferred Business Records at Newco’s expense, (iv) furnish to Newco, its Subsidiaries and their respective Representatives such financial and operating data and other information in possession of Emerson or the Emerson Retained Subsidiaries to the extent relating to the conduct of the Echo Business on or before the Closing Date and (v) cause the employees, counsel, auditors and other Representatives of Emerson and the Emerson Retained Subsidiaries to cooperate with Newco, its Subsidiaries and their respective Representatives, to the extent relating to the Echo Business and reasonably requested by Newco, its Subsidiaries and their respective Representatives, including in connection with accounting, legal defense and other similar needs; provided that (x) nothing in this Section 6.07(a) shall require Emerson or any of the Emerson Retained Subsidiaries to give access to or furnish any materials prepared in connection with the Transaction Documents or the Transactions or to provide any information, materials or access in connection with any dispute hereunder (including any claim for indemnification), and (y) this Section 6.07(a) shall not apply with respect to Tax matters, which shall be governed by the Tax Matters Agreement; provided, further, that nothing in this Section 6.07(a) shall limit in any respect any rights any party may have with respect to discovery or the production of documents or other information in connection with any litigation.

(b)         For a period of five years from and after the Closing, Newco shall, and shall cause its Affiliates to (i) retain books, records, files and papers relating to the Echo Business relating to periods prior to the Closing that are in Newco’s or one of its Subsidiaries’ possession at the Closing (the “Pre-Closing Business Records”), (ii) give Emerson, its Subsidiaries and their respective Representatives reasonable access to the offices, properties and all Pre-Closing Business Records during normal business hours and upon reasonable prior notice, (iii) furnish to Emerson, its Subsidiaries and their respective Representatives copies of such Pre-Closing Business Records at Emerson’s expense, (iv) furnish to Emerson, its Subsidiaries and their respective Representatives such financial and operating data and other information in possession of Newco or its Subsidiaries to the extent relating to the conduct of the Echo Business on or before the Closing Date and (v) cause the employees, counsel, auditors and other Representatives of Newco and its Subsidiaries to cooperate with Emerson, its Subsidiaries and their respective Representatives, to the extent relating to the Echo Business and reasonably requested by Emerson, its Subsidiaries and their respective Representatives, including in connection with accounting, legal defense and other similar needs; provided that (x) nothing in this Section 6.07(b) shall require Newco or any of its Subsidiaries to provide any information, materials or access in connection with any dispute hereunder (including any claim for indemnification), and (y) this Section 6.07(b) shall not apply with respect to Tax matters, which shall be governed by the Tax Matters Agreement; provided, further, that nothing in this Section 6.07(b) shall limit in any respect any rights any party may have with respect to discovery or the production of documents or other information in connection with any litigation.

(c)         Notwithstanding anything to the contrary in this Section 6.07, neither Emerson nor Newco nor any of their respective Subsidiaries shall be required to (i) provide access to its offices, properties, books, records or personnel if such access would unreasonably disrupt its operations, (ii) provide access to or to disclose information where such access or disclosure could reasonably be expected to result in the loss the attorney-client or other legal privilege of such party or any of its Subsidiaries or contravene any Applicable Law or Contract or (iii) provide access to conduct any “Phase II” or other intrusive testing or sampling of environmental media or building materials; provided that each of Emerson and Newco shall, and shall cause its respective Subsidiaries to, use it reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply; provided, however, that in no event shall either Emerson or Newco have access to individual performance or evaluation records, medical histories or other similar information to the extent that in the reasonable opinion of the other party, after consultation with outside counsel, the disclosure of which would reasonably be expected to violate any Applicable Law. Notwithstanding anything to the contrary in this Section 6.07, materials may be redacted (A) as necessary to comply with contractual arrangements or Applicable Law and (B) as necessary to address reasonable attorney-client or other legal privilege or confidentiality concerns, and Emerson or Newco may designate information that it views to be commercially sensitive to be viewed only by outside counsel for the other parties, and such designation shall be honored by the parties receiving that information.

ARTICLE 7
Additional Covenants of the Parties

The parties hereto agree that:

Section 7.01        Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to cause the satisfaction as promptly as practicable of all of the conditions set forth in Article 10 and to consummate and make effective as promptly as practicable the Transactions (including (i) preparing and filing, as promptly as practicable, with any Governmental Authority all documentation to effect all necessary Filings (including Filings pursuant to the HSR Act, which such Filings pursuant to the HSR Act shall be made within fifteen Business Days after the date of this Agreement) and (ii) using its reasonable best efforts to obtain, as promptly as practicable, all Consents required to be obtained from any Governmental Authority that are necessary, proper or advisable to consummate the Transactions). To the extent permitted by Applicable Law, the parties shall deliver as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested by any Governmental Authority in connection with the Transactions. Without limiting the foregoing, none of the parties or any of their respective Affiliates shall extend any waiting period or comparable period under the HSR Act or other Antitrust Laws or enter into any agreement with any Governmental Authority not to consummate the Transactions, except with the prior written consent of the other parties.

(b)         Each of Emerson and Aspen shall, to the extent permitted by Applicable Law, (i) promptly notify the other of any substantive communication made or received by Emerson or Aspen, as applicable, with any Governmental Authority relating to Antitrust Law (or any other Filings made pursuant to this Section 7.01) and regarding this Agreement or the Transactions, and, if permitted by Applicable Law, provide the other party a reasonable opportunity to review in advance any proposed written communication to any such Governmental Authority and incorporate such other party’s (and any of their respective outside counsel’s) reasonable comments to such proposed written communication, (ii) not agree to participate in any in-person meeting or substantive discussion with any Governmental Authority in respect of any Filing, investigation or inquiry relating to Antitrust Law (or any other Filings made pursuant to this Section 7.01) and regarding this Agreement or any of the Transactions unless, to the extent reasonably practicable, it consults with such other party in advance and, to the extent permitted by such Governmental Authority, gives such other party the opportunity to attend or participate, as applicable, and (iii) promptly furnish the other party with copies of all correspondence, filings and written communications between it and its Affiliates and Representatives, on the one hand, and such Governmental Authority or its respective staff, on the other hand, with respect to this Agreement and the Transactions. Any materials exchanged in connection with this Section 7.01 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of Aspen, Emerson or the Echo Business or other competitively sensitive material; provided that the parties may, as they deem advisable and necessary, designate any materials provided to the other under this Section 7.01 as “outside counsel only.”

(c)         Notwithstanding anything to the contrary set forth in this Agreement, and in furtherance and not in limitation of the foregoing, Emerson shall, and shall cause its Subsidiaries to, use reasonable best efforts to resolve, avoid, or eliminate impediments or objections, if any, that may be asserted by any Governmental Authority with respect to the Transactions so as to enable the Merger to occur prior to the End Date; provided that nothing in this Section 7.01 or anything else in this Agreement shall require Emerson or any of its Affiliates to (and neither Aspen nor any of its Subsidiaries shall, or shall offer or agree to, do any of the following without Emerson’s prior written consent): (i) propose, negotiate, commit to or effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of Emerson or Emerson’s Affiliates, or Aspen or any of its Affiliates, or any interest therein, or agree to any other structural or conduct remedy, (ii) otherwise take or commit to take any actions that would limit Emerson’s, Emerson’s Affiliates, Newco’s, Newco’s Affiliates, or Aspen’s or its Affiliates’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of Emerson, Emerson’s Affiliates, Newco, Newco’s Affiliates, or Aspen or any of its Affiliates, or any interest or interests therein; or (iii) agree to do any of the foregoing, in each case of the foregoing clauses (i), (ii) and (iii), except and only if such action would not otherwise reasonably be expected to materially and adversely affect Emerson and its Subsidiaries (assuming for this purpose that Emerson and its Subsidiaries were a business the size of Newco and its Subsidiaries after giving effect to the Transactions) or Newco and its Subsidiaries (after giving effect to the Transactions) (any of the actions described in this proviso, a “Burdensome Condition”). Notwithstanding the foregoing, at the written request of Emerson, Aspen shall, and shall cause its Subsidiaries to, agree to take any action that would constitute a Burdensome Condition so long as such action is conditioned upon the occurrence of the Closing.

(d)         Emerson shall, upon consultation with Aspen and in consideration of Aspen’ views in good faith, be entitled to direct the defense of the Transactions before any Governmental Authority and to take the lead in the scheduling of, and strategic planning for, any meetings with, and the conducting of negotiations with, Governmental Authorities regarding (i) the expiration or termination of any applicable waiting period relating to the Merger under the HSR Act, (ii) any other Antitrust Law or (iii) obtaining any Consent from a Governmental Authority.

Section 7.02        Proxy Statement; Registration Statement. (a) As promptly as reasonably practicable following the date of this Agreement, the parties shall jointly prepare and cause to be filed with the SEC (i) a proxy statement relating to the Aspen Stockholder Meeting (together with all amendments and supplements thereto, the “Proxy Statement/Prospectus”) in preliminary form and (ii) a Registration Statement on Form S-4 which shall include the Proxy Statement/ Prospectus (together with all amendments and supplements thereto, the “Registration Statement”) relating to the registration of the shares of Newco Stock to be issued in connection with the Merger. Each party agrees, as to itself and its Subsidiaries, that the Proxy Statement/Prospectus and the Registration Statement shall comply in all material respects with the applicable provisions of the 1933 Act and the 1934 Act and other Applicable Law.

(b)         Each of the parties shall use its reasonable best efforts to (i) have, as promptly as reasonably practicable following the filing thereof, the Proxy Statement/Prospectus cleared by the SEC and the Registration Statement declared effective under the 1933 Act, (ii) keep the Registration Statement effective as long as necessary to consummate the Merger and (iii) to respond as promptly as reasonably practicable to any comments or requests for additional information from the SEC with respect to the Proxy Statement/Prospectus or the Registration Statement, as applicable. Each of the parties shall, as promptly as practicable after the receipt thereof, provide the other parties with copies of any written comments, and advise the other party of any oral comments, with respect to the Proxy Statement/Prospectus and the Registration Statement received by such party from the SEC, including any request from the SEC for amendments or supplements to the Proxy Statement/Prospectus and the Registration Statement, and shall provide the other with copies of all material or substantive correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the parties shall provide the other parties and its counsel a reasonable opportunity to review such document or response (including the proposed final version of such document or response) and consider in good faith the comments of the other party in connection with any such document or response. None of the parties or their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Registration Statement or the Proxy Statement/Prospectus unless it consults with the other parties in advance and, to the extent permitted by the SEC, allows the other parties to participate. Subject to Section 5.03, the Proxy Statement/Prospectus shall include the Aspen Board Recommendation.

(c)         The parties shall make all necessary filings with respect to the Transactions under the 1933 Act and the 1934 Act and applicable state “blue sky” laws and the rules and regulations thereunder. Each of the parties will advise the other parties, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Newco Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If, at any time prior to the Effective Time, any information relating to the parties, or any of their respective Affiliates, officers or directors should be discovered by a party that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of Aspen.

Section 7.03        Public Announcements. Aspen and Emerson shall consult with each other with respect to their respective initial press releases concerning this Agreement and the Transactions. Following such initial press release, Aspen and Emerson shall consult with each other before issuing any additional press release, making any other public statement or scheduling any press conference, conference call, public appearance (including interviews with media outlets) or meeting with investors or analysts or making or distributing any broad-based employee communication, in each case, with respect to this Agreement or the Transactions (collectively, a “Release”) and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such Release before such consultation (and, to the extent applicable, shall reasonably in advance provide copies of any such Release (including any scripts for any conference calls) to the other party and shall consider in good faith the comments of the other party); provided that the restrictions set forth in this Section 7.03 shall not apply to any Release (a) made or proposed to be made by Aspen in compliance with Section 5.03 with respect to the matters contemplated by Section 5.03, (b) if such Release does not disclose any non-public information regarding the Transactions beyond the scope of any previously agreed Release to which the other party had been consulted or (c) in connection with any dispute between the parties regarding this Agreement or the Transactions.

Section 7.04        Director and Officer Liability. (a) For six years after the Effective Time, (i) the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of Aspen (each, an “Aspen Indemnified D&O”) in respect of acts or omissions arising out of or relating to their service as officer or director of Aspen occurring at or prior to the Effective Time as provided under Aspen’ certificate of incorporation and bylaws in effect on the date hereof, and (ii) the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Emerson Contributed Subsidiaries (each, an “Emerson Contributed Subsidiary Indemnified D&O”) in respect of acts or omissions arising out of or relating to their service as officer or director of an Emerson Contributed Subsidiary Indemnified D&O occurring at or prior to the Effective Time as provided under such Emerson Contributed Subsidiary’s certificate of incorporation and bylaws or equivalent organizational documents in effect on the date hereof; provided that, in the case of each of clauses (i) and (ii) above, such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.

(b)         For six years after the Effective Time, Newco shall maintain in effect provisions in the Surviving Corporation’s and each Emerson Contributed Subsidiary’s certificate of incorporation and bylaws (or equivalent organizational documents, including in such documents of any successor to the business of the Surviving Corporation or the Emerson Contributed Subsidiaries, as applicable) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are equivalent in all material respect to the corresponding provisions in existence on the date of this Agreement.

(c)         Prior to the Effective Time, (i) Aspen shall as of the Effective Time obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of Aspen’ existing directors’ and officers’ insurance policies and Aspen’ existing fiduciary liability insurance policies for the Aspen Indemnified D&O for a claims reporting or discovery period of at least six years from the Effective Time with respect to any claim related to any period prior to the Effective Time; provided that Aspen shall provide Emerson a reasonable opportunity to participate in the selection of such tail policy and shall give reasonable and good faith consideration to any comments made by Emerson with respect thereto and (ii) Emerson shall continue to provide coverage for its Contributed Subsidiary Indemnified D&Os under its directors’ and officers’ liability and fiduciary liability insurance policies for six years from the Effective Time with respect to any claim related to any period before the Effective Time with terms, conditions, retentions and limits of liability no less favorable than Emerson’s existing policies.

(d)         If the Surviving Corporation, an Emerson Contributed Subsidiary or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation or such Emerson Contributed Subsidiary, as the case may be, shall assume the obligations set forth in this Section 7.04.

(e)          The rights of each Aspen Indemnified D&O and each Emerson Contributed Subsidiary Indemnified D&O under this Section 7.04 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of Aspen or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Aspen Indemnified D&O with Aspen or any of its Subsidiaries or any Emerson Contributed Subsidiary Indemnified D&O with such Emerson Contributed Subsidiary, as applicable. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Aspen Indemnified D&O and each Emerson Contributed Subsidiary Indemnified D&O.

Section 7.05        Pre-Closing Restructuring. Prior to the Closing, Emerson shall, and shall cause its Affiliates to, at Emerson’s sole cost and expense, undertake the restructuring transactions set forth on Exhibit I (the “Pre-Closing Restructuring”) in the manner described on such Exhibit I, including (a) the transfer by Emerson and the Emerson Retained Subsidiaries to an Emerson Contributed Subsidiary of

each Emerson Contributed Asset, (b) the assumption by an Emerson Contributed Subsidiary of each Emerson Assumed Liability, (c) the transfer by each Emerson Contributed Subsidiary to Emerson or an Emerson Retained Subsidiary of each asset of such Emerson Contributed Subsidiary that would be an Emerson Excluded Asset were it held by an Emerson Retained Subsidiary and (d) the assumption by Emerson or an Emerson Retained Subsidiary of each Liability of an Emerson Contributed Subsidiary that would be an Emerson Excluded Liability were it a Liability of an Emerson Retained Subsidiary. Notwithstanding the foregoing, Emerson shall not, and shall cause its Affiliates not to, (A) transfer any assets, properties or businesses of any Emerson Contributed Subsidiary to Emerson or any Emerson Retained Subsidiary (other than any asset that would be an Emerson Excluded Asset were it held by an Emerson Retained Subsidiary) or (B) transfer to any Emerson Contributed Subsidiary, or have any Emerson Contributed Subsidiary otherwise assume, any Liabilities of Emerson or any Emerson Retained Subsidiary (other than the Emerson Assumed Liabilities). The Pre-Closing Restructuring shall be consummated in compliance with Applicable Law and pursuant to documentation that Aspen has had a reasonable opportunity to review and comment upon (which final documentation shall incorporate such reasonable comments of Aspen). The Pre-Closing Restructuring may be amended or modified by Emerson so long as such amendments or modifications would not reasonably be expected, individually or in the aggregate (1) to be material to Newco and its Subsidiaries (after giving effect to the Closing) (including any new material Liability), (2) to prevent or materially delay the consummation of the Transactions, (3) to materially interfere with, prevent or materially delay the ability of Aspen or, following the Closing, Newco or any of its Subsidiaries to perform their obligations under the Transaction Documents or consummate the transactions contemplated thereby, (4) to change in any material way the scope of the Echo Business being transferred to Newco under this Agreement or the allocation of assets and Liabilities contemplated by this Agreement, (5) to impose restrictions on the business of Newco following the Closing (other than pursuant to the Tax Matters Agreement) or (6) to result in material adverse Tax consequences to Aspen, its Affiliates, Newco or any Emerson Contributed Subsidiary that would not be the subject of indemnification by Emerson under the Tax Matters Agreement; provided that, in each case, Emerson shall reasonably in advance consult in good faith with Aspen in connection with, and provide Aspen with written notice of, any such amendments and modifications. Emerson shall keep Aspen reasonably informed, upon request, of the status and details of the Pre-Closing Restructuring.

Section 7.06        Third-Party Approval and Permits.

(a)         Except with respect to Consents which are addressed in Section 7.01, subject to the terms and conditions of this Agreement, prior to the Closing, (i) each of Aspen and Emerson shall, and shall cause its respective Affiliates to, use its reasonable best efforts to obtain, as promptly as practicable, all Consents required to be obtained from any third party that are necessary to (x) consummate the Transactions (including, to the extent Aspen does not replace, renew, refinance or refund the indebtedness under the Aspen Credit Agreement, the Aspen Credit Agreement Consents) and (y) in the case of Emerson and its Affiliates, transfer and assign the Emerson Contributed Assets to Newco or one of the Emerson Contributed Subsidiaries and otherwise complete the Pre-Closing Restructuring, in each case, pursuant to Section 7.05, and (ii) each of Aspen and Emerson shall, and shall cause its respective Affiliates to, use its reasonable best efforts to provide all notices and otherwise take all actions necessary to transfer any transferable Aspen Permits and Emerson Permits, respectively, or reissue or obtain any replacement Aspen Permits and Emerson Permits, respectively, in each case, to the extent necessary to consummate the Transaction (including, in the case of Emerson, for Newco and the Emerson Contributed Subsidiaries to operate, as of the Closing Date, the Echo Business).

(b)         Without limiting the foregoing, Section 7.05 or Section 10.03(a)(i), to the extent permitted by Applicable Law, in the event any Consent required to be obtained from any third party or Governmental Authority in connection with the transfer of any Emerson Contributed Asset or Emerson Excluded Asset has not been obtained by the Closing, then this Agreement (or the applicable transfer instrument) shall not constitute an agreement to sell, assign, transfer or convey such asset. The party contemplated to be transferring or causing to be transferred such asset (the “Transferring Party”) shall hold in trust for the party to whom such asset is contemplated to be transferred under this Agreement (the “Transferee”), and shall promptly forward to the Transferee any income, proceeds and other monies received in respect of, the relevant Emerson Contributed Asset or Emerson Excluded Asset, as applicable, and Transferee will promptly pay, perform or discharge when due any Liabilities arising thereunder, in each case, until such time as the required Consent is obtained and the transfer is effectuated. To the extent not prohibited by the relevant Emerson Contributed Asset or Emerson Excluded Asset, as applicable, or under Applicable Law, (i) the Transferring Party agrees to use reasonable best efforts to provide the Transferee with the economic benefits of any such Emerson Contributed Asset or Emerson Excluded Asset, as applicable, and the Transferee agrees to assume and bear all costs and Liabilities thereunder, in each case, in a manner to place the Transferring Party and Transferee in a substantially similar position as if such Emerson Contributed Asset or Emerson Excluded Asset, as applicable, had been assigned or transferred at the Closing, (ii) the parties agree to use reasonable best efforts to enter into and cooperate in arrangements with each other and the relevant third party intended to transitionally allow the Transferring Party to operate with or under the relevant Emerson Contributed Asset or Emerson Excluded Asset, as applicable, so that the Transferee can receive or incur the relevant benefits and Liabilities of such Emerson Contributed Asset or Emerson Excluded Asset, as applicable, until the expiration or renewal thereof in a manner to place the Transferring Party and the Transferee in a substantially similar position as if such Emerson Contributed Asset or Emerson Excluded Asset, as applicable, had been assigned or transferred at the Closing and (iii) the Transferring Party agrees to perform all applicable obligations under such Emerson Contributed Asset or Emerson Excluded Asset, as applicable, and enforce, at the request and for the account of the Transferee, or allow the Transferee and its Affiliates to enforce, in a commercially reasonable manner, any rights in respect of such Emerson Contributed Asset or Emerson Excluded Asset, as applicable. Upon obtaining any such requisite Consent, the relevant Emerson Contributed Asset or Emerson Excluded Asset, as applicable, shall promptly be transferred and assigned to the Transferee at no additional cost to Newco or any of its Subsidiaries.

Section 7.07        Commercial Agreement. Following the date hereof, Aspen and Emerson shall each negotiate in good faith the terms and conditions of the commercial agreement to be executed and delivered at the Closing (the “Commercial Agreement”)

substantially on the terms set forth in the term sheet attached hereto as Exhibit A (the “Commercial Agreement Term Sheet”). Notwithstanding anything to the contrary set forth herein or in the Commercial Agreement Term Sheet, the parties hereto agree that (i) the Commercial Agreement Term Sheet contains all material terms necessary to the transactions contemplated thereby and the Commercial Agreement Term Sheet shall be binding on the applicable parties from and after the Closing, and all references to the agreement with respect thereto shall instead be deemed a reference to the Commercial Agreement Term Sheet (with such other deemed changes to such references and their context in the Transaction Documents as are necessary to give effect to this sentence), in each case, unless and until the Commercial Agreement has been executed and delivered, and (ii) the failure to reach agreement prior to the Closing with respect to the final form of Commercial Agreement shall not constitute a failure of any of the conditions set forth in Section 10.02(a)(i) or Section 10.03(a)(i) to be satisfied.

Section 7.08        Wrong Pockets. If following the Closing, Emerson on the one hand or Newco on the other (or any of their respective Affiliates, excluding Newco and its Subsidiaries in the case of Emerson and including the Emerson Contributed Subsidiaries in the case of Newco) shall receive or otherwise possess any asset, property or business that should belong to another Person pursuant to this Agreement, such Person shall promptly transfer, or cause to be transferred, such asset to the Person so entitled thereto at no cost to Newco or any of its Subsidiaries. In furtherance of the foregoing, Newco undertakes and agrees to return any Emerson Excluded Asset and to forward or remit to Emerson any payments received by Emerson or any of its Subsidiaries on account of any Emerson Excluded Asset, and Emerson undertakes and agrees to promptly transfer, or cause to be transferred, to Newco any Emerson Contributed Assets and to forward and remit to Newco any payment on account of any Emerson Contributed Asset. Prior to any such transfer, the Person then holding or possessing such asset shall hold such asset in trust for such other Person.

Section 7.09        Access to Information. (a) From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, Aspen and Emerson (with respect to the Echo Business) shall (i) provide to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books, records and personnel of such party, (ii) furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in its investigation. All information furnished pursuant to this Agreement shall be subject to the Confidentiality Agreement. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder.

(b)         Notwithstanding anything to the contrary in this Section 7.09, neither Aspen nor Emerson nor any of their respective Subsidiaries shall be required to (i) provide access to its offices, properties, books, records or personnel if such access would unreasonably disrupt its operations, (ii) provide access to or to disclose information where such access or disclosure could reasonably be expected to result in the loss the attorney-client or other legal privilege of such party or any of its Subsidiaries or contravene any Applicable Law or Contract or (iii) provide access to conduct any “Phase II” or other intrusive testing or sampling of environmental media or building materials; provided that each of Aspen and Emerson shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply; provided, however, that in no event shall either Aspen or Emerson have access to individual performance or evaluation records, medical histories or other similar information to the extent that in the reasonable opinion of the other party, after consultation with outside counsel, the disclosure of which would reasonably be expected to violate any Applicable Law. Notwithstanding anything to the contrary in this Section 7.09, materials may be redacted (A) as necessary to comply with contractual arrangements or Applicable Law and (B) as necessary to address reasonable attorney-client or other legal privilege or confidentiality concerns, and Aspen or Emerson may designate information that it views to be commercially sensitive to be viewed only by outside counsel for the other parties, and such designation shall be honored by the parties receiving that information.

Section 7.10        Notices of Certain Events. Each of Emerson and Aspen shall promptly notify the other of:

(a)         any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b)         any Actions that would reasonably be expected to prevent or materially delay the consummation of the Transactions;

(c)         any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Article 10 not to be satisfied; and

(d)         any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that would reasonably be expected to cause the conditions set forth in Article 10 not to be satisfied;

provided that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided, further, that a failure to comply with this Section 7.10 shall not constitute the failure of any condition set forth in Article 10 to be satisfied unless the underlying change or event would independently result in the failure of a condition set forth in Article 10 to be satisfied.

Section 7.11        Release of Credit Support. Each of the parties will use its reasonable best efforts to obtain the unconditional release of (a) Emerson and its Subsidiaries (other than the Emerson Contributed Subsidiaries) from each of the guarantees, letters of credit, financial assurances, surety bonds, performance bonds or other contractual obligations (each, a “Credit Support Instrument”) to the extent relating to the

Echo Business or otherwise relating to the Emerson Contributed Assets, including effecting such release through Newco’s provision of guarantees or other credit support or the substitution in all respects of Newco for Emerson or any of its Subsidiaries (other than the Emerson Contributed Subsidiaries) that is a party to any such Credit Support Instrument so that Newco or the applicable Subsidiary of Newco shall be solely responsible for the obligations of such Credit Support Instrument, and (b) Newco and the Emerson Contributed Subsidiaries from each Credit Support Instrument to the extent relating to any businesses (other than the Echo Business) conducted or operated by Emerson or any of its Subsidiaries (other than the Emerson Contributed Subsidiaries) or otherwise relating to the Emerson Excluded Assets, including effecting such release through Emerson’s provision of guarantees or other credit support or the substitution in all respects of Emerson for Newco or any of its Subsidiaries that is a party to any such Credit Support Instrument so that Emerson or the applicable Subsidiary of Emerson shall be solely responsible for the obligations of such Credit Support Instrument; provided that, in the case of each of clauses (a) and (b) above, any such release or substitution must be effected pursuant to documentation reasonably satisfactory in form and substance to Aspen and Emerson. All costs and expenses incurred in connection with the release or substitution of the Credit Support Instruments shall be borne by Aspen (or, after the Closing, Newco) in the case of clause (a) above and Emerson in the case of clause (b) above. From and after the Closing, (i) Newco shall indemnify Emerson and its applicable Subsidiaries for any and all Damages arising from or relating to the Credit Support Instruments to the extent relating to the Echo Business or otherwise relating to the Emerson Contributed Assets and (ii) Emerson shall indemnify Newco and its Subsidiaries for any and all Damages arising from or relating to the Credit Support Instruments to the extent relating to any businesses (other than the Echo Business) conducted or operated by Emerson or any of its Subsidiaries (other than the Emerson Contributed Subsidiaries) or otherwise relating to the Emerson Excluded Assets. In the event that such unconditional release is not obtained prior to the Closing, each party shall continue to use its reasonable best efforts to accomplish the foregoing release and substitution in accordance with this Section 7.11.

Section 7.12        Name; Emerson Marks. (a) Except with respect to the Echo Business Intellectual Property, as expressly set forth in this Section 7.12 or as contemplated under the Ancillary Agreements, the parties acknowledge and agree that no party grants any license or other right with respect to any of its Intellectual Property to the other party under this Agreement, whether by implication, estoppel, exhaustion or otherwise, and each party retains and reserves all rights with respect to its Intellectual Property not expressly granted under this Agreement.

(b)         Except as expressly provided in this Section 7.12 or as otherwise expressly agreed by the parties and/or their Subsidiaries in writing (other than with respect to prong (B) below), as soon as reasonably practicable following the Closing, but in any event no later than twelve months from the Closing Date (the “Transition Period”), Aspen and Newco shall, and shall cause their Subsidiaries (including, as of the Closing, the Emerson Contributed Subsidiaries) to (A) cease and discontinue any and all uses of the Emerson Marks as Trademarks and (B) (notwithstanding any other agreement between the parties and/or their Subsidiaries to the contrary) cause their names to be changed to such other names that do not include the Emerson Marks and make all necessary filings, and use reasonable best efforts to cause all applicable Governmental Authorities, to change all applications, registrations and filings, including corporate names, seals and certificates of Aspen, Newco and their Subsidiaries (including, as of the Closing, the Emerson Contributed Subsidiaries), such that they will not include any Emerson Marks. Subject to the terms of this Section 7.12 or as otherwise expressly agreed by the parties and/or their Subsidiaries in writing, Emerson, on behalf of itself and its Subsidiaries, grants Newco and its Subsidiaries a limited, non-exclusive, royalty-free, worldwide license solely during the Transition Period to use the Emerson Marks solely in connection with the operation of the Echo Business and natural extensions and evolutions thereof, in each case, in substantially the same form and manner, and subject to the same standards of quality, of that used by Emerson or its applicable Affiliate (including the Emerson Contributed Subsidiaries) during the twelve (12)-month period prior to the Closing Date. From and after the Closing, none of Aspen, Newco or any of their Subsidiaries (including, as of the Closing, the Emerson Contributed Subsidiaries) shall, or shall assist any third party to, challenge or seek to deny or restrict the ownership, validity or enforceability of any Emerson Marks.

(c)         Aspen and Newco, on behalf of themselves and their Subsidiaries (including, as of the Closing, the Emerson Contributed Subsidiaries), acknowledge and agree that (i) Emerson and its Affiliates are the sole and exclusive owners of all right, title and interest in and to the Emerson Marks and (ii) neither Aspen or Newco nor any of their Subsidiaries (including, as of the Closing, the Emerson Contributed Subsidiaries) have acquired or will acquire any right, title or interest in or to the Emerson Marks (or any goodwill associated therewith) other than the rights expressly set forth in this Section 7.12. All goodwill associated with any and all use of the Emerson Marks by Newco or any of its Subsidiaries (including, as of the Closing, the Emerson Contributed Subsidiaries) shall inure to the benefit of Emerson and its Affiliates, as applicable.

(d)         No use by or on behalf of Newco or any of its Subsidiaries of the Emerson Marks, or any component thereof, solely in a manner consistent with the practices of Emerson or any of its Affiliates (including the Emerson Contributed Subsidiaries) during the twelve months prior to the Closing Date and in accordance with the terms of this Section 7.12 shall constitute a breach of this Section 7.12. Further, neither Newco nor any of its Subsidiaries shall be deemed to have violated this Section 7.12, even after the Transition Period, by reason of: (i) the appearance of any Emerson Marks on any written or electronic data, materials, or assets that are solely used for internal purposes in connection with the Echo Business; or (ii) the use of any Emerson Marks solely in a non-Trademark manner in textual sentences that are factually accurate and non-prominent for purposes of conveying to customers or the general public that the Echo Business is no longer owned solely by Emerson or its Subsidiaries, or to reference historical details concerning or make historical reference to the Echo Business (including, for the avoidance of doubt, use of Emerson Marks on historical documents, including Contracts, existing as of the Closing).

(e)         Except as otherwise expressly agreed by the parties and/or their Subsidiaries in writing, Emerson and each of its Subsidiaries shall, no later than twelve months after the Closing, cease any and all use of Trademarks included in the Echo Business Intellectual

Property (such Trademarks, the “Acquired Trademarks”). Subject to the terms of this Section 7.12 or as otherwise expressly agreed by the parties and/or their Subsidiaries in writing, Newco, on behalf of itself and its Subsidiaries, grants Emerson and its Subsidiaries a limited, non-exclusive, royalty-free, worldwide license solely during the twelve month period following the Closing, to use the Acquired Trademarks solely in connection with the operation of their respective businesses and natural extensions and evolutions thereof, in each case, in substantially the same form and manner, and subject to the same standards of quality, of that used by Emerson or its applicable Affiliate (including the Emerson Contributed Subsidiaries) during the twelve (12)-month period prior to the Closing Date. Neither Emerson nor any of its Subsidiaries shall be deemed to have violated this Section 7.12(e) by reason of (i) the appearance of any Acquired Trademark on any written or electronic data, materials, or assets that are solely used for internal purposes in connection with their respective businesses; or (ii) the use of any Acquired Trademark in a non-Trademark manner solely in textual sentences that are factually accurate and non-prominent, including for purposes of conveying to customers or the general public that Emerson or its Subsidiaries are no longer the sole owners of the Echo Business or to make historical reference to the Echo Business (including, for the avoidance of doubt, use of Acquired Trademarks on historical documents, including Contracts, existing as of the Closing).

(f)                Newco, on behalf of itself and its Subsidiaries, hereby agrees that, for a period of four (4) years immediately following the Closing Date, it will in connection with the Echo Business use the name “Open Systems International” or “OSI” as a sub-brand and maintain “monarch” as a product brand in accordance with and subject to the terms of the agreement set forth on Section 7.12(f) of the Emerson Disclosure Schedule, as such agreement exists as of the date hereof (a true and complete copy of which has been provided to Emerson prior to the date hereof) (the “OSI Agreement”).

Section 7.13        Transaction Litigation. Aspen shall promptly notify Emerson of any stockholder demands, litigations, arbitrations or other similar Actions (including derivative claims) commenced against it and/or its respective directors or officers relating to this Agreement or any of the Transactions or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep Emerson informed regarding any such Transaction Litigation. Aspen (i) shall give Emerson the opportunity to participate (but not control) in the defense and settlement of any Transaction Litigation, (ii) keep Emerson reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any Transaction Litigation, and Emerson may offer comments or suggestions with respect to such Transaction Litigation, which Aspen shall consider in good faith, and (iii) shall not settle or offer, compromise or agree to settle or compromise, or take any other action to settle, compromise or moot, any Transaction Litigation without Emerson’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 7.14        Section 16 Matters. Prior to the Effective Time, each party shall take all such steps as may be required to cause any dispositions of Aspen Stock (including derivative securities with respect to Aspen Stock, including Aspen Equity Awards) or acquisitions of Newco Stock (including derivative securities with respect to Newco Stock, including Newco

Options and Newco RSUs) resulting from the transactions contemplated by Article 2 of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to Aspen or Emerson or who will become subject to such reporting requirements with respect to Newco, in each case to be exempt from Section 16(b) of the 1934 Act pursuant to Rule 16b-3 promulgated under the 1934 Act.

Section 7.15        Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, Aspen shall cooperate with Emerson and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation of the Aspen Stock from Nasdaq and the deregistration of the Aspen Stock under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date.

Section 7.16        Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-client Privilege. (a) Aspen and Newco each waive and will not assert, and agree to cause the Surviving Corporation and its Subsidiaries to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing, of Emerson or any of its Affiliates (any such Person, a “Designated Person”) in any matter involving the Transaction Documents or the Transactions, including any Action between or among Newco or its Affiliates (including the Surviving Corporation) and any Designated Person, by Davis Polk & Wardwell LLP, Baker McKenzie LLP or any other legal counsel (collectively, the “Designated Counsel”) currently representing Emerson or any of its Affiliates in connection with the Transaction Documents or the Transactions (the “Current Representation”), even though the interests of such Designated Person may be directly adverse to Newco or its Affiliates (including the Surviving Corporation).

(b)         It is the intention of the parties hereto that all rights to any attorney-client privilege of Emerson or any of its Affiliates (including Newco and Merger Subsidiary) applicable to communications between a Designated Counsel shall be retained solely by Emerson and its Affiliates (other than Newco, the Surviving Corporation and their respective Subsidiaries). Accordingly, Newco, the Surviving Corporation and their respective Subsidiaries shall not have access to any such communications, or to the files of any Designated Counsel in connection with the Current Representation, from and after the Closing. Without limiting the generality of the foregoing, upon and after the Closing, (i) Emerson and its Affiliates (other than Newco, the Surviving Corporation and their respective Subsidiaries) shall be the sole holders of the attorney-client privilege with respect to the Current Representation, and Newco, the Surviving Corporation and their respective Subsidiaries shall not be holders thereof (and cannot waive and shall not purport to waive any such privilege), (ii) to the extent that files of any Designated Counsel constitute property of a client, only Emerson and its Affiliates (other than Newco, the Surviving Corporation and their respective Subsidiaries) shall hold such property rights and (iii) Newco will not assert, and agrees to cause the Surviving Corporation and its Subsidiaries not to assert, a waiver of any applicable attorney-client privilege over any documents for which Emerson and its Affiliates (other than Newco, the Surviving Corporation and their respective Subsidiaries) hold an attorney-client privilege with respect to the Current Representation.

(c)         Newco agrees, on its own behalf and on behalf of each of its Affiliates (including, after the Closing, the Surviving Corporation and its Subsidiaries), that in the event of a dispute between Emerson or any of its Affiliates (other than Newco, the Surviving Corporation and their respective Subsidiaries), on the one hand, and Newco, the Surviving Corporation or any of their respective Subsidiaries, on the other hand, arising out of or relating to the Current Representation and in which a Designated Counsel jointly represented both (i) Emerson or such Affiliate and (ii) Newco or Merger Subsidiary, if applicable, neither the attorney-client privilege, the expectation of client confidence, nor any right to any other evidentiary privilege or any work product doctrine will protect against or prevent disclosure by Designated Counsel of any information or documents developed or shared during the course of any such joint representation.

(d)         If, following the Closing, any third party shall seek to obtain from Newco or its Affiliates (including, after the Closing, the Surviving Corporation or any of its Subsidiaries) any attorney-client communications in connection with the Current Representation involving a Designated Counsel, then, to the extent reasonably practicable and not prohibited by any Governmental Authority, Newco shall notify Emerson of such application sufficiently in advance of any hearing on the application to permit Emerson to participate in any such proceedings.

Section 7.17        Intellectual Property License. (a) With respect to any Licensed Back Intellectual Property, effective from and after the Closing, Newco, on behalf of itself and its Subsidiaries (including, as of the Closing, the Emerson Contributed Subsidiaries), hereby grants to Emerson and the Emerson Retained Subsidiaries a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty-free, non-transferable (except as provided in Section 7.17(c)), non-sublicensable (except as provided in Section 7.17(d)) license under such Intellectual Property to use, reproduce, create derivative works of, modify, distribute, make, have made, sell, offer for sale, import or otherwise commercially exploit products and services in connection with the operation of the businesses of Emerson and the Emerson Retained Subsidiaries as conducted as of the Closing and any natural extensions and evolutions thereof (in each case, other than (i) the Echo Business and (ii) any activities that would otherwise be prohibited by Section 4.6 of the Stockholders Agreement, regardless of whether such Section is in effect).

(b)         With respect to any Emerson Licensed IP, effective from and after the Closing, Emerson, on behalf of itself and its Subsidiaries, hereby grants to Newco and its Subsidiaries (including, as of the Closing, the Emerson Contributed Subsidiaries) a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty-free, non-transferable (except as provided in Section 7.17(c)), non-sublicensable (except as provided in Section 7.17(d)) license under such Intellectual Property to use, reproduce, create derivative works of, modify, distribute, make, have made, sell, offer for sale, import or otherwise commercially exploit products and services in connection with the operation of the Echo Business as conducted as of the Closing and any natural extensions and evolutions thereof.

(c)         Notwithstanding the assignment provision in Section 13.06, Newco and its Subsidiaries, on the one hand, and Emerson and the Emerson Retained Subsidiaries, on the other hand, may assign the applicable licenses set forth in this Section 7.17 in whole or in part in connection with a merger, consolidation or sale of all or substantially all of, or any portion of the assets of, with respect to Newco and its Subsidiaries, the Echo Business, and with respect to Emerson and the Emerson Retained Subsidiaries, their respective businesses to which such license relates.

(d)         Emerson and the Emerson Retained Subsidiaries, on the one hand, and Newco and its Subsidiaries, on the other hand, may sublicense the applicable licenses set forth in this Section 7.17 to (i) their vendors, consultants, contractors and suppliers, in connection with the provision of goods or services to the their respective businesses to which the license relates and (ii) their distributors, customers and end-users, in connection with the distribution, licensing, offering and sale of the current and future products and services of, with respect to Newco and its Subsidiaries, the Echo Business, and with respect to Emerson and the Emerson Retained Subsidiaries, their respective businesses to which such license relates, in each case, solely within the scope of such licenses.

(e)         Each of the licenses granted in this Section 7.17 is, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, a license of rights to “intellectual property” (as defined under Section 101 of the United States Bankruptcy Code), and Emerson and the Emerson Retained Subsidiaries, as licensee on the one hand, and Newco and its Subsidiaries, as licensee on the other hand, will retain and may fully exercise all of their respective rights and elections under the United States Bankruptcy Code (or any similar foreign Applicable Law) with respect thereto.

(f)          For the avoidance of doubt, this Section 7.17 shall survive in perpetuity.

Section 7.18        Treatment of Aspen Credit Agreement. Emerson shall use its commercially reasonable efforts (at Aspen’s sole cost and expense) to provide all customary cooperation as may be reasonably requested by Aspen to assist Aspen in connection with obtaining (i) any indebtedness incurred to replace, renew, extend, refinance or refund any indebtedness under the Aspen Credit Agreement (in whole or in part, whether upon or after termination or otherwise, with the original lenders or otherwise, and without limitation as to amount, borrower, terms, conditions, covenants and other provisions), and/or (ii) obtaining the relevant Aspen Credit Agreement Consents. Aspen shall promptly (and in any event within two Business Days of delivery of documentation evidencing the applicable cost or expense), upon request by Emerson, reimburse Emerson, the relevant Subsidiary of Emerson or the relevant representative or Affiliate of Emerson or the relevant Subsidiary of Emerson for all out-of-pocket costs and expenses (including outside attorneys’ fees and disbursements) incurred by Emerson, any of its Subsidiaries or any of their respective representatives and Affiliates in connection with the cooperation contemplated by this Section 7.18.

Section 7.19        Transition Services Agreement. Prior to the Closing, Emerson and Aspen shall cooperate in good faith to finalize the TSA Schedules (as defined in the Transition Services Agreement) and the exhibits to the Transition Services Agreement as soon as reasonably practicable after the date hereof. For the avoidance of doubt, the failure to finalize the TSA Schedules or the exhibits to the Transition Services Agreement shall not constitute a failure of a condition to the Closing set forth herein to be satisfied (nor shall such failure to finalize delay the Closing).

Section 7.20        Roxar License. Emerson shall, or shall cause its Subsidiaries (as applicable) to, amend the Trademark License Agreement, dated October 5, 2021, between Roxar Flow Measurement AS and Roxar Software Solutions AS (the “Roxar License Agreement”) to (i) extend the term of the Roxar License Agreement such that it remains in effect for thirty-six (36) months following the Closing Date and (ii) state that Newco shall not have any obligation to require its current or former customers to remove the Licensed Trademarks (as defined in the Roxar License Agreement) from existing products installed by such customers as of the Closing. For the avoidance of doubt, the failure to amend the Roxar License Agreement shall not constitute a failure of a condition to the Closing set forth herein to be satisfied (nor shall such failure to amend delay the Closing).

ARTICLE 8
Employee Matters

Section 8.01        Emerson Contributed Subsidiary Business Employee and Emerson Offer Business Employees. Emerson shall cause Newco (or shall cause the Subsidiaries of Newco to) (i) continue the employment as of the Closing of each Emerson Contributed Subsidiary Business Employee and (ii) within a reasonable period of time (but not fewer than fifteen Business Days) prior to the Closing Date, make an offer to employ each Emerson Offer Business Employee that provides for terms consistent with the terms of this Article 8, which such offer of employment shall be effective as, and contingent upon the occurrence of, the Closing. If it is agreed between the parties that an Emerson Offer Business Employee should be employed by Aspen or one of its Subsidiaries with effect from the Closing (each an “Aspen Offer Employee”), Aspen shall (or shall cause its appropriate Subsidiary to) within a reasonable period of time (but not fewer than fifteen Business Days) prior to the Closing Date, make an offer to employ such Aspen Offer Employee (x) on terms consistent with the terms of this Article 8 and (y) with terms and conditions of employment substantially comparable to the terms and conditions of employment applicable to such Aspen Offer Employee as of immediately prior to the date of such employment offer, which such offer of employment shall be effective as, and contingent upon the occurrence of, the Closing (each such offer, and “Aspen Qualifying Offer”). Unless a written acceptance of an offer of employment is required by Applicable Law, any Emerson Offer Business Employee who does not expressly reject Newco’s (or as it may be, Aspen’s) offer of employment prior to the Closing and actually commences employment with Newco (or Aspen) or one of its Subsidiaries immediately following the Closing (or such later time as may be required by Applicable Law) shall be deemed for purposes of this Agreement to have accepted such offer as of the Closing. Effective as of immediately prior to the Closing (or such later time as may be required by Applicable Law), Emerson shall, or shall cause its applicable Subsidiary to, terminate the employment of any Emerson Offer Business Employee who does not accept an offer of employment from Newco or its applicable Subsidiary (or, if applicable, Aspen or its applicable

Subsidiary). Emerson shall be solely liable, and shall reimburse Newco (or Aspen) or its applicable Subsidiary for any severance, statutory or other termination-related payments or benefits paid or provided by Newco (or Aspen) or its applicable Subsidiary to any such Emerson Offer Business Employee who does not accept such offer of employment; provided, however, that solely to the extent the parties determine pursuant to this Section 8.01 that Aspen or one of its Subsidiaries shall employ any applicable Aspen Offer Employee, Newco shall be solely liable, and shall reimburse Emerson or its applicable Subsidiary for any severance, statutory or other termination-related payments or benefits paid or provided by Emerson or its applicable Subsidiary to any such Aspen Offer Employee who does not receive an Aspen Qualifying Offer.

Section 8.02        Automatic Transfer Echo Business Employees. Each of Emerson, Aspen and Newco intend that the Automatic Transfer Regulations will apply to the employment of each of the Automatic Transfer Echo Business Employees and the transfer of each such Automatic Transfer Echo Business Employee’s employment contract from Emerson and its applicable Subsidiaries to Newco and its Subsidiaries, effective as of the Closing. If any such Automatic Transfer Echo Business Employees do not transfer automatically pursuant to the Automatic Transfer Regulations, Emerson shall cause Newco, or shall cause the relevant Subsidiary of Newco to, make an offer to employ such employee in accordance with Section 8.01 as soon as reasonably practicable following such determination and such employee shall constitute an Emerson Offer Business Employee for purposes of this Agreement.

Section 8.03        Retained Automatic Transfer Employees. If the contract of employment of any individual who is not an Automatic Transfer Echo Business Employee or an Emerson Offer Business Employee transfers to Newco or any of its Subsidiaries pursuant to the Automatic Transfer Regulations in connection with the consummation of the transactions contemplated by the Transaction Documents, or any such individual asserts that this is the case, Newco, Aspen or their Subsidiaries shall notify Emerson as soon as reasonably practicable after becoming aware and may, where relevant, terminate the employment of such individual no later than twenty-eight days after such individual’s contract of employment transfers to Newco and Emerson will indemnify and hold harmless Newco, Aspen and their Subsidiaries, as applicable, for fifty percent of the aggregate Liabilities arising from, or relating to, (a) the employment of the individual up to the date of any such termination, (b) the termination by Newco, Aspen or any of their Subsidiaries of the contract of employment of such individual, and (c) all other Liabilities Newco, Aspen or their Subsidiaries may incur pursuant to the Automatic Transfer Regulations (including any Liability for failure to consult) in relation to such individual.

Section 8.04        Maintenance of Compensation and Benefits. Subject, and in addition, to the requirements imposed by Applicable Law (including, in the case of Automatic Transfer Echo Business Employees, the Automatic Transfer Regulations), for a period of 12 months following the Closing Date, Newco shall provide, or shall cause its Subsidiaries to provide, Continuing Employees who remain employed by Newco and its Subsidiaries following the Closing Date with (i) at least the same base salary or wage rate and target annual cash bonus opportunity as provided to such Continuing Employee as of immediately prior to the Closing Date and (ii) employee benefits (excluding defined benefit pension benefits, retiree health or welfare benefits, severance or other termination-related compensation or benefits, equity-based compensation or change in control, transaction or retention bonuses (collectively, the “Excluded Benefits”)) that are substantially comparable to in the aggregate to the employee benefits (other than the Excluded Benefits) provided to such Continuing Employees under Aspen Benefits Plans (in the case of Continuing Aspen Employees) or Echo Business Benefit Plans (in the case of Continuing Echo Business Employees), as applicable, as of immediately prior to the Closing Date; provided that in the case of any Continuing Employee whose terms and conditions of employment are subject to a collective bargaining agreement, Newco shall provide for such continued employment to be on such terms and conditions as may be required under that collective bargaining agreement.

Section 8.05        Service Credit. Subject, and in addition, to the requirements imposed by Applicable Law (including, in the case of Automatic Transfer Echo Business Employees, the Automatic Transfer Regulations), from and after the Closing, with respect to any “employee benefit plan” (as defined under Section 3(3) of ERISA, whether or not subject to ERISA) maintained by Newco or any of its Subsidiaries (“Newco Benefit Plans”) in which any Continuing Employee becomes a participant following the Closing Date, for purposes of determining eligibility to participate, vesting and level of benefits (but not for benefit accrual purposes, except for purposes of severance and paid time off), (i) each Continuing Aspen Employee’s service with Aspen and its Subsidiaries (as well as service with any predecessor employer, to the extent recognized by Aspen or any of its Subsidiaries prior to the Closing) shall be treated as service with Newco and its Subsidiaries and (ii) each Continuing Echo Business Employee’s service with Emerson or any of its Subsidiaries (as well as service with any predecessor employer, to the extent recognized by Emerson or any of its Subsidiaries prior to the Closing) shall be treated as service with Newco and its Subsidiaries, in each case (A) to the same extent such service was recognized under an analogous Aspen Benefit Plan or Echo Business Benefit Plan, respectively, and (B) to the extent that such recognition would not result in any duplication of benefits. With respect to any Newco Benefit Plans that are health or welfare benefit plans in which any Continuing Employee (and his or her eligible dependents participates) from and after the Closing, (i) Newco shall waive, or shall cause its Subsidiaries to waive, any preexisting conditions limitations or exclusions, actively at work requirements and waiting periods, except to the extent that such items would not have been satisfied or waived under an analogous Aspen Benefit Plan (in the case of Continuing Aspen Employees) or Echo Business Benefit Plan (in the case of Continuing Echo Business Employees), as applicable, as of immediately prior to the Closing, and (ii) Newco shall recognize, or shall cause its Subsidiaries to recognize, all co-payments, deductibles and similar expenses and out-of-pocket maximums incurred by each Continuing Employee (and his or her eligible dependents) prior to the Closing during the plan year in which Closing occurs for purposes of satisfying any comparable deductible and co-payment limitations and out-of-pocket requirements under the Newco Benefit Plans, to the extent recognized under an analogous Aspen Benefit Plan (in the case of Continuing Aspen Employees) or Echo Business Benefit Plan (in the case of Continuing Echo Business Employees), as applicable, as of immediately prior to the Closing.

Section 8.06        U.S. Defined Contribution Plans. Prior to the Effective Time, Emerson shall (i) cause the trustee of any Emerson 401(k) Plan to segregate the assets (including outstanding participant loans) of such Emerson 401(k) Plan representing the full account balances of Echo Business Employees that are expected to become Continuing Echo Business Employees as of the Closing Date and (ii) make all necessary amendments to the applicable Emerson 401(k) Plan and related trust agreements to provide for such segregation of assets and the transfer of assets as described below. As of the Effective Time, Newco shall, or shall cause its applicable Subsidiary to, have in place a tax-qualified defined contribution plan with a cash or deferred arrangement under Section 401(k) of the Code (the “Newco 401(k) Plan”) that will (A) cover Continuing Echo Business Employees as of the Effective Time and (B) accept the transfer of account balances (including outstanding participant loans) from the Emerson 401(k) Plan as described below. As soon as practicable following the Effective Time, but no later than one-hundred and twenty (120) days following the Effective Time, Emerson shall cause the trustee of each Emerson 401(k) Plan to transfer, and Newco shall cause the Newco 401(k) Plan to receive, in the form of cash (or promissory notes representing outstanding loans of the Continuing Echo Business Employees) the full account balances of the Continuing Echo Business Employees under the Emerson 401(k) Plan (which account balances will have been credited with appropriate earnings attributable to the period from the Effective Time to the date of transfer described herein), reduced by any necessary benefit or withdrawal payments to or in respect of Continuing Echo Business Employees occurring during the period from the Effective Time to the date of transfer described herein, to the appropriate trustee as designated by Newco under the trust agreement forming a part of the Newco 401(k) Plan; provided, however, such transferred amounts shall only be transferred in accordance with Section 414(l) of the Code and all other Applicable Law. The Newco 401(k) Plan shall, effective as of the date of transfer described herein, assume all of the account balances accumulated by Continuing Echo Business Employees under the Emerson 401(k) Plan (exclusive of any portion of such account balances which are paid or otherwise withdrawn prior to the date of transfer described herein) upon the transfer described herein. Following the Closing, each Continuing Echo Business Employee who is primarily employed in the U.S. shall be eligible to participate in the Newco 401(k) Plan (or, if applicable, such other tax-qualified defined contribution retirement plan in which similarly situated U.S. employees of Newco and its Subsidiaries are eligible to participate in from time to time) in accordance with the terms of such plan.

Section 8.07        Accrued Vacation. Following the Effective Time, Newco shall recognize and assume the Liability with respect to accrued but unused vacation time and other paid time off for all Continuing Echo Business Employees as of immediately prior to the Effective Time to the extent such recognition is permitted by Applicable Law.

Section 8.08        Participation in Emerson Retained Benefit Plans. Notwithstanding anything to the contrary herein, except to the extent required by Applicable Law, as expressly provided in this Article 8 or as provided in the Transition Services Agreement, effective as of Closing, each Continuing Echo Business Employee shall cease all active participation in, and accrual of benefits under, any Emerson Retained Benefit Plan.

Section 8.09        Creation and Assumption of Benefit Plans. Prior to the Closing, Emerson may, in consultation with Aspen, cause an Emerson Contributed Subsidiary to establish or assume such “mirror” or “clone” Benefit Plans that correspond to any applicable Emerson

Retained Benefit Plan in which any Echo Business Employees participate prior to the Closing which Emerson reasonably determines, in consultation with Aspen, should be established or assumed by an Emerson Contributed Subsidiary as a “mirror” or “clone” plan, and Emerson shall use commercially reasonable efforts to provide that such plans in each case provide benefits substantially comparable to the Emerson Retained Benefit Plans to which the plan relates. Without limiting the foregoing; Emerson shall use commercially reasonable efforts to cause an Emerson Contributed Subsidiary to establish such “mirror” or “clone” Benefit Plans that correspond to any applicable Emerson Retained Benefit Plan in which any Echo Business Employees participate prior to the Closing that is either (1) required to be provided to such employees by Applicable Law or (2) which provides material healthcare or medical benefits for such employees; provided, in each case, that Emerson shall not be required to establish such plan to the extent that Aspen or one of its Subsidiaries is able, using commercially reasonable effort and in consultation with Emerson, to provide for participation by such employees in a corresponding Aspen Benefit Plan.

Section 8.10        Workers’ Compensation. Newco shall be responsible for providing benefits in respect of all claims for benefits in respect of workers’ compensation and any comparable Liabilities that are based upon any Continuing Echo Business Employees’ injuries or illnesses, regardless of whether arising before, on or after the Closing; provided that Emerson or the applicable Emerson Retained Subsidiary shall be responsible for providing benefits in respect of all claims for benefits (other than claims under Emerson Contributed Subsidiary Benefit Plans or Emerson Assumed Benefit Plans) in respect of workers’ compensation and any comparable Liabilities that are based upon Continuing Echo Business Employees’ injuries or illnesses that arise prior to the Closing.

Section 8.11        WARN Act. Emerson, Aspen and Newco hereby agree to cooperate in good faith to comply in all material respects with preparing and delivering any notices required or potentially required pursuant to WARN in connection with the transactions contemplated by the Transaction Documents.

Section 8.12        Works Council Information/Consultation Obligations. Emerson, Aspen and Newco hereby agree to cooperate in good faith to comply in all material respects with all information, consultation and other processes, if any, relating to any works councils (including Emerson’s European Works Council), union and any employee representative bodies in connection with the transactions contemplated by the Transaction Documents which, for avoidance of doubt, shall include any required information and consultation and other processes with respect to any labor union, works council or other organized employee representative body as required to: (a) comply with any applicable information and consultation requirement or practice, including obtaining any required opinion, advice or approval from such labor union, works council or other organized employee representative body in accordance with Applicable Law; or (b) establish that such information, consultation, opinion or approval is not required by applicable Law or otherwise a precondition to the Closing. In particular, for the purposes of any information or consultation process as is required with Emerson’s European Works Council, Aspen agrees to provide Emerson with all reasonable and necessary information requested by

Emerson and cooperate in good faith with all reasonable requests made by Emerson in relation to the same.

Section 8.13        Employee Communications. Emerson, Aspen and Newco shall cooperate (a) in communications with Echo Business Employees and/or Aspen Employees with respect to employee benefit plans maintained by Emerson, Aspen or Newco or their respective Affiliates and with respect to other matters arising in connection with the transactions contemplated by the Transaction Documents and (b) if applicable, to satisfy, or cause to be satisfied, the information and consultation requirements of the Automatic Transfer Regulations to the extent that they apply to the transactions contemplated by the Transaction Documents. Prior to communicating or distributing any communications to any Echo Business Employees or their representatives that relate to the application of the covenants contained in Article 8 of this Agreement to the compensation or benefits to be provided to the Echo Business Employees following the Effective Time, Emerson shall provide such communication to Aspen for its prior review and Aspen shall have the right to provide reasonable comments to such communications, which will be considered by Emerson in good faith.

Section 8.14        No Third-Party Beneficiaries. Nothing in this Article 8 is intended to or shall (a) be treated as an amendment to, or be construed as amending, any Echo Business Benefit Plan, Aspen Benefit Plan, Newco Benefit Plan or any other Benefit Plan (b) prevent Newco or its Subsidiaries, after the Closing Date, from amending or terminating any Emerson Assumed Benefit Plan, Emerson Contributed Subsidiary Benefit Plan, Aspen Benefit Plan or Newco Benefit Plan in accordance with its terms, (c) prevent Newco or its Affiliates, after the Closing, from terminating the employment of any Continuing Employee or (d) confer any rights or remedies (including third-party beneficiary rights) on any current or former director, employee, consultant or independent contractor of Aspen, Emerson, the Emerson Contributed Subsidiaries, or any of their respective Subsidiaries or Affiliates, including, without limitation, any Echo Business Employee, Former Echo Business Employee, Aspen Employee or any beneficiary or dependent thereof or any other Person.

Section 8.15        Newco Omnibus Incentive Plan; Assumption of Agreements. In the event that Aspen and Emerson mutually determine in good faith that Continuing Echo Business Employees will not be eligible to receive awards under the Aspen 2016 Omnibus Incentive Plan following the Closing, then, prior to the Aspen Stockholder Meeting, Newco shall approve and adopt an incentive equity plan, the principal terms of which are substantially similar to the Aspen 2016 Omnibus Incentive Plan and the final form of which (including any changes to the terms of the Aspen 2016 Omnibus Incentive Plan and the aggregate number of shares of Newco Stock to be reserved for issuance under such incentive equity plan) shall be mutually agreed to in good faith by Aspen and Emerson (the “Omnibus Incentive Plan”), and the parties shall cause such Omnibus Incentive Plan to be submitted for applicable stockholder approval (including, to the extent mutually determined by the parties to be necessary and applicable, submitted for stockholder approval at the Aspen Stockholder Meeting). As soon as practicable following the Closing Date, Newco shall (if such stockholder approval is obtained) file an effective registration statement on Form S-8 (or other applicable form) with respect to the Newco Stock issuable under the Omnibus Incentive Plan (to the extent applicable, as adjusted by the Aspen Equity Award Exchange Ratio), and Newco shall use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Omnibus Incentive Plan remain outstanding. From and after the Effective Time, Newco shall assume and agree to perform the agreements set forth on Section 8.16 of the Aspen Disclosure Schedule, subject to the terms of such applicable agreements.

Section 8.16        Echo Business Employee Census. Emerson shall update Sections 1.01(c), 1.01(d) and 1.01(e) of the Emerson Disclosure Schedule at reasonable intervals before the Closing (each, a “Census Update Time”) (it being understood that the last such Census Update Time shall occur no later than five Business Days prior to the Closing Date); provided, however, that any updates to the foregoing sections of the Emerson Disclosure Schedule at any Census Update Time (a) shall not add any individual to Section 1.01(c) of the Emerson Disclosure Schedule unless such individual (i) was primarily employed in or dedicated to the Echo Business as of the date of this Agreement or (ii) becomes primarily employed in or dedicated to the Echo Business following the date of this Agreement in the ordinary course of business consistent with past practice, (b) shall not add any individual to Section 1.01(e) or remove any individual from Section 1.01(c) of the Emerson Disclosure Schedule who is primarily employed in or dedicated to the Echo Business (other than any individual who ceases to be primarily employed in or dedicated to the Echo Business in the ordinary course of business consistent with past practice) and (c) shall not update Section 1.01(d) of the Emerson Disclosure Schedule without Aspen’s prior consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, further, that, in connection with any such updates to such sections of the Emerson Disclosure Schedule in accordance with sub-clauses (a) and (b) above, at any applicable Census Update Time, Emerson shall provide such updated schedules to Aspen for its prior review and Aspen shall have the right to provide reasonable comments on such proposed updates (which will be considered by Emerson in good faith). Notwithstanding anything to the contrary herein, Emerson may update Sections 1.01(c), 1.01(d) and 1.01(e) of the Emerson Disclosure Schedule in order to (A) reflect the hiring or termination of individuals, subject to the restrictions set forth in Section 6.01(k)(iv), and (B) to add the Dutch Emerson Employees in accordance with Section 8.18, if applicable.

Section 8.17        Emerson Contributed Subsidiary Culture, Policies and Procedures.

(a)         For the period commencing on the Closing Date and ending on October 1, 2022, Newco shall, or shall cause its Subsidiaries to, use reasonable best efforts to hold the same or similar work-place events and offer the same or similar work place perquisites, including holiday office parties and complimentary beverages, for the benefit of Continuing Echo Business Employees who, prior to October 1, 2020, were employees of Open Systems International, Inc. or any of its Subsidiaries as of October 1, 2020, that, collectively, are substantially similar in the aggregate to those provided by Open Systems International, Inc. or any of its Subsidiaries prior to October 1, 2020, the expectation being that the amounts invested in the foregoing will be substantially similar to historical levels on a percentage of revenue basis, in each case, to the extent required under the OSI Agreement.

(b)         For a period commencing on the Closing Date and ending on October 1, 2022, Newco agrees that it will not, and will not cause its Subsidiaries to make, any material adverse revisions to the employment policies and procedures of Open Systems International, Inc. set forth in Section 8.17(b) of the Emerson Disclosure Schedule that are in place on the date hereof, in each case, to the extent required under the OSI Agreement.

Section 8.18        Dutch Employees. For the purposes of this Agreement, the Dutch Emerson Employees shall not be Echo Business Employees until such time that either: (a) the applicable waiting period has expired pursuant to section 25(6) of the Dutch Works Councils Act (x) without the works council of Emerson Process Management B.V. claiming the right to be advised in relation to the transfer of the Dutch Emerson Employees and having initiated legal proceedings pursuant to section 26 of the Dutch Works Councils Act; or (y) after a negative or conditional advice in relation to the transfer of the Dutch Emerson Employees without the works’ council of Emerson Process Management B.V. having initiated legal proceedings pursuant to section 26 of the Dutch Works Councils Act; or (b) the works’ council consultation procedure is complied with by either (i) obtaining a positive or neutral and unconditional advice in relation to the transfer of the Dutch Emerson Employees or (ii) confirmation from the works council that (x) it has been duly informed on the subject of the request for advice, (y) irrevocably and unconditionally waives its right to give advice and (z) the term of suspension referred to in article 25 (6) of the Dutch Works Councils Act shall not apply. Upon the earlier of the occurrence of the circumstances described in clause (a) and (b), the Dutch Emerson Employees shall be automatically be deemed to be Echo Business Employees for all purposes of this Agreement and shall be automatically added to 1.01 (d) of the Emerson Disclosure Schedule by Emerson. If the consultation under this Section 8.18 results in the works council of Emerson Process Management B.V. delivering an advice that (A) deviates from the proposed decision to enter into the proposed Transaction with respect to the transfer of Dutch Emerson Employees or (B) is subject to conditions that are not reasonably acceptable to whichever of Aspen or Emerson as is affected by such conditions, then Aspen and Emerson, without any binding obligation to agree on any changes to this Agreement, shall discuss in good faith whether and to what extent the proposed Transaction with respect to the transfer of Dutch Emerson Employees can be altered to accommodate the works’ council’s advice or concerns.

Section 8.19        Echo Business Employee Retention Program. On or promptly following the Closing Date, but in any event no later than five (5) Business Days after the Closing Date, Newco shall implement the retention program for the Continuing Echo Business Employees set forth on Section 8.19 of the Emerson Disclosure Schedule (including by making all applicable grants thereunder).

ARTICLE 9
Tax Matters

Section 9.01        Tax Treatment. Each of Aspen and Emerson (i) shall, and shall cause its respective Subsidiaries to, use reasonable its best efforts to cause the Emerson Contributions, and the Merger Exchange, taken together, to qualify for the Intended Tax Treatment, and (ii) shall not take or agree to take, and shall cause its respective Subsidiaries not to take or agree to take, any action, or knowingly fail to take any action, reasonably likely to cause the Emerson

Contributions, and the Merger Exchange, taken together, not to qualify for the Intended Tax Treatment. Each of Aspen and Emerson shall, and shall cause its respective Affiliates to, report the Emerson Contributions and the Merger Exchange in a manner consistent with the Intended Tax Treatment and shall not take any contrary Tax position, except to the extent required pursuant to a “determination” under Section 1313(a) of the Code. Each of Aspen and Emerson shall cooperate with each other and their respective counsel to document and support the Intended Tax Treatment. Aspen shall reasonably cooperate with Emerson in the preparation and delivery by Newco of a Tax Representation Letter (as defined in the Tax Matters Agreement) prior to Closing containing customary representations with respect to actions by Newco and its Subsidiaries after Closing that could affect the Intended Tax Treatment (as defined in the Tax Matters Agreement) of the Pre-Closing Restructuring, which representations shall not differ in any material respect from, or impose material additional restrictions on the business of Newco than, those representations set forth in Section 9(a) of the Tax Matters Agreement.

Section 9.02        Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, recording, value added and other similar Taxes and fees (including all applicable real estate transfer Taxes but excluding, for the avoidance of doubt, any Taxes levied on or imposed with respect to income or capital gains), together with any penalties and interest that become payable in connection with the execution of this Agreement, and the Emerson Contributions and the Merger shall be borne and paid by Newco (excluding, for the avoidance of doubt, any transfer Taxes incurred with respect to the Pre-Closing Restructuring, which shall be borne as described in the Tax Matters Agreement). Unless otherwise required by Applicable Law, Newco shall prepare and file any Tax Return or other necessary documentation with respect to such Taxes or fees (and Emerson and Aspen shall reasonably cooperate, and shall cause their respective Subsidiaries to reasonably cooperate, with respect thereto as necessary).

ARTICLE 10
Conditions to the Transactions

Section 10.01    Conditions to the Obligations of Each Party. The obligations of Aspen, Emerson, Emerson Sub, Newco and Merger Subsidiary to consummate the Transactions are subject to the satisfaction of the following conditions:

(a)         the Aspen Stockholder Approval shall have been obtained in accordance with Delaware Law;

(b)         no Applicable Law shall prohibit the consummation of the Transactions;

(c)         the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

(d)         the shares of Newco Stock to be issued in connection with the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.

Section 10.02    Conditions to the Obligations of Emerson, Emerson Sub, Newco and Merger Subsidiary. The obligations of Emerson, Emerson Sub, Newco and Merger Subsidiary to consummate the Transactions are subject to the satisfaction of the following further conditions:

(a)         (i) Aspen shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing; (ii)(A) the representations and warranties of Aspen contained in Section 3.05(a) shall be true and correct, subject only to de minimis exceptions, at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), (B) the representations and warranties of Aspen contained in Section 3.01, Section 3.02, Section 3.05 (other than Section 3.05(a)), Section 3.06(b), Section 3.23 and Section 3.24 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), (C) the representations and warranties of Aspen contained in Section 3.10(a)(ii) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing, and (D) the other representations and warranties of Aspen contained in Article 3 of this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Aspen Material Adverse Effect, shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), except, in the case of this clause (D) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect; and (iii) Emerson shall have received a certificate signed by an executive officer of Aspen to the foregoing effect;

(b)         any applicable waiting period under the HSR Act relating to the Transactions shall have expired or been terminated and each Consent of a Governmental Authority set forth on Section 10.02 of the Emerson Disclosure Schedule shall have been made, obtained or received (or, as applicable, the waiting periods with respect thereto shall have expired or been terminated); in each case without the imposition of a Burdensome Condition (including any Burdensome Condition that would come into effect at the Closing);

(c)         no Applicable Law in any jurisdiction in which Emerson or Aspen (together with their respective Subsidiaries) have material assets, operations or revenues shall be in force and effect that would impose a Burdensome Condition (including any Burdensome Condition that would come in effect at the Closing) and no Action by any Governmental Authority any such jurisdiction seeking to impose a Burdensome Condition shall be pending; and

(d)         since the date of this Agreement, there shall not have occurred any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, an Aspen Material Adverse Effect.

Section 10.03    Conditions to the Obligations of Aspen. The obligations of Aspen to consummate the Transactions are subject to the satisfaction of the following further conditions:

(a)         (i) each of Emerson, Emerson Sub, Newco and Merger Subsidiary shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing; (ii)(A) the representations and warranties of Emerson contained in the second sentence of Section 4.05(b) shall be true and correct, subject only to de minimis exceptions, at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing, (iii)(A) the representations and warranties of Emerson contained in Section 4.01, Section 4.02, Section 4.05(b) (other than the representations and warranties of Emerson contained in the second sentence of Section 4.05(b)), Section 4.13(d) and Section 4.22 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), (B) the representations and warranties of Emerson contained in Section 4.08(a)(ii) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing, and (C) the other representations and warranties of Emerson contained in Article 4 of this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Emerson Material Adverse Effect, shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), except, in the case of this clause (C) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect; and (iv) Aspen shall have received a certificate signed by an executive officer of Emerson to the foregoing effect;

(b)         any applicable waiting period under the HSR Act relating to the Transactions shall have expired or been terminated and each Consent of a Governmental Authority set forth on Section 10.03(b) of the Aspen Disclosure Schedule shall have been made, obtained or received (or, as applicable, the waiting periods with respect thereto shall have expired or been terminated);

(c)         since the date of this Agreement, there shall not have occurred any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, an Emerson Material Adverse Effect; and

(d)         the Pre-Closing Restructuring shall have been completed in all material respects in accordance with Section 7.05; provided that Aspen shall not be entitled to waive this closing condition until the later of (x) the date on which all other closing conditions in Section 10.01, Section 10.02 and this Section 10.03 (other than those closing conditions that by their nature cannot be satisfied until the Closing, but that would be capable of being satisfied if the Closing occurred on such date) have been satisfied and (y) the date that is the End Date.

ARTICLE 11
Termination

Section 11.01    Termination. This Agreement may be terminated and the Transactions (including the Merger) may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of Aspen):

(a)         by mutual written agreement of Aspen and Emerson;

(b)         by either Aspen or Emerson, if:

(i)                 the Merger has not been consummated on or before October 10, 2022 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 11.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement is the principal cause of, or results in, the failure of the Merger to be consummated by such time;

(ii)                there shall be any Applicable Law that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins Aspen or Emerson from consummating the Merger and, in the case of each of the foregoing clauses (A) and (B), such Applicable Law shall have become final and nonappealable; or

(iii)               at the Aspen Stockholder Meeting (including any adjournment or postponement thereof), the Aspen Stockholder Approval shall not have been obtained; or

(c)         by Emerson, if:

(i)                 an Adverse Recommendation Change shall have occurred; provided that any notice delivered by Aspen to Emerson pursuant to Section 5.03(d) stating Aspen’ intention to make an Adverse Recommendation Change in advance thereof shall not result in Emerson having any termination rights pursuant to this Section 11.01(c)(i) unless and until an Adverse Recommendation Change shall have occurred;

(ii)                a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Aspen set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.02(a) not to be satisfied, and such breach or failure (A) is incapable of being cured by the End Date or (B) if capable of being cure by the End Date, has not been cured by Aspen within 30 days following written notice to Aspen from Emerson of such breach or failure to perform; provided that none of Emerson, Emerson Sub, Newco or Merger Subsidiary is then in breach of any representation, warranty, covenant or agreement that would cause the condition set forth in Section 10.03(a) not to be satisfied; or

(iii)               there shall have been an intentional and material breach of Section 5.02 or Section 5.03;

provided that the termination rights under Sections 11.01(c)(i) and 11.01(c)(iii) may not be exercised by Emerson after the Aspen Stockholder Approval shall have been obtained; or

(d)         by Aspen, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Emerson, Emerson Sub, Newco or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.03(a) not to be satisfied, and such breach or failure (A) is incapable of being cured by the End Date or (B) if capable of being cure by the End Date, has not been cured by Emerson, Emerson Sub, Newco or Merger Subsidiary, as applicable, within 30 days following written notice to Emerson from Aspen of such breach or failure to perform; provided that Aspen is not then in breach of any representation, warranty, covenant or agreement that would cause the condition set forth in Section 10.02(a) not to be satisfied.

The party desiring to terminate this Agreement pursuant to this Section 11.01 (other than pursuant to Section 11.01(a)) shall give notice of such termination to the other party.

Section 11.02    Effect of Termination. If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect without liability of any party (or any Subsidiary of such party or any former, current or future stockholder, director, officer, employee, agent, consultant or other Representative of such party or any of its Subsidiaries) to the other party hereto; provided that no party shall be relieved from any liability or damages for actual fraud or for any willful and material breach of this Agreement prior to such termination. The provisions of this Section 11.02 and Sections 7.03 (Public Announcements), 13.04 (Expenses), 13.07 (Governing Law), 13.08 (Jurisdiction) and 13.09 (Counterparts; Effectiveness) and, to the extent applicable to the foregoing provisions, Article 1 (Definitions) shall survive any termination hereof pursuant to Section 11.01.

ARTICLE 12
Indemnification

Section 12.01    Indemnification by Emerson. From and after the Closing Date (but subject to the other provisions of this Article 12 and Section 13.02), Emerson will indemnify and defend Newco and its Subsidiaries and their respective officers, directors, managers, employees, agents, successors and assigns (the “Newco Indemnified Persons”) from and against, and hold each Newco Indemnified Person harmless from, any and all Damages incurred or suffered by any Newco Indemnified Person arising out of, in connection with or relating to:

(a)         any Emerson Excluded Liability; and

(b)         any breach of any representation or warranty made by Emerson in Section 4.09 or Section 4.13(d).

Section 12.02    Indemnification by Newco. From and after the Closing Date (but subject to the other provisions of this Article 12 and Section 13.02), Newco will indemnify and defend Emerson and its Retained Subsidiaries and their respective officers, directors, managers, employees, agents, successors and assigns (the “Emerson Indemnified Persons”) from and against, and hold each Emerson Indemnified Person harmless from, any and all Damages incurred or suffered by any Emerson Indemnified Person arising out of, in connection with or relating to:

(a)         any Liability (other than any Emerson Excluded Liability) of an Emerson Contributed Subsidiary (including any Emerson Assumed Liability); and

(b)         any breach of any representation or warranty made by Aspen in Section 3.11.

Section 12.03    Third-Party Claim Procedures. (a) The party seeking indemnification under Section 12.01 or Section 12.02 (the “Indemnified Party”) shall give prompt notice in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any Action by any Third Party (“Third-Party Claim”) in respect of which indemnity may be sought under such Section. Such notice shall set forth in reasonable detail such Third-Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party.

(b)         The Indemnifying Party shall be entitled to participate in the defense of any Third-Party Claim and shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense; provided that prior to assuming control of such defense, the Indemnifying Party shall, within thirty days after delivery of a notice by the Indemnified Party of such Third-Party Claim, give written notice to the Indemnified Party that it is assuming and controlling the defense of such Third-Party Claim and acknowledging that it would (based on the facts set forth in the notice by the Indemnified Party of such Third-Party Claim and without prejudice to the Indemnifying Party’s right to subsequently assert as a defense to its indemnification obligations under this Article 12 any material facts or circumstances not known to the Indemnifying Party at the time of its assumption of such defense) have an indemnity obligation for the Damages resulting from such Third-Party Claim as provided under this Article 12; provided, further, that the Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third-Party Claim, and shall pay the fees and expenses of counsel retained by the Indemnified Party, if (A) the Third-Party Claim relates to or arises in connection with any criminal or quasi-criminal proceeding, Action, indictment, allegation or investigation, (B) the Third-Party Claim seeks as its primary remedy non-monetary, injunctive or equitable relief against the Indemnified Party or any of its Affiliates, (C) the amount in dispute is reasonably likely to exceed the maximum amount for which the Indemnifying Party can then be liable pursuant to this Article 12 or (D) it is reasonably likely that the Indemnified Party (as opposed to the Indemnifying Party) will bear a greater portion of the Damages with respect to such Third-Party Claim (after taking into account the application of the limitations set forth in Section 12.05 and any other pending or resolved claims for indemnification). If the Indemnifying Party shall so assume the control of the defense of a Third-Party Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of such Third-Party Claim if (i) the settlement does not expressly unconditionally release the Indemnified Party and its Affiliates from all Liabilities with respect to such Third-Party Claim, (ii) the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates, (iii) the settlement includes the admission of any wrongdoing by the Indemnified Party or any of its Affiliates, (iv) the Indemnifying Party does not pay all amounts in such settlement or (v) the settlement creates any Lien on any assets of any Indemnified Party or any of its Affiliates.

(c)         If the Indemnifying Party is controlling the defense of a Third-Party Claim, the Indemnified Party shall be entitled to participate in the defense of such Third-Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by the Indemnified Party; provided that the Indemnifying Party shall pay the fees and expenses of such separate counsel if (i) representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest or (ii) there are material legal defenses available to an Indemnified Party that are different from or in addition to those available to the Indemnifying Party. In case the Indemnified Party chooses to participate in the defense of a Third-Party Claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed with respect to such Third-Party Claim.

(d)         Each party shall reasonably cooperate, and cause their respective Affiliates to reasonably cooperate, in the defense or prosecution of any Third-Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith; provided that no party shall be required to disclose any such records or information that would result in the loss of attorney-client privilege, but such party shall use its reasonable best efforts to develop an alternative to providing such records or information that is reasonably acceptable to the other party.

Section 12.04    Direct Claim Procedures. If an Indemnified Party has a claim for indemnification under Section 12.01 or Section 12.02 against an Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party shall give prompt notice in writing of such claim to the Indemnifying Party. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party. If the Indemnifying Party disputes its indemnification obligation for any Damages with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction determined pursuant to Section 13.08.

Section 12.05    Limitation on Liability.

(a)         No party will be liable to any other party for Damages under this Article 12 that are special, indirect, incidental, exemplary, consequential or punitive damages, except where the damages are claimed by or awarded to a Third Party in a Third-Party Claim. The amount of any Damages shall be net of (i) any recovery or benefit (including insurance and indemnification) paid to the Indemnified Party or any of its Affiliates in connection with the facts giving rise to the right of indemnification, and if the Indemnified Party or any of its Affiliates receives such recovery or benefit after receipt of payment from the Indemnifying Party, then the amount of such recovery or benefit, net of reasonable expenses incurred in obtaining such recovery or benefit, shall be paid to the Indemnifying Party and (ii) any Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such Damages (determined on a with and without basis).

(b)         Emerson shall have no obligation to indemnify any Newco Indemnified Persons under Section 12.01(b) with respect to Damages (i) unless such claim or series of related claims involve Damages in excess of $100,000, (ii) unless and until the aggregate amount of all Damages indemnifiable under Section 12.01(b) exceeds $25,000,000, after which Emerson shall be obligated for the Newco Indemnified Person’s Damages indemnifiable under Section 12.01(b) to the extent in excess of $25,000,000 and (iii) after the aggregate Damages paid by Emerson to Newco Indemnified Persons under Section 12.01(b) exceeds $250,000,000.

(c)         Newco shall have no obligation to indemnify any Emerson Indemnified Persons under Section 12.02(b) with respect to Damages (i) unless such claim or series of related claims involve Damages in excess of $100,000, (ii) unless and until the aggregate amount of all Damages indemnifiable under Section 12.02(b) exceeds $85,000,000, after which Newco shall be obligated for the Emerson Indemnified Person’s Damages indemnifiable under Section 12.02(b) to the extent in excess of $85,000,000 and (iii) after the aggregate Damages paid by Newco to Emerson Indemnified Persons under Section 12.02(b) exceeds $850,000,000.

(d)         For purposes of this Article 12, both the existence of any inaccuracy in or breach of any representation or warranty contained in Section 3.11, Section 4.09 or Section 4.13(d), and the amount of any Damages resulting from such inaccuracy or breach, shall be determined without giving effect to any “ material,” “ materiality,” “Aspen Material Adverse Effect,” “Emerson Material Adverse Effect” or similar qualifications contained in or otherwise applicable to such representation or warranty or any definition contained therein.

(e)         No knowledge of or investigation by or on behalf of a party shall constitute or effectuate a waiver of such party’s right to enforce any representation, warranty, covenant, agreement or other obligation contained in this Agreement (to the extent set forth herein) or in any way limit such party’s right to indemnification under this Article 12.

(f)          Each party shall, and shall cause its respective Affiliates to, use reasonable best efforts to mitigate any Damage indemnifiable under this Article 12 upon and after becoming aware of any event that would reasonably be expected to give rise to any such Damage.

(g)         For purposes of this Article 12, any and all Damages of an Emerson Indemnified Party shall (i) take into account the relative equity ownership of Emerson and the Emerson Retained Subsidiaries in Newco and (ii) expressly include the amount required to gross up such Emerson Indemnified Party to take into account the portion of any related indemnification payment indirectly borne by Emerson and the Emerson Retained Subsidiaries by reason of their relative equity ownership in Newco.

Section 12.06    Exclusion of Other Remedies. From and after the Closing Date, the indemnification obligations set forth in this Article 12 will constitute the sole and exclusive remedies of the parties for any Damages based on, arising out of or otherwise in respect of any matter addressed in this Article 12, except for remedies involving specific performance or other equitable relief pursuant to Section 13.12 or in case of actual fraud.

Section 12.07    Tax Matters. Notwithstanding anything to the contrary in this Article 12 (other than Section 12.05(a) with respect to Tax benefits to the extent described therein), the Tax Matters Agreement, and not this Article 12, shall govern the parties’ rights and obligations with respect to Taxes and Tax matters relating to the Echo Business and the Emerson Contributed Subsidiaries.

Section 12.08    Tax Treatment. All payments made pursuant to this Article 12 shall be treated by the parties as an adjustment to the transaction consideration for applicable Tax purposes, unless otherwise required by Law.

ARTICLE 13
Miscellaneous

Section 13.01    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given, if to Emerson, Emerson Sub, Newco or Merger Subsidiary, to:

Emerson Electric Co.

8000 West Florissant Avenue

P.O. Box 4100

St. Louis, MO 63136

Attention:	Sara Yang Bosco, Senior Vice President, Secretary and General Counsel Vincent M. Servello, Vice President, Strategy & Corporate Development

E-mail:	Sara.Bosco@emerson.com Vincent.Servello@emerson.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017

Attention:	Phillip R. Mills Marc O. Williams Cheryl Chan

Facsimile No.: (212) 701-5800

Email:	phillip.mills@davispolk.com marc.williams@davispolk.com cheryl.chan@davispolk.com if to Aspen, to:

Aspen Technology, Inc.
20 Crosby Drive
Bedford, MA 01703
Attention: SVP and General Counsel
Email: legalnotices@aspentech.com

with copies to (which shall not constitute notice):

Aspen Technology, Inc.
20 Crosby Drive
Bedford, MA 01703
Attention: President and CEO
Email: legalnotices@aspentech.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, MA 02116

Attention:	Graham Robinson Chadé Severin

Facsimile No.: (617) 573-4822

Email:	graham.robinson@skadden.com chade.severin@skadden.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 13.02    Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for (a) the representations and warranties set forth in Section 3.11, Section 4.09 and Section 4.13(d), which shall survive the Closing until the date that is eighteen months after the Closing Date and (b) such covenants or agreements that by their terms are to be performed (in whole or in part) after the Effective Time, which shall survive the Closing until fully performed in accordance with their terms. For clarity, covenants and agreements under Section 12.01(a) and 12.02 shall survive indefinitely. Any claim for indemnification under Article 12 asserted in writing prior to the expiration of any such survival period as provided in this Section 13.02 shall have been timely made for purposes of this Section 13.02 such that the representation, warranty, covenant, agreement or obligation that is the subject of such claim, to the extent of such claim only, shall survive until such claim has been fully and finally resolved in accordance with the terms of this Agreement.

Section 13.03    Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Aspen Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of Aspen under Delaware Law without such approval having first been obtained.

(b)         No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 13.04    Expenses. (a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)         Termination Fee.

(i)                 If this Agreement is terminated by Emerson pursuant to Section 11.01(c)(i) or Section 11.01(c)(iii) (in each case, without the Aspen Stockholder Approval having been previously obtained), then Aspen shall pay to Emerson, within one Business Day after such termination, in immediately available funds $325,000,000 (the “Termination Fee”) to an account specified by Emerson upon such termination.

(ii)              If (A) this Agreement is terminated by Emerson or Aspen pursuant to Section 11.01(b)(i) (but, for clarity, only if at such time Emerson would not be prohibited from terminating this Agreement by the proviso in Section 11.01(b)(i)) or Section 11.01(b)(iii) or by Emerson pursuant to Section 11.01(c)(ii) (but, for clarity, only if at such time Emerson would not be prohibited from terminating this Agreement by the proviso in Section 11.01(c)(ii)) (in each case, without the Aspen Stockholder Approval having been obtained or, if such termination is after the Aspen Stockholder Approval has been obtained, as a result of a willful and material breach by Aspen), (B) after the date of this Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Board of Directors of Aspen or its stockholders and (C) within 12 months following the date of such termination, Aspen shall have entered into a definitive agreement with respect to or recommended to its stockholders an Acquisition Proposal or an Acquisition Proposal shall have been consummated (provided that for purposes of this clause (C), each reference to “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then Aspen shall pay to Emerson in immediately available funds, concurrently with the occurrence of the applicable event described in clause (C), the Termination Fee to an account specified by Emerson upon such termination.

(c)         Other Agreements Relating to the Termination Fee. Aspen acknowledges that the agreements contained in Section 13.04(b) are an integral part of the Transactions and that, without these agreements, Emerson, Emerson Sub, Newco and Merger Subsidiary would not enter into this Agreement. Accordingly, if Aspen fails promptly to pay the Termination Fee if and when due to Emerson pursuant to Section 13.04(b), it shall also pay any costs and expenses incurred by Emerson in connection with an Action to enforce this Agreement that results in a judgment against Aspen for payment of the Termination Fee, together with interest on the unpaid Termination Fee at the prime rate as published in The Wall Street Journal, Eastern Edition in effect from the date the Termination Fee was required to be paid to (but excluding) the payment date. Notwithstanding anything to the contrary in this Agreement, in the event that the Termination Fee is payable and actually paid by Aspen in accordance with Section 13.04(b) and this Section 13.04(c), the payment of such Termination Fee (and, if applicable, the amounts described in the second sentence of this Section 13.04(c)) shall be the sole and exclusive remedy of Emerson, Emerson Sub, Newco and Merger Subsidiary and their respective Affiliates against Aspen or any of its Subsidiaries or any of their respective former, current or future stockholders, directors, officers, employees, agents, consultants or other Representatives for any Damages suffered or incurred as a result of or in connection with any breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement or the failure of the Transactions to be consummated, and upon payment of such amount, none of Aspen, its Subsidiaries or any of their respective former, current or future stockholders, directors, officers, employees, agents, consultants or other Representatives shall have any further Liability relating to or arising out of this Agreement, the other Transaction Documents or the Transactions.

Section 13.05    Disclosure Schedules. Any disclosure contained in the Aspen Disclosure Schedule or the Emerson Disclosure Schedule with reference to any section or subsection of this Agreement shall be deemed to apply to any other section or subsection of the Aspen Disclosure Schedule or the Emerson Disclosure Schedule, respectively, where the relevance of such disclosure is reasonably apparent. The mere inclusion of any item in the Aspen Disclosure Schedule as an exception to a representation or warranty of Aspen in this Agreement or the Emerson

Disclosure Schedule as an exception to a representation or warranty of Emerson in this Agreement shall not be deemed to be an admission that (i) such item is a material exception, fact, event or circumstance, or that such item, individually or in the aggregate, has had or is reasonably expected to have, an Aspen Material Adverse Effect or an Emerson Material Adverse Effect, as applicable, or trigger any other materiality qualification, or (ii) such item did not arise in the ordinary course of business or in a manner consistent with past practice of Aspen or Emerson, as applicable.

Section 13.06    Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.04 and Article 12, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.04 and Article 12, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b)         No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other parties hereto.

Section 13.07    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 13.08    Jurisdiction. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.

Section 13.09    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 13.10    Entire Agreement. The Transaction Documents and the Confidentiality Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 13.11    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 13.12    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

ASPEN TECHNOLOGY, INC.

By:	/s/ Antonio J. Pietri
	Name:	Antonio J. Pietri
	Title:	President and Chief Executive Officer

EMERSON ELECTRIC CO.

By:	/s/ Vincent M. Servello
	Name:	Vincent M. Servello
	Title:	Vice President

EMR WORLDWIDE INC.

By:	/s/ Vincent M. Servello
	Name:	Vincent M. Servello
	Title:	Vice President

EMERSUB CX, INC.

By:	/s/ Vincent M. Servello
	Name:	Vincent M. Servello
	Title:	Vice President

EMERSUB CXI, INC.

By:	/s/ Vincent M. Servello
	Name:	Vincent M. Servello
	Title:	Vice President

Exhibit A

Project Alias
Commercial Agreement Terms

Set forth below is a high-level summary of select terms to be addressed in a commercial agreement executed in connection with the proposed “Project Alias” transaction. The terms described below are not intended to be, and are not, an exhaustive description of any definitive agreement entered into, or to be entered into, between the parties. It is envisaged that the parties will negotiate and agree in good faith upon such definitive agreement based upon, and consistent with, the terms described below (the “Definitive Agreement”). In the event the Definitive Agreement is not entered into prior to the closing of the transaction, the parties agree that the terms described below (i) include all material terms necessary to the transactions contemplated hereby and (ii) shall be binding on the parties and their affiliates, as applicable, in each case unless and until the Definitive Agreement has been executed. The parties agree that the terms described below and all discussions between the parties relating thereto shall be confidential.

Commercial Agreement
Scope of Products

•      aspenONE Engineering suite (ENG);

•      aspenONE Manufacturing and Supply Chain suite (MSC);

•      aspenONE Asset Performance Management suite (APM);

•      aspenONE Artificial Intelligence of Things (AIoT);

•      the Emerson (as defined under the Transaction Agreement) (“Emerson”) products being transferred to Newco (as defined under the Transaction Agreement) (“Newco”) as part of the proposed transaction, as set forth on Exhibit A hereto; and

•      certain future Newco products as mutually agreed upon by the parties during the term of the agreement (collectively, the “Products”).

Order of Precedence

•      Immediately upon the closing of the transaction, the following agreements between the parties shall automatically terminate: [***]

•      [***]

(1)       [***]

(2)       [***]

•      Unless and until the Definitive Agreement is entered into between the parties, to the extent any term necessary to the transactions contemplated hereby is not addressed herein, the terms of the [***] shall apply, regardless of whether such agreement is terminated (it being understood that (i) in the event of any overlap or conflict between the terms of the [***] and the terms set forth herein, the terms set forth herein shall prevail and control, and (ii) [***].

Agency/Reseller Authorization

•      Newco authorizes Emerson and its affiliates to act as its agent and/or reseller to market, promote and sell the Products either (i) incorporated and/or embedded with current and future Emerson products and services or (ii) on a standalone basis, in each case in any field and for any purpose throughout the world.

•      Certain of the Products will be subject to an agency relationship and certain of the Products will be subject to a reseller relationship. [***]

Software License and Channel Agreement Elements

•      The arrangement will consist of the following agreements:

•      Software License Agreement: Newco grants Emerson and its affiliates a non-exclusive, license to (i) test Products for the purpose of incorporating and/or embedding the Products with current and future Emerson products and services, (ii) demonstrate the Products to prospective licensees, (iii) use the Products to train Emerson employees and prospective licensees, (iv) provide professional services/consulting to licensees, (v) develop interfaces and integration and (vi) otherwise exercise their rights and fulfill their obligations under the agreement. [***]

•     The parties shall mutually agree upon an appropriate structure for purposes of sublicensing from Emerson or licensing directly from Newco any applicable intellectual property rights to Emerson customers.

•      [***]

•      For the avoidance of doubt, the license described above does not include the rights to source code.

•    Channel Sales Agreement: Newco appoints Emerson as a global channel partner authorized to solicit orders from prospective licensees for Newco software, on either a commission or sell-through basis.

•      The parties shall mutually agree upon (i) whether any Products will be re-branded or co-branded for purposes of marketing and sales of the Products by Emerson and (ii) the terms of any trademark licenses granted under the agreement in connection therewith.

Economic Terms

•   Commission Sales (Agency Relationship – Newco Paper):

•    Emerson shall receive a commission on license orders sourced by Emerson and closed by Newco, which will be based on Newco’s then-applicable list prices for the Products, less a [***] commission to be paid to Emerson for all amounts paid by such customer to Newco [***]. Newco shall provide first line software support to customers to whom Newco sells the Products.

•      [***] Newco shall provide first line software support to customers to whom Newco sells the Products.

•     Sell-through Sales (Reseller Relationship – Emerson Paper): A [***] discount percentage shall be applied to the license fees payable by Emerson to Newco for license orders sourced by Emerson. Emerson will establish the license fee payable by customer to Emerson and Emerson will pay Newco the then-current list price less the [***] discount. [***]. Emerson shall provide first line software support to customers to whom Emerson sublicenses the Products. The agreement between Emerson and the end user will contain customary required licensing language.

•      OEM Relationship: Emerson may embed the Products into Emerson products and sell such products as part of Emerson’s own solutions. [***] The potential OEM products may be identified prior to closing. Fees will be defined for OEM arrangements, on a case-by-case basis, when they are formally established; [***]. Emerson shall provide first line software support to customers with respect to such OEM products.

•      [***]

2

• [***]
Payment Terms

•     Commission Sales (Agency Relationship – Newco Paper): Payment terms shall be consistent with those in the [***].

•     Sell-through Sales (Reseller Relationship – Emerson Paper): Payment terms shall be consistent with those in the [***].

•     OEM Relationship: Payment terms for OEM arrangements shall be established on a case-by-case basis, when such arrangements are formally established.

Delivery	• The parties shall mutually agree upon the timing and manner of delivery of each Product to Emerson for purposes of the reseller relationship, to the extent applicable.
IP Ownership	• Newco shall own all intellectual property rights in new applications/solutions developed by or on behalf of Newco using the Products. [***]
Maintenance, Hosting and Updates

•     The parties shall mutually agree upon an amount of training Newco shall provide to Emerson sales channel and/or service engineers.

•     Newco shall not restrict Emerson’s access to Newco’s third party service providers (independent entities not controlled by Newco).

•    The parties shall discuss and mutually agree upon hosting of Products under each of the agency and reseller relationship.

Joint Development

•     The parties will explore opportunities to work together to [***]. The output of a successful exploration will be a separate written joint development agreement having terms and conditions mutually agreed upon by the parties.

•      [***]

Commitments for Strategic Initiatives	• [***] • [***]
Meetings and Governance	• The parties shall work together to establish the details of the governance and execution model under the agreement, including Executive Business Reviews, peer mapping and cadence of key stakeholder engagements.
Term and Termination

•      [***]

•    The initial term of the agreement shall be [***] and shall automatically renew for successive [***] renewal terms, unless either party provides at least [***] written notice to the other party prior to the end of the initial term or then-current renewal term, as applicable.

•     The parties shall mutually agree upon other termination rights, including, among others, those customary in an agreement of this nature (e.g., breach, bankruptcy, change of control).

[***]	• [***]
[***]	• [***]
Governing Law	• Delaware.

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Confidentiality	• All information furnished pursuant to the agreement shall be subject to the confidentiality terms included in the Stockholders Agreement between Emerson, EMR Worldwide Inc. and Newco (regardless of whether such terms are, or such agreement is, terminated or expired).
Indemnification

•      Newco and its affiliates shall indemnify and hold harmless Emerson and its affiliates from and against any and all losses and damages arising from or relating to (i) claims that the Products infringe, misappropriate or otherwise violate any third-party intellectual property rights and (ii) Newco’s and its affiliates’ gross negligence, willful misconduct or violation of applicable law.

•     Emerson and its affiliates shall indemnify and hold harmless Newco and its affiliates from and against any and all losses and damages arising from or relating to Emerson’s and its affiliates’ gross negligence, willful misconduct or violation of applicable law.

Limitation of Liability; Disclaimer

•      Except for any amounts due and payable under the agreement, in no event will either party’s aggregate liability under the agreement exceed $[***].

•     Neither party shall be liable under the agreement for any special, indirect, punitive, exemplary, incidental or consequential damages, or any damages arising from the loss of use, data or profits, even if it has been advised of the possibility of such damages.

•     The foregoing liability cap and exclusion of damages shall not apply with respect to (i) a breach by either party of its confidentiality obligations under the agreement, (ii) either party’s indemnification obligations under the agreement, (iii) infringement, misappropriation or other violations of intellectual property rights, (iv) gross negligence or (v) willful misconduct.

Dispute Resolution	• Any and all disputes arising out of or in connection with the agreement shall be escalated first to the parties’ senior management. In the event such senior management is unable to resolve such dispute, such dispute shall be escalated to the parties’ CEOs. In the event the parties’ CEOs are unable to resolve such dispute, such dispute shall be resolved through arbitration or litigation in the courts of the State of Delaware. The further details of such process will be agreed upon between signing and closing.
Additional Terms	• The agreement shall contain such other reasonable terms and conditions as are customary in an agreement of this nature and/or are mutually agreed upon by the parties.

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EXHIBIT A

TRANSFERRED EMERSON PRODUCTS

[***]

5

EXHIBIT B

[***]

[***]

6

EXHIBIT C

[***]

[***]

7

Exhibit B

FORM OF STOCKHOLDERS AGREEMENT

dated as of

[●]

among

ASPEN TECHNOLOGY, INC.,

EMERSON ELECTRIC CO.

and

EMR WORLDWIDE INC.

TABLE OF CONTENTS

Page

Article I
Definitions

Section 1.1.	Certain Definitions	1
Section 1.2.	Other Terms	6

Article II
Term

Section 2.1.	Term and Termination	7

Article III
Corporate Governance Matters

Article IV
Other Agreements

Article V
Financial and Other Information

i

Article VI
Dispute Resolution

Section 6.1.	General Provisions	30
Section 6.2.	Consideration by Senior Executives	31
Section 6.3.	Attorneys’ Fees and Costs	32

Article VII
Miscellaneous

SCHEDULE 4.5(B) RELATED PARTY TRANSACTIONS POLICY

SCHEDULE 4.5(C) PRE-AGREED PROCEDURES

SCHEDULE 7.10(A)

SCHEDULE 7.10(E)

ii

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated [●] (this “Agreement”), among Emerson Electric Co., a Missouri corporation (“Emerson Parent”), EMR Worldwide Inc., a Delaware corporation and wholly owned subsidiary of Emerson Parent (“Emerson”), and Aspen Technology, Inc., a Delaware corporation (formerly known as Emersub CX, Inc.) (the “Company”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Transaction Agreement and Plan of Merger, dated as of October 10, 2021, among Emerson Parent, Aspen Technology, Inc., a Delaware corporation (“Old Aspen Tech”), the Company, Emersub CXI, Inc., a Delaware corporation, and Emerson (as amended from time to time, the “Transaction Agreement”), Emerson Parent and Old Aspen Tech combined the Echo Business (as defined in the Transaction Agreement) with Old Aspen Tech and effected the Transactions (as defined herein);

WHEREAS, pursuant to the Transactions, Emerson holds Company Common Stock (as defined herein); and

WHEREAS, Emerson Parent, Emerson and the Company desire to enter into this Agreement in order to (i) set forth certain of their rights, duties and obligations as a result of the Transactions, (ii) provide for the governance of the Company and (iii) set forth rights and restrictions on certain activities in respect of the Company Common Stock, corporate governance, and other related corporate matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I
Definitions

Section 1.1.          Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Action” means any action, claim, suit, or proceeding, in each case by or before any arbitrator or Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person who, as of the relevant time for which the determination of affiliation is being made, directly or indirectly controls, is controlled by or is under common control with such Person; provided that no then-member of the Emerson Group shall be deemed to be an Affiliate of any then-member of the Company Group for purposes of this Agreement and no then-

member of the Company Group shall be deemed to be an Affiliate of any then-member of the Emerson Group for purposes of this Agreement.

“Applicable Law” means, with respect to any Person, any U.S., non-U.S. or transnational, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement (including any stock exchange listing requirements) enacted, adopted, promulgated or applied by a Governmental Authority, that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” means, with respect to Company Common Stock, having “beneficial ownership” of such stock for purposes of Rule 13d-3 or 13d-5 promulgated under the Exchange Act, without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(1)(i). The terms “beneficial owner” and “beneficial ownership” shall have correlative meanings.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing” has the meaning ascribed thereto in the Transaction Agreement.

“Common Equivalents” means (i) with respect to Company Common Stock, shares of Company Common Stock, (ii) with respect to any securities that are convertible into or exchangeable for Company Common Stock, the shares of Company Common Stock issuable in respect of the conversion or exchange of such securities into Company Common Stock, (iii) with respect to any options, warrants or other rights to acquire Company Common Stock, the shares of Company Common Stock issuable thereunder and (iv) with respect to any shares of Company Common Stock subject to restrictions, including the risk of forfeiture or repurchase or voting restrictions, such shares of Company Common Stock.

“Company Board” means the board of directors of the Company.

“Company Business” means the business of developing, marketing and selling industrial software; provided that the Company Business expressly excludes the businesses set forth in clauses (ii) and (iii) of the definition of the Emerson Permitted Business.

“Company Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company Covered Employees” means any Continuing Aspen Employees (as defined in the Transaction Agreement) or any Continuing Echo Business Employees (as defined in the Transaction Agreement).

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“Company Group” means the Company and, as of the relevant time for which the determination of Company Group is being made, each Subsidiary of the Company.

“Company Independent Director” means each director of the Company who (i) is an Independent Director and (ii) (A) is not an executive officer or employee of any Emerson Group member and (B) would not be a director described under Clauses (A) through (F) of Rule 5605(a)(2) of the Nasdaq listing rules in relation to Emerson Parent assuming Emerson Parent were the “Company” thereunder.

“Company Securities” means (i) the Company Common Stock, (ii) any preferred stock of the Company, (iii) any other capital stock issued by the Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Company Common Stock or any other capital or preferred stock issued by the Company.

“Emerson Annual Statements” means the audited annual financial statements and annual reports to shareholders of any Emerson Group member.

“Emerson Contributed Subsidiaries” has the meaning ascribed thereto in the Transaction Agreement.

“Emerson Covered Employees” means any individual employed by Emerson Parent or any of its Subsidiaries (x) in Emerson’s Automation Solutions business or (y) who assists in the provision of any Service (as defined in the Transition Services Agreement) under the Transition Services Agreement.

“Emerson Director” means a member of the Company Board who is an Emerson Designee.

“Emerson Group” means, at any given time, Emerson Parent and each Person (other than any then-member of the Company Group) that is then a Subsidiary of Emerson Parent.

“Emerson Fully-Diluted Ownership Percentage” means, as of any time, the percentage of the then-outstanding Company Common Stock (as determined on a Common Equivalents basis) beneficially owned by the members of the Emerson Group as of such time, calculated on a Fully-Diluted basis.

“Emerson Ownership Percentage” means, as of any time, the percentage of the then-outstanding Company Common Stock beneficially owned by the members of the Emerson Group as of such time.

“Emerson Permitted Business” means (i) any and all of the business activities contemplated under the Intercompany Commercial Agreements, including acting as an agent or reseller of the Company’s products or services, and the Transition Services Agreement (as defined in the Transaction Agreement), (ii) the business of developing, marketing and selling control or hardware-connected technology software products, including software and technology intended for control engineering tools, device level

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applications, alarm management, distributed control systems (“DCS”), historian, subsystem interfaces, operator environments, human machine interface engineering and runtime, reporting and trending, IO controllers, programmable logic controllers (PLC), SCADA (non-power), protection and prediction systems, embedded advanced control, embedded batch, AMS machinery management, control system diagnostics and system health monitoring, tank management solutions, sensor-based corrosion and erosion solutions, DCS or skid-based blending & transfer solutions, custody transfer solutions, valves diagnostic solutions, connected solution – instruments and Plantweb Insight and (iii) the Emerson Retained Businesses and any natural enhancements or extensions thereof (including by further investments therein).

“Emerson Retained Businesses” means Emerson’s and its Subsidiaries’ software businesses as of immediately after the Closing, including DeltaV, Ovation, ESI, Geofields, Syncade, Zedi, Progea, Bio-G, Fluxa, AMS Device Manager, Mimic, AgileOps, Inmation, PlantWeb Optics, and KNet.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“First Trigger” means the members of the Emerson Group ceasing to beneficially own more than fifty percent (50%) of the outstanding Company Common Stock.

“First Trigger Date” means the date that is forty-five (45) days following the earliest of (x) the date on which the Company notifies Emerson in writing of the First Trigger, (y) the date on which Emerson makes an amendment to its Schedule 13D filing under the Exchange Act to disclose the First Trigger and (z) the date on which the General Counsel or Chief Financial Officer of Emerson Parent gains actual knowledge (and not constructive, imputed or other similar concepts of knowledge) of the First Trigger; provided that if on such first date members of the Emerson Group beneficially own more than fifty percent (50%) of the outstanding Company Common Stock (and at no point during such forty-five (45) day period beneficially owned less than forty-five percent (45%) of the outstanding Company Common Stock), the First Trigger and the First Trigger Date shall be deemed to not have occurred for all purposes under this Agreement. For the avoidance of doubt, if at any point during such forty-five (45) day period, members of the Emerson Group beneficially own less than forty-five percent (45%) of the outstanding Company Common Stock, the First Trigger Date shall occur regardless of any subsequent acquisition by members of the Emerson Group of additional shares of Company Common Stock.

“Fourth Trigger Date” means the date on which members of the Emerson Group cease to beneficially own at least ten percent (10%) of the outstanding Company Common Stock.

“Fully-Diluted” means, without duplication, all outstanding shares of Company Common Stock, all shares of Company Common Stock issuable in respect of all outstanding securities convertible into or exchangeable for Company Common Stock, all

4

shares of Company Common Stock issuable in respect of all outstanding options, warrants or other rights to acquire Company Common Stock (regardless of whether the issuance is subject to vesting or other restrictions) and all outstanding shares of Company Common Stock that are subject to restrictions, including the risk of forfeiture or repurchase or voting restrictions (regardless of whether the restrictions are still in force).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory, self-regulatory or administrative authority, organization, department, court, agency or official, including any political subdivision thereof.

“Group” means the Emerson Group or the Company Group, as the context requires.

“Independent Director” means a director of the Company who is independent under Nasdaq listing rules; provided that it is understood and agreed that the fact that an individual is an employee, officer or director of a member of the Emerson Group with the Emerson Group may not be the sole basis for the Company Board to determine that such person has a relationship that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director under Nasdaq listing rules.

“Intercompany Commercial Agreements” means any and all Contracts (as defined in the Transaction Agreement) between any member of the Company Group, on the one hand, and any member of the Emerson Group, on the other hand, for the provision or receipt of goods, products or services (including software), in each case, as amended, modified or supplemented from time to time. Intercompany Commercial Agreements shall include the Commercial Agreement (as defined in the Transaction Agreement) as it may be amended from time to time but shall exclude this Agreement and the other Transaction Documents.

“Nasdaq” means The NASDAQ Stock Market LLC, or any successor thereto, or, any other stock exchange or quotation system on which the Company Common Stock is traded.

“Parties” means Emerson Parent, Emerson and the Company.

“Percentage Maintenance Share” means, with respect to any transaction in which Company Securities are issued or proposed to be issued or sold (the “Percentage Maintenance Issued Shares”), a number of other shares of Company Common Stock or other Company Securities, as applicable (which, for the avoidance of doubt, are not the Percentage Maintenance Issued Shares), such that, after taking into account the total number of outstanding shares of Company Common Stock (on a Common Equivalents and Fully-Diluted basis) immediately after giving effect to such issuance or sale (including the number of shares of Company Common Stock or such other Company Securities acquired by Emerson assuming it exercised its right to buy its full Percentage Maintenance Share with respect to such transaction), the Emerson Fully-Diluted

5

Ownership Percentage would be, assuming Emerson acquired such number of Company Securities, equal to the Emerson Fully-Diluted Ownership Percentage immediately prior to such issuance or sale.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pro Rata Portion” means, with respect to any Company Securities issued or proposed to be issued or sold in connection with any transaction (the “Pro Rata Issued Shares”), the number of such Pro Rata Issued Shares (calculated on a Common Equivalents and Fully-Diluted basis) such that, after taking into account the total number of outstanding shares of Company Common Stock (on a Common Equivalents and Fully-Diluted basis) immediately after giving effect to such issuance or sale, the Emerson Fully-Diluted Ownership Percentage would be, assuming Emerson acquired such number of Company Securities, equal to the Emerson Fully-Diluted Ownership Percentage immediately prior to such issuance or sale.

“Related Party Transaction” means any transaction between any member of the Company Group, on the one hand, and any member of the Emerson Group, or, solely in their capacity as such, any director, officer, employee or “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any member of the Emerson Group, on the other hand.

“Representatives” means, with respect to any Person (other than an individual), such Person’s directors, officers, employees and other agents and representatives (including legal counsel and outside advisors).

“RPT Committee” means an ad-hoc committee formed by the Company Board from time to time consisting of at least two (2) directors of the Company, provided that all members of an RPT Committee must be Company Independent Directors who are designated by a majority of the Independent Directors.

“SEC” means the Securities and Exchange Commission.

“Second Trigger” means the members of the Emerson Group ceasing to beneficially own more than forty percent (40%) of the outstanding Company Common Stock.

“Second Trigger Date” means the date that is forty-five (45) days following the earliest of (x) the date on which the Company notifies Emerson in writing of the Second Trigger, (y) the date on which Emerson makes an amendment to its Schedule 13D filing under the Exchange Act to disclose the Second Trigger and (z) the date on which the General Counsel or Chief Financial Officer of Emerson Parent gains actual knowledge (and not constructive, imputed or other similar concepts of knowledge) of the Second Trigger; provided that if on such first date members of the Emerson Group beneficially own more than forty percent (40%) of the outstanding Company Common Stock (and at no point during such forty-five (45) day period beneficially owned less than thirty-five

6

percent (35%) of the outstanding Company Common Stock), the Second Trigger and the Second Trigger Date shall be deemed to not have occurred for all purposes under this Agreement. For the avoidance of doubt, if at any point during such forty-five (45) day period, members of the Emerson Group beneficially own less than thirty-five percent (35%) of the outstanding Company Common Stock, the Second Trigger Date shall occur regardless of any subsequent acquisition by members of the Emerson Group of additional shares of Company Common Stock.

“sole discretion” means being entitled to consider only such interests and factors as the Person making such determination desires, including solely its own interests, without having any duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any other Person.

“Subsidiary” means, with respect to any Person, (i) any entity (A) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person or (B) of which a majority of the equity interests are directly or indirectly owned by such Person or (ii) in the case of a partnership, of which such Person is the general partner; provided that, for purposes of this Agreement no member of the Company Group shall be a Subsidiary of Emerson Parent or Emerson.

“Third Trigger” means the members of the Emerson Group ceasing to beneficially own at least twenty percent (20%) of the outstanding Company Common Stock.

“Third Trigger Date” means the date that is forty-five (45) days following the earliest of (x) the date on which the Company notifies Emerson in writing of the Third Trigger, (y) the date on which Emerson makes an amendment to its Schedule 13D filing under the Exchange Act to disclose the Third Trigger and (z) the date on which the General Counsel or Chief Financial Officer of Emerson Parent gains actual knowledge (and not constructive, imputed or other similar concepts of knowledge) of the Third Trigger; provided that if on such first date members of the Emerson Group beneficially own at least twenty percent (20%) of the outstanding Company Common Stock (and at no point during such forty-five (45) day period beneficially owned less than seventeen and a half percent (17.5%) of the outstanding Company Common Stock), the Third Trigger and the Third Trigger Date shall be deemed to have not occurred for all purposes under this Agreement. For the avoidance of doubt, if at any point during such forty-five (45) day period, members of the Emerson Group beneficially own less than seventeen and a half percent (17.5%) of the outstanding Company Common Stock, the Third Trigger Date shall occur regardless of any subsequent acquisition by members of the Emerson Group of additional shares of Company Common Stock.

“Transaction Documents” means, collectively, this Agreement, the Transaction Agreement and the other Ancillary Agreements (as defined in the Transaction Agreement).

“Transactions” has the meaning ascribed thereto in the Transaction Agreement.

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“Transfer” means to sell, transfer, assign or otherwise dispose of any Company Common Stock, including by means of a hedge, swap or other derivative, and excluding, for the avoidance of doubt, (i) any sale, transfer, assignment or other transaction involving any equity interests of Emerson or any of its Affiliates, or any sale of or merger or consolidation involving Emerson or any of its Affiliates, (ii) subject to Section 3.4, the provision of a proxy in connection with any annual or special meeting of the stockholders of the Company and (iii) the tender of Company Common Stock in any tender or exchange offer that is approved by the Company Board prior to the consummation thereof. “Transferred” and “Transferring” shall have correlative meanings.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person, except for any de minimis ownership by another Person to the extent required by non-U.S. rules under Applicable Law.

Section 1.2.          Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
Agreement	Preamble
Audit Committee	3.2(e)
Company	Preamble
Company Auditors	5.3(d)(ii)
Company Confidential Information	4.1(a)
Company Public Documents	5.3(b)
Compensation Committee	3.1
Compliance Audit	5.3(g)
Compliance Program	5.3(g)
Disclosure Committee	5.3(f)
Dispute	6.1(a)
Emerson	Preamble
Emerson Auditors	5.3(d)(ii)
Emerson Confidential Information	4.1(b)
Emerson Designee	3.2(a)
Emerson Law Firms	7.10(a)
Emerson Parent	Preamble
Emerson Public Filings	5.2
Election Period	4.3(c)
Initial Notice	6.2
Issuance Notice	4.3(b)
Lead Independent Director	3.2(i)
Lockup Period	4.2(a)
M&A Committee	3.3(a)
Nominating & Governance Committee	3.2(e)
Non-Emerson Designee	3.2(e)
Non-Emerson Director	3.2(e)
Non-Privileged Deal Communications	7.10(c)

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Term	Section
Old Aspen Tech	Preamble
Old Aspen Tech Board	3.1(i)
Old Aspen Tech Chair	3.1(i)
Other Committees	3.3(d)(i)
Other Stockholders	4.2(c)
Percentage Maintenance Share	4.3(b)
Pre-Agreed Procedures	4.5(c)(i)
Pre-Closing Related Party Transactions	4.5(a)
Privilege	5.5
Privileged Communications	7.10(a)
Privileged Deal Communications	7.10(b)
Proposed Purchase Price	4.3(b)(ii)
Related Party Transactions Policy	4.5(b)
Representatives	4.1(a)
Response	6.2
Significant Subsidiary	3.6(a)(i)
Standstill Period	4.2(b)(i)
Transaction Agreement	Preamble

Article II
Term

Section 2.1.          Term and Termination. This Agreement is effective as of the date hereof and shall terminate automatically (a) on the Fourth Trigger Date or (b) in the event that the Emerson Group beneficially owns 100% of the outstanding Company Securities (other than prong (iv) of the definition thereof). Notwithstanding the foregoing, the provisions of Section 4.1, Section 4.8, Section 5.4, Section 5.5, Article VI and Article VII, and the definitions contained herein that are used therein, shall survive the termination of this Agreement.

Article III
Corporate Governance Matters

Section 3.1.          Initial Board Composition. Effective as of the Closing, the Company Board shall initially consist of nine (9) members comprised of (i) five directors designated by Emerson as follows: (A) Jill D. Smith (the “Old Aspen Tech Chair”), the chair of the Old Aspen Tech board of directors (the “Old Aspen Tech Board”) as of the date of the Transaction Agreement, who shall be the initial chair of the Company Board, (B) one director designated by Emerson, and (C) three (3) directors designated by Emerson after consultation with the Old Aspen Tech Chair (it being understood that, as of the date of the Transaction Agreement, it was Emerson’s expectation that the persons in this clause (C) would be (x) members of the Old Aspen Tech Board or (y) Independent Directors) (for the avoidance of doubt, the persons in this clause (i) are Emerson Designees), (ii) the Chief Executive Officer of Old Aspen Tech immediately prior to the Closing, and (iii) three (3) directors that are Independent Directors designated by Old

9

Aspen Tech, and reasonably acceptable to Emerson, which directors shall have been designated by Old Aspen Tech prior to the designation of any director (other than the Old Aspen Tech Chair) by Emerson pursuant to this Section 3.1. Effective as of the Closing, the initial chair of the Compensation Committee of the Company Board (the “Compensation Committee”) shall be designated by Old Aspen Tech.

Section 3.2.          Subsequent Board Composition.

(a)            From and after the date hereof, the Company shall take all action to cause the Company Board, at any time (including if the size of the Company Board is increased or decreased), to be comprised of: (i) prior to the Third Trigger Date, a number of persons designated by Emerson (each person so designated by Emerson, an “Emerson Designee”) equal to the Emerson Ownership Percentage (expressed as a fraction) multiplied by the total authorized number of directors of the Company Board at such time (including as constituted immediately following any increase in size of the Company Board to comply with this Section 3.2), rounded up to the nearest whole person (but in no event less than a majority of the members on the Company Board until the Second Trigger Date) and (ii) following the Third Trigger Date, one Emerson Designee.

(b)            The Company shall cause each Emerson Designee to be included in the slate of nominees recommended by the Company Board to holders of Company Common Stock for election (including at any annual or special meeting of stockholders held for the election of directors) and shall use its best efforts to cause the election of each such Emerson Designee, including soliciting proxies in favor of the election of such persons.

(c)            In the event that any Emerson Director shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Company Board with a substitute Emerson Designee.

(d)            The Company hereby agrees to take, at any time and from time to time, all actions necessary to facilitate the removal and replacement of any Emerson Director upon the written request of Emerson.

(e)            From and after the date hereof, in the event of a vacancy on the Company Board upon the death, resignation, retirement, disqualification, removal from office or other cause of any director who was not an Emerson Director (each such person, a “Non-Emerson Director”), the Nominating & Governance Committee of the Company Board (the “Nominating & Governance Committee”) shall have the sole right to fill such vacancy or designate a person for nomination for election to the Company Board to fill such vacancy (such person, a “Non-Emerson Designee”) in accordance with Applicable Law; provided that, until the Third Trigger Date, (i) the then-current Chief Executive Officer of the Company shall be included for nomination at any annual or special meeting of the Company at which directors are elected and (ii) each Non-Emerson Designee (other than the then-current Chief Executive Officer of the Company) shall be a Company Independent Director and shall meet all other requirements under Applicable Law for membership on the Audit Committee of the Company Board (the “Audit Committee”) and one of which such Non-Emerson Designees shall also be an “audit

10

committee financial expert” under Item 407(d)(5) of Regulation S-K. For the avoidance of doubt, the Company Board shall at all times include at least three Company Independent Directors.

(f)             For so long as the Emerson Ownership Percentage is greater than fifty percent (50%), to the extent permitted by Applicable Law, if so requested by Emerson, the Company shall avail itself of available “Controlled Company” exemptions to the corporate governance listing standards of Nasdaq (in whole or in part, as requested by Emerson).

(g)            Subject to Applicable Law, each Emerson Director shall keep confidential any information about the Company and its Affiliates he or she receives as a result of being a director of the Company Board, provided such Emerson Director is permitted to disclose to the Emerson Group, Representatives of the Emerson Group and such Emerson Director’s advisors information about the Company and its Affiliates that he or she receives as a result of being a director. Notwithstanding any duty otherwise existing under Applicable Law or in equity, to the fullest extent permitted by Applicable Law, no Emerson Director shall have any duty to disclose to the Company or the Company Board or any committee of the Company Board (or subcommittee thereof) confidential information of Emerson or any Affiliates of Emerson in such Emerson Director’s possession even if it is material and relevant information to the Company, the Company Board or any committee of the Company Board (or subcommittee thereof) and, in any case, such Emerson Director shall not be liable to the Company, any of its stockholders or any other Person for breach of any duty (including the duty of loyalty or any other fiduciary duties) as a director by reason of such lack of disclosure of such confidential information.

(h)            Until the Second Trigger Date, (i) Emerson shall have the right to nominate a member of the Company Board as the chair of the Company Board and the Company shall cause the Company Board to take all actions necessary to cause such person to become the chair of the Company Board, and (ii) the Company shall take, at any time and from time to time, all actions necessary to cause the Company Board to remove and replace the chair of the Company Board with another member of the Company Board upon the written request of Emerson.

(i)             Until the Second Trigger Date, if at any time the chair of the Company Board is not an Independent Director, to the extent the Company Board designates a director to be the “lead independent director” (the “Lead Independent Director”) (i) Emerson shall have the right to nominate a member of the Company Board who is an Independent Director to be the Lead Independent Director and the Company shall cause the Company Board to take all actions necessary to cause such person to become the Lead Independent Director, and (ii) the Company shall take, at any time and from time to time, all actions necessary to cause the Company Board to remove and replace the Lead Independent Director with another member of the Company Board who is an Independent Director upon the written request of Emerson.

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(j)             For the avoidance of doubt, Emerson shall have the right, in its sole discretion, to waive any and all of the rights granted to it under this Section 3.2, by delivery of written notice to the Company in accordance with Section 7.3.

Section 3.3.          Committees of the Company Board.

(a)            The Company Board shall have the following committees: an Audit Committee, a Nominating & Governance Committee, the Compensation Committee, until the Third Trigger Date an M&A Committee of the Company Board (the “M&A Committee”), and such other committees as determined by the Company Board. All references to committees in this Section 3.3 shall include any subcommittees of such committees. Until the Third Trigger Date, Emerson shall have the right to review and approve the charter for each committee and subcommittee of the Company Board (other than any RPT Committee).

(b)            Audit Committee. The Company shall cause the Audit Committee to consist solely of three (3) directors, all of whom shall (i) be Company Independent Directors and (ii) meet all other requirements of Applicable Law and the Nasdaq listing rules for membership on the Audit Committee. Until the Third Trigger Date, Emerson shall be entitled to designate one non-voting observer who is entitled to attend meetings of the Audit Committee (which non-voting observer need not be a member of the Company Board).

(c)            M&A Committee. The M&A Committee shall be an advisory committee that will consist solely of three (3) directors. Until the Third Trigger Date, Emerson shall be entitled to appoint one member of the M&A Committee and designate one non-voting observer who is entitled to attend meetings of the M&A Committee (which non-voting observer need not be a member of the Company Board). The M&A Committee shall, among other things, (i) review the Company’s strategy regarding mergers, acquisitions, investments and dispositions with management periodically and (ii) review all proposed mergers, acquisitions, investments or dispositions of assets or businesses (it being understood that (x) ordinary course capital expenditures which are otherwise unrelated to any acquisition or disposition of a business shall not be within the purview of the M&A Committee and (y) the charter for the M&A Committee shall permit the M&A Committee to establish materiality thresholds for transactions as to which the M&A Committee will not review, which thresholds shall be approved by Emerson).

(d)            Other Committee Composition. Until the Third Trigger Date, (i) the Company shall take all action to cause the number of Emerson Directors on all committees and subcommittees of the Company Board other than the Audit Committee, M&A Committee and any RPT Committee (such committees and subcommittees, the “Other Committees”) at any time (including if the size of such Other Committee is increased or decreased, to the extent permitted hereunder) to be equal to the Emerson Ownership Percentage (expressed as a fraction) multiplied by the total authorized number of members of such Other Committee at such time (including as constituted immediately following any increase of such committee or subcommittee to comply with this Section 3.3 to the extent permitted hereunder), rounded up to the nearest whole person, (ii)

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Emerson shall have the right to designate which Emerson Director(s) will serve on each Other Committee and (iii) Emerson shall have the right to designate the chair of each Other Committee; provided that (A) until the Second Trigger Date, in no event shall the number of Emerson Directors on any Other Committee be less than a majority of the members of such Other Committee, and (B) following the Second Trigger Date, (1) the number of Emerson Directors on each Other Committee calculated pursuant to the foregoing shall be rounded down to the nearest whole person, but in no event be less than one member and (2) if (x) Emerson Transfers in any transaction or series of related transactions five percent (5%) or more of the Company Common Stock outstanding at such time (other than to an Emerson Affiliate) or (y) at any time, none of the Emerson Directors is an officer or employee of any member of the Emerson Group, then this Section 3.3(d) shall be of no further force and effect.

Section 3.4.          Emerson Agreement to Vote. Emerson Parent shall, and shall cause each member of the Emerson Group to, (a) cause their respective Company Common Stock to be present for quorum purposes at any Company stockholder meeting, and (b) vote in favor of all Non-Emerson Designees nominated in accordance with this Agreement.

Section 3.5.          Chief Executive Officer. As of the Closing, the Chief Executive Officer of the Company shall be Antonio J. Pietri.

Section 3.6.          Consent Rights.

(a)            Until the Second Trigger Date, the Company shall not, and shall cause the other members of the Company Group not to, directly or indirectly, do any of the following without the prior written consent of Emerson:

(i)            any merger, consolidation, reorganization, conversion or any other business combination involving the Company, or sale of all or substantially all of the consolidated assets of the Company;

(ii)            any acquisition (including by merger, consolidation, acquisition of stock or assets or otherwise) of any businesses, assets, operations or securities comprising a business (other than capital expenditures) with a value in excess of $50,000,000 in any transaction or series of related transactions;

(iii)            any redemption, repurchase, cancellation or other acquisition or any offer to redeem, repurchase, cancel or otherwise acquire Company Securities or any equity or equity-linked securities of any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act (a “Significant Subsidiary”), other than (A) repurchases of Company Common Stock of no more than $50,000,000 in any 12-month period and that are approved by the Company Board or (B) repurchases of equity or equity-linked securities of any Wholly Owned Subsidiary of the Company by the Company or any of its Wholly Owned Subsidiaries;

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(iv)            the declaration or payment of a cash or other dividend or any other distribution on the Company Securities or any equity or equity-linked securities of any Significant Subsidiary other than to the Company or one of its Wholly Owned Subsidiaries;

(v)            any recapitalization, reclassification, spin-off or combination of any Company Securities or any equity or equity-linked securities of any Significant Subsidiary, other than a recapitalization, reclassification or combination of equity or equity-linked securities of a Wholly Owned Subsidiary of the Company (and solely involving Wholly Owned Subsidiaries of the Company) that remains a Wholly Owned Subsidiary of the Company after the consummation of such transaction and that does not have any adverse tax consequences to the Emerson Group;

(vi)            any sale, transfer, lease, pledge, abandonment or other disposition or exclusive license (in each case of the foregoing, including by merger, consolidation, reorganization, conversion, joint venture, sale of stock or assets or otherwise) of any assets, businesses, interests, properties, securities or Persons in with a value in excess of $25,000,000 in any transaction or series of related transactions in any 12-month period, other than (A) sales of inventory or services or dispositions of obsolete assets in each case in the ordinary course of business or (B) to the Company or any of its Wholly Owned Subsidiaries;

(vii)          without limiting any other provision of this Agreement, any incurrence, assumption, guarantee, repurchase or other creation of indebtedness for borrowed money (including through the issuance of debt securities) in an aggregate principal amount in excess of $25,000,000 on a consolidated basis in any 12-month period, excluding (A) any indebtedness in respect of a revolving debt facility in existence as of the date hereof or which has previously been approved pursuant to this Section 3.6(a)(vii) and (B) any indebtedness solely among the Company and its Wholly Owned Subsidiaries;

(viii)         any initiation, adoption or public proposal of a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any Significant Subsidiary, other than a liquidation or dissolution of any Wholly Owned Subsidiary of the Company;

(ix)            any establishment, adoption, amendment or termination of any equity incentive plan or arrangement;

(x)             any issuance, delivery or sale, or authorization of the issuance, delivery or sale, of Company Securities or any equity or equity-linked securities of any Subsidiary of the Company, other than (A) pursuant to equity incentive plans and arrangements previously approved pursuant to this Section 3.6 and by the Company Board, (B) to the Company or one of its Wholly Owned Subsidiaries and (C) in the case of issuance of securities by any Subsidiary of the

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Company located outside of the United States, de minimis issuances required by Applicable Law;

(xi)            any termination of the employment of the Chief Executive Officer of the Company or any appointment of a new Chief Executive Officer of the Company;

(xii)           any amendment to the organizational documents (whether by merger, consolidation or otherwise) of the Company or any Significant Subsidiary, other than any such amendment to the organizational documents of any Wholly Owned Subsidiary of the Company that does not disproportionately and adversely affect Emerson in its capacity as an indirect stockholder of such Subsidiary as compared to other indirect stockholders of such Subsidiary;

(xiii)          any establishment, adoption, material amendment or termination of any disclosure controls and procedures of the Company; and

(xiv)          authorize, agree or commit to do any of the foregoing.

(b)            Following the Second Trigger Date until the Third Trigger Date, the Company shall not, and shall cause the other members of the Company Group not to, directly or indirectly, do any of the following without the prior written consent of Emerson:

(i)              any merger, consolidation, reorganization, conversion or any other business combination involving the Company, or sale of all or substantially all of the consolidated assets of the Company;

(ii)             any sale, transfer, lease, pledge, abandonment or other disposition or exclusive license (in each case of the foregoing, including by merger, consolidation, reorganization, conversion, joint venture, sale of stock or assets or otherwise) of any assets, businesses, interests, properties, securities or Persons with a value in excess of $25,000,000 in any transaction or series of related transactions in any 12-month period, other than (A) sales of inventory or services or dispositions of obsolete assets in each case in the ordinary course of business or (B) to the Company or any of its Wholly Owned Subsidiaries;

(iii)           any initiation, adoption or public proposal of a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company;

(iv)           any material amendment to the organizational documents (whether by merger, consolidation or otherwise) of the Company;

(v)            any establishment, adoption, material amendment or termination of any disclosure controls and procedures of the Company; and

(vi)           authorize, agree or commit to do any of the foregoing.

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(c)            Following the Third Trigger Date until the Fourth Trigger Date, the Company shall not, and shall cause the other members of the Company Group not to, directly or indirectly, do any of the following without the prior written consent of Emerson:

(i)              any initiation, adoption or public proposal of a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company;

(ii)             any amendment to the organizational documents (whether by merger, consolidation or otherwise) of the Company that disproportionately and adversely affects Emerson in its capacity as a stockholder of the Company as compared to other stockholders of the same class of securities of the Company; and

(iii)            authorize, agree or commit to do any of the foregoing.

(d)            The Company shall provide reasonable advance notice and reasonably detailed information of any action (including copies of any related presentations and definitive agreements) for which it seeks Emerson’s prior written consent pursuant to this Section 3.6 and shall provide all other information reasonably and promptly requested by Emerson and its Representatives in connection with any such actions; provided that, in each case, the Company shall not be required to provide any information if providing such information would (i) violate Applicable Law, (ii) result in the loss of attorney-client privilege with respect to such information or (iii) result in the disclosure of Trade Secrets (as defined in the Transaction Agreement); provided further that the Company shall use commercially reasonable efforts to provide such information in a way that would not violate such Applicable Law or result in such loss or disclosure. Emerson shall inform the Company in writing as to whether or not consent is granted pursuant to this Section 3.6 no later than thirty (30) days (provided that, in the case of any requested consent pursuant to Section 3.6(a)(iii), (a)(iv), (a)(xiii) and (a)(xiv) (solely as it relates to the foregoing), and Section 3.6(b)(v) and (b)(vi) (solely as it relates to the foregoing), this shall be no later than fifteen (15) days) following the date on which the Company provides Emerson with the information regarding the transaction for which Emerson’s consent is requested, and, for the avoidance of doubt, Emerson shall be deemed to have consented to such transaction if Emerson does not provide a written statement that the requested consent has been denied within such time period. Emerson Parent shall make its Chief Executive Officer reasonably available to the Company for the purpose of responding to such requests.

(e)            The dollar amounts set forth in Sections 3.6(a)(ii), (a)(iii), (a)(vi) and (a)(vii) and Sections 3.6(b)(ii) shall be increased by (i) on December 31, 2025, by the percentage increase in the Consumer Price Index published by the U.S. Bureau of Labor Statistics (the “CPI”) on December 31, 2025 as compared to the CPI on December 31, 2022, (ii) on December 31, 2028, by the percentage increase in the CPI on December 31, 2028 as compared to the CPI on December 31, 2025, and (iii) every three years from December 31, 2028, mutatis mutandis.

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Section 3.7.          Modifications to Business Strategy.

(a)            Until the First Trigger Date, the Company shall not, and shall cause the other members of the Company Group not to, directly or indirectly, without the prior written consent of Emerson, modify the business strategy, or modify or expand the scope or nature of the business or other activities, of the Company or any of its Subsidiaries beyond the Company Business (which for the purposes of this provision includes control or hardware-connected technology software products for, and software and technology intended for, historian), or authorize, agree or commit to do any of the foregoing.

(b)            The Company shall provide reasonable advance notice and reasonably detailed information of any action (including copies of any related presentations and definitive agreements) for which it seeks Emerson’s prior written consent pursuant to this Section 3.7 and shall provide all other information reasonably and promptly requested by Emerson and its Representatives in connection with any such actions; provided that, in each case, the Company shall not be required to provide any information if providing such information would (i) violate Applicable Law, (ii) result in the loss of attorney-client privilege with respect to such information or (iii) result in the disclosure of Trade Secrets (as defined in the Transaction Agreement); provided further that the Company shall use commercially reasonable efforts to provide such information in a way that would not violate such Applicable Law or result in such loss or disclosure. Emerson shall inform the Company in writing as to whether or not consent is granted pursuant to this Section 3.7 no later than thirty (30) days following the date on which the Company provides Emerson with the information regarding the action for which Emerson’s consent is requested, and, for the avoidance of doubt, Emerson shall be deemed to have consented to such transaction if Emerson does not provide a written statement that the requested consent has been denied within such time period. Emerson Parent shall make its Chief Executive Officer reasonably available to the Company for the purpose of responding to such requests.

Article IV
Other Agreements

Section 4.1.          Confidentiality.

(a)            From the date hereof until the date that is three (3) years following the Fourth Trigger Date, subject to Section 4.1(c) and except as contemplated by this Agreement, any Transaction Document or any Intercompany Commercial Agreement, Emerson Parent shall not, shall cause the other members of the Emerson Group and its and such other members’ directors and officers not to, and shall use its reasonable best efforts to cause it and such other members’ employees and other agents and representatives (including legal counsel and outside advisors) not to, directly or indirectly, disclose any Company Confidential Information to any Person; provided that Company Confidential Information may be disclosed:

(i)            to any other member of the Emerson Group;

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(ii)             to any Representative of any member of the Emerson Group in the normal course of the performance of such Representative’s duties or to any financial institution providing credit to any member of the Emerson Group;

(iii)            to any Person to whom any member of the Emerson Group is contemplating a Transfer of Company Common Stock; provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof;

(iv)            to any regulatory authority or ratings agency to which any member of the Emerson Group or any of its Affiliates is subject or with which it has regular dealings; provided that such authority or agency is advised of the confidential nature of such information; or

(v)            if the prior approval or written consent of the Company Board (not to be unreasonably withheld, conditioned or delayed) shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Company Confidential Information in connection with the assertion or defense of any claim by or against any member of the Emerson Group or the Company Group, any Affiliates thereof, any Non-Emerson Designee, any Non-Emerson Director, any Emerson Designee or any Emerson Director.

For purposes of this Section 4.1(a), any confidential information relating to the Company Group furnished to any member of the Emerson Group in connection with this Agreement, the Transition Services Agreement, the other Transaction Documents or the Intercompany Commercial Agreements is hereinafter referred to as “Company Confidential Information.” “Company Confidential Information” does not include information that (i) is or becomes generally available to the public, other than as a result of a breach of this Section 4.1(a), (ii) was or became available to any member of the Emerson Group from a source other than a member of the Company Group or a Representative thereof on behalf of the Company Group or (iii) is developed independently by a member of the Emerson Group without reference to the Company Confidential Information; provided that, in the case of clause (ii), the source of such information was not known by such member of the Emerson Group to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any member of the Company Group with respect to such information.

(b)            From the date hereof until the date that is three (3) years following the Fourth Trigger Date, subject to Section 4.1(c) and except as contemplated by this Agreement, any Transaction Document or any Intercompany Commercial Agreement, the Company shall not, shall cause the other members of the Company Group and its and such other members’ directors and officers not to, and shall use its reasonable best efforts to cause it and such other members’ employees and other agents and representatives (including legal counsel and outside advisors) not to, directly or indirectly, disclose any

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Emerson Confidential Information to any Person; provided that Emerson Confidential Information may be disclosed:

(i)            to any other member of the Company Group;

(ii)            to any Representative of any member of the Company Group in the normal course of the performance of such Representative’s duties or to any financial institution providing credit to any member of the Company Group;

(iii)            to any regulatory authority or ratings agency to which any member of the Company Group or any of its Affiliates is subject or with which it has regular dealings; provided that such authority or agency is advised of the confidential nature of such information; or

(iv)            if the prior approval or written consent of Emerson (not to be unreasonably withheld, conditioned or delayed) shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Emerson Confidential Information in connection with the assertion or defense of any claim by or against any member of the Emerson Group or the Company Group, any Affiliates thereof, any Non-Emerson Designee or any Non-Emerson Director.

For purposes of this Section 4.1(b), any confidential information relating to the Emerson Group furnished to any member of the Company Group in connection with this Agreement, the Transition Services Agreement, the other Transaction Documents or the Intercompany Commercial Agreements is hereinafter referred to as “Emerson Confidential Information.” “Emerson Confidential Information” does not include information that (i) is or becomes generally available to the public, other than as a result of a breach of this Section 4.1(b), (ii) was or became available to any member of the Company Group from a source other than a member of the Emerson Group or a Representative thereof on behalf of the Emerson Group or (iii) is developed independently by a member of the Company Group without reference to the Emerson Confidential Information; provided that, in the case of clause (ii), the source of such information was not known by such member of the Company Group to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any member of the Emerson Group with respect to such information.

(c)            If Emerson or any of its Affiliates or Representatives, on the one hand, or the Company or any of its Affiliates or Representatives, on the other hand, are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to Applicable Law to disclose or provide any Company Confidential Information or Emerson Confidential Information, respectively, the Person receiving such request or demand or subject to such requirement, or so required by Applicable Law, shall use commercially reasonable efforts to provide the other Party with written notice of such request, demand or requirement as promptly as practicable under the circumstances so that such other Party shall have an opportunity to seek an appropriate

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protective order. The Party receiving such request or demand or subject to such requirement agrees to take, and cause its Representatives to take, at the requesting Party’s expense, all commercially reasonable steps necessary to obtain confidential treatment by the recipient. Subject to the foregoing, the Party that received such request or demand or is subject to such requirement may thereafter disclose or provide any Company Confidential Information or Emerson Confidential Information, as the case may be, to the extent required by such Applicable Law (as so advised by counsel) or such Governmental Authority.

Section 4.2.          Restrictions on Transferability and Acquisitions.

(a)            Lockup. For a period of two (2) years beginning on the date hereof (the “Lockup Period”), no member of the Emerson Group shall Transfer any Company Common Stock to any Person that is not a controlled Affiliate of Emerson Parent, unless approved by an RPT Committee; provided that Section 4.2(a) shall be of no further force or effect from and after the Third Trigger Date.

(b)            Standstill.

(i)            For a period of two (2) years beginning on the date hereof (the “Standstill Period”), Emerson Parent shall not, and shall cause the other members of the Emerson Group not to, directly or indirectly, in any manner, effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in or knowingly encourage, any acquisition of Company Common Stock (including in derivative form) or any tender or exchange offer, merger, consolidation, business combination or other similar transaction involving the Company or any other member of the Company Group that would result in the Emerson Ownership Percentage being greater than the Emerson Ownership Percentage as of the date hereof; provided that Emerson Parent shall be permitted to make a private proposal to the Company Board that would not reasonably be expected to require the Company or any other member of the Company Group to make any public announcement or other disclosure. The foregoing shall not prohibit:

(A)            Emerson Parent or any other member of the Emerson Group from acquiring Company Common Stock by way of stock splits, stock dividends, reclassifications, recapitalizations or other distributions by the Company to all holders of Company Common Stock on a pro rata basis; or

(B)            acquisitions by Emerson Parent or any other member of the Emerson Group of Company Common Stock (A) approved by an RPT Committee, (B) pursuant to the exercise of the preemptive rights set forth in Section 4.3, (C) pursuant to the Pre-Agreed Procedures or (D) of no more than five (5%) of the outstanding Company Common Stock in the aggregate (as measured as of the date hereof) during the Standstill Period in the open market.

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(c)            Buyout Transaction. Until the Second Trigger Date, any proposal by any member of the Emerson Group to acquire in a transaction or series of related transactions reasonably expected to result in the acquisition of all of the Company Common Stock held by stockholders other than the Emerson Group (the “Other Stockholders”) must either be (as elected by Emerson in its sole discretion) (i) subject to review, evaluation and prior written approval of an RPT Committee, or (ii) submitted for approval to the stockholders of the Company, with a non-waivable condition that a majority of the Company Common Stock held by Other Stockholders approve the transaction (or equivalent tender offer condition).

(d)            Competitors. Following the Second Trigger Date, Emerson Parent shall not, and shall cause the other members of the Emerson Group not to, Transfer, in a single transaction or in a series of transactions, more than ten percent (10%) of the then-outstanding Company Common Stock to any Person who is engaged in any business that engages in the Company Business (other than a member of the Company Group or a member of the Emerson Group), unless approved by an RPT Committee.

(e)            Company Obligations. The Company shall not adopt any stockholder rights plan, “poison pill” or similar arrangement, or adopt any anti-takeover provisions under its organizational documents, that would trigger any right, obligation or event as a result of any Transfer of Company Common Stock by any member of the Emerson Group.

Section 4.3.          Preemptive Rights.

(a)            To the extent permitted under Nasdaq rules, the Company hereby grants to Emerson the right until the Second Trigger Date to purchase up to its Pro Rata Portion of any Company Securities that the Company may from time to time propose to issue or sell to any Person; provided that, without limiting the Pre-Agreed Procedures, in the case Company Securities are proposed to be issued (in whole or in part) as consideration in any merger, consolidation, reorganization, conversion, joint venture or any other business combination, or any acquisition (including by merger, consolidation, acquisition of stock or assets or otherwise) of any businesses, assets, operations or securities comprising a business (any such transaction, an “M&A Transaction”), Emerson shall only be entitled to purchase a number of such Company Securities up to its Percentage Maintenance Share.

(b)            Without limiting Emerson’s rights pursuant to Section 3.6, the Company shall give written notice to Emerson (an “Issuance Notice”) of any proposed issuance or sale described in Section 4.3(a) within five (5) Business Days following any meeting of the Company Board or any committee of the Company Board (or subcommittee thereof) at which any such issuance or sale is approved or, if the approval of the Company Board or any committee of the Company Board (or subcommittee thereof) is not required in connection with such issuance or sale, no less than thirty (30) days prior to the date of the proposed issuance or sale. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase Company Securities and shall set forth the material terms and conditions of the proposed issuance or sale, including:

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(i)              the number and class of the Company Securities to be issued or sold and the percentage of the outstanding shares of capital stock of the Company such issuance or sale would represent;

(ii)             the proposed issuance or sale date, which shall be at least thirty (30) days from the date of receipt by Emerson of the Issuance Notice; and

(iii)            (x) in the case of an issuance for cash (other than a public offering of Company Securities) or offer from a prospective third party for cash, the proposed purchase price in cash per Company Security and (y) in all other cases (including a public offering of Company Securities), the Company’s calculation of the purchase price based on the Pre-Agreed Procedures (such proposed purchase price in clause (x) or (y), the “Proposed Purchase Price”).

(c)            For a period of thirty (30) days (such period, as it may be extended pursuant to the proviso of this sentence, the “Election Period”) following the receipt by Emerson of an Issuance Notice, Emerson shall have the right to elect irrevocably to purchase up to its Pro Rata Portion of the Company Securities (or, to the extent applicable as set forth in the proviso of Section 4.3(a), a number of Company Securities up to its Percentage Maintenance Share) at the Proposed Purchase Price by delivering a written notice to the Company; provided that, following receipt of an Issuance Notice, Emerson may agree upon a different Proposed Purchase Price with an RPT Committee in accordance with the Related Party Transactions Policy in which case (i) Emerson shall purchase up to its Pro Rata Portion of the Company Securities (or, to the extent applicable as set forth in the proviso of Section 4.3(a), a number of Company Securities up to its Percentage Maintenance Share) at such other Proposed Purchase Price and (ii) the Election Period shall be tolled for so long as Emerson and an RPT Committee are working in good faith to agree on a Proposed Purchase Price until such time as Emerson and such RPT Committee agree on the Proposed Purchase Price. If, at the termination of the Election Period, Emerson shall not have delivered such notice to the Company, Emerson shall be deemed to have waived all of its rights under this Section 4.3 with respect to the purchase of the Company Securities referred to in the Issuance Notice. The closing of any purchase by Emerson shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice; provided that the closing of any purchase by Emerson may be extended beyond the closing of the transaction in the Issuance Notice to the extent necessary to (x) obtain any required approval of a Governmental Authority or (y) to the extent stockholder approval is required under the Nasdaq rules, in which case the Company and Emerson shall use their respective reasonable best efforts to obtain any such approval(s); provided that the Emerson Ownership Percentage and the Emerson Fully-Diluted Ownership Percentage shall at all times during this period be calculated as if Emerson shall have exercised its rights pursuant to this Section 4.3 in full and as if all remaining shares described in the Issuance Notice shall have been issued or sold, until such time that (i) such sale to Emerson is consummated, (ii) in the case of a required approval of a Governmental Authority, there is a final, non-appealable court order prohibiting Emerson from acquiring such Company Securities, (iii) in the case stockholder approval is required under the Nasdaq rules, such stockholder vote shall have

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occurred and such sale to Emerson not be approved or (iv) Emerson determines not to exercise such rights.

(d)            Upon the expiration of the Election Period, the Company shall be free to sell such Company Securities referenced in the Issuance Notice that Emerson has not elected irrevocably to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to Emerson in the Issuance Notice delivered in accordance with Section 4.3(b); provided that if such sale is not consummated within thirty (30) days of the expiration of the Election Period, then any further issuance or sale of such Company Securities shall again be subject to this Section 4.3.

(e)            For the avoidance of doubt, the provisions of this Section 4.3 shall terminate on the Second Trigger Date. Notwithstanding anything to the contrary in this Agreement, this Section 4.3 shall not apply with respect to the issuance or sale of Other Company Securities (as defined in the Pre-Agreed Procedures) which shall be subject to the terms and conditions of the Pre-Agreed Procedures.

(f)             In all cases where Emerson has the right to purchase Company Securities up to its Percentage Maintenance Share pursuant to this Agreement (including Schedule 4.5(c)), following the issuance or sale of the applicable Company Securities that triggers such Percentage Maintenance Share, the Emerson Ownership Percentage and the Emerson Fully-Diluted Ownership Percentage shall at all times be calculated as if Emerson shall have exercised such right in full and as if any Company Securities not yet issued or sold to the third party shall have been issued or sold, until the earlier of (i) the termination of the period for Emerson to elect to exercise such right if Emerson shall not have elected to exercise such right and (ii) the consummation of Emerson’s exercise of such right, at which time the Emerson Ownership Percentage and the Emerson Fully-Diluted Ownership Percentage shall be calculated in accordance with the definitions thereof.

Section 4.4.          Percentage Maintenance Share.

(a)            Following the Second Trigger Date, to the extent permitted under Nasdaq rules, with respect to any Company Securities that the Company may from time to time issue or sell to any Person, the Company hereby grants to Emerson the right to purchase Company Securities up to its Percentage Maintenance Share in connection with such transaction.

(b)            Without limiting Emerson’s rights pursuant to Section 3.6, the Company shall give written notice to Emerson (a “Maintenance Notice”) of any issuance or sale of described in Section 4.4(a) within five (5) Business Days following such issuance or sale. The Maintenance Notice shall set forth the material terms and conditions of such issuance or sale, including:

(i)              the number and class of the Company Securities issued or sold and the percentage of the outstanding shares of capital stock of the Company such issuance or sale represented;

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(ii)             the Percentage Maintenance Share with respect to such issuance or sale; and

(iii)            the Proposed Purchase Price.

(c)            For a period of 30 days (such period, as it may be extended pursuant to the proviso of this sentence, the “Maintenance Election Period”) following the receipt by Emerson of a Maintenance Issuance Notice, Emerson shall have the right to elect irrevocably to purchase up to its Percentage Maintenance Share at the Proposed Purchase Price by delivering a written notice to the Company; provided that, following receipt of a Maintenance Issuance Notice, Emerson may agree upon a different Proposed Purchase Price with an RPT Committee in accordance with the Related Party Transactions Policy in which case (i) Emerson shall purchase up to its Percentage Maintenance Share at such other Proposed Purchase Price and (ii) the Maintenance Election Period shall be tolled for so long as Emerson and an RPT Committee are working in good faith to agree on a Proposed Purchase Price until such time as Emerson and such RPT Committee agree on the Proposed Purchase Price. If, at the termination of the Maintenance Election Period, Emerson shall not have delivered such notice to the Company, Emerson shall be deemed to have waived all of its rights under this Section 4.4 with respect to the purchase of the Company Securities referred to in the Maintenance Issuance Notice. The closing of any purchase by Emerson shall be consummated promptly following Emerson’s delivery of such notice; provided that the closing of any purchase by Emerson may be extended to the extent necessary to (x) obtain any required approval of a Governmental Authority or (y) to the extent stockholder approval is required under the Nasdaq rules, in which case the Company and Emerson shall use their respective reasonable best efforts to obtain any such approval(s); provided that the Emerson Ownership Percentage and the Emerson Fully-Diluted Ownership Percentage shall at all times during this period be calculated as if Emerson shall have exercised its rights pursuant to this Section 4.4 in full and as if any Company Securities not yet issued or sold to the third party described in the Maintenance Notice shall have been issued or sold, until such time that (i) such sale to Emerson is consummated, (ii) in the case of a required approval of a Governmental Authority, there is a final, non-appealable court order prohibiting Emerson from acquiring such Company Securities, (iii) in the case stockholder approval is required under the Nasdaq rules, such stockholder vote shall have occurred and such sale to Emerson not be approved or (iv) Emerson determines not to exercise such rights.

(d)            For the avoidance of doubt, the provisions of this Section 4.4 shall be in effect following the Second Trigger Date. Notwithstanding anything to the contrary in this Agreement, this Section 4.4 shall not apply with respect to the issuance or sale of Other Company Securities (as defined in the Pre-Agreed Procedures) which shall be subject to the terms and conditions of the Pre-Agreed Procedures.

Section 4.5.          Related Party Transactions.

(a)            All proposed Related Party Transactions contemplated by the Transaction Documents between any member of the Company Group, on the one hand, and any member of the Emerson Group, on the other hand (the “Pre-Closing Related Party

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Transactions”) have been approved by the Company Board in connection with its approval of this Agreement and shall not be subject to any further approval of the Company Board or any committee or subcommittee of the Company Board (including by an RPT Committee), including with respect to any implementation of the terms of the Pre-Closing Related Party Transactions (including, to the extent applicable, any negotiation of one or more long-form agreements reflecting the terms of the Commercial Agreement Term Sheet (as defined in the Transaction Agreement); provided that, any material amendments to, material modifications or terminations (other than as a result of expiration or non-renewal) of, or material waivers, material consents or material elections under any Pre-Closing Related Party Transactions shall require the prior written approval of an RPT Committee, subject to and consistent with the Related Party Transactions Policy (as defined below).

(b)            For so long as the Emerson Ownership Percentage is at least 20%, except as set forth in Section 4.5(c), all Related Party Transactions shall be governed by the policy set forth on Schedule 4.5(b) (as it may be amended from time to time pursuant to Section 7.7(a), the “Related Party Transactions Policy”).

(c)            The Related Party Transactions Policy shall not (i) apply to any transaction pursuant to Section 4.2(c), Section 4.3 or pursuant to the policies and procedures set forth on Schedule 4.5(c) (as may be amended from time to time, the “Pre-Agreed Procedures”), (ii) apply to any Related Party Transaction that is not a Material Related Party Transaction (as defined in the Related Party Transactions Policy) or (iii) limit Emerson’s rights and the Company’s obligations with respect to Section 3.6.

(d)            Emerson shall have the right, but not the obligation, to participate in the transactions set forth in the Pre-Agreed Procedures to the extent set forth therein in accordance with the policies and procedures set forth therein, and the Company shall take all action such that Emerson shall be able to so participate if it so elects to the extent set forth therein.

Section 4.6.          Non-Compete.

(a)            Until the First Trigger Date, Emerson Parent will not, and will not permit any of the other members of the Emerson Group to, own, manage or operate any business that engages in the Company Business anywhere in the world except:

(i)              ownership by Emerson Parent or any of the other members of the Emerson Group of less than an aggregate of 10% of the total equity ownership of a Person engaged in the Company Business; and

(ii)             acquisitions by Emerson Parent or any of the other members of the Emerson Group of any business or Person that is engaged in the Company Business so long as no more than 20% of such business or Person’s revenues (based on such business or Person’s latest annual consolidated financial statements prior to such acquisition) are attributable to the Company Business; provided that Emerson Parent and the other members of the Emerson Group may

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acquire a diversified business or Person having more than 20% of such business or Person’s revenues (based on such business or Person’s latest annual consolidated financial statements prior to such acquisition) attributable to the Company Business as long as Emerson Parent or the applicable member of the Emerson Group divest the portion attributable to the Company Business in excess of such 20% threshold within 18 months following consummation of such acquisition.

(b)            Notwithstanding the foregoing, in no event will this Agreement restrict or limit Emerson Parent or any member of the Emerson Group from owning, managing or operating any business that engages in the Emerson Permitted Business anywhere in the world.

Section 4.7.          No Solicitation of Employees. For a period of twelve (12) months beginning on the date hereof, each of the Company and Emerson Parent shall obtain the prior written consent of the other before such Party or any of its Affiliates, directly or indirectly, solicits the employment of, in the case of the Company, any Emerson Covered Employee and, in the case of Emerson Parent, any Company Covered Employee, or make or extend any offer of employment to, or hire, employ or engage (including as a consultant or any similar role), in the case of the Company, any Emerson Covered Employee and, in the case of Emerson Parent, any Company Covered Employee. This Section 4.7 shall cease to apply with respect to an Emerson Covered Employee or a Company Covered Employee, six months after the date on which their employment with, in the case of an Emerson Covered Employee, the Emerson Group and, in the case of a Company Covered Employee, the Company Group, is terminated. Nothing in this Section 4.7 shall restrict or prevent either Party or any of its Affiliates from making generalized solicitations or searches for employees by the use of advertisements in the media of any form (including trade media) or by engaging search firms that are not instructed to solicit, hire or engage in the case of the Company, Emerson Covered Employees and, in the case of Emerson Parent, Company Covered Employees.

Section 4.8.          Intercompany Agreements. If the Emerson Ownership Percentage is not in excess of forty percent (40%) for a consecutive period of six (6) months or more, each of the Company (on behalf of the applicable member of the Company Group) and Emerson Parent (on behalf of the applicable member of the Emerson Group) shall have the right to terminate any Intercompany Commercial Agreement upon written notice to the other.

Section 4.9.          Corporate Opportunity.

(a)            General. In recognition and anticipation (i) that the Company will not be a Wholly Owned Subsidiary of Emerson and that Emerson will be a significant stockholder of the Company, (ii) that directors, officers or employees of Emerson may serve as directors or officers of the Company, (iii) that, subject to any contractual arrangements that may otherwise from time to time be agreed to between Emerson and the Company including this Agreement (including Section 4.6), the other Transaction Documents and the Intercompany Commercial Agreements, Emerson may engage in the same, similar or

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related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, (iv) that Emerson may have an interest in the same areas of corporate opportunity as the Company, and (v) that, as a consequence of the foregoing, it is in the best interests of the Company that the respective rights and duties of the Company and of Emerson, and the duties of any directors or officers of the Company who are also directors, officers or employees of Emerson, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Company, on the one hand, and Emerson, on the other hand, this Section 4.9 shall to the fullest extent permitted by Applicable Law regulate and define the conduct of certain of the business and affairs of the Company in relation to Emerson and the conduct of certain affairs of the Company as they may involve Emerson and its directors, officers or employees, and the power, rights, duties and liabilities of the Company and its officers, directors and stockholders in connection therewith.

(b)            Certain Agreements and Transactions Permitted. The Company has entered into this Agreement, and, subject to this Agreement, may from time to time enter into and perform one or more agreements (including the Intercompany Commercial Agreements) (or modifications or supplements to pre-existing agreements) with Emerson pursuant to which the Company, on the one hand, and Emerson, on the other hand, agree to engage in transactions of any kind or nature with each other or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers or employees (including any who are directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to this Section 4.9, and except as otherwise agreed in writing by the Company and Emerson, no such agreement, or the performance thereof by the Company or Emerson shall, to the fullest extent permitted by Applicable Law, be considered contrary to (i) any fiduciary duty that Emerson may owe to the Company or to any stockholder or other owner of an equity interest in the Company by reason of Emerson being a controlling or significant stockholder of the Company or participating in the control of the Company or (ii) any fiduciary duty owed by any director or officer of the Company who is also a director, officer or employee of Emerson to the Company, or to any stockholder thereof. Subject to Section 4.9(d), to the fullest extent permitted by Applicable Law, Emerson, as a stockholder of the Company, or as a participant in control of the Company, shall not have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above, and no director or officer of the Company who is also a director, officer or employee of Emerson shall have or be under any fiduciary duty to the Company to refrain from acting on behalf of the Company or of Emerson in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

(c)            Business Activities. Except as otherwise set forth herein (including Section 4.6) or otherwise agreed in writing between the Company and Emerson, and subject to Section 4.9(d), Emerson shall to the fullest extent permitted by Applicable Law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Company or (ii) doing business with any client, customer or vendor of the Company, and (except as provided in Section 4.9(d) below) neither Emerson nor any officer,

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director or employee thereof shall, to the fullest extent permitted by Applicable Law, be deemed to have breached its fiduciary duties, if any, to the Company solely by reason of Emerson’s engaging in any such activity. Subject to Section 4.9(d), except as otherwise agreed in writing between the Company and Emerson, in the event that Emerson acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and Emerson, Emerson shall to the fullest extent permitted by Applicable Law not be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that Emerson acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another Person, or otherwise does not communicate information regarding such corporate opportunity to the Company, and the Company to the fullest extent permitted by Applicable Law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company.

(d)            Corporate Opportunities. Except as otherwise agreed in writing between the Company and Emerson, in the event that a director or officer of the Company who is also a director, officer or employee of Emerson acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and Emerson, such director or officer shall to the fullest extent permitted by Applicable Law have fully satisfied and fulfilled his or her fiduciary duty with respect to such corporate opportunity, and the Company to the fullest extent permitted by Applicable Law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company, if such director or officer acts in a manner consistent with the following policy:

(i)            such a corporate opportunity offered to any individual who is a director but not an officer or employee of the Company and who is also a director, officer or employee of Emerson shall belong to the Company only if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Company and otherwise shall belong to Emerson; and

(ii)            such a corporate opportunity offered to any individual who is an officer or employee of the Company and also is a director, officer or employee of Emerson shall belong to the Company unless such opportunity is expressly offered to such person in his or her capacity as a director, officer or employee of Emerson, in which case such opportunity shall belong to Emerson.

(e)            Certain Definitions. For purposes of this Section 4.9, (1) “corporate opportunities” include business opportunities that the Company is financially able to undertake, which are, from their nature, in the line of the Company’s business, are of practical advantage to it and are ones in which the Company, but for Section 4.9(c)-(d), would have an interest or a reasonable expectancy, (2) “Emerson” shall mean Emerson and each other member of the Emerson Group and (3) the “Company” shall mean the Company and each other member of the Company Group.

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Section 4.10.      Nasdaq. The Company Common Stock shall be listed on The NASDAQ Stock Market LLC, or any successor thereto.

Article V
Financial and Other Information

Unless otherwise expressly provided herein, each of the covenants and agreements in this Article V shall terminate on the Third Trigger Date.

Section 5.1.          Annual, Quarterly and Monthly Financial Information; Emerson’s Operating Reviews.

(a)            The Company shall deliver to Emerson Parent such financial, tax and accounting information and materials as Emerson Parent may reasonably request, including the following:

(i)            within seven (7) Business Days following each calendar month-end, a monthly reporting package including an unaudited balance sheet of the Company as of the end of such month and the related statements of earnings, comprehensive income, stockholders’ equity and cash flows, and reasonable supporting schedules and account detail for the month and year-to-date period on Emerson Parent’s year-end basis, in accordance with GAAP, and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year;

(ii)            no later than the third (3rd) Monday of January, April, July, and October, forecast statements of earnings, cash flow, balance sheet and stockholders’ equity, and reasonable supporting schedules and analysis for the current fiscal quarter and the next three fiscal quarters; and

(iii)            No later than the fifteenth (15th) calendar day of August, a forecast for the next four fiscal quarters (Emerson Parent’s fiscal year-end basis), including statements of earnings, cash flow, balance sheet and stockholders’ equity, and supporting schedules and analysis by quarter, for the next fiscal year.

(b)            On a quarter-end basis, no later than ten (10) Business Days following the end of a fiscal quarter, the Company shall deliver a discussion and analysis by management of the Company’s and its Subsidiaries’ consolidated financial condition and results of operations for the requisite quarterly and year-to-date periods on Emerson Parent’s fiscal year basis (as applicable), and other information reasonably required to comply with Emerson Parent’s SEC reporting requirements. The Company shall provide Emerson Parent an opportunity to meet with management of the Company to discuss such information required to be delivered by this Section 5.1 upon reasonable notice during normal business hours.

(c)            No later than five (5) Business Days prior to the day the Company publicly files its Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the SEC,

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the Company shall deliver to Emerson Parent the substantially final form of its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, together with the form of all certifications required by Applicable Law by each of the Chief Executive Officer and Chief Financial Officer of the Company and, with respect to the Annual Report on Form 10-K, the form of opinion the Company’s independent certified public accountants expect to provide thereon.

Section 5.2.          Emerson Public Filings. The Company shall cooperate, and cause its accountants to cooperate, with Emerson Parent to the extent reasonably requested by Emerson Parent in the preparation of Emerson Parent’s press releases, public earnings releases, Quarterly Reports on Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any amendments thereto and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by any member of the Emerson Group with the SEC, any national securities exchange or otherwise made publicly available (collectively, “Emerson Public Filings”). The Company shall provide to Emerson Parent all information that Emerson Parent reasonably requests in connection with any such Emerson Public Filings or that is required to be disclosed therein under any Applicable Law. The Company agrees to provide such information in a timely manner, but no later than ten (10) Business Days following each quarter-end date. If and to the extent reasonably requested by Emerson Parent, the Company shall diligently and promptly review all drafts of such Emerson Public Filings and prepare in a diligent and timely fashion any portion of such Emerson Public Filing pertaining to the Company or the other members of the Company Group. Prior to any printing or public release of any Emerson Public Filing, an appropriate executive officer of the Company, shall, if requested by Emerson Parent, confirm to the best of such officer’s knowledge that the information provided by the Company relating to the Company Group in such Emerson Public Filing is accurate, true and correct in all material respects. Unless required by Applicable Law or GAAP or interpretations thereof, without the prior consent of Emerson Parent, the Company shall not publicly release any financial or other information that conflicts with the information with respect to the Company, any Affiliate of the Company or the Company Group that is provided by the Company for any Emerson Public Filing.

Section 5.3.          Other Financial Reporting and Compliance Matters.

(a)            Other Information. The Company shall provide to Emerson Parent such other information of the Company and the other members of the Company Group reasonably requested by Emerson, in a timely manner, in connection with its equity ownership in the Company.

(b)            Public Information and SEC Reports. The Company shall timely file and consult with Emerson Parent in preparing reports, notices and proxy and information statements to be sent or made available by the Company to its security holders, all regular, periodic and other reports filed under Sections 13, 14 and 15 of the Exchange Act by the Company and all registration statements and prospectuses (including all financial statements contained therein) to be filed by the Company with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of

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such exchange (collectively, “Company Public Documents”). Emerson Parent shall have the right to review and comment on any proposed Company Public Document reasonably in advance of the date the same are printed for distribution to the Company’s stockholders, sent to the Company’s stockholders or filed with the SEC, whichever is earliest. The Company shall consider any such comments in good faith and deliver to Emerson Parent, no later than the date the same are printed for distribution to the Company’s stockholders, sent to the Company’s stockholders or filed with the SEC, whichever is earliest, final copies of all Company Public Documents (except to the extent publicly available via the SEC’s EDGAR system). The Company shall file on a date reasonably determined by Emerson Parent, (x) its Quarterly Report on Form 10-Q with the SEC and (y) its Annual Report on Form 10-K with the SEC, unless the Company is otherwise required by Applicable Law. The Parties shall cooperate in preparing all press releases and other statements to be made available by the Company or any other member of the Company Group to the public, including information concerning material developments in the business, properties, results of operations, financial condition or prospects of the Company or any other member of the Company Group. Emerson shall have the right to review and comment on, reasonably in advance, but no later than five (5) Business Days of public release or release to financial analysts or investors (1) all press releases and other statements to be made available by the Company or any other member of the Company Group to the public that relate to financial or accounting matters and (2) all reports and other information prepared by the Company or any other member of the Company Group for release to financial analysts or investors. The Company shall consider any such comments in good faith. No press release, report, registration, information or proxy statement, prospectus or other document which refers, or contains information with respect, to any member of the Emerson Group shall be filed with the SEC or otherwise made public or released to any financial analyst or investor by the Company or any of its Subsidiaries without the prior written consent of Emerson Parent (which consent shall not be unreasonably withheld, conditioned or delayed) with respect to those portions of such document that contain information with respect to any member of the Emerson Group, except as may be required by Applicable Law (in such cases the Company shall use its reasonable best efforts to notify the relevant member of the Emerson Group and to obtain such member’s consent before making such a filing with the SEC or otherwise making any such information public).

(c)            Earnings Releases. The Company shall publicly release its financial results for each annual and quarterly period on or before the first Tuesday of the second month following the quarter end for the quarter to which such results relate.

(d)            Audit.

(i)            Coordination of Auditors. The Company will not change auditors without the prior written consent of Emerson Parent.

(ii)            Access to Personnel and Working Papers. The Company will request the independent certified public accountants of the Company (the “Company Auditors”) to make available to the independent certified public accountants of Emerson Parent (the “Emerson Auditors”) both the personnel

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who performed or are performing the annual audit of the Company and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the annual audit of the Company, in all cases within a reasonable time before the Company Auditors’ opinion date, so that the Emerson Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company Auditors as it relates to the Emerson Auditors’ report on the Emerson Annual Statements, all within sufficient time to enable Emerson to meet its timetable for the printing, filing and public dissemination of the Emerson Annual Statements.

(e)            Operating Review Process. Until the Second Trigger Date, upon Emerson Parent’s request, the Company’s Chief Executive Officer and all other relevant members of the Company’s senior management requested by Emerson Parent shall meet with members of Emerson Parent’s senior management at least four times a fiscal year to discuss matters relating to Emerson’s investment in the Company, including with respect to reviews of the Company’s operations, affairs, finances or results and the Company’s business plan and strategy; provided that following the Second Trigger Date and until the Third Trigger Date, (i) such meetings shall be held at least twice a fiscal year and (ii) if none of the Emerson Directors is a director, officer or employee of Emerson or any member of the Emerson Group, the Company will not be required to discuss the Company’s business plan and strategy at such meetings.

(f)             Disclosure Committee. The Company shall establish a committee (the “Disclosure Committee”) consisting of members of the Company Board or management of the Company to, among other things, assist in preparing the disclosures required under Applicable Law. Emerson shall be entitled to appoint one individual as a non-voting observer to the Disclosure Committee who is entitled to attend meetings of the Disclosure Committee (which non-voting observer need not be a member of the Company Board).

(g)            Compliance. Emerson Parent will be permitted to conduct internal audits on the Company Group to assess the Company Group’s internal controls over financial reporting as well as perform risk assessments on the Company Group’s controls over financial reporting processes. Such internal audits shall be conducted upon reasonable prior written notice to the Company, and any such audit shall not occur more than two (2) times during any twelve (12)-month period, unless reasonably justified. The Company will implement internal control changes as reasonably proposed by Emerson Parent, provided that following the Second Trigger Date and until the Third Trigger Date, the foregoing shall not apply and instead the Company Board shall determine if the Company will implement any internal control changes reasonably proposed by Emerson Parent. Emerson may, from time to time and at any time, request an audit (“Compliance Audit”) of the Company’s compliance programs, policies and procedures (the “Compliance Program”). Each Compliance Audit shall be conducted upon reasonable prior written notice to the Company, and any such Compliance Audit shall not occur more than two (2) times during any twelve (12)-month period, unless reasonably justified. In the event of a Compliance Audit, the Company shall (i) provide such information reasonably requested by Emerson relating to the Compliance Program, (ii) make available during normal

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business hours its Representatives upon Emerson’s reasonable request and (iii) implement any changes to the Compliance Program as reasonably proposed by Emerson Parent; provided that following the Second Trigger Date and until the Third Trigger Date, the foregoing Section 5.3(g)(iii) shall not apply and instead the Company Board shall determine if the Company will implement any changes reasonably proposed by Emerson Parent to the Compliance Program.

(h)            Notice of Certain Events.

(i)            The Company shall promptly notify Emerson Parent after the Company becomes aware (but no later than two (2) Business Days after it becomes so aware) of any ethics allegations involving violations of law, members of senior management or financial reporting issues, any material investigations (internal or external), or audit or Action regarding or involving any member of the Company Group. The Company shall keep Emerson Parent reasonably apprised of the status of each such allegation, investigation, audit or Action, consult with Emerson Parent with respect thereto and consider in good faith any comments or suggestions from Emerson Parent. In addition, Emerson Parent shall have the right to assume the defense of, and appoint legal counsel for, any such allegation, investigation, audit or Action which, if resolved adversely, could reasonably be expected (in Emerson Parent’s judgment) to result in significant reputational, injunctive or declaratory relief or financial harm to Emerson.

(ii)            The Company shall notify Emerson Parent of any non-material amendment of any disclosure controls and procedures of the Company.

Section 5.4.          Production of Witnesses; Records; Cooperation.

(a)            Except in the case of an adversarial Action by one Party against another Party, each of Emerson and the Company shall use its reasonable efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting Party may from time to time be involved. The requesting Party shall bear all costs and expenses in connection therewith.

(b)            Without limiting the foregoing, Emerson and the Company shall cooperate and consult to the extent reasonably necessary with respect to any Actions other than an adversarial Action by one Party against another Party.

(c)            The obligation of Emerson and the Company to provide witnesses pursuant to this Section 5.4 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses officers without regard to whether

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the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 5.4(a)).

(d)            In connection with any matter contemplated by this Section 5.4, Emerson and the Company will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege, work product immunity or other applicable privileges or immunities of any member of any Group.

Section 5.5.          Privilege. The provision of any information pursuant to this Article V shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege or any other applicable privilege (a “Privilege”). Neither the Company or any member of the Company Group nor Emerson or any member of the Emerson Group will be required to provide any information pursuant to this Article V if the provision of such information would serve as a waiver of any Privilege afforded such information.

Article VI
Dispute Resolution

Section 6.1.          General Provisions.

(a)            Any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, or the validity, interpretation, breach or termination thereof (a “Dispute”), shall be resolved in accordance with the procedures set forth in this Article VI, which shall be the sole and exclusive procedures for the resolution of any such Dispute except as set forth in Section 6.1(g) and Section 7.12.

(b)            Commencing with an Initial Notice (as defined in Section 6.2), all communications between the Parties or their Representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence for any reason (whether as an admission or otherwise), in any proceeding for the resolution of the Dispute.

(c)            The Parties expressly waive and forego any right to trial by jury.

(d)            The specific procedures set forth below, including the time limits referenced therein, may be modified by agreement of the Parties in writing.

(e)            All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article VI are pending. The Parties will take such action, if any, required to effectuate such tolling.

(f)             The Parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, any other state court or federal court having subject matter jurisdiction located within the State of Delaware in connection with any such Dispute, and each Party

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hereby irrevocably agrees that all claims in respect of any such Dispute or any suit, action or proceeding related thereto may be heard and determined solely in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection that they may now or hereafter have to the laying of venue of any such Dispute brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such Dispute may be enforced in other jurisdictions by suit, on the judgment or in any other manner provided by Applicable Law.

(g)            To the extent a Dispute under this Agreement is not resolved pursuant to Section 6.2 herein, a Party may bring such a Dispute in court solely in accordance with Section 6.1(f) of this Agreement. For the avoidance of doubt, unless pursuant to Section 7.12, a Party may not bring a Dispute in court without first following the procedures set forth in Section 6.2.

Section 6.2.          Consideration by Senior Executives. The Parties shall attempt in good faith to resolve any Dispute by negotiation at a meeting between the Chief Executive Officer of Emerson Parent, on the one hand, and the Chief Executive Officer of the Company, on the other hand. Either Party may initiate the negotiation process by providing a written notice to the other (the “Initial Notice”). Fifteen (15) days after delivery of the Initial Notice, the receiving Party shall submit to the other a written response (the “Response”). The Initial Notice and the Response shall include (i) a statement of the Dispute and of the providing Party’s position and (ii) the name and title of any person that will represent that Party and of any other person who will accompany such person. Such meeting may be in person or by telephone within ten (10) Business Days of the date of the Response to seek a resolution of the Dispute.

Section 6.3.          Attorneys’ Fees and Costs. Each Party will bear its own attorneys’ fees and costs incurred in connection with the resolution of any Dispute in accordance with this Article VI.

Article VII
Miscellaneous

Section 7.1.          Corporate Power.

(a)            Each of Emerson Parent and Emerson represents on behalf of itself and the Company represents on behalf of itself, as follows:

(i)            each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)            this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

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Section 7.2.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 7.3.          Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”)) transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

If to Emerson Parent or Emerson, to:

Emerson Electric Co.
8000 West Florissant Avenue
P.O. Box 4100
St. Louis, MO 63136

Attention:	Sara Yang Bosco, Senior Vice President, Secretary and General Counsel
Vincent M. Servello, Vice President, Strategy & Corporate Development
E-mail:	Sara.Bosco@emerson.com
Vincent.Servello@emerson.com

with a copy to (which shall not constitute notice): Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017
Attention:	Phillip R. Mills
Marc O. Williams
Cheryl Chan
Facsimile No.:	(212) 701-5800
E-mail:	phillip.mills@davispolk.com
marc.williams@davispolk.com
cheryl.chan@davispolk.com

If to the Company, to: Aspen Technology, Inc. 20 Crosby Drive Bedford, MA 01703
Attention:	SVP and General Counsel
Email:	legalnotices@aspentech.com

with copies to (which shall not constitute notice): Aspen Technology, Inc. 20 Crosby Drive

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Bedford, MA 01703 Attention: President and CEO Email: legalnotices@aspentech.com and Skadden, Arps, Slate, Meagher & Flom LLP 500 Boylston Street Boston, MA 02116
Attention:	Graham Robinson
Chadé Severin
Facsimile No.:	(617) 573-4822
Email:	graham.robinson@skadden.com
chade.severin@skadden.com

or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Party. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 7.4.          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.5.          Entire Agreement; No Other Representations and Warranties.

(a)            This Agreement (including the annexes hereto) and the Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

(b)            Each Party hereby acknowledges and agrees that, except for any representations and warranties made by the other Party as set forth in Section 7.1, neither the other Party nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the other Party, or the accuracy or completeness of any information regarding the other Party in any form in expectation of or in connection with this Agreement.

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Section 7.6.          Assignment; No Third-Party Beneficiaries. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party except that Emerson Parent and Emerson may assign this Agreement to a member of the Emerson Group or in connection with a Transfer of Company Common Stock in accordance with this Agreement. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 7.7.          Amendment; Waiver.

(a)            Any provision of this Agreement (including any Schedule, the Related Party Transactions Policy and the Pre-Agreed Procedures) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party or, in the case of a waiver, by the Party against whom the waiver is to be effective; provided that any material amendment or material modification of this Agreement (including any Schedule, the Related Party Transactions Policy and the Pre-Agreed Procedures) shall require the prior written approval of an RPT Committee; provided further that any material waiver of any or all of the Company’s rights granted under this Agreement shall require the prior written approval of an RPT Committee.

(b)            No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 7.8.          Interpretations. The words “hereby,” “herewith,” “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents, captions, headings and the division of this Agreement into Articles, Sections and other subdivisions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and

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including or through and including, respectively. References to a particular statute or law shall be deemed also to include any Applicable Law. The sign “$” and the term “dollars” means the lawful currency of the United States of America. References to “or” mean “and/or” unless the context otherwise requires.

Section 7.9.          Exercise of Rights. The exercise of any right under this Agreement by Emerson Parent or Emerson shall be made in each such Person’s sole discretion, subject to Applicable Law and any express limitations set forth in this Agreement.

Section 7.10.      Privileged Matters.

(a)            Each of the Parties agrees, on its own behalf and on behalf of its directors, officers, employees and Affiliates, that the law firms listed on Schedule 7.10(a) (the “Emerson Law Firms”) may serve as counsel to Emerson and the other members of the Emerson Group, on the one hand, and the Emerson Contributed Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions, and that, following consummation of the Transactions, the Emerson Law Firms may serve as counsel to any member of the Emerson Group or any director, officer, employee or Affiliate of any member of the Emerson Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement, the other Transaction Documents or the Transactions notwithstanding such representation. In connection with any representation expressly permitted pursuant to the prior sentence, the Company hereby irrevocably waives and agrees not to assert, and agrees to cause the other members of the Company Group to irrevocably waive and not to assert any conflict of interest arising from or in connection with (i) prior representation of the Emerson Contributed Subsidiaries by the Emerson Law Firms, and (ii) representation of any member of the Emerson Group prior to and after the Closing by the Emerson Law Firms. As to any privileged attorney-client communications between the Emerson Law Firms and any Emerson Contributed Subsidiary prior to the Closing (collectively, the “Privileged Communications”), the Company, together with any of its Affiliates, successors or assigns, agrees that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the Parties after the Closing.

(b)            The Company further agrees, on behalf of itself and on behalf of the other members of the Company Group, that all privileged communications in any form or format whatsoever between or among the Emerson Law Firms, on the one hand, and Emerson, any other member of the Emerson Group or the Emerson Contributed Subsidiaries, or any of their respective directors, officers, employees or other representatives, on the other hand, that relate to the negotiation, documentation and consummation of the Transactions, any alternative transactions to the Transactions presented to or considered by Emerson Parent, any other member of the Emerson Group or the Emerson Contributed Subsidiaries, or any dispute arising under this Agreement or the other Transaction Documents, unless finally adjudicated to not be privileged by a court of law (collectively, the “Privileged Deal Communications”), shall remain privileged after the Closing and that the Privileged Deal Communications and the

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expectation of client confidence relating thereto shall belong solely to Emerson Parent, shall be controlled by Emerson Parent, and shall not pass to or be claimed by the Company or any other member of the Company Group. The Company agrees that it will not, and that it will cause the other members of the Company Group not to, (i) access or use the Privileged Deal Communications, (ii) seek to have any member of the Emerson Group waive the attorney-client privilege or any other privilege, or otherwise assert that the Company or any other member of the Company Group has the right to waive the attorney-client privilege or other privilege applicable to the Privileged Deal Communications, or (iii) seek to obtain the Privileged Deal Communications or Non-Privileged Deal Communications (as defined below) from any member of the Emerson Group or the Emerson Law Firms.

(c)            The Company further agrees, on behalf of itself and on behalf of the other members of the Company Group, that all communications in any form or format whatsoever between or among any of the Emerson Law Firms, Emerson Parent, any other member of the Emerson Group or the Emerson Contributed Subsidiaries, or any of their respective directors, officers, employees or other Affiliates or Representatives that relate to the negotiation, documentation and consummation of the Transactions, any alternative transactions to the Transactions presented to or considered by Emerson Parent, any other member of the Emerson Group or the Emerson Contributed Subsidiaries, or any dispute arising under this Agreement and that are not Privileged Deal Communications (collectively, the “Non-Privileged Deal Communications”), shall also belong solely to Emerson Parent, shall be controlled by Emerson Parent and ownership thereof shall not pass to or be claimed by the Company or any other member of the Emerson Group.

(d)            Notwithstanding the foregoing, in the event that a dispute arises between the Company or any other member of the Company Group, on the one hand, and a third party other than Emerson Parent, any other member of the Emerson Group or their respective Affiliates, on the other hand, then the Company or such other member of the Company Group may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided that to the extent such dispute relates to this Agreement, the other Transaction Documents or the Transactions, none of the Company or any other member of the Company Group may waive such privilege without the prior written consent of Emerson Parent. If the Company or any other member of the Company Group is legally required to access or obtain a copy of all or a portion of the Privileged Deal Communications, then the Company shall promptly (and, in any event, within three (3) Business Days) notify Emerson Parent in writing (including by making specific reference to this Section 7.10(d)) so that Emerson Parent can, at its sole cost and expense, seek a protective order, and the Company agrees to use commercially reasonable efforts to assist therewith.

(e)            This Section 7.10 shall apply mutatis mutandis with respect to the representation by the law firms listed on Schedule 7.10(e) of any member of the Company Group and any successors thereof.

Section 7.11.      Counterparts; Electronic Transmission of Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an

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original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each Party has received a counterpart hereof signed by the Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.12.      Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Each Party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

EMERSON ELECTRIC CO.

By:
Name:
Title:

EMR WORLDWIDE INC.

By:
Name:
Title:

ASPEN TECHNOLOGY, INC.

By:
Name:
Title:

[Form of Stockholders Agreement]

SCHEDULE 4.5(c)
PRE-AGREED PROCEDURES

Reference is made to the Stockholders Agreement among Aspen Technology, Inc. a Delaware corporation, Emerson Electric Co., a Missouri corporation and EMR Worldwide Inc., a Delaware corporation dated [●] (as it may be amended from time to time, the “Stockholders Agreement”). Capitalized terms utilized but not defined herein shall have the meanings given to them in the Stockholders Agreement.

“Other Company Securities” means: (i) Earnout Shares and (ii) Equity Awards.

ARTICLE I

PROPOSED PURCHASE PRICE

1.	In the case of any issuance or sale of Company Securities (other than an issuance for cash (other than a public offering of Company Securities) or offer from a prospective third party for cash) subject to Section 4.3 or Section 4.4 of the Stockholders Agreement, the Proposed Purchase Price (as contemplated by Section 4.3(b)(iii) and Section 4.4(b)(iii) of the Stockholders Agreement) in connection with such issuance or sale shall be as follows (unless (x) Emerson elects to propose a different purchase price or procedure which is agreed to by an RPT Committee or (y) to the extent Article III of this Schedule 4.5(c) is applicable, Emerson exercises its rights pursuant to Article III of this Schedule 4.5(c) (and the exercise of such rights is approved as set forth in Article III of this Schedule 4.5(c)) in which case Article III of this Schedule 4.5(c) shall apply):

a.	in the case of Company Common Stock issued or proposed to be issued (in whole or in part) as consideration in any M&A Transaction (including as any earnout, holdback, escrow or contingent payment (such Company Common Stock, the “Earnout Shares”)), a purchase price per share of Company Common Stock that is the lowest of (i) the average of the daily volume weighted average price of Company Common Stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected in good faith by the Company Board) for the twenty (20) consecutive trading days (the “20-Day VWAP”) ending on and including the last trading day prior to the signing of any definitive agreement with respect to, such transaction, (ii) the closing trading price of Company Common Stock on Nasdaq (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected in good faith by the Company Board) (the “Spot Price”) on the last trading day prior to the signing of any definitive agreement with respect to, such transaction, (iii) the 20-Day VWAP ending on and including the last trading day prior to the consummation of such transaction and (iv) the Spot Price on the last trading day prior to the consummation of such transaction; provided that in the case of any Earnout Shares, Emerson shall only have the right to buy shares of Company Common Stock up to its Percentage Maintenance Share as such Earnout Shares are actually issued (but at the same purchase price as set forth in this clause (a)).

b.	in the case of a public offering of Company Securities, a purchase price per Company Security that is equal to the per Company Security price at which the underwriting bank(s) sells the portion of the offering sold to Persons other than members of the Emerson Group; provided that if such price is more than ten percent (10%) less than the-then current trading price of such Company Security, Emerson shall have the ability to request to purchase more than its Pro Rata Portion or Percentage Maintenance Share, as applicable, of such Company Securities in which case the Company and the applicable underwriting bank(s) shall have the ability to allocate accordingly and, for the avoidance of doubt, such allocation decision by the Company and such banks shall not be subject to the approval of an RPT Committee; and

c.	in all other cases (other than Equity Awards and Closing Equity Awards) in which (i) Company Common Stock is issued or sold or proposed to be issued or sold (including upon the conversion or exchange of any other Company Security), at a purchase price per share of Company Common Stock that is the lowest of (A) the 20-Day VWAP ending on and including the last trading day prior to the signing of any definitive agreement with respect to, such issuance, (B) the Spot Price on the last trading day prior to the signing of any definitive agreement with respect to, such issuance, (C) the 20-Day VWAP ending on and including the last trading day prior to the consummation of such issuance and (D) the Spot Price on the last trading day prior to the consummation of such issuance, and (ii) any other Company Security is issued or sold, at a purchase price proposed by an RPT Committee.

ARTICLE II

Equity Awards

1.	To the extent permitted under Nasdaq rules, the Company hereby grants to Emerson, with respect to each fiscal quarter of the Company after the date of the Stockholders Agreement: (i) the right to purchase shares of Company Common Stock up to its Equity Award Percentage Maintenance Share in connection with the issuance, grant or sale by the Company of restricted stock units, restricted shares, performance units or similar securities or rights (“RSUs”) issued, granted or sold during such fiscal quarter after the date of the Stockholders Agreement, (ii) the right to purchase shares of Company Common Stock up to its Equity Award Percentage Maintenance Share in connection with the issuance, grant or sale by the Company of stock options, warrants, stock appreciation rights, calls, subscriptions or similar securities or rights to acquire Company Common Stock (“Options”) issued, granted or sold during such fiscal quarter after the date of the Stockholders Agreement and (iii) the right to purchase Company Securities up to its Equity Award Percentage Maintenance Share in connection with the issuance, grant or sale of Company Securities pursuant to any “at the market” program or other similar mechanism (“ATM Program Securities”) during such fiscal quarter after the date of the Stockholders Agreement. The Company Common Stock or other Company Securities that Emerson has the right to purchase pursuant to this Section 1 of this Article II are the “Equity Awards”. For purposes of this Article II, “Equity Award Percentage Maintenance Share” means, with respect to any fiscal quarter of the Company after the date of the Stockholders Agreement, a number of shares of Company Common Stock or other Company Securities, as applicable as specified in this Section 1 of this Article II, such that, after taking into account the total number of outstanding Company Securities (on a Fully-Diluted basis) at the end of such fiscal quarter after giving effect to RSUs, Options or ATM Program Securities issued or sold during such fiscal quarter (including the Equity Award Percentage Maintenance Share in full) and excluding any other issuances or sales of Company Securities by the Company during the fiscal quarter and excluding any purchases, dispositions or sales of Company Securities by members of the Emerson Group during the fiscal quarter (but for the avoidance of doubt including the Equity Award Percentage Maintenance Share in full), the Emerson Fully-Diluted Ownership Percentage would be, assuming Emerson acquired such number of shares of Company Common Stock or other Company Securities, equal to the Emerson Fully-Diluted Ownership Percentage at the start of such fiscal quarter.

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2.	Without limiting Emerson’s rights pursuant to Section 3.6 of the Stockholders Agreement, the Company shall provide written notice to Emerson within five (5) Business Days after the end of each fiscal quarter of the Company after the date of the Stockholders Agreement (the “Quarterly Issuance Notice”). The Quarterly Issuance Notice for any fiscal quarter shall set forth (w) (A) the number of RSUs or Options issued, granted or sold during such fiscal quarter and the number of shares of Company Common Stock issuable thereunder and (B) the number, type and price of ATM Program Securities issued, granted or sold during such fiscal quarter, (x) the Percentage Maintenance Share with respect to such issuances, grants and sales described in the preceding clause (w) for such fiscal quarter (the aggregate amount of Company Common Stock and other Company Securities that Emerson is entitled to purchase pursuant to such Quarterly Issuance Notice, the “Quarterly Offered Securities”), (y) the Specified Purchase Price for each Quarterly Offered Security and (z) supporting detailed calculations of, and related documentation for, all such amounts.

a.	“Specified Purchase Price” means:

(i)	in the case of any Company Common Stock that Emerson has the right to buy in connection with the issuance, grant or sale of an RSU or an Option, a per share price equal to the Spot Price on the last trading day of the fiscal quarter in which such RSU or Option was issued, granted or sold; and

(ii)	in the case of any ATM Program Security that Emerson has the right to buy, a per share price equal to the weighted average of the price at which all ATM Program Securities were issued during the fiscal quarter in which such Company ATM Program Securities were issued.

3.	For a period of forty-five (45) days (such period, as it may be extended pursuant to the proviso of this sentence, the “Quarterly Election Period”) following the receipt by Emerson of a Quarterly Issuance Notice, Emerson shall have the right to elect irrevocably to purchase all or a portion of the Quarterly Offered Securities at the applicable Specified Purchase Prices noted in the Quarterly Issuance Notice by delivering a written notice to the Company; provided that, following receipt of a Quarterly Issuance Notice, with respect to any or all of the Quarterly Offered Securities, Emerson may agree upon a different applicable Specified Purchase Price with an RPT Committee in accordance with the Related Party Transactions Policy in which case (i) Emerson shall purchase such Quarterly Offered Securities at such other applicable Specified Purchase Price and (ii) the Quarterly Election Period shall be tolled for so long as Emerson and an RPT Committee are working in good faith to agree on such other applicable Specified Purchase Price until such time as Emerson and such RPT Committee agree on such other applicable Specified Purchase Price. If, at the termination of the Quarterly Election Period, Emerson shall not have delivered such notice to the Company, Emerson shall be deemed to have waived all of its rights under this Article II with respect to the purchase of the Quarterly Offered Securities for such fiscal quarter.

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4.	The closing of any purchase by Emerson pursuant to this Article II shall be consummated promptly following Emerson’s delivery of such notice; provided that the closing of any such purchase by Emerson may be extended (i) to the extent necessary to obtain any required approval of a Governmental Authority or (ii) to the extent Company stockholder approval is required under the Nasdaq rules, in which case the Company and Emerson shall use their respective reasonable best efforts to obtain such approval(s) and after receipt of such approval(s), the Company and Emerson shall consummate such closing; and provided further that the Emerson Ownership Percentage and the Emerson Fully Diluted Ownership Percentage shall at all times during this period be calculated as if Emerson shall have exercised its rights pursuant to this Article II in full until such time that (i) such sale to Emerson is consummated, (ii) in the case of a required approval of a Governmental Authority, there is a final, non-appealable court order prohibiting Emerson from acquiring such Company Securities, (iii) in the case Company stockholder approval is required under the Nasdaq rules, such stockholder vote shall have occurred and such sale to Emerson not be approved or (iv) Emerson determines not to exercise its right pursuant to this Article II.

5.	For the avoidance of doubt, without limiting any of Emerson’s rights in the Stockholders Agreement, Emerson shall not have any rights pursuant to Section 4.3 or Section 4.4 of the Stockholders Agreement to buy its Pro Rata Portion or Percentage Maintenance Share of Company Common Stock that are issued upon the exercise or vesting of (i) RSUs or Options described in this Article II at the time of such issuance or (ii) RSUs or Options granted prior to the Closing.

ARTICLE III

M&A TRANSACTION

1.	This Article III shall apply from the date of the Stockholders Agreement until the Second Trigger Date.

2.	Without limiting Section 3.6, 4.3 or 4.4 of the Stockholders Agreement or Article I of this Schedule 4.5(c), in the event the Company desires to enter into any definitive agreement for any M&A Transaction and proposes to obtain any financing for such transaction (including an M&A Transaction in which Company Common Stock is proposed to be issued (in whole or in part) as consideration for such M&A Transaction), the Company shall provide the terms of such M&A Transaction and required financing, a copy of any draft definitive agreement relating to such M&A Transaction, and any other information reasonably requested by Emerson, no later than thirty (30) days prior to the entry into such definitive agreement, and Emerson shall have the right (but not the obligation) to provide a percentage of such financing equal to or greater than the Emerson Fully-Diluted Ownership Percentage (but no more than 100%) at its election: (i) in exchange for additional Company Common Stock, (ii) pursuant to a credit agreement, promissory note, bond or other debt instrument (a “Debt Instrument”) issued by a member of the Company Group or (iii) pursuant to a Debt Instrument which is, entirely or partially, permitted to be accounted for as equity in accordance with GAAP (as defined in the Transaction Agreement) at the date of issuance (a “Hybrid Instrument”) issued by a member of the Company Group, in each case, in accordance with the terms set forth in Section 2(a), Section 2(b) and Section 2(c), respectively, of this Article III, or, at Emerson’s election, as otherwise agreed by an RPT Committee.

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a.	In the case of clause (i) above, the price per share of Company Common Stock shall be the product of (1) the lower of (x) the 20-Day VWAP ending on and including the last trading day prior to the signing of any definitive agreement with respect to, such transaction and (y) the Spot Price on the last trading day prior to the signing of any definitive agreement with respect to, such transaction and (2) 0.95.

b.	In the case of clause (ii) above, Emerson shall propose the collateral or security required for such Debt Instrument, if any, and the applicable interest rate of such Debt Instrument shall be the greater of (1) (x) the observable (or imputed) yield on publicly traded Debt Instruments of similar terms issued by any member of the Company Group plus (y) 50 basis points and (2) the greater of the average and median of the interest rates proposed in at least two (2) indications for acquisition debt on similar security terms that are received from commercial or investment banks by Emerson. For the avoidance of doubt, any Debt Instrument in accordance with the foregoing terms shall not be subject to the approval of an RPT Committee with respect to any other terms of such Debt Instrument.

c.	in the case of clause (iii), (1) Emerson shall propose the collateral or security required for such Hybrid Instrument, if any, (2) the applicable interest rate of such Hybrid Instrument shall be the greater of the average and median of the interest rates proposed in at least two (2) indications for acquisition debt on similar security terms that are received from commercial or investment banks by Emerson and (3) the applicable conversion price of such Hybrid Instrument shall be the greater of the average and median of the conversion prices proposed in at least two (2) indications for acquisition debt on similar security terms that are received from commercial or investment banks by Emerson. For the avoidance of doubt, any Hybrid Instrument in accordance with the foregoing terms shall not be subject to the approval of an RPT Committee with respect to any other terms of such Hybrid Instrument.

3.	Emerson shall notify the Company if it elects to provide any such financing, the structure of any such financing if it so elects, and the terms of such financing in accordance with this Article III if it so elects, no later than twenty (20) days after receipt of notice from the Company regarding such M&A Transaction and financing. For the avoidance of doubt, it shall be a breach by the Company of the Stockholders Agreement if the Company obtains any financing for any M&A Transaction without following the procedures set forth in this Article III and providing Emerson with an opportunity to provide such financing as set forth herein.

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4.	Notwithstanding anything to the contrary herein, the financing that Emerson elects to provide pursuant to this Article III shall be subject to the approval of an RPT Committee and, if not so approved, Emerson shall not provide such financing pursuant to this Article III; provided that, for the avoidance of doubt, if such financing is not so approved, Emerson shall continue to have all of its other rights under the Stockholders Agreement, including pursuant to Section 4.3 and 4.4 of the Stockholders Agreement and the other provisions of this Schedule 4.5(c). For the avoidance of doubt, any transaction consummated pursuant to Section 2 of this Article III, if completed in accordance with the terms and procedures set forth herein including the approval of an RPT Committee, shall not be otherwise subject to the Related Party Transactions Policy (or any other related party, conflict of interest or similar policy or procedure of any member of the Company Group).

ARTICLE IV

CURE PERIODS

1.	For a period of forty-five (45) days beginning on the date on which Emerson notifies the Company of the Deconsolidation Trigger (such period, the “Consolidation Cure Period”), Emerson shall have the right, upon notice to the Company, to elect to purchase a number of shares of Company Common Stock such that the Emerson Ownership Percentage at the end of the Consolidation Cure Period shall be up to fifty-five percent (55%), at a price per share of Company Common Stock equal to the lower of (x) the 20-Day VWAP ending on and including the last trading day prior to the beginning of the Consolidation Cure Period and (y) the Spot Price on the last trading day prior to the beginning of the Consolidation Cure Period; provided that this Section 1 of this Article IV shall be of no further force and effect on the date that is six months following the end of Emerson’s first full fiscal year for which the Emerson Group does not consolidate the Company’s financial statements with the Emerson Group’s financial statements in accordance with GAAP.

a.	“Deconsolidation Trigger” means the members of the Emerson Group no longer being required (or in good faith, after consultation with accounting advisors, believing they will no longer be required) to consolidate the Company’s financial statements with the Emerson Group’s financial statements in accordance with GAAP.

2.	For a period of forty-five (45) days beginning on the earliest of (x) the date on which the Company notifies Emerson in writing of the First Trigger, (y) the date on which Emerson makes an amendment to its Schedule 13D filing under the Exchange Act to disclose the First Trigger and (z) the date on which the General Counsel or Chief Financial Officer of Emerson Parent gains actual knowledge (and not constructive, imputed or other similar concepts of knowledge) of the First Trigger (such period, the “First Cure Period”), Emerson shall have the right, upon notice to the Company, to elect to purchase a number of shares of Company Common Stock such that the Emerson Ownership Percentage at the end of such First Cure Period shall be up to fifty-five percent (55%), at a price per share of Company Common Stock equal to the lower of (x) the 20-Day VWAP ending on and including the last trading day of the First Cure Period and (y) the Spot Price on the last trading day of the First Cure Period.

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3.	For a period of forty-five (45) days beginning on the earliest of (x) the date on which the Company notifies Emerson in writing of the Second Trigger, (y) the date on which Emerson makes an amendment to its Schedule 13D filing under the Exchange Act to disclose the Second Trigger and (z) the date on which the General Counsel or Chief Financial Officer of Emerson Parent gains actual knowledge (and not constructive, imputed or other similar concepts of knowledge) of the Second Trigger (such period, the “Second Cure Period”), Emerson shall have the right, upon notice to the Company, to elect to purchase a number of shares of Company Common Stock such that the Emerson Ownership Percentage at the end of such Second Cure Period shall be up to fifty-five percent (55%), at a price per share of Company Common Stock equal to the lower of (x) the 20-Day VWAP ending on and including the last trading day of the Second Cure Period and (y) the Spot Price on the last trading day of the Second Cure Period.

4.	For a period of forty-five (45) days beginning on the earliest of (x) the date on which the Company notifies Emerson in writing of the Third Trigger, (y) the date on which Emerson makes an amendment to its Schedule 13D filing under the Exchange Act to disclose the Third Trigger and (z) the date on which the General Counsel or Chief Financial Officer of Emerson Parent gains actual knowledge (and not constructive, imputed or other similar concepts of knowledge) of the Third Trigger (such period, the “Third Cure Period”), Emerson shall have the right, upon notice to the Company, to elect to purchase a number of shares of Company Common Stock such that the Emerson Ownership Percentage at the end of such Third Cure Period shall be up to twenty percent (20%), at a price per share of Company Common Stock equal to the lower of (x) the 20-Day VWAP ending on and including the last trading day of the Third Cure Period and (y) the Spot Price on the last trading day of the Third Cure Period.

5.	The closing of any purchase by Emerson pursuant to this Article IV shall be consummated promptly following Emerson’s delivery of the notice to the Company pursuant to Section 1, Section 2, Section 3 or Section 4 of this Article IV; provided that the closing of any such purchase by Emerson may be extended (i) to the extent necessary to obtain any required approval of a Governmental Authority or (ii) to the extent Company stockholder approval is required under the Nasdaq rules, in which case the Company and Emerson shall use their respective reasonable best efforts to obtain such approval(s) and after receipt of such approval(s), the Company and Emerson shall consummate such closing; provided that the Emerson Ownership Percentage and the Emerson Fully-Diluted Ownership Percentage shall at all times during this period be calculated as if Emerson shall have exercised its rights pursuant to this Article IV in full until such time that (i) such sale to Emerson is consummated, (ii) in the case of a required approval of a Governmental Authority, there is a final, non-appealable court order prohibiting Emerson from acquiring such Company Securities, (iii) in the case Company stockholder approval is required under the Nasdaq rules, such stockholder vote shall have occurred and such sale to Emerson not be approved or (iv) Emerson determines not to exercise its rights pursuant to this Article IV.

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EXHIBIT C

TAX MATTERS AGREEMENT

between

EMERSON ELECTRIC CO.,
on behalf of itself
and the members
of the Emerson Group

and

ASPEN TECHNOLOGY, INC.,
on behalf of itself
and the members
of the Newco Group

Dated as of [●]

TABLE OF CONTENTS

SCHEDULE A-1: Roxar Software Business	A-1
SCHEDULE A-2: Paradigm Software Business	A-2
SCHEDULE B: Specified Tax Elections	B-1
SCHEDULE C: Specified OSI Refunds	C-1

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TAX MATTERS AGREEMENT

This TAX MATTERS AGREEMENT (the “Agreement”) is entered into as of [●] between Emerson Electric Co., a Missouri corporation (“Emerson”), on behalf of itself and the members of the Emerson Group, as defined below and Aspen Technology, Inc., a Delaware corporation (formerly known as Emersub CX, Inc.) (“Newco,” and together with Emerson, the “Parties”), on behalf of itself and the members of the Newco Group, as defined below.

W I T N E S S E T H:

WHEREAS, pursuant to the Tax laws of various jurisdictions, certain members of the Newco Group presently file certain Tax Returns on an affiliated, consolidated, combined, unitary, fiscal unity or other group basis (including as permitted by Section 1501 of the Internal Revenue Code of 1986, as amended (the “Code”)) with certain members of the Emerson Group;

WHEREAS, Aspen Technology, Inc. (“Aspen”), Emerson, EMR Worldwide Inc. (“Emerson Sub”), Newco and Emersub CXI, Inc. (“Merger Subsidiary”) have entered into a Transaction Agreement, dated as of October 10, 2021 (the “Transaction Agreement”), pursuant to which the Pre-Closing Restructuring, the Emerson Contributions and the Merger Exchange and other related transactions will be consummated;

WHEREAS, Emerson and its Subsidiaries intend to consummate, prior to the Effective Time, the Pre-Closing Restructuring, which except as provided in Section 7.05 of the Transaction Agreement shall be in the form depicted in Exhibit I to the Transaction Agreement, pursuant to which, among other things, (i) Roxar AS, an aksjeselskap organized in Norway (“Roxar AS”), will elect to be classified as disregarded as separate from its owner for U.S. federal income tax purposes (the “Roxar AS Conversion”), (ii) Aegir Norge Holdings AS, an aksjeselskap organized in Norway (“Aegir”), will elect to be classified as disregarded as separate from its owner for U.S. federal income tax purposes (the “Aegir Conversion”), (iii) Roxar AS will contribute 100% of the Equity Interests in Roxar Services AS (“Roxar Services”), an aksjeselskap organized in Norway, to Roxar Software Solutions AS, an aksjeselskap organized in Norway (“Roxar Software” and such contribution, the “Roxar Services Contribution”), (iv) Roxar AS will distribute 100% of the Equity Interests of Roxar Software to Aegir, (v) Aegir will distribute 100% of the Equity Interests of Roxar Software to Emerson Electric Nederland BV, a private limited company organized in the Netherlands (“EENBV”), (vi) EENBV will distribute 100% of the Equity Interests in Roxar Software to Emerson International Holding Co. Ltd., a private limited company organized in the United Kingdom (“EIHCL” and such distribution, the “Roxar Software Distribution”), (vii) EIHCL will contribute 100% of the Equity Interests in Roxar Software to Paradigm B.V., a private limited company organized in the Netherlands (“Paradigm BV” and such contribution, the “Roxar Software Contribution”), (viii) EIHCL will distribute 100% of the Equity Interests in Paradigm BV to Rutherfurd Acquisitions Ltd., a private limited company organized in the United Kingdom (“RAL”) (such distribution, the “Paradigm Distribution” and together with the Roxar Software Distribution, the “Distributions”), (ix) RAL will organize a new private limited company in the Netherlands (“Paradigm Newco,” provided that, if the transactions described in clauses (ix) – (xii) of this recital do not occur, all references herein to Paradigm Newco other than in this recital shall

1

instead be references to Paradigm BV) and contribute 100% of the Equity Interests in Paradigm BV to Paradigm Newco, in exchange for shares of Paradigm Newco and a note (the “Paradigm Newco Note,” the contribution, the “Paradigm Newco Contribution,” and the receipt by RAL of the Paradigm Newco Note, the “Paradigm Newco Note Distribution”), (x) Paradigm BV will file an election under Treas. Reg. Section 301.7701-3 to be treated as disregarded as separate from Paradigm Newco, effective after the Paradigm Newco Contribution (the “Paradigm CTB Election”), (xi) Paradigm BV will transfer cash (the “Specified Cash”) to Paradigm Newco in exchange for a note (the loan of the Specified Cash, the “Paradigm BV Loan”), and (xii) Paradigm Newco will repay the Paradigm Newco Note to RAL with the Specified Cash (the “Paradigm Newco Note Repayment”);1

WHEREAS, the Pre-Closing Restructuring, the Emerson Contributions and the Merger Exchange are intended to qualify for the Intended Tax Treatment; and

WHEREAS, Emerson and Newco desire to set forth their agreement on the rights and obligations of Emerson and Newco and the members of the Emerson Group and the Newco Group respectively, with respect to (a) the administration and allocation of U.S. federal, state, local and non-U.S. Taxes incurred in Taxable periods beginning prior to the Closing Date, (b) Taxes resulting from the Pre-Closing Restructuring, the Emerson Contributions and the Merger Exchange and transactions effected in connection therewith and (c) various other Tax matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

Section 1.	Definitions. (a) As used in this Agreement:

“Active Trade or Business” means (i) with respect to the Roxar Software Distribution, the Roxar Software Business, as defined on Schedule A-1 and (ii) with respect to the Paradigm Distribution, the (x) Paradigm Software Business, as defined on Schedule A-2 and (y) unless the Pre-Closing Restructuring has been amended to exclude the Roxar Software Distribution, the Roxar Software Business.

“Closing of the Books Method” means the apportionment of items between portions of a Taxable period based on a closing of the books and records on the close of the Closing Date (in the event that the Closing Date is not the last day of the Taxable period, as if the Closing Date were the last day of the Taxable period), subject to adjustment for items accrued on the Closing Date that are properly allocable to the Taxable period following the Closing, as determined by Emerson in its reasonable discretion, after consultation with Newco; provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) will be allocated between the period ending at the close of the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each Taxable period.

1       NTD: To be revised before closing to reflect any changes to the Pre-Closing Restructuring Plan permitted by the Transaction Agreement.

2

“Combined Group” means any group that filed or was required to file (or will file or be required to file) a Tax Return on an affiliated, consolidated, combined, unitary, fiscal unity or other group basis (including as permitted by Section 1501 of the Code).

“Combined Tax Return” means a Tax Return filed in respect of U.S. federal, state, local or non-U.S. income Taxes for a Combined Group.

“Company” means Emerson or Newco (or the appropriate member of each of their respective Groups), as appropriate.

“Emerson Contributed Subsidiary Carried Item” means any Tax Attribute of an Emerson Contributed Subsidiary that may or must be carried from one Taxable period to another prior Taxable period, or carried from one Taxable period to another subsequent Taxable period, under the Code or other Applicable Law.

“Emerson Contributed Subsidiary Non-Emerson Group Tax Return” means any Tax Return required to be filed by an Emerson Contributed Subsidiary that is not a Combined Tax Return with any member of the Emerson Group.

“Emerson Disqualifying Action” means (a) any action (or the failure to take any action) within its control by any member of the Emerson Group (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions), (b) any event (or series of events) involving the capital stock of Emerson or any assets of any member of the Emerson Group or (c) any breach by any member of the Emerson Group of any representation, warranty or covenant made by it in this Agreement, that, in each case, would negatively affect clause (vii) of the Intended Tax Treatment; provided, however, that the term “Emerson Disqualifying Action” shall not include any action expressly described in or contemplated by any Transaction Document or that is undertaken pursuant to the Pre-Closing Restructuring, the Emerson Contributions or the Merger Exchange.

“Emerson Group” shall mean Emerson and each of its direct and indirect Subsidiaries immediately after the Closing, including any predecessors or successors thereto, other than those entities comprising the Newco Group. For the avoidance of doubt, any reference herein to the “members” of the Emerson Group shall include Emerson.

“Equity Interests” means any stock or other securities treated as equity for Tax purposes, options, warrants, rights, convertible debt, or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock or to be paid an amount determined by reference to the value of stock.

“Final Determination” means (i) with respect to U.S. federal income Taxes, (A) a “determination” as defined in Section 1313(a) of the Code (including, for the avoidance of doubt, an executed IRS Form 906) or (B) the execution of an IRS Form 870-AD (or any successor form thereto), as a final resolution of Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund or the right of the IRS to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved; (ii) with respect to Taxes other than U.S. federal income Taxes, any final determination of liability in respect of a Tax that, under Applicable Law, is not

3

subject to further appeal, review or modification through proceedings or otherwise; (iii) with respect to any Tax, any final disposition by reason of the expiration of the applicable statute of limitations (giving effect to any extension, waiver or mitigation thereof); or (iv) with respect to any Tax, the payment of such Tax by any member of the Emerson Group or any member of the Newco Group, whichever is responsible for payment of such Tax under Applicable Law, with respect to any item disallowed or adjusted by a Taxing Authority; provided, in the case of this clause (iv), that the provisions of Section 14 hereof have been complied with, or, if such section is inapplicable, that the Company responsible under this Agreement for such Tax is notified by the Company paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other Company agrees with such determination.

“Group” means, as the context requires, the Emerson Group or the Newco Group or either or both of them.

“Income Tax” means any Tax imposed on, or measured by reference to, net income or gains (and any franchise Tax or other Tax in connection with doing business imposed in lieu thereof) or any similar Tax, and any related penalties, interest, or other additions in respect thereto.

“Income Tax Return” means any Tax Return in respect of an Income Tax.

“Indemnitee” means a Person that is entitled to seek indemnification from another Person pursuant to the provisions of Section 10.

“Intended Tax Treatment” means the qualification of (i) the Aegir Conversion as a tax-free liquidation for purposes of Sections 332 and 337 of the Code; (ii) the Roxar AS Conversion as a tax-free liquidation for purposes of Sections 332 and 337 of the Code; (iii) the Roxar Services Contribution and the Roxar Software Distribution, taken together, (x) as a reorganization described in Sections 355(a) and 368(a)(1)(D) of the Code, (y) as a transaction in which the stock distributed thereby is “qualified property” for purposes of Sections 355(c) and 361(c) of the Code and (z) as a transaction in which EENBV, Roxar Software and EIHCL recognize no income or gain for U.S. federal income Tax purposes pursuant to Sections 355, 361 and 1032 of the Code; (iv) the Roxar Software Contribution and the Paradigm Distribution, taken together, (x) as a reorganization described in Sections 355(a) and 368(a)(1)(D) of the Code, (y) as a transaction in which the stock distributed thereby is “qualified property” for purposes of Sections 355(c) and 361(c) of the Code and (z) as a transaction in which EIHCL, Paradigm BV and RAL recognize no income or gain for U.S. federal income Tax purposes pursuant to Sections 355, 361 and 1032 of the Code; (v) the formation of Paradigm Newco, the Paradigm Newco Contribution and the Paradigm CTB Election, taken together, as a reorganization under Section 368(a)(1)(F) of the Code; (vi) the Paradigm Newco Note Distribution and/or the Paradigm Newco Note Repayment, taken together, as a distribution under Section 301(c)(1), immediately after which Paradigm Newco will not have any remaining positive earnings and profits as determined for U.S. federal income tax purposes; and (vii) the Emerson Contributions and the Merger Exchange, taken together, as a transfer governed by Section 351 of the Code.

“Newco Disqualifying Action” means (a) any action (or the failure to take any action) within its control by any member of the Newco Group after the Closing (including entering into

4

any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions), (b) any event (or series of events) after the Closing involving the capital stock of Newco or any assets of any member of the Newco Group or (c) any breach by any member of the Newco Group after the Closing of any representation, warranty or covenant made by it in this Agreement, that, in each case, would negatively affect the Intended Tax Treatment; provided, however, that the term “Newco Disqualifying Action” shall not include any Non-Dilutive Equity Issuance or any action expressly described in or contemplated by any Transaction Document or that is undertaken pursuant to the Pre-Closing Restructuring, the Emerson Contributions or the Merger Exchange.

“Newco Group” means Newco and each of its direct and indirect Subsidiaries immediately after the Closing (including the Emerson Contributed Subsidiaries) and any predecessors or successors thereto, other than those entities comprising the Emerson Group. For the avoidance of doubt, any reference herein to the “members” of the Newco Group shall include Newco.

“Non-Dilutive Equity Issuance” means a sale or other issuance to any Person of any Equity Interests of Newco if, in connection with such sale or issuance, the percentage of the outstanding Equity Interests of Newco held directly or indirectly by Emerson (measured by voting power and value, as determined for purposes of Section 355(e) of the Code) is not reduced, directly or indirectly, on a net basis, taking into account any other transaction or series of transactions effected in connection with such sale or issuance (including, for the avoidance of doubt, any sale or other issuance of Equity Interests of Newco to Emerson or any of its Subsidiaries); provided, that, Emerson and Newco shall cooperate with each other with respect to the sequencing of any transaction or series of transactions effected in connection with such sale or issuance so that Emerson will acquire Equity Interests of Newco simultaneously with, or prior to, the issuance of such Equity Interests of Newco to any Person other than Emerson; and provided, further, that, if such simultaneous or prior issuance to Emerson does not occur, then the sale or other issuance to any such other Person shall not be a “Non-Dilutive Equity Issuance” for purposes of this Agreement.

“OSI” means Open Systems International, Inc., a Delaware corporation.

“Paradigm Group” means Paradigm Newco and Roxar Software and each of their direct and indirect Subsidiaries immediately after the Closing.

“Paradigm SAG” shall mean the “separate affiliated group,” as defined in Section 355(b)(3) of the Code, with respect to Paradigm Newco.

“Person” has the meaning set forth in Section 7701(a)(1) of the Code.

“Post-Closing Period” means any Taxable period beginning after the Closing Date and the post-Closing portion of any Straddle Period.

“Pre-Closing Emerson Combined Group” means any Combined Group for a Pre-Closing Period that includes at least one member of the Emerson Group and at least one Emerson Contributed Subsidiary.

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“Pre-Closing Emerson Combined Tax Return” means any Combined Tax Return for a Pre-Closing Emerson Combined Group.

“Pre-Closing Period” means any Taxable period ending on or before the Closing Date and the pre-Closing portion of any Straddle Period.

“Pre-Closing Restructuring Taxes” means any Taxes incurred with respect to the Pre-Closing Restructuring, including as a result of the failure of the Intended Tax Treatment of any portion of the Pre-Closing Restructuring.

“Separate Tax Return” means any Tax Return filed or required to be filed by, or with respect to, a member of the Emerson Group or a member of the Newco Group that is not a Combined Tax Return.

“Specified Tax Elections” means the Tax elections set forth on Schedule B.

“Straddle Period” means a Taxable period that includes (but does not end on) the Closing Date.

“Tax Advisor” means a law firm or accounting firm of nationally-recognized retained by Emerson to provide the Tax Opinion.

“Tax Attribute” means a net operating loss, net capital loss, unused investment credit, unused foreign tax credit, excess charitable contribution, unused general business credit, alternative minimum tax credit or any other Tax Item that could reduce a Tax liability.

“Tax Item” means any item of income, gain, loss, deduction, credit, recapture of credit or any other item that can increase or decrease Taxes paid or payable.

“Tax Opinion” shall mean the legal opinion delivered to Emerson by the Tax Advisor with respect to certain U.S. federal income Tax consequences of the Pre-Closing Restructuring and the Emerson Contributions.

“Tax Proceeding” means any Tax audit, dispute, examination, contest, litigation, arbitration, action, suit, claim, cause of action, review, inquiry, assessment, hearing, complaint, demand, investigation or proceeding (whether administrative, judicial or contractual).

“Tax Refund” means any Tax refund, or credit in lieu thereof.

“Tax Representation Letters” means the representations provided by Newco and Emerson to the Tax Advisor in connection with the rendering by the Tax Advisor of the Tax Opinion.

“Taxing Authority” means any Governmental Authority (domestic or foreign), including, without limitation, any state, municipality, political subdivision or governmental agency, responsible for the imposition, assessment, administration, collection, enforcement or determination of any Tax.

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“Transfer Taxes” means all U.S. federal, state, local or non-U.S. sales, use, privilege, transfer, documentary, stamp, duties, real estate transfer, controlling interest transfer, recording and similar Taxes and fees (including any penalties, interest or additions thereto).

(b)       Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Due Date	Section 11(a)
Final Allocation	Section 5(b)
OSI Acquisition	Section 9(c)(i)
OSI Acquisition Date	Section 9(c)(i)
OSI Covered Tax Period	Section 9(c)(i)
OSI Pass-Through Tax Contest	Section 9(c)(ii)
OSI Pass-Through Tax Return	Section 9(c)(i)
OSI Sellers	Section 9(c)(iii)
Past Practices	Section 4(e)(i)
Paradigm Software Business	Schedule A-2
Proposed Allocation	Section 5(b)
PTI	Section 5(b)
Roxar Software Business	Schedule A-1
Specified OSI Refunds	Section 9(c)(iii)
Spinco	Section 9(a)(i)
Tax Arbiter	Section 24
Tax Refund Recipient	Section 7(c)

(c)       All capitalized terms used but not defined herein shall have the same meanings as in the Transaction Agreement. Any term used in this Agreement which is not defined in this Agreement or the Transaction Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury Regulations thereunder (as interpreted in administrative pronouncements and judicial decisions) or in comparable provisions of Applicable Law.

Section 2.      Sole Tax Sharing Agreement. Any and all existing Tax sharing agreements or arrangements, written or unwritten, between any member of the Emerson Group, on the one hand, and any Emerson Contributed Subsidiary, on the other hand, if not previously terminated, shall be terminated as of the Closing Date without any further action by the parties thereto. Following the Closing, no member of the Emerson Group or any Emerson Contributed Subsidiary shall have any further rights or liabilities thereunder, and this Agreement shall be the sole Tax sharing agreement between the members of the Emerson Group, on the one hand, and the members of the Newco Group (including the Emerson Contributed Subsidiaries), on the other hand.

Section3.	Liability for Taxes.

(a)       General Liability for Taxes.

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(i)       Emerson Tax Liability. Except as provided in Section 3(c) and Section 3(a)(ii)(A), Emerson shall be liable for all Taxes reported, or required to be reported, on any Pre-Closing Emerson Combined Tax Return;

(ii)       Newco Tax Liability. Except as provided in Section 3(a)(i) and Section 3(c), Newco shall be liable for:

(A)       all Taxes reported, or required to be reported, on any Pre-Closing Emerson Combined Tax Return to the extent any such Pre-Closing Emerson Combined Tax Return includes any Tax Items required to be paid by or with respect to any Emerson Contributed Subsidiary or the Echo Business attributable to any Post-Closing Period, as determined in accordance with Section 3(b);

(B)       all Taxes reported, or required to be reported, on any Emerson Contributed Subsidiary Non-Emerson Group Tax Return; and

(C)       all Taxes attributable to any Emerson Contributed Subsidiary that is not required to be reported on a Tax Return.

(b)       Allocation Conventions. For purposes of Section 3(a):

(i)       The amount of any Tax of any Emerson Contributed Subsidiary with respect to a Straddle Period that is based on or measured by income, sales, use, receipts, or other similar items shall be allocated between the Pre-Closing Period and the Post-Closing Period based on the Closing of the Books Method as of the end of the Closing Date; provided, however, that if Applicable Law does not permit an Emerson Contributed Subsidiary to close its Taxable year on the Closing Date, the Tax attributable to the operations of such Emerson Contributed Subsidiary for any Pre-Closing Period shall be the Tax computed using a hypothetical closing of the books consistent with the Closing of the Books Method (except to the extent otherwise agreed upon by Emerson and Newco).

(ii)       The amount of any Tax of any Emerson Contributed Subsidiary with respect to a Straddle Period other than taxes described in Section 3(b)(i) shall be allocated between the Pre-Closing Period and the Post-Closing Period by multiplying the total amount of such Tax for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on, and including, the Closing Date, and the denominator of which is the number of calendar days in the entire Straddle Period, and allocating the result to the Pre-Closing Period and the remainder of such Tax to the Post-Closing Period.

(iii)       Notwithstanding the provisions of Section 3(b)(i), any Tax Item of an Emerson Contributed Subsidiary arising from a transaction engaged in outside the ordinary course of business on the Closing Date after the Closing shall be allocable to the Post-Closing Period, and any such transaction by or with respect to Newco or any member of the Newco Group occurring after the Closing shall be treated for all Tax purposes (to the extent permitted by Applicable Law) as occurring at the beginning of the

8

day following the Closing Date in accordance with the principles of Treasury Regulations Section 1.1502-76(b) (assuming no election is made under Treasury Regulations Section 1.1502-76(b)(2)(ii) (relating to a ratable allocation of a year’s Tax Items)); provided that, for the avoidance of doubt, the foregoing shall not include any action expressly described in or contemplated by any Transaction Document or that is undertaken pursuant to the Pre-Closing Restructuring, the Emerson Contributions or the Merger Exchange.

(c)       Special Liability Rules. Notwithstanding any other provision in this Section 3, liability for the following Taxes shall be as follows:

(i)       Pre-Closing Restructuring Transfer Taxes. Emerson shall be liable for 100% of Transfer Taxes with respect to the Pre-Closing Restructuring.

(ii)       Pre-Closing Restructuring Taxes. Any liability for Pre-Closing Restructuring Taxes shall be allocated in a manner consistent with Section 10(a)(iii) and Section 10(b)(vi).

(iii)       Taxes Covered by Transaction Documents. Subject to the preceding clauses of this Section 3(c), any liability or other matter relating to Taxes that is specifically addressed in any Transaction Document shall be allocated or governed as provided in such Transaction Document.

Section 4.	Preparation and Filing of Tax Returns.

(a)       Emerson Prepared Tax Returns. Emerson shall prepare and file, or cause to be prepared and filed, all Pre-Closing Emerson Combined Tax Returns. To the extent any Pre-Closing Emerson Combined Tax Return reflects operations of an Emerson Contributed Subsidiary for a Taxable period that includes the Closing Date, Emerson shall include in such Pre-Closing Emerson Combined Tax Return the results of such Emerson Contributed Subsidiary on the basis of the Closing of the Books Method to the extent permitted by Applicable Law.

(b)       Newco Prepared Tax Returns. Newco shall prepare and file, or cause to be prepared and filed, any Emerson Contributed Subsidiary Non-Emerson Group Tax Return and any other Tax Return of any member of the Newco Group that is not a Pre-Closing Emerson Combined Tax Return.

(c)       Provision of Information; Timing. Newco shall maintain all necessary information for Emerson (or any of its Affiliates) to file any Tax Return that Emerson is required or permitted to file under this Section 4, and shall provide to Emerson all such necessary information in accordance with the Emerson Group’s past practice. Emerson shall maintain all necessary information for Newco (or any of its Affiliates) to file any Tax Return that Newco is required or permitted to file under this Section 4, and shall provide Newco with all such necessary information in accordance with the Emerson Group’s past practice.

(d)       Right to Review. The Party responsible for preparing (or causing to be prepared) any Tax Return under this Section 4 shall make such Tax Return and related workpapers available for review by the other Party, if requested, to the extent (i) such Tax Return relates to Taxes for which the requesting Party would be liable under Section 3, or (ii) such Tax Return

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relates to Taxes for which the requesting Party would reasonably be expected to have a claim for a Tax Refund under this Agreement. The Party responsible for preparing (or causing to be prepared) the relevant Tax Return shall (x) use its reasonable best efforts to make such portion of such Tax Return available for review as required under this paragraph sufficiently in advance of the due date for the filing of such Tax Return (taking into account any applicable extensions) to provide the requesting Party with a meaningful opportunity to analyze and comment on such Tax Return and (y) use reasonable best efforts to reflect on such Tax Return any reasonable comments provided by the requesting Party at least twenty (20) Business Days prior to filing, taking into account the Person responsible for payment of the Tax (if any) reported on such Tax Return and whether the amount of Tax liability of the requesting Party with respect to such Tax Return is material. The Parties shall consult and attempt in good faith to resolve any issues arising out of the review of such Tax Return.

(e)       Special Rules Relating to the Preparation of Tax Returns.

(i)       General Rule. Except as provided in this Section 4(e)(i), Newco shall prepare (or cause to be prepared) any Tax Return, with respect to Taxable periods (or portions thereof) ending prior to or on the Closing Date, for which it is responsible under this Section 4 in accordance with past practices, accounting methods, elections or conventions (“Past Practices”) used by the members of the Emerson Group prior to the Closing Date with respect to such Tax Return, to the extent permitted by Applicable Law, and otherwise as reasonably determined by Emerson.

(ii)       Consistency with Intended Tax Treatment. All Tax Returns that include any member of the Emerson Group or any member of the Newco Group shall be prepared in a manner that is consistent with the Intended Tax Treatment, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of Applicable Law).

(iii)       Emerson Contributed Subsidiary Non-Emerson Group Tax Returns. With respect to any Emerson Contributed Subsidiary Non-Emerson Group Tax Return, Newco and the other members of the Newco Group shall include Tax Items in such Tax Return in a manner that is consistent with the inclusion of such Tax Items in any related Tax Return for which Emerson is responsible to the extent liability for such Tax Items is allocated in accordance with this Agreement.

(iv)       Certain Determinations with respect to Pre-Closing Emerson Combined Tax Returns. Emerson shall be entitled in its reasonable discretion (i) to determine whether any Emerson Contributed Subsidiary is required under Applicable Law to be included in any Pre-Closing Emerson Combined Group and (ii) to elect to include any Emerson Contributed Subsidiary in any Pre-Closing Emerson Combined Group if the inclusion of such Emerson Contributed Subsidiary in such Pre-Closing Emerson Combined Tax Return is elective under Applicable Law, except where such an election would be binding on Newco for a Taxable period beginning after the Closing in which case such determination shall be made by Emerson in its reasonable discretion after consultation with Newco. Newco shall cause each Emerson Contributed Subsidiary to execute and file such consents, elections and other documents as may be required by

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Applicable Law or reasonably requested by Emerson in connection with the filing of any Pre-Closing Emerson Combined Tax Return.

(v)       Preparation of Transfer Tax Returns. The Company required under Applicable Law to file any Tax Returns in respect of Transfer Taxes shall prepare and file (or cause to be prepared and filed) such Tax Returns. If required by Applicable Law, Emerson and Newco shall, and shall cause their respective Affiliates to, cooperate in preparing and filing, and join the execution of, any such Tax Returns.

(vi)       If either Party reasonably determines that any member of the Newco Group may be required to file a Combined Tax Return with at least one member of the Emerson Group for a Post-Closing Period, the Parties shall cooperate in good faith to (A) determine whether such member of the Newco Group is required to file such a Combined Tax Return and (B) provide procedures that govern (I) the preparation and filing of such Tax Returns, (II) the allocation of the liability for Taxes reported on or otherwise due in respect of such Tax Returns, (III) the control and participation rights in any Tax Proceedings with respect to such Tax Returns and (IV) other related matters.

(f)       Payment of Taxes. Emerson shall pay (or cause to be paid) to the proper Taxing Authority the Tax shown as due on any Tax Return for which a member of the Emerson Group is responsible for filing under this Section 4, and Newco shall pay (or cause to be paid) to the proper Taxing Authority the Tax shown as due on any Tax Return for which a member of the Newco Group is responsible for filing under this Section 4. If any member of the Emerson Group is required to make a payment to a Taxing Authority for Taxes for which Newco is liable under Section 3, Newco shall pay the amount of such Taxes to Emerson in accordance with Section 10 and Section 11. If any member of the Newco Group is required to make a payment to a Taxing Authority for Taxes for which Emerson is liable under Section 3, Emerson shall pay the amount of such Taxes to Newco in accordance with Section 10 and Section 11.

Section 5.	Apportionment of Earnings and Profits and Tax Attributes.

(a)       Any Tax Attributes arising in a Pre-Closing Period that are subject to allocation among members of a Combined Group shall be allocated among (and the benefits and burdens of such Tax Attributes will inure to) the members of the Emerson Group and the Emerson Contributed Subsidiaries in accordance with the Code, Treasury Regulations, and any Applicable Law, as determined by Emerson in its reasonable discretion.

(b)       Emerson shall in good faith, based on information reasonably available to it, advise Newco in writing, as soon as reasonably practicable after Newco’s reasonable request following the Closing, of Emerson’s estimate of any earnings and profits, previously taxed earnings and profits (within the meaning of Section 959 of the Code (“PTI”)), Tax Attributes, Tax basis, overall foreign loss or other consolidated, combined or unitary attribute to be allocated or apportioned to any Emerson Contributed Subsidiary under Applicable Tax Law (the “Proposed Allocation”). Newco shall have thirty (30) days to review the Proposed Allocation and provide Emerson any comments with respect thereto. If Newco either provides no comments or provides comments to which Emerson agrees in writing, such resulting determination will become final (the “Final Allocation”). If Newco provides comments to the Proposed Allocation

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and Emerson does not agree, the Final Allocation will be determined in accordance with Section 24. All members of the Emerson Group and Newco Group shall prepare all Tax Returns in accordance with the Final Allocation. In the event of any adjustment to the earnings and profits, PTI, Tax Attributes, Tax basis, overall foreign loss or other consolidated, combined or unitary attributes, Emerson shall promptly advise Newco in writing of such adjustment. For the avoidance of doubt, Emerson shall not be liable to any member of the Newco Group for any failure of any determination under this Section 5(b) to be accurate under Applicable Law.

(c)       Except as otherwise provided herein, to the extent that the amount of any earnings and profits, PTI, Tax Attributes, Tax basis, overall foreign loss or other consolidated, combined or unitary attribute allocated to members of the Emerson Group or an Emerson Contributed Subsidiary pursuant to Section 5(b) is later reduced or increased by a Taxing Authority or as a result of a Tax Proceeding, such reduction or increase shall be allocated to the Company to which such earnings and profits, Tax Attributes, Tax basis, overall foreign loss or other consolidated, combined or unitary attribute was allocated pursuant to this Section 5, as agreed by the Parties in good faith.

Section 6.	Utilization of Tax Attributes.

(a)       Amended Returns. Any amended Tax Return or claim for a Tax Refund with respect to any member of the Newco Group may be made only by the Party responsible for preparing the original Tax Return with respect to such member of the Newco Group pursuant to Section 4. If Newco reasonably determines that it is necessary or appropriate to amend a Separate Tax Return of an Emerson Contributed Subsidiary, or desires to claim a Tax Refund with respect to any such Tax Return, Emerson shall cooperate in good faith with Newco to amend such Tax Return or claim such Tax Refund; provided, that such amendment or claim shall be made only if the benefit of amending such Tax Return or claiming such Tax Refund is reasonably expected to materially outweigh the cost of such action, as determined by Emerson in its reasonable discretion; and provided, further, that Newco shall bear the out-of-pocket expenses of such amendment of such Tax Return and/or claim of such Tax Refund.

(b)       No Carryback Election. The Parties hereby agree, except as provided in Section 6(c), (i) not to make or cause to be made any election to claim in any Pre-Closing Emerson Combined Tax Return an Emerson Contributed Subsidiary Carried Item from a Post-Closing Period and (ii) to elect, to the extent permitted by Applicable Law, to forgo the right to carry back any Emerson Contributed Subsidiary Carried Item from a Post-Closing Period to a Pre-Closing Emerson Combined Tax Return.

(c)       Emerson Contributed Subsidiary Carrybacks.

(i)       If Newco reasonably determines that an Emerson Contributed Subsidiary is required by Applicable Law to carry back any Emerson Contributed Subsidiary Carried Item from a Post-Closing Period to a Pre-Closing Emerson Combined Tax Return, it shall notify Emerson in writing of such determination at least sixty (60) days prior to filing the Tax Return on which such carryback will be reflected. Such notification shall include a description in reasonable detail of the basis for any expected Tax Refund and the amount thereof. If Emerson disagrees with such determination, the Parties shall resolve their

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disagreement pursuant to the procedures set forth in Section 24. The Emerson Group shall, at the request of Newco and at Newco’s expense, file or cooperate in good faith in the filing of any amended Tax Returns reflecting such carryback or claims for Tax Refund with respect to such carryback (unless such filing, (x) assuming it is accepted, could reasonably be expected to change the Tax liability of Emerson or any of its Affiliates for any Taxable period or (y) is not reasonably expected to provide a material benefit to Newco, as reasonably determined by Emerson).

(ii)       If an Emerson Contributed Subsidiary Carried Item from a Post-Closing Period is carried back to a Pre-Closing Emerson Combined Tax Return pursuant to Section 6(c)(i), Emerson shall be required to make a payment to the Newco Group in an amount equal to the Tax Refund in respect of such Emerson Contributed Subsidiary Carried Item in accordance with Section 7(c).

(d)       Emerson Contributed Subsidiary Carryforwards. If a portion or all of any Emerson Contributed Subsidiary Carried Item is allocated to a member of a Combined Group pursuant to Section 5, and is carried forward to an Emerson Contributed Subsidiary Non-Emerson Group Tax Return, any Tax benefits arising from such carryforward shall be retained by the Newco Group.

(e)       Unified Loss Rules Election. Emerson shall make a timely and valid election pursuant to Treasury Regulations Section 1.1502-36(d)(6)(i)(A) to reduce the basis of the stock of any Emerson Contributed Subsidiaries to which such election applies, to the extent necessary to prevent any attribute reduction pursuant to Treasury Regulations Section 1.1502-36(d)(6). Emerson shall not make an election pursuant to Treasury Regulations Section 1.1502-36(d)(6)(i)(B) or (C) to reattribute any of the Emerson Contributed Subsidiaries’ tax attributes to Emerson, without the prior written consent of Newco.

Section 7.	Certain Tax Benefits.

(a)       Emerson Tax Refunds. Emerson shall be entitled to any Tax Refunds (including, in the case of any refund received, any interest actually received on or in respect thereof) received by any member of the Emerson Group or any Emerson Contributed Subsidiary, other than any Tax Refunds to which Newco is entitled pursuant to Section 7(b) (or, with respect to any Emerson Contributed Subsidiary Carried Item, Section 6). Newco shall not be entitled to any Tax Refunds received by any member of the Emerson Group or any Emerson Contributed Subsidiary, except as set forth in Section 7(b) (or, with respect to any Emerson Contributed Subsidiary Carried Item, Section 6).

(b)       Newco Tax Refunds. Newco shall be entitled to any Tax Refunds (including, in the case of any refund received, any interest actually received on or in respect thereof) received by any member of the Emerson Group or any member of the Newco Group after the Closing Date (i) with respect to any Tax for which a member of the Newco Group is liable under this Agreement (including, for the avoidance of doubt, any amounts allocated to Newco pursuant to Section 3(c)(ii)) or (ii) resulting from an Emerson Contributed Subsidiary Carried Item to the extent provided in Section 6.

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(c)       Payments in Respect of Tax Refunds. A Company receiving (or realizing) a Tax Refund to which another Company is entitled hereunder (a “Tax Refund Recipient”) shall pay over the amount of such Tax Refund (including interest received from the relevant Taxing Authority, but net of any Taxes imposed with respect to such Tax Refund and any other reasonable costs associated therewith) within thirty (30) days of receipt thereof (or from the due date for payment of any Tax reduced thereby); provided, however, that the other Company, upon the request of such Tax Refund Recipient, shall repay the amount paid to the other Company (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) to the extent that, as a result of a subsequent Final Determination, a Tax Refund that gave rise to such payment is subsequently disallowed or required to be repaid to the relevant Taxing Authority.

(d)       Corresponding Tax Benefits. Without duplication of Section 10(d), if any adjustment with respect to Taxes for which one Party is responsible under this Agreement makes allowable to the other Party any reduction in Taxes payable by the other Party or any other Tax benefit to such other Party which would not, but for such adjustment, be allowable, then the other Party (i) shall use commercially reasonable efforts to actually realize such Tax reduction or other Tax benefit, and (ii) shall pay over to the first Party such Tax reduction or other Tax benefit as and when actually realized, determined on a “with and without” basis, at the time the Tax Return which reflects such Tax reduction or other Tax benefit is filed.

Section 8.      Certain Tax Elections. With respect to any Tax election (x) which, if made, would bind one or more members of the Emerson Group, on the one hand, and one or more members of the Newco Group, on the other hand, including the Specified Tax Elections, or (y) if made by one or more members of one Group would be effective only if the same election is made by one or more members of the other Group, Emerson shall be entitled in its reasonable discretion, after consultation with Newco, to determine whether the Emerson Group or the Newco Group shall make such Tax election, and no member of the Newco Group shall make any such Tax election without the prior written consent of Emerson (which may be granted or withheld in the reasonable discretion of Emerson, after consultation with Newco). If Emerson determines that such any such Tax election shall be made, or agrees to make such election, in each case in accordance with this Section 8, Newco and Emerson shall, and shall cause the members of the Newco Group and the Emerson Group, as appropriate, to cooperate in making such election.

Section 9.	Certain Representations and Covenants.

(a)       Representations.

(i)       Newco and each other member of the Newco Group represents that as of the date hereof, and covenants that as of the Closing Date, except as contemplated by the Transaction Documents, there is no plan or intention:

(A)       unless the Pre-Closing Restructuring has been amended to exclude the Roxar AS Conversion and the Aegir Conversion, to contribute or otherwise transfer any equity interests in Roxar Software or Roxar Services to an entity treated as corporation for U.S. federal income tax purposes;

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(B)       to liquidate Roxar Software or Paradigm Newco (together, the “Spincos” and each a “Spinco”) or to merge or consolidate any member of the Paradigm Group with any other Person subsequent to the Closing, unless, in the case of a merger or consolidation, such Spinco is the survivor of the merger, consolidation or amalgamation;

(C)       to sell, transfer or otherwise dispose of, directly or indirectly, any material asset of any member of the Paradigm Group to a Person other than a member of the Paradigm SAG subsequent to the Closing, except (A) dispositions in the ordinary course of business, (B) any cash paid to acquire assets in arm’s length transactions, (C) transactions that are disregarded for U.S. federal income Tax purposes, and (D) mandatory or optional repayment or prepayment of indebtedness;

(D)       to take or fail to take any action in a manner that is inconsistent with any representations furnished by Newco to the Tax Advisor in the Tax Representation Letters;

(E)       to repurchase stock of either of the Spincos;

(F)       to enter into any negotiations, agreements, or arrangements with respect to transactions or events (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the Distributions) that could reasonably be expected to cause the Distributions to be treated as part of a plan (within the meaning of Section 355(e) of the Code) pursuant to which one or more Persons acquire directly or indirectly stock of the Spincos representing a 50% or greater interest (within the meaning of Section 355(d)(4) of the Code) in either Spinco; provided, that the Parties agree, for the avoidance of doubt, that a Non-Dilutive Equity Issuance is not such a transaction or event; or

(G)       to cease to continue the active conduct of any Active Trade or Business, or to substantially reduce the business activity of any Active Trade or Business.

(b)       Covenants.

(i)       Neither Emerson nor Newco shall, nor shall permit any other member of the Emerson Group or the Newco Group to, take or fail to take any action that constitutes an Emerson Disqualifying Action or a Newco Disqualifying Action, as applicable.

(ii)       Neither Emerson nor Newco shall, nor shall permit any other member of the Emerson Group or the Newco Group to, take or fail to take any action that is inconsistent with any representations furnished by Emerson or Newco to the Tax Advisor in the Tax Representation Letters.

(iii)       During the two-year period following the Closing Date:

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(A)       each Spinco shall (x) maintain its status as a company engaged in the applicable Active Trade or Business for purposes of Section 355(b)(2) of the Code, (y) not engage in any transaction that would result in it ceasing to be a company engaged in the applicable Active Trade or Business for purposes of Section 355(b)(2) of the Code, taking into account Section 355(b)(3) of the Code for purposes of each of clauses (x) and (y) hereof, and (z) not dispose of or permit a member of the Paradigm Group to dispose of, directly or indirectly, any interest in a member of the Paradigm Group or permit any such member of the Paradigm Group to make or revoke any election under Treasury Regulation Section 301.7701-3; provided, that this clause (z) shall not prohibit an election under Treasury Regulation Section 301.7701-3 to treat a member of the Paradigm Group as a disregarded entity or partnership for U.S. federal income Tax purposes, to the extent such entity is wholly owned by one or more members of the Paradigm Group;

(B)       neither Spinco shall repurchase any of its Equity Interests;

(C)       neither Spinco shall, or shall agree to, merge, consolidate or amalgamate with any other Person, unless, in the case of a merger or consolidation, such Spinco is the survivor of the merger, consolidation or amalgamation;

(D)       Newco shall not cease to own, indirectly, 100% of the Equity Interests in either Spinco;

(E)       Newco shall not, and shall not permit any other member of the Newco Group to, or to agree to, sell or otherwise issue to any Person, any Equity Interests of Newco; provided, however, that Newco may issue Equity Interests to the extent such issuances (I) satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury Regulations Section 1.355-7(d) or (II) constitute a Non-Dilutive Equity Issuance;

(F)       Newco shall not, and shall not permit any other member of the Newco Group to (I) solicit any Person to make a tender offer for, or otherwise acquire or sell, the Equity Interests of Newco, (II) participate in or support any unsolicited tender offer for, or other acquisition, issuance or disposition of, the Equity Interests of Newco or (III) approve or otherwise permit any proposed business combination or any transaction which, in the case of clauses (I) or (II), individually or in the aggregate, together with any transaction occurring within the four-year period beginning on the date which is two years before the Closing Date and any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Distributions, could result in one or more Persons acquiring (except for acquisitions that otherwise satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation

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Section 1.355-7(d)) directly or indirectly any stock in either Spinco (or any successor thereto); provided, that the Parties agree, for the avoidance of doubt, that a Non-Dilutive Equity Issuance shall not be prohibited by this Section 9(b)(iii)(F); provided further that any clarification of, or change in, the statute or regulations promulgated under Section 355(e) of the Code that has effect retroactive to a Taxable period that includes the Closing Date shall be incorporated in the restrictions in this clause (iv) and the interpretation thereof;

(G)       Newco shall not, and shall not permit any other member of the Newco Group to, amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of the Equity Interests of Newco or either Spinco (including, without limitation, through the conversion of one class of Equity Interests of Newco or either Spinco into another class of Equity Interests of Newco or such Spinco); and

(H)       unless the Pre-Closing Restructuring has been amended to exclude the Roxar AS Conversion and the Aegir Conversion, Newco shall not, and shall not permit any member of the Newco Group to, contribute or otherwise transfer any equity interests in Roxar Software or Roxar Services to an entity treated as corporation for U.S. federal income Tax purposes.

(iv)       Neither Emerson nor Newco shall take or fail to take, or permit any other member of the Emerson Group or the Newco Group, respectively, to take or fail to take, any action which prevents or could reasonably be expected to result in Tax treatment that is inconsistent with the Intended Tax Treatment; provided that, with respect to Emerson and the Emerson Group, this covenant shall apply only with respect to clause (vii) of the definition of “Intended Tax Treatment”.

(v)       Without the prior written consent of Emerson (not to be unreasonably withheld, conditioned or delayed), before October 1, 2022, Newco will not, directly or indirectly, cause or permit (A) the sale, exchange, transfer or other disposition of the shares of Paradigm Newco, Roxar Software or Roxar Services by the regarded owner (for U.S. federal income tax purposes) thereof as of the Closing Date, or (B) Paradigm Newco, Roxar Software or Roxar Services to engage in any merger, liquidation, reorganization or similar transaction, unless, in each case, such action does not constitute a triggering event pursuant to Treasury Regulations Section 1.367(a)-8(k), as reasonably determined by Emerson, after notice by and consultation with Newco at least 30 days prior to the taking by Newco of any such action; provided, that the Parties shall reasonably cooperate to file any new gain recognition agreement to the extent necessary to cause any such action to qualify as a triggering event exception pursuant to Treasury Regulations Section 1.367(a)-8(k).

(c)       Certain Newco Covenants with respect to OSI.

(i)       Newco will not cause or permit OSI or any of its Subsidiaries or any Affiliate of Newco to (i) file or amend or otherwise modify any Tax Return of OSI or its

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Subsidiaries if (A) OSI or such Subsidiary was treated as an S corporation or disregarded entity for purposes of such Tax Return on or prior to October 1, 2020 (the “OSI Acquisition” and such date, the “OSI Acquisition Date”) and (B) the results of operations reflected on such Tax Return would also be reflected on a Tax Return of any owner of OSI prior to the OSI Acquisition, that relates in whole or in part to any taxable period (or portion thereof) beginning prior to the OSI Acquisition Date (such taxable period, an “OSI Covered Tax Period,” and such Tax Return, an “OSI Pass-Through Tax Return”), (ii) make or change any U.S. federal or state election or accounting method or practice with respect to any OSI Pass-Through Tax Return, or that has retroactive effect to, any OSI Covered Tax Period, (iii) voluntarily approach any Tax authority with respect to any OSI Pass-Through Tax Return attributable to an OSI Covered Tax Period or (iv) extend or waive the statute of limitations or other period for the assessment of any Tax with respect to any OSI Pass-Through Tax Return with respect to any OSI Covered Tax Period in each case, without the prior written consent of Emerson;

(ii)       Newco shall promptly notify Emerson in writing upon receipt by Newco, any member of the Newco Group or any of Newco’s Affiliates of notice of any pending or threatened U.S. federal, state, local or foreign Tax audits, examinations or assessments relating to any OSI Pass-Through Tax Return for any OSI Covered Tax Period (an “OSI Pass-Through Tax Contest”). OSI’s sellers’ representative (whom Emerson shall identify to Newco) shall have the sole right to represent the interests of OSI or its Subsidiaries in any OSI Pass-Through Tax Contest, and to employ counsel of its choice at its expense.

(iii)       Newco shall pay or cause to be paid to, or as directed by and on behalf of, Emerson the amount of any refund set forth on Schedule C (the “Specified OSI Refunds”) received by Newco or any of the Newco Group members promptly following receipt thereof; provided, that, prior to the payment of any Specified OSI Refund by Newco to Emerson, (i) Newco shall inform Emerson of the receipt of any Specified OSI Refund and (ii) Emerson shall certify to Newco that (x) Emerson is obligated to pay the entire amount of such Specified OSI Refund to certain persons that Emerson shall therein specify (the “OSI Sellers”), and (y) unless Emerson has directed Newco to pay such Specified OSI Refund on behalf of Emerson to the OSI Sellers, Emerson shall, promptly following its receipt of the payment of the amount of such Specified OSI Refund from Newco, so pay the entire amount of such Specified OSI Refund to the OSI Sellers. Newco shall cause the applicable Emerson Contributed Subsidiary to request a refund (rather than a credit in lieu of a refund) with respect to all Specified OSI Refunds.

(d)       Newco Covenants Exceptions. Notwithstanding the provisions of Section 9(b), Newco and the other members of the Newco Group may:

(i)       pay cash to acquire assets in arm’s length transactions, engage in transactions that are disregarded for U.S. federal Tax purposes, and make mandatory or optional repayments or prepayments of indebtedness; or

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(ii)       take any action that would reasonably be expected to be inconsistent with the covenants contained in Section 9(b), if either: (A) Newco notifies Emerson of its proposal to take such action and Newco and Emerson obtain a ruling from the IRS to the effect that such action will not affect the Intended Tax Treatment, provided that Newco agrees in writing to bear any expenses associated with obtaining such a ruling and, provided further that the Newco Group shall not be relieved of any liability under Section 10(a) of this Agreement by reason of seeking or having obtained such a ruling; or (B) Newco notifies Emerson of its proposal to take such action and obtains an unqualified opinion of counsel (I) from a Tax advisor recognized as an expert in U.S. federal income Tax matters and reasonably acceptable to Emerson, (II) on which Emerson may rely and (III) to the effect that, assuming the Pre-Closing Restructuring, the Emerson Contributions and the Merger Exchange otherwise (without taking into account the action contemplated by this paragraph) qualify for the Intended Tax Treatment, such action “will” not affect the Intended Tax Treatment, provided that the Newco Group shall not be relieved of any liability under Section 10(a) of this Agreement by reason of having obtained such an opinion.

Section 10.	Indemnities.

(a)       Newco Indemnity to Emerson. Newco and each other member of the Newco Group shall jointly and severally indemnify Emerson and the other members of the Emerson Group against, and hold them harmless, without duplication, from:

(i)       any Tax liability for which Newco is liable pursuant to Section 3;

(ii)       any Tax liability attributable to a breach, after the Closing, by Newco or any other member of the Newco Group of any representation, covenant or provision contained in this Agreement (including, for the avoidance of doubt, any Taxes resulting from any breach for which the conditions set forth in Section 9(c) are satisfied);

(iii)       any Pre-Closing Restructuring Taxes attributable to a Newco Disqualifying Action (including, for the avoidance of doubt, any Taxes resulting from any action for which the conditions set forth in Section 9(d)(ii) are satisfied); and

(iv)       all liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys’ fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in clauses (i), (ii) or (iii), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage.

(b)       Emerson Indemnity to Newco. Emerson and each other member of the Emerson Group will jointly and severally indemnify Newco and the other members of the Newco Group against, and hold them harmless, without duplication, from:

(i)       any Tax liability for which Emerson is liable pursuant to Section 3;

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(ii)       any Taxes imposed on any member of the Newco Group under Treasury Regulations Section 1.1502-6 (or similar or analogous provision of state, local or foreign law) as a result of any Emerson Contributed Subsidiary being or having been a member of a Combined Group on or before the Closing Date;

(iii)       any Taxes imposed on any member of the Newco Group under any provision of state, local or foreign law similar or analogous to Treasury Regulations Section 1.1502-6 as a result of such member being or having been a member of a Combined Group with any member of the Emerson Group on or after the Closing Date;

(iv)       all amounts required to be paid by any Emerson Contributed Subsidiary under any Tax Sharing Agreement to which such Emerson Contributed Subsidiary is or was a party or is or was otherwise subject on or prior to the Closing Date;

(v)       any Tax liability attributable to a breach, after the Closing, by Emerson or any other member of the Emerson Group of any representation in this Agreement or any covenant or provision contained in this Agreement or the Transaction Agreement;

(vi)       any Pre-Closing Restructuring Taxes, other than any Pre-Closing Restructuring Taxes for which Newco and each other member of the Newco Group are obligated to indemnify Emerson and the members of the Emerson Group under Section 10(a)(iii); and

(vii)       all liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys’ fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in clauses (i) through (vi), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage.

(c)       Discharge of Indemnity. Newco, Emerson and the members of their respective Groups shall discharge their obligations under Section 10(a) or Section 10(b) hereof, respectively, by paying the relevant amount in accordance with Section 11, within thirty (30) Business Days of demand therefor or, to the extent such amount is required to be paid to a Taxing Authority prior to the expiration of such thirty (30) Business Days, at least ten (10) Business Days prior to the date by which the demanding party is required to pay the related Tax liability. Any such demand shall include a statement showing the amount due under Section 10(a) or Section 10(b), as the case may be. Notwithstanding the foregoing, if any member of the Newco Group or any member of the Emerson Group disputes in good faith the fact or the amount of its obligation under Section 10(a) or Section 10(b), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 24 hereof; provided, however, that any amount not paid within thirty (30) Business Days of demand therefor shall bear interest as provided in Section 11.

(d)       Corresponding Tax Benefits. If an indemnification obligation of any member of the Emerson Group or any member of the Newco Group, as the case may be, under this Section 10 arises in respect of an adjustment that makes allowable to an Indemnitee any reduction in

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Taxes payable by the Indemnitee or other Tax benefit which would not, but for such adjustment, be allowable, then any such indemnification obligation shall be an amount equal to (i) the amount otherwise due but for this Section 10(d), minus (ii) the reduction in actual cash Taxes payable by the Indemnitee in the Taxable year in which such indemnification obligation arises, determined on a “with and without” basis.

Section 11.	Payments.

(a)       Timing. All payments to be made under this Agreement (excluding, for the avoidance of doubt, any payments to a Taxing Authority described herein) shall be made in immediately available funds. Except as otherwise provided, all such payments will be due thirty (30) Business Days after the receipt of notice of such payment or, where no notice is required, thirty (30) Business Days after the fixing of liability or the resolution of a dispute (the “Due Date”). Payments shall be deemed made when received. Any payment that is not made on or before the Due Date shall bear interest at the rate equal to the “prime” rate as published on such Due Date in the Wall Street Journal, Eastern Edition, for the period from and including the date immediately following the Due Date through and including the date of payment. With respect to any payment required to be made under this Agreement, Emerson has the right to designate, by written notice to Newco, which member of the Emerson Group will make or receive such payment.

(b)       No Duplicative Payment. It is intended that the provisions of this Agreement shall not result in a duplicative payment of any amount required to be paid under the Transaction Agreement or any other Transaction Document, and this Agreement shall be construed accordingly.

Section 12.      Guarantees. Emerson and Newco, as the case may be, each hereby guarantees and agrees to otherwise perform the obligations of each other member of the Emerson Group or the Newco Group, respectively, under this Agreement.

Section 13.	Communication and Cooperation.

(a)       Consult and Cooperate. Emerson and Newco shall consult and cooperate (and shall cause each other member of their respective Groups to consult and cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation:

(i)       the retention, and provision on reasonable request, of any and all information including all books, records, documentation or other information pertaining to Tax matters relating to the Newco Group (or, in the case of any Tax Return of the Emerson Group, the portion of such return that relates to Taxes for which the Newco Group may be liable or earnings and profits, PTI, Tax Attributes, Tax basis, overall foreign loss or other consolidated, combined or unitary attribute that may be allocated to a member of the Newco Group, in each case pursuant to this Agreement), any necessary explanations of information, and access to personnel, until one year after the expiration of the applicable statute of limitation (giving effect to any extension, waiver or mitigation thereof);

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(ii)       the execution of any document that may be necessary (including to give effect to Section 14) or helpful in connection with any required Tax Return or in connection with any audit, proceeding, suit or action; and

(iii)       the use of the parties’ commercially reasonable efforts to obtain any documentation from a Governmental Authority or a third party that may be necessary or helpful in connection with the foregoing.

(b)       Provide Information. Except as set forth in Section 14, Emerson and Newco shall keep each other reasonably informed with respect to any material development relating to the matters subject to this Agreement.

(c)       Tax Attribute Matters. Emerson and Newco shall promptly advise each other with respect to any proposed Tax adjustments that are the subject of an audit or investigation, or are the subject of any proceeding or litigation, and that may affect any Tax liability or any Tax Attribute (including, but not limited to, basis in an asset or the amount of earnings and profits) of any member of the Newco Group or any member of the Emerson Group, respectively.

(d)       Confidentiality and Privileged Information. Any information or documents provided under this Agreement shall be kept confidential by the party receiving the information or documents, except as may otherwise be necessary in connection with the filing of required Tax Returns or in connection with any audit, proceeding, suit or action. Without limiting the foregoing (and notwithstanding any other provision of this Agreement or any other agreement), (i) no member of the Emerson Group or Newco Group, respectively, shall be required to provide any member of the Newco Group or Emerson Group, respectively, or any other Person access to or copies of any information or procedures other than information or procedures that relate to Newco, the business or assets of any member of the Newco Group, or matters for which Newco or Emerson Group, respectively, has an obligation to indemnify under this Agreement, and (ii) in no event shall any member of the Emerson Group or the Newco Group, respectively, be required to provide any member of the Newco Group or Emerson Group, respectively, or any other Person access to or copies of any information if such action could reasonably be expected to result in the waiver of any privilege. Notwithstanding the foregoing, in the event that Emerson or Newco, respectively, determines that the provision of any information to any member of the Newco Group or Emerson Group, respectively, could be commercially detrimental or violate any law or agreement to which Emerson or Newco, respectively, is bound, Emerson or Newco, respectively, shall not be required to comply with the foregoing terms of this Section 13(d) except to the extent that it is able, using commercially reasonable efforts, to do so while avoiding such harm or consequence (and shall promptly provide notice to Emerson or Newco, to the extent such access to or copies of any information is provided to a Person other than a member of the Emerson Group or Newco Group (as applicable)).

Section 14.	Audits and Contests.

(a)       Notice. Each of Emerson or Newco shall promptly notify the other in writing upon the receipt of any notice of Tax Proceeding from the relevant Taxing Authority or upon becoming aware of an actual or potential Tax Proceeding by a Taxing Authority that may affect the liability of any member of the Newco Group or the Emerson Group, respectively, for Taxes

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under Applicable Law or this Agreement; provided, that a Party’s right to indemnification under this Agreement shall not be limited in any way by a failure to so notify, except to the extent that the indemnifying Party is prejudiced by such failure.

(b)       Emerson Control. Notwithstanding anything in this Agreement to the contrary, Emerson shall have the right to control all matters relating to any Tax Proceeding relating to any Pre-Closing Emerson Combined Tax Return. Emerson shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any Tax Proceeding described in the preceding sentence; provided, however, that to the extent that any Tax Proceeding is reasonably likely to (A) give rise to an indemnity obligation of Newco under Section 10 hereof or (B) affect the allocation of earnings and profits, PTI, Tax Attributes, Tax basis, overall foreign loss or other consolidated, combined or unitary attribute that may be allocated to a member of the Newco Group pursuant to Section 5 hereof, (i) Emerson shall keep Newco informed of all material developments and events relating to any such Tax Proceeding described in this proviso, and (ii) other than with respect to any Tax Proceeding relating to any Pre-Closing Emerson Combined Tax Return, at its own cost and expense, Newco shall have the right to participate in (but not to control) the defense of any such Tax Proceeding.

(c)       Newco Control. Newco shall have the right to control all matters relating to any Tax Proceeding relating to any Emerson Contributed Subsidiary Non-Emerson Group Tax Return and any Tax attributable to any Emerson Contributed Subsidiary that is not required to be reported on a Tax Return, other than any Tax Proceeding relating to Pre-Closing Restructuring Taxes. Newco shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any Tax Proceeding described in the preceding sentence; provided, however, that to the extent that any such Tax Proceeding is reasonably likely to give rise to an indemnity obligation of Emerson under Section 10 hereof, (i) Newco shall keep Emerson informed of all material developments and events relating to any such Tax Proceeding described in this proviso, (ii) at its own cost and expense, Emerson shall have the right to participate in (but not to control) the defense of any such Tax Proceeding, and (iii) Newco shall not settle or compromise any such contest without Emerson’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

(d)       Pre-Closing Restructuring Taxes. Emerson shall have the right to control any Tax Proceeding relating to Pre-Closing Restructuring Taxes; provided, that Emerson shall keep Newco fully informed of all material developments and, other than with respect to any Tax Proceeding relating to any Pre-Closing Emerson Combined Return (which shall be governed by Section 14(b)), shall permit Newco, at its own cost and expense, a reasonable opportunity to participate in the defense of the matter.

Section 15.      Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission, email transmission, or mail, to the following addresses:

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if to Emerson or the Emerson Group, to:

Emerson Electric Co. [●] Attention: [●] Email: [●] with a copy (which shall not constitute notice) to: Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017
Attention:	Michael Mollerus
Email:	michael.mollerus@davispolk.com

if to Newco or the Newco Group, to:

Aspen Technology, Inc. [●] Attention: [●] Email: [●] with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP 500 Boylston Street Boston, Massachusetts 02116
Attention:	Graham Robinson
Moshe Spinowitz
Chadé Severin
E-mail:	graham.robinson@skadden.com
moshe.spinowitz@skadden.com
chade.severin@skadden.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 16.      Costs and Expenses. The Party that prepares any Tax Return shall bear the costs and expenses incurred in the preparation of such Tax Return. Except as expressly set forth in this Agreement or the Transaction Agreement, (i) each Party shall bear the costs and expenses incurred pursuant to this Agreement to the extent the costs and expenses are directly allocable to a liability or obligation allocated to such Party and (ii) to the extent a cost or expense is not directly allocable to a liability or obligation, it shall be borne by the Party incurring such cost or expense. For purposes of this Agreement, costs and expenses shall include, but not be limited to,

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reasonable attorneys’ fees, accountants’ fees and other related professional fees and disbursements.

Section 17.      Effectiveness; Termination and Survival. Except as expressly set forth in this Agreement, as between Emerson and Newco, this Agreement shall become effective upon the consummation of the Closing. All rights and obligations arising hereunder shall survive until they are fully effectuated or performed; provided that, notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for one year after the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof) and, with respect to any claim hereunder initiated prior to the end of such period, until such claim has been satisfied or otherwise resolved.

Section 18.      Specific Performance. Each Party to this Agreement acknowledges and agrees that damages for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and irreparable harm would occur. In recognition of this fact, each Party agrees that, if there is a breach or threatened breach, in addition to any damages, the other nonbreaching Party to this Agreement, without posting any bond, shall be entitled to seek and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, attachment, or any other equitable remedy which may then be available to obligate the breaching Party (i) to perform its obligations under this Agreement or (ii) if the breaching Party is unable, for whatever reason, to perform those obligations, to take any other actions as are necessary, advisable or appropriate to give the other Party to this Agreement the economic effect which comes as close as possible to the performance of those obligations (including transferring, or granting liens on, the assets of the breaching party to secure the performance by the breaching party of those obligations).

Section 19.	Construction. In this Agreement, unless the context clearly indicates otherwise:

(a)       words used in the singular include the plural and words used in the plural include the singular;

(b)       references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(c)       except as otherwise clearly indicated, reference to any gender includes the other gender;

(d)       the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e)       reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(f)       the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

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(g)       reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h)       reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(i)       relative to the determination of any period of time, “from” means “from and including,” “to” means “to and including” and “through” means “through and including”;

(j)       the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(k)       unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the United States; and

(l)       any capitalized term used in an Exhibit or Schedule but not otherwise defined therein shall have the meaning set forth in this Agreement.

Section 20.	Entire Agreement; Amendments and Waivers.

(a)       Entire Agreement.

(i)       This Agreement and the other Transaction Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the other Transaction Documents has been made or relied upon by any party hereto or any member of their Group with respect to the transactions contemplated by the Transaction Documents. This Agreement is an “Ancillary Agreement” as such term is defined in the Transaction Agreement and shall be interpreted in accordance with the terms of the Transaction Agreement in all respects, provided that in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Transaction Agreement, the terms of this Agreement shall control in all respects.

(ii)       THE PARTIES ACKNOWLEDGE AND AGREE THAT NO REPRESENTATION, WARRANTY, PROMISE, INDUCEMENT, UNDERSTANDING, COVENANT OR AGREEMENT HAS BEEN MADE OR RELIED UPON BY ANY PARTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE OTHER TRANSACTION DOCUMENTS. WITHOUT LIMITING THE GENERALITY OF THE DISCLAIMER SET FORTH IN THE PRECEDING SENTENCE, NEITHER EMERSON NOR ANY OF ITS AFFILIATES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES IN ANY PRESENTATION OR WRITTEN INFORMATION RELATING TO THE EMERSON

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BUSINESS GIVEN OR TO BE GIVEN IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR IN ANY FILING MADE OR TO BE MADE BY OR ON BEHALF OF EMERSON OR ANY OF ITS AFFILIATES WITH ANY GOVERNMENTAL AUTHORITY, AND NO STATEMENT MADE IN ANY SUCH PRESENTATION OR WRITTEN MATERIALS, MADE IN ANY SUCH FILING OR CONTAINED IN ANY SUCH OTHER INFORMATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE. NEWCO ACKNOWLEDGES THAT EMERSON HAS INFORMED IT THAT NO PERSON HAS BEEN AUTHORIZED BY EMERSON OR ANY OF ITS AFFILIATES TO MAKE ANY REPRESENTATION OR WARRANTY IN RESPECT OF THE ECHO BUSINESS OR IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS, UNLESS IN WRITING AND CONTAINED IN THIS AGREEMENT OR IN ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH THEY ARE A PARTY.

(b)       Amendments and Waivers.

(i)       Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of Emerson and Newco, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(ii)       No failure or delay by any Party (or the applicable member of such Party’s Group) in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 21.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 22.      Jurisdiction. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any federal or state court sitting in the State of Delaware and any federal or state appellate court therefrom), and each of the Parties hereto hereby irrevocably consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party

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agrees that service of process on such Party as provided in Section 15 shall be deemed effective service of process on such Party.

Section 23.      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 24.      Dispute Resolution. In the event of any dispute relating to this Agreement, the Parties shall work together in good faith to resolve such dispute within thirty (30) days. In the event that such dispute is not resolved, upon written notice by a Party after such thirty (30)-day period, the matter shall be referred to a U.S. Tax counsel or other Tax advisor of recognized national standing (the “Tax Arbiter”) that will be jointly chosen by Emerson and Newco; provided, however, that, if Emerson and Newco do not agree on the selection of the Tax Arbiter after five (5) days of good faith negotiation, the Tax Arbiter shall consist of a panel of three U.S. Tax counsel or other Tax advisor of recognized national standing with one member chosen by Emerson, one member chosen by Newco, and a third member chosen by mutual agreement of the other members within the following ten (10)-day period. Each decision of a panel Tax Arbiter shall be made by majority vote of the members. The Tax Arbiter may, in its discretion, obtain the services of any third party necessary to assist it in resolving the dispute. The Tax Arbiter shall furnish written notice to the Parties to the dispute of its resolution of the dispute as soon as practicable, but in any event no later than ninety (90) days after acceptance of the matter for resolution. Any such resolution by the Tax Arbiter shall be binding on the Parties, and the Parties shall take, or cause to be taken, any action necessary to implement such resolution. All fees and expenses of the Tax Arbiter shall be shared equally by the Parties to the dispute.

Section 25.      Counterparts; Effectiveness; Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except for Section 13(d) and the indemnification and release provisions of Section 10, neither this Agreement nor any provision hereof is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and permitted assigns.

Section 26.      Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that neither Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party hereto. If any Party or any of its successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of such Party shall assume all of the obligations of such Party under the Transaction Documents.

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Section 27.      Authorization. Each of Emerson and Newco hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, on its behalf and on behalf of each member of its Group, that this Agreement has been duly authorized by all necessary corporate action on the part of such Party and each member of its Group, that this Agreement constitutes a legal, valid and binding obligation of each such Party and each member of its Group, and that the execution, delivery and performance of this Agreement by such Party and each member of its Group does not contravene or conflict with any provision or law or of its charter or bylaws or any agreement, instrument or order binding on such Party or member of its Group.

Section 28.      Change in Tax Law. Any reference to a provision of the Code, Treasury Regulations or any other Applicable Law shall include a reference to any applicable successor provision of the Code, Treasury Regulations or other Applicable Law.

Section 29.      Performance. Each party shall cause to be performed all actions, agreements and obligations set forth herein to be performed by any member of such party’s Group.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first written above.

EMERSON ELECTRIC CO., on its own behalf and on behalf of the members of the Emerson Group

By:
Name:
Title:

ASPEN TECHNOLOGY, INC. (formerly known as Emersub CX, Inc.) on its own behalf and on behalf of the members of the Newco Group

By:
Name:
Title:

[SIGNATURE PAGE TO THE TAX MATTERS AGREEMENT]

CONFIDENTIAL	EXHIBIT D

[FORM OF] TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), is dated as of [_______] (the “Effective Date”), by and between Emerson Electric Co., a Missouri corporation (together with its Affiliates, “Emerson”), and Emersub CX, Inc., a Delaware corporation (“Newco”). Each of Emerson and Newco are referred to as a “Party,” and collectively, as the “Parties.”

PRELIMINARY STATEMENT

WHEREAS, the Parties, Aspen Technology, Inc., EMR Worldwide Inc. and Emersub CXI, Inc. have entered into a Transaction Agreement and Plan of Merger, dated as of October 10, 2021 (as amended from time to time, the “Transaction Agreement”);

WHEREAS, capitalized terms used herein but not defined shall have the meanings ascribed to them in the Transaction Agreement; and

WHEREAS, pursuant to the Transaction Agreement, Emerson and Newco have agreed to enter into this Agreement on the Closing Date in order to provide for the provision of certain transitional services in connection with the contribution of the Echo Business by Emerson to Newco, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, conditions, and agreements hereinafter expressed, the Parties agree as follows:

1.	Services to be Provided.

(a)	During the Transition Period (as defined below) (or such shorter periods as may be specified in Schedule [A-1] and Schedule [A-2][1], respectively, attached to this Agreement and incorporated herein (each, a “TSA Schedule” and together, the “TSA Schedules”) with respect to any Services), Emerson shall provide (or cause to be provided by an Affiliate or a third-party provider (each, a “Subcontractor”)) to Newco the services described on Schedule [A-1] and Schedule [A-2] (collectively, and together with the Emerson Facility Services (as defined below), the “Services”); provided, however, that, without Newco’s prior written consent, not to be unreasonably withheld, conditioned or delayed, Emerson shall not cause a third-party Subcontractor to provide any Service if doing so would result in an increase in the aggregate Service Charges and out-of-pocket costs for such Service of more than ten percent (10%) compared to the Service Charges and out-of-pocket costs applicable to such Service as set forth in the applicable TSA Schedule; provided, further, that Emerson shall remain ultimately responsible for ensuring that the obligations set forth in this Agreement are satisfied with respect to any Service provided by any Subcontractor. The Services shall only be made available for, and Newco shall only be entitled to utilize the Services for, the benefit of the

1 Note to Draft: Prior to the Closing, Emerson and Aspen shall cooperate in good faith to finalize the TSA Schedules reflecting Service Charges generally reflecting Emerson’s actual costs and the exhibits to the Transition Services Agreement as soon as reasonably practicable after the signing of the Transaction Agreement.

operation of the Echo Business and natural extensions or evolutions thereof. Services will not be provided in any location or jurisdiction to the extent the provision of any or all of the Services to an unrelated legal entity or business is illegal; provided, however, that in any such event, Emerson as promptly as commercially practicable shall notify Newco, and the Parties shall use their commercially reasonable efforts to develop, at Newco’s reasonable cost and expense (subject to Newco’s prior written approval), a work-around arrangement that is reasonably acceptable to Newco; provided, further, that in any such event, Emerson as promptly as commercially practicable shall use commercially reasonable efforts to perform, at Newco’s reasonable cost and expense (subject to Newco’s prior written approval), such Services through alternative means in accordance with Applicable Laws, and if not practicable, the Parties shall use commercially reasonable efforts, at Newco’s reasonable cost and expense (subject to Newco’s prior written approval), to minimize the impact, and negotiate in good faith to provide, at Newco’s reasonable cost and expense (subject to Newco’s prior written approval), a commercially reasonable alternative arrangement reasonably acceptable to Newco. The standard for such Services shall be as set forth in Section 3.

(b)	If a service (i) was provided by Emerson or an Emerson Retained Subsidiary (or a third party on its or their behalf) to the Echo Business during the twelve (12) months prior to the Closing, (ii) cannot reasonably be obtained by Newco from a third party and (iii) is not included in Schedule [●] (Excluded Services) (any such service, an “Omitted Service”), Newco may submit a written notice describing such service to Emerson within six (6) months after the Effective Date (or, for Omitted Services that are performed on a quarterly, annual or other cyclical basis, within sixty (60) days after such Omitted Service would have been provided under the first of such cycle to occur following the Effective Date). Promptly following receipt of such written notice, Emerson shall commence providing such Omitted Service under the terms of this Agreement, such Omitted Service shall be promptly documented in writing by the Parties as an amendment to the TSA Schedule and such Omitted Service shall be included in the Services. For the avoidance of doubt, the Service Charges applicable to any Omitted Service will be reasonably determined consistent with the methodology used to determine the Service Charges for similar Services.

(c)	Emerson will notify Newco and in good faith use reasonable efforts to obtain any Consents from any third party that may be required in connection with the performance of Emerson’s obligations hereunder, including the provision of the Services, in each case, with each Party bearing fifty percent (50%) of any out-of-pocket third-party costs and expenses associated with obtaining the applicable Consents; provided that in the event any necessary Consents cannot be obtained by Emerson despite its commercially reasonable efforts, Emerson as promptly as commercially practicable shall inform Newco, and the Parties shall develop and implement a commercially reasonable alternative arrangement reasonably acceptable to Newco, with each Party bearing fifty percent (50%) of any set-up costs for such arrangement.

(d)	Management of, and control over, the provision of the Services provided hereunder (including the determination or designation at any time of the equipment, employees and other resources of Emerson, its Affiliates or any Subcontractor to be used in connection with the provision of such Services) shall reside solely with Emerson. Without limiting the generality of the foregoing, except as provided in the TSA Schedules, all labor matters relating to any employees of Emerson, its Affiliates and any Subcontractor shall be within the exclusive control of such entity, and Newco shall not have any rights with respect to such matters. Except as provided in the TSA Schedules, Emerson shall be solely responsible for the payment of all salary and benefits and all Taxes (including income tax, social security taxes, unemployment compensation, workers’ compensation tax, other employment taxes or withholdings) and premiums and remittances with respect to employees used to provide any Services hereunder.

(e)	All procedures, methods, systems, strategies, tools, equipment, facilities and other resources used by Emerson, its Affiliates, or any Subcontractor in connection with the provision of Services (other than any such items being the property of Newco that are provided by Newco to Emerson to facilitate Emerson’s provision of the Services to Newco) hereunder shall remain the property of Emerson, its Affiliates or such Subcontractor and shall at all times be under the sole direction and control of Emerson, its Affiliates or such Subcontractor. Newco may not resell, license the use of or otherwise permit the use by others of any Services, except with the prior written consent of Emerson. Notwithstanding the foregoing, (i) all property, including all Intellectual Property, materials, equipment, samples, third-party licenses (or Intellectual Property licensed thereunder), software, hardware, servers and Confidential Information, (x) disclosed or provided by Newco to Emerson, its Affiliates or Subcontractors pursuant to this Agreement, together with Intellectual Property or data output generated by or on behalf of Emerson for Newco in the performance of the Services to the extent exclusively relating to the Echo Business as conducted during the Transition Period, is and shall remain the exclusive property of Newco or its Affiliates and its suppliers, as applicable and (ii) all property, including all Intellectual Property, materials, equipment, samples, third-party licenses (or Intellectual Property licensed thereunder), software, hardware, servers and Confidential Information, disclosed or provided by Newco to Emerson, its Affiliates or Subcontractors pursuant to this Agreement to the extent relating to the businesses of Emerson or the Emerson Retained Subsidiaries or otherwise not exclusively relating to the Echo Business or (y) disclosed or provided by Emerson to Newco, its Affiliates or Subcontractors pursuant to this Agreement, other than Intellectual Property generated by or on behalf of Emerson for Newco in the performance of the Services to the extent exclusively relating to the Echo Business as conducted during the Transition Period, in each case, is and shall remain the exclusive property of Emerson or its Affiliates and its suppliers, as applicable. Subject to the terms of this Agreement, each Party hereby grants to the other Party a non-exclusive, worldwide, fully paid-up, royalty-free, non-transferable (except in accordance with Section 18(g)) license, without the right to sublicense (except as necessary to receive the Services or to subcontract the provision of Services in accordance with Section 1(a)), solely during the

Transition Period, to use, reproduce, modify, create derivative works of, perform, display, transmit and otherwise exploit any Intellectual Property (other than Trademarks) provided pursuant to this Agreement solely to perform or receive the Services, as applicable.

(f)	EXCEPT AS EXPRESSLY SET FORTH IN SECTION 1(e), NO LICENSES OR ANY OTHER RIGHT, TITLE OR INTEREST IN OR TO ANY INTELLECTUAL PROPERTY ARE GRANTED TO EITHER PARTY OR ANY OF ITS AFFILIATES UNDER THIS AGREEMENT, WHETHER BY IMPLICATION, ESTOPPEL, EXHAUSTION OR OTHERWISE, AND EACH PARTY RETAINS AND RESERVES ANY AND ALL RIGHT, TITLE AND INTEREST NOT EXPRESSLY GRANTED UNDER THIS AGREEMENT.

2.	Consideration for Services.

(a)           Newco shall pay to Emerson the fees for each Service (or category of Services, as applicable) as set forth on the applicable TSA Schedule (including, for the avoidance of doubt, as adjusted in connection with any extension pursuant to Section 9(a)) (collectively, the “Service Charges,” and each, a “Service Charge”). During the Transition Period, the amount of a Service Charge for any Service (or category of Services, as applicable) shall not increase, except to the extent such costs and amounts increase for other businesses of Emerson using the same service at the same location or changes in actual compensation and benefits costs. Where Service Charges are calculated on a per headcount basis, Emerson understands and agrees that headcount may fluctuate in the ordinary course of business; provided that, if Newco provides updates to the applicable headcount no later than five (5) days before any calendar month of the Transition Period, Emerson shall adjust the applicable Service Charges effective as of such calendar month. Newco will be charged for the then-current headcount for the invoiced period. Actual, documented out-of-pocket costs paid to any third-party provider that is providing goods or services used by Emerson in providing the Services (e.g., license costs for software) will be an incremental cost to Newco in addition to the Service Charges, and will be charged to Newco at the actual third-party cost allocated to the Services in a manner consistent with past practice; provided, however, that Newco’s prior written approval shall be required with respect to any out-of-pocket costs exceeding twenty five thousand dollars ($25,000). Notwithstanding the foregoing, for the avoidance of doubt, Emerson shall bear all costs and expenses associated with building or setting up the Transition Environment (as described in Schedule [A-1]) and the Service Charges to be paid by Newco shall reflect the costs and expenses associated with Newco’s connection to and Emerson’s operation of the Transition Environment in connection with the provision and receipt of the Services.

(b)	Emerson shall deliver invoices to Newco on a monthly basis reflecting charges for the preceding month. Emerson agrees to afford Newco, upon reasonable notice, access to such information, records and documentation of Emerson as Newco may reasonably request in order to verify any invoices and charges for Services hereunder or additional out-of-pocket costs as set forth in Section 2(a).

(c)	Newco shall pay the amount (other than amounts it disputes in good faith) of such invoice in U.S. dollars by wire transfer to Emerson within thirty (30) days of the date of receipt of such invoice to the account specified by Emerson and payment of the disputed amount (if and to the extent required) shall be made promptly after resolution of such dispute in accordance with this Section 2(c); provided that, at Emerson’s option, with respect to Services rendered outside the United States, payments may be required to be made in local currency, subject to Newco’s consent (not to be unreasonably withheld). If Newco fails to pay such amount by such date, Newco shall be obligated to pay to Emerson, in addition to the amount due, interest at the prime rate as published in The Wall Street Journal, Eastern Edition in effect on such date, compounded monthly, accruing from the date the payment was due through the date of actual payment. If Newco disputes in good faith the amount reflected on any invoice, Newco shall promptly, but in any event within sixty (60) days of the date of receipt of such invoice, specify in writing the portion that it disputes and the basis for that dispute. If Newco has disputed an amount in connection with the payment of an invoice in accordance with the foregoing, or if Newco provides written notice to Emerson challenging whether the Service Charges set forth on an invoice rendered by Emerson pursuant to Section 2(b) accurately reflect the Services provided hereunder within sixty (60) days of the receipt of such invoice, then, in either case, the Parties shall comply with the following process: (i) the appropriate representatives from the finance divisions of the Parties shall promptly meet to review and attempt to resolve the matter; (ii) if the matter is still not resolved, then the Service Coordinators (as defined below) of the Parties shall meet and shall use reasonable efforts to resolve the dispute; and (iii) if the matter is still not resolved within ten (10) days of referral to the Service Coordinator, then the Parties shall undertake the procedures set forth in Section 18(b) hereof.

(d)	Except as set forth in Section 2(c), Newco shall pay the full amount of the Service Charges and shall not set-off, counterclaim or otherwise withhold any amount owed to Emerson under this Agreement on account of any obligation owed by Emerson to Newco that has not been finally adjudicated, settled or otherwise agreed upon by the Parties in writing.

(e)	Incremental to any other payments, fees or charges in this Agreement, Newco shall pay any Taxes imposed on, or payable with respect to, the provision of Services, including all applicable sales, use, value added and similar Taxes, but excluding Taxes based on Emerson’s net income or assets.

(f)	All amounts payable under this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by Applicable Law. If deduction or withholding is required by Applicable Law on the payment of any amount under this Agreement, the amount of the payment due from the Party required to make such payment shall be increased to an amount which, after any withholding or deduction, leaves an amount equal to the payment which would have been due if no such deduction or withholding were required. Newco shall withhold (or cause to be withheld) such taxes, levies or charges and pay (or cause to be paid) such withheld amounts over to the applicable taxing authority in accordance with the requirements of Applicable Law and provide Emerson with an official receipt confirming payment. Emerson shall, prior to the date of any payment to be made pursuant to this Agreement, at the request of Newco, use commercially reasonable efforts to provide Newco with any certificate or other documentary evidence (i) required by any Tax Law or (ii) which Emerson is entitled by any Tax Law to provide in order to reduce the amount of any Taxes that may be deducted or withheld from such payment and Newco agrees to accept and act in reliance on any such duly and properly executed or other applicable documentary evidence. Each Party shall reasonably cooperate and use commercially reasonable efforts to minimize or eliminate any withholding Tax liability.

3.	Standard for Service. Except as otherwise provided in this Agreement or the TSA Schedules, Emerson agrees to perform each Service such that the nature, quality, standard of care, level of priority and the service level at which such Service is performed are not materially less than the nature, quality, standard of care, level of priority and service level at which substantially the same service was performed by or on behalf of Emerson to the Echo Business during the twelve (12) months prior to the Closing Date (or, if not so previously provided, then substantially the same as that applicable to similar services provided by Emerson to the Emerson Retained Subsidiaries). Without limiting the foregoing, in the event there is any restriction on Emerson under an existing contract with a third party that would restrict the nature, quality or standard of care applicable to delivery of a Service to be provided by Emerson to Newco, Emerson shall promptly provide notice to Newco of such restriction and Newco and Emerson shall reasonably cooperate in good faith to mutually agree on alternative arrangements or procedures to allow Emerson to provide such Service in a manner as close as possible to the standards described in this Section 3. Emerson shall not be responsible for any inability to provide a Service or any delay in doing so to the extent that such inability or delay is caused by the failure of Newco to timely provide the information, access or other cooperation necessary for Emerson to provide such Service. Without limiting Emerson’s obligation to provide the Services in accordance with the standards set forth in, and subject to, this Section 3, Emerson may supplement, modify, substitute or otherwise alter any of the Services from time to time in a manner that is generally consistent with supplements, modifications, substitutions or alterations made for similar services provided or otherwise made available by Emerson; provided that no such alteration adversely affects the Echo Business or natural expansions or extensions thereof in any material respect. Newco may request to modify the terms and conditions relating to the performance of a previously agreed-upon Service in order to resolve issues that were not apparent as of the Effective Date, which may include, among other things, new procedures or processes for providing such Service (a “Service Modification”). In each such case, the Service Coordinators shall discuss such potential changes and determine possible scope impact on the Services. If the Service Modification is a change to the Service that does not materially and adversely affect Emerson’s costs or ability to provide, or cause to be provided, such Service, Emerson shall promptly, at Newco’s reasonable cost and expense, implement such Service Modification. In the event Newco desires a Service Modification that would materially and adversely affect Emerson’s costs or ability to provide, or cause to be provided, the applicable Service, Emerson shall consider approving such Service Modifications in good faith, such approval not to be unreasonably withheld, conditioned or delayed.

4.	Cooperation for Statutory and Tax Filings. Newco undertakes and agrees to cooperate in accordance with the standard for Services described in Section 3 to enable Emerson to complete in a timely manner any and all statutory and Tax filings required to be filed by Emerson and/or its Affiliates pursuant to the Transaction Agreement that include any information related to the Echo Business. Newco will provide and, as applicable, cause its employees and its Affiliates and their employees to provide, all such reasonable cooperation to Emerson, its Affiliates and their respective representatives with respect to such filings as is reasonably requested, including preparing or causing to be prepared (to the extent consistent with past practices) and furnishing or causing to be furnished records, information, work papers, reports and other documents as requested by Emerson, its Affiliates or their respective representatives and causing Continuing Echo Business Employees who possess relevant knowledge to make themselves available for consultation with respect to the foregoing; provided that notwithstanding anything to the contrary in this Section 4, Newco will only be obligated to cause any Person to cooperate with Emerson pursuant to this Section 4 if and for so long as Newco is capable of directing the actions of such Person.

5.	Migration Assistance. Within sixty (60) days after the date hereof, the Parties shall jointly develop a detailed plan for (a) separating and conveying any assets (including data) held by Emerson or its Affiliates that are to be, or that have been, assigned to Newco, in each case, pursuant to the Transaction Agreement and (b) migrating the Services and all related information and customer accounts, to Newco or its designee in an efficient, low-risk and low-disruption manner to both Parties (such plan, as mutually agreed to by the Parties, the “Migration Plan”). Each Party shall perform all of its respective obligations in the Migration Plan. Such plan shall include, at a minimum, key milestones and dependencies required by each Party to complete its own obligations.

6.	Disaster Recovery & Business Continuity. During the Transition Period, Emerson shall implement and maintain (i) information technology security requirements and policies and (ii) disaster recovery and other business continuity systems and processes, in each case, that are substantially the same as Emerson maintains for the Emerson Retained Subsidiaries.

7.	Force Majeure. No Party shall be responsible for a delay in delivery of or any failure to perform any Service if prohibited by Applicable Law or caused by an act of god or public enemy, war, terrorism, cyber-attack, government acts or regulations, fire, flood, embargo, quarantine, pandemic, epidemic, unusually severe weather or other cause similar to the foregoing, in each case which is beyond its reasonable control (each, a “Force Majeure Event”); provided, however, that such Party notifies the other Party as soon as reasonably practicable, in writing, upon learning of the occurrence of the Force Majeure Event. Subject to compliance with the foregoing provision, a Party’s obligations hereunder (except its payment obligations in respect of Services already provided) shall be postponed for such time as its performance is suspended or delayed on account of the Force Majeure Event, and upon the cessation of the Force Majeure Event, such Party will use commercially reasonable efforts to resume its performance hereunder.

8.	Confidential and Proprietary Information and Rights. Newco and Emerson each acknowledge that any information provided to or coming into the possession of the other pursuant to this Agreement will be governed by the confidentiality provisions of the Stockholders Agreement, mutatis mutandis (as applicable hereto, the “Confidentiality Obligations”); provided, however, that notwithstanding any contrary provisions of the confidentiality provisions of the Stockholders Agreement, the Confidentiality Obligations of the Parties shall remain in effect for five (5) years after the Closing Date, except that the Confidentiality Obligations of the Parties with respect to the protection of confidential information that is source code or that otherwise constitutes or is treated as of the Closing by the disclosing Party as a trade secret shall remain in effect perpetually.

9.	Transition Period and Termination.

(a)	The term of this Agreement (the “Transition Period”) shall commence on the Closing Date and continue with respect to each of the Services for the term thereof (the “Service Term”), which Service Term shall, unless otherwise agreed to by Emerson and Newco in any TSA Schedule, terminate twelve months following the Closing Date; provided that except as otherwise specified on any TSA Schedule, Newco may, upon written notice prior to the expiration of the applicable Service Term, extend any Service Term by up to an additional six (6) months (i.e., for any twelve (12)-month Service Term, up to eighteen (18) months from the Effective Date) at the same Service Charges applicable to the initial Service Term (such Services Charge, as adjusted in accordance with Section 2(a), the “Base Charge”), and for up to a second additional six (6) month period (i.e., for any twelve (12)-month Service Term, up to twenty-four (24) months from the Effective Date) at Services Charges reflecting: (i) the Base Charge for the nineteenth (19th) month after the Effective Date, (ii) one hundred and ten percent (110%) of the Base Charge for the twentieth (20th) month after the Effective Date, (iii) one hundred and eleven percent (111%) of the Base Charge for the twenty-first (21st) month after the Effective Date, (iv) one hundred and twelve percent (112%) of the Base Charge for the twenty-second (22nd) month after the Effective Date, (v) one hundred and fourteen percent (114%) of the Base Charge for the twenty-third (23rd) month after the Effective Date and (vi) one hundred and fifteen percent (115%) in the twenty-fourth (24th) month after the Effective Date; provided, further, that except as otherwise specified on any TSA Schedule, (i) Newco may terminate one or more of the Services it receives at any time and for any reason on not less than thirty (30) days’ prior written notice to Emerson and (ii) both Parties may terminate this Agreement with respect to one or more Services immediately upon mutual agreement; provided, further, that the termination date of the Emerson Facility Services shall be as described in Section 12(b) hereof.

(b)	Notwithstanding the foregoing, each Party reserves the right to immediately terminate this Agreement by written notice to the other Party in the event that the other Party materially breaches this Agreement and such breach remains uncured for thirty (30) days after receipt of written notice from the non-breaching Party.

(c)	Upon the effective date of termination of any Service pursuant to this Agreement, Emerson will have no further obligation to provide the terminated Service, and Newco will have no obligation to pay any future Service Charges relating to any such Service; provided that Newco shall remain obligated to Emerson for the Service Charges and any other fees, costs and expenses owed and payable in accordance with the terms of this Agreement in respect of Services provided prior to the effective date of termination. Upon the effective date of termination of any Service pursuant to this Agreement, Emerson shall reduce for the next monthly billing period the amount of the Service Charge for the category of Services in which the terminated Service was included (such reduction to reflect the elimination of all costs incurred in connection with the terminated Service to the extent the same are not required to provide other Services to Newco), and, upon request of Newco, Emerson shall provide Newco with documentation and/or information regarding the calculation of the amount of the reduction. In connection with termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination. The termination of any license of any Emerson Facility pursuant to this Agreement will be treated in a corresponding manner under this Section 9(c).

(d)	The failure of either Party to terminate this Agreement for breach of any term or condition shall not constitute a waiver of such breach and shall not affect such Party’s right to terminate this Agreement by reason of subsequent breaches of the same or other terms or conditions.

(e)	Any termination of this Agreement with respect to any one or more Services shall not terminate this Agreement with respect to any other Service then being provided pursuant to this Agreement, except as otherwise specified on the applicable TSA Schedule.

10.	Limitation of Liability; Exclusion of Warranties.

(a)	Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY HERETO SHALL BE LIABLE FOR (I) ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT THAT THE OTHER PARTY IS REQUIRED TO PAY ANY SUCH AMOUNTS TO A THIRD PARTY, IN EACH CASE ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE SERVICES PROVIDED HEREUNDER (INCLUDING DELIVERABLES ASSOCIATED THEREWITH), INCLUDING PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR (II) THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD OR PERFORMED

               PURSUANT HERETO, WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), BREACH OF WARRANTY, OR OTHERWISE, EXCEPT IN THE CASE OF THIS CLAUSE (II) FOR THE WILLFUL BREACH, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF SUCH PARTY OR ITS AFFILIATES OR REPRESENTATIVES. FURTHER, THE LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR ANY LOSS OR DAMAGE ARISING IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED FIVE (5) TIMES THE TOTAL AMOUNT BILLED OR BILLABLE TO NEWCO UNDER THIS AGREEMENT.

(b)	Obligation to Correct. Without limiting any rights or remedies of Newco, in the event of any breach of this Agreement by Emerson with respect to any material error or defect in the provision of any individual Service, Emerson shall promptly, after Emerson’s Service Coordinator becomes aware of such error or defect, notify Newco and, at Newco’s request, correct such error or defect or re-perform such Service in a timely manner as promptly as practical after Newco’s request at the expense of Emerson.

(c)	Exclusion of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE TSA SCHEDULES, (A) THE SERVICES, (B) THE LICENSES IN SECTION 1(e) AND (C) THE RIGHTS GRANTED HEREUNDER ARE, IN EACH CASE, PROVIDED AND GRANTED “AS-IS” WITH NO OTHER WARRANTIES, AND EMERSON AND NEWCO EACH EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES UNDER OR ARISING AS A RESULT OF THIS AGREEMENT, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OR ANY OTHER WARRANTY WHATSOEVER; PROVIDED, THAT NEITHER THIS DISCLAIMER NOR ANY OTHER PROVISION OF THIS AGREEMENT SHALL IN ANY WAY LIMIT ANY REPRESENTATIONS AND WARRANTIES OF ANY PERSON UNDER THE TRANSACTION AGREEMENT, STOCKHOLDERS AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT IN EACH CASE RELATED THERETO.

11.	Access to Records and Properties. Newco shall, during normal business hours and with reasonable prior notice, provide Emerson with access to its books and records pertaining to the Echo Business solely for the purposes of Emerson’s provision of the Services and solely to the extent necessary for Emerson to provide the Services. Newco shall also provide Emerson with physical access to computer and communications equipment at the Echo Business’ facilities in order to maintain or service such equipment and associated software, including such access for a reasonable time following the termination of this Agreement, in each case, to the extent reasonably necessary for the provision of the Services.

12.	Access to Emerson Facilities. Emerson hereby grants to Newco or an Affiliate thereof a limited right to use and access premises at any facility identified as an “Emerson Facility” on Schedule [A-1] and, without additional charge, to continue to use furniture and equipment at any such facility (an “Emerson Facility”) for substantially the same purposes as used by the Echo Business in the twelve (12) months prior to the Effective Date (all such rights, the “Emerson Facility Services”). Schedule [A-1] sets forth a description of each Emerson Facility and all costs as to which Newco or an Affiliate is required to reimburse Emerson on a proportionate basis based on the metric used to allocate such costs during the twelve (12) months prior to the Effective Date (e.g., headcount or rentable square feet occupied by Newco or its Affiliates). At each Emerson Facility, Emerson shall, in addition to providing access to and the right to use such facility, provide to the personnel of Newco and its Affiliates the facility-related ancillary services reasonably necessary to support Newco’s office work policies with respect to in-office attendance, but in any event, not less than the services provided to the Echo Business during the twelve (12) months prior to the Closing at the Emerson Facility (e.g., reception, general maintenance and janitorial services, heat and air-conditioning and use of the mailroom) and Emerson shall provide, or cause to be provided each Emerson Facility subject to the following terms and conditions:

(a)	Newco shall, and shall cause its Affiliates to, permit only Newco and its Affiliates’ respective authorized personnel, contractors, invitees or licensees to use the Emerson Facility, except as otherwise permitted by Emerson in writing;

(b)	Newco shall, and shall cause its Affiliates and their respective personnel, contractors, invitees or licensees to, vacate the Emerson Facility at or prior to the earliest of (x) the expiration date of the lease relating to the Emerson Facility as set forth in Schedule [A-1], (y) the expiration or termination of this Agreement and (z) the date set forth in Schedule [A-1], unless provided in Schedule [A-1] with respect to such space[2], and upon such expiration, Newco or its Affiliate shall deliver over to Emerson any portion of the Emerson Facility utilized by Newco or its Affiliates in substantially the same repair and condition as existed on the Effective Date, ordinary wear and tear and damage by casualty or condemnation excepted; provided, however, that in the event that a third-party lease for an Emerson Facility specifies otherwise, the Party vacating such Emerson Facility shall deliver over such Facility in such repair and condition (taking into account the date that Newco began its occupation of such Emerson Facility such that Newco shall only bear any costs or expenses associated with delivering over such Facility in substantially the same repair and condition as existing on the Effective Date and Emerson shall bear all incremental costs and expenses reasonably incurred by Newco in delivering over such Facility in the repair and condition as set forth in the third-party lease) as set forth in the third-party lease; provided, further, that in the event that Newco shall fail to deliver over such Emerson Facility in such repair and condition as required by this Agreement and/or a third-party lease, Emerson may undertake reasonable actions to establish such condition and repair, and shall be reimbursed for its reasonable costs associated with delivering over such Facility in substantially the same repair and condition as existing on the Effective Date.

2 Note to Draft: Parties to discuss entering into a lease or sublease for certain spaces where a longer term arrangement may be contemplated.

(c)	Newco agrees that Newco or its Affiliates shall not make and shall cause their respective personnel, contractors, invitees and licensees to refrain from making, any alterations or improvements to any Emerson Facility, except as otherwise permitted by Emerson in writing; provided, however, that Newco or its Affiliates shall not require Emerson consent in connection with non-structural cosmetic changes or other immaterial alterations or improvements.

(d)	Emerson and its Affiliates, and the landlord in respect of the third-party lease in which the applicable Emerson Facility is located, shall have (i) such access as provided in the applicable lease and (ii) otherwise reasonable access to Newco’s and its Affiliates’ space at the Emerson Facility from time to time as reasonably necessary in accordance with past practice;

(e)	Newco agrees to maintain, and to cause its Affiliates to maintain, commercially appropriate and customary levels (in no event less than what is required by the landlord of the tenant under the relevant third-party lease) of property and liability insurance in respect of the premises occupied in each Emerson Facility and the activities conducted thereon; provided for any Emerson Facility, to the extent Newco reimburses Emerson for an allocable share of property insurance costs in respect of a property insurance policy for such Emerson Facility, Newco shall not be required to maintain a separate policy of property insurance.

(f)	Newco shall, and shall cause its Affiliates and their respective personnel, contractors, invitees and licensees to, comply with (i) all Applicable Laws relating to their use or occupation of any Emerson Facility including those relating to environmental, health and workplace safety matters, (ii) Emerson’s generally applicable site rules, regulations, policies and procedures (if any) which have been provided in writing to Newco as of the Effective Date and (iii) any applicable requirements of such third-party lease governing any Emerson Facility which have been provided to Newco in writing as of the Effective Date; and

(g)	The rights granted in this Section 12 shall be in the nature of a limited right and shall not create a leasehold or other estate or possessory right in any of Newco or its Affiliates or their respective representatives, contractors, invitees or licensees, with respect to any Emerson Facility and, except as expressly provided herein, shall not include any right of sub-license or sub-leasehold to any third party.

(h)	Notwithstanding anything herein to the contrary, where required by local law or otherwise beneficial to the Parties, the provision of Emerson Facility Services or access to an Emerson Facility may be separately documented in a sublease or other document (as reasonably agreed by the Parties) with material terms substantively consistent with those described in this Agreement (with such modifications as are reasonably required to comply with local law requirements).

13.	Reports. Emerson shall cause to be provided to Newco in connection with the Services being provided by Emerson (in accordance with Section 3 hereof) the same reports (whether generated internally or by any third party) that were provided in the ordinary course prior to the Effective Date in the same form as provided in the ordinary course prior to the Effective Date and at the same frequency, to the extent such report directly relates or directly pertains to a Service and the costs and expenses for the provision of such reports shall be included in the corresponding Service Charge. Upon written request by Newco, Emerson shall provide (consistent with the standards set forth in Section 3 hereof), at Newco’s reasonable cost and expense, any reports necessary for Newco or its Affiliates to satisfy any filing deadlines with Governmental Authorities.

14.	Record-Keeping. Emerson shall maintain complete and accurate records of the Services performed by or on behalf of Emerson and its Affiliates under this Agreement during the Transition Period and for one (1) year following the Transition Period. Such records may be used by Emerson’s Service Coordinator to resolve any dispute pursuant to Section 18(b).

15.	Controls and Compliance. Emerson will operate any IT control processes in accordance with Emerson’s internal control standards. If a material IT control deficiency affecting the Services is identified in the normal course of business operations for a previously working internal control administered by Emerson, Emerson and Newco will reasonably cooperate in good faith to determine the root cause and potential remediation of the deficiency, with any such remediation to be at Emerson’s reasonable cost and expense.

16.	Covenants. Emerson and Newco will not, and will use reasonable efforts to ensure that their respective employees, officers, directors, Affiliates and agents do not, make any use of or attempt to gain access to any part of the other Party’s business systems and communications networks or to any data or information of the other Party or its Affiliates not specifically made available to that Party under this Agreement. Emerson and Newco shall not introduce (i) any code, program, or script (devices) that, upon the occurrence or the non-occurrence of any event, will disable any system or application; (ii) to or through the other Party’s “network,” any worm, virus, trap door, back door or any other contaminant or disabling devices; or (iii) any form of breach of security, data corruption or interruption into the other Party’s “network.” If a Party has violated this covenant, then in addition to any rights and remedies (including damages) to which the non-breaching Party or its Affiliates may be entitled at law or in equity, the breaching Party will, to the non-breaching Party’s reasonable satisfaction, promptly take all commercially reasonable action to implement all necessary procedures to prevent the reoccurrence of any such violation; failing which, the non-breaching Party may terminate this Agreement upon thirty (30) days’ written notice (such notice to describe the breach in reasonable detail); provided, however, that the breaching Party shall have the opportunity to cure during the thirty (30)-day notice period, to the non-breaching Party’s reasonable satisfaction, any such violation.

17.           Indemnification. Each Party (the “Indemnitor”) shall indemnify, defend and hold harmless the other Party and its Affiliates, and its and their respective directors, officers, agents, employees, successors and assigns (the “Indemnitee”) against, any Damages arising from or relating to third-party claims arising from or relating to the gross negligence, willful misconduct or fraud of the Indemnitor or any of its Affiliates in connection with this Agreement. This Section 17 shall not apply with respect to Taxes other than any Taxes that represent Damages arising from any non-Tax claim. Section

12.03 (Third-Party Claim Procedures) of the Transaction Agreement shall apply, mutatis mutandis, to any indemnification hereunder.

18.              General Provisions.

(a)	Notice. All notices, requests and other communications to any Party shall be in writing (including facsimile transmission and electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given to the address, facsimile number or email address specified for notices in Section 13.01 of the Transaction Agreement or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Party. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. Eastern time on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

(b)	Dispute Resolution. Newco, on the one hand, and Emerson, on the other hand, shall by written notice to the other, appoint respective principal points of contact (each, a “Service Coordinator”) who shall be responsible for the day-to-day implementation or monitoring (as applicable) of the Services, including attempted resolution of any issues that may arise during the performance of the Parties’ obligations under this Agreement. In addition, Emerson will appoint an executive sponsor (the “Emerson Executive Sponsor”) by written notice to Newco, and Newco will appoint an executive sponsor (the “Newco Executive Sponsor”) by written notice to Emerson. In the event that the Service Coordinators are unable to resolve any issues regarding the performance of the Services hereunder after a period of ten (10) days (the “Disputed Issues”), the Disputed Issues may be referred to a separation management committee (the “Separation Management Committee”), which shall be at least four (4) persons and solely comprised of an equal number of members of Emerson’s and Newco’s management teams responsible for acquisition integration. If the Separation Management Committee is unable to reach resolution on any Disputed Issues after a period of seven (7) days, such Disputed Issues shall be submitted to the Emerson Executive Sponsor and Newco Executive Sponsor for resolution within seven (7) days and any unresolved disputes after such seven (7) day period, the Parties may pursue an Action in accordance with Section 18(l); provided, however, that nothing herein shall prevent or limit either Party’s right to seek temporary, preliminary or permanent equitable, including injunctive, relief. Without limiting the foregoing, any resolution of such Disputed Issues agreed to in writing by the Emerson Executive Sponsor and the Newco Executive Sponsor shall be considered final and binding upon the Parties. For the avoidance of doubt, unless otherwise directed in writing by Newco, Emerson shall continue to provide all Services during the pendency of any dispute hereunder. Unless otherwise mutually agreed to by the Parties, all communications relating to the Services shall be directed first, to the Service Coordinators and second, to the Separation Management Committee. The initial Service Coordinators shall be set forth on Exhibit [A] attached hereto and the

Parties may replace their respective Service Coordinator(s) at any time by providing written notice to the other Party. Each Party may replace its members on the Separation Management Committee at any time by providing written notice to the other Party, and each of Emerson and Newco may replace the Emerson Executive Sponsor and the Newco Executive Sponsor, respectively, at any time by providing written notice to the other Party.

(c)	Injunctive Relief. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Each Party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

(d)	No Partnership, Joint-Venture Or Agency Created. The relationship of Emerson and Newco shall be that of independent contractors only. Nothing in this Agreement shall be construed as making one Party a partner, joint-venturer, agent or legal representative of the other Party or otherwise as having the power or authority to bind the other Party in any manner.

(e)	Entire Agreement. The TSA Schedules are incorporated into this Agreement, and this Agreement together with the TSA Schedules, the Transaction Agreement and the other Transaction Documents embody the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof. In the event of any conflict between this Agreement and the Transaction Agreement, the terms of the Transaction Agreement shall control.

(f)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(g)	Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, delegated or assigned by Emerson without the prior written consent of Newco, or by Newco without the prior written consent of Emerson (which consents shall not be unreasonably withheld, conditioned or delayed).

(h)	Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(i)	Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

(j)	Headings; Interpretation. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each reference in this Agreement to a Section, Exhibit or Schedule, unless otherwise indicated, shall mean a Section of this Agreement or an Exhibit or a Schedule attached to this Agreement, respectively. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. References herein to “days,” unless otherwise indicated, are to consecutive calendar days. The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions, headings and the division of this Agreement into Sections and other subdivisions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Both Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman. References to a “corporation” or “company” shall be construed so as to include any corporation, company, or other body corporate, wherever and however incorporated or established.

(k)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

(l)	Submission to Jurisdiction. The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by either Party or any of its Affiliates or against either Party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 18(a) shall be deemed effective service of process on such Party.

(m)	Amendment and Waiver. Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

(n)	Disclosure Generally. All TSA Schedules attached hereto are incorporated herein and expressly made part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the TSA Schedules attached hereto or in any agreement contemplated hereby shall be deemed to refer to this entire Agreement, including all TSA Schedules.

(o)	No Third-Party Beneficiaries or Other Rights. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the Parties and their respective successors and assigns.

(p)	Personal Data. To the extent Emerson is processing any Personal Data (as defined in Exhibit [●]3) on behalf of Newco in connection with the provision of the Services, the terms and conditions of the Data Protection Agreement attached hereto as Exhibit [●] shall apply.

(q)	Survival. The Parties hereby acknowledge and agree that the obligations of each Party set forth in Sections 1(e), 1(f), 4, 7, 8, 8, 10, 14, 16, 17 hereof and this Section 18 shall survive any termination of this Agreement.

[Signature page follows]

3 Note to Draft: Exhibit to be agreed upon prior to Closing.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the day and year first above written.

Emerson Electric Co.

By:
Name:
Title:

Emersub CX, Inc.

By:
Name:
Title:

[Signature Page—Transition Services Agreement]

Exhibit G

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Aspen Technology, Inc.

The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was October 8, 2021. The Corporation was originally incorporated under the name Emersub CX, Inc.

Article 1
NAME

The name of the corporation is Aspen Technology, Inc. (the “Corporation”).

Article 2
REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article 3
PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”).

Article 4
CAPITAL STOCK

(A)       Authorized Shares

1. Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is [●], consisting of [●] shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and [●] shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

2. Preferred Stock. Preferred Stock may be issued from time to time in one or more classes or series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (the “Board”) and the filing of a certificate pursuant to the DGCL (a “Preferred Designation”), authority to do so being hereby expressly vested in the Board. The Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any classes or series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such class or series, and the number of shares constituting any such class or series and the designation thereof, or any of the foregoing. The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL, subject to obtaining a vote of the holders of any classes or series of Preferred Stock, if such a vote is required pursuant to the terms of this Certificate of Incorporation (including any Preferred Designation).

(B)       Voting Rights

Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Designation) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or

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more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Designation) or pursuant to the DGCL.

Article 5
BYLAWS

Subject to the terms of the Stockholders Agreement, dated as of [●], among the Corporation, Emerson Electric Co., a Missouri corporation (“Emerson”), and EMR Worldwide Inc., a Delaware corporation (as amended from time to time, the “Stockholders Agreement”), the Board shall have the power to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”). The Stockholders Agreement shall be publicly available with the Company’s public filings.

Article 6
BOARD OF DIRECTORS

(A)       Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

(B)       Election of Directors. Subject to the terms of the Stockholders’ Agreement and any Preferred Designation, the number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws so provide.

(C)       Vacancies. Subject to the terms of the Stockholders Agreement and any Preferred Designation, vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until his or her successor is elected and qualified.

(D)       Removal. Any director or the entire Board may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon or pursuant to the terms of the Stockholders Agreement with respect to the parties to such agreement and any Preferred Designation.

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Article 7
MEETINGS OF STOCKHOLDERS

(A)        Annual Meetings. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, if any, on such date, and at such time as the Bylaws may provide.

(B)       Special Meetings. Except as otherwise provided for in any Preferred Designation, special meetings of the stockholders may only be called as set forth in the Bylaws.

(C)       Action by Consent. If Emerson and its affiliates beneficially own in the aggregate at least 20% of the voting power of all of the then-outstanding shares of capital stock of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken by consent of stockholders without a meeting; provided that, if Emerson and its affiliates do not beneficially own at least 20% of the voting power of all of the then-outstanding shares of capital stock of the Corporation, then any action required or permitted to be taken at any annual or special meeting of stockholders may be taken upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and this Article 7 and may not be taken by consent of stockholders without a meeting (except pursuant to any Preferred Designation). For purposes of this Section (C) of Article 7, “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

Article 8
INDEMNIFICATION

(A)       Limited Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

(B)       Right to Indemnification.

(1) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (each, a “Covered Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this Article 8 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the

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fullest extent authorized by applicable law. The right to indemnification conferred in this Article 8 shall be a contract right.

(2) If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(3) The Corporation may, by action of the Board, provide indemnification and advancement of expenses to such of the employees and agents of the Corporation to such extent and to such effect as the Board shall determine to be appropriate and authorized by applicable law.

(C)       Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

(D)       Priority of Corporation Obligations. The Corporation hereby acknowledges that a Covered Person may have certain rights of indemnification, advancement of expenses and/or insurance provided by persons (an “Other Indemnitor”) other than the Corporation or an affiliate of the Corporation. The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Covered Persons are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such Covered Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, in each case to the extent legally permitted and as required by the terms of this Certificate of Incorporation or the Bylaws (or any other agreement between the Corporation and such Covered Persons), without regard to any rights such Covered Persons may have against the Other Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of such Covered Persons with

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respect to any claim for which such Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Persons against the Corporation. The Other Indemnitors are express third party beneficiaries of the terms of this clause (D).

(E)       Nonexclusivity of Rights. The rights and authority conferred in this Article 8 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

(F)       Preservation of Rights. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by the DGCL, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

Article 9
CORPORATE OPPORTUNITIES

The Corporation has waived certain corporate opportunities as identified in the Stockholders Agreement, such that Emerson and the other persons specified therein shall not be liable to the Corporation, its affiliates or its stockholders for breach of any fiduciary duty as a stockholder or director of the Corporation from pursuit of such opportunities as set forth in the Stockholders Agreement. Any person or entity purchasing or otherwise acquiring or holding any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the foregoing.

Article 10
AMENDMENTS

The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the DGCL and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

Article 11
EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS AND SEVERABILITY

Unless the Board otherwise approves in writing the selection of an alternate forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior

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Court of the State of Delaware, or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a duty (including any fiduciary duty) owed by any current or former director, officer or other employee or stockholder to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of a fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, (iv) any action asserting a claim related to, involving or against the Corporation governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL (each, a “Covered Proceeding”).

Unless the Board otherwise approves in writing the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933.

Failure to enforce the provisions of this Article 11 would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring or holding any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 11 and waived any argument relating to the inconvenience of the forums referenced above in. The existence of any prior written approval by the Corporation of an alternative forum shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article 11 with respect to any current or future actions or claims.

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

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Article 12
DGCL SECTION 203 AND BUSINESS COMBINATIONS

(A) The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

(B) The Corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

1.	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

2.	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting power of all of the then-outstanding shares of capital stock of the Corporation at the time the transaction commenced, excluding for purposes of determining the voting power of all of the then-outstanding shares of capital stock of the Corporation (but not the voting power of the then-outstanding shares of capital stock of the Corporation owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

3.	at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the voting power of all of the then-outstanding shares of capital stock of the Corporation which is not owned by the interested stockholder.

For purposes of this Article 12, references to:

“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar

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fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

“Emerson Direct Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from Emerson or any of its affiliates or successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Securities Exchange Act of 1934 beneficial ownership of 5% or more of the voting power of all of the then-outstanding shares of capital stock of the Corporation.

“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

1.	any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article 12 is not applicable to the surviving entity;

2.	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

3.	any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or

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the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this clause (3) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

4.	any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

5.	any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in clauses 1 to 4) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article 12, as an agent, bank, broker,

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nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include or be deemed to include, in any case, (a) Emerson, any Emerson Direct Transferee, or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Securities Exchange Act of 1934, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

1.	beneficially owns such stock, directly or indirectly; or

2.	has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided that a person shall not be deemed the owner of any stock because of such person’s

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right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or

3.	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

“person” means any individual, corporation, partnership, unincorporated association or other entity.

“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

“voting stock” means stock of any class or series entitled to vote generally in the election of directors.

Article 13
STOCKHOLDERS AGREEMENT

Notwithstanding anything in this Certificate of Incorporation to the contrary (including the provisions of Article 3 hereof), (i) the Corporation is not authorized to engage in any act or activity that would constitute a breach by the Corporation of Article III (except for Section 3.7), Section 4.2(e), Section 4.3, Section 4.4, Section 4.9 or Section 7.6 of the Stockholders Agreement (the “Specified Provisions”), and (ii) the Corporation shall lack the power to engage in any such act or activity, unless (in the case of either of clauses (i) or (ii)) such act or activity is approved, or ratified after such act or activity occurs, by the parties to the Stockholders Agreement. For the avoidance of doubt, a breach of the Specified Provisions shall not occur if an act or activity would constitute a breach of a contractual right relating to such Specified Provision of one or more of the parties to the Stockholders Agreement and such right has been waived (either by a limited waiver or otherwise) by such parties.

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Exhibit G

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this _____ day of __________, 20__.

Aspen Technology, Inc.
[Name] Title: Chief Executive Officer

Exhibit H

AMENDED AND RESTATED

BYLAWS

OF

ASPEN TECHNOLOGY, INC.

* * * * *

Article 1
Offices

Section 1.01. Registered Office. The registered office of Aspen Technology, Inc. (the “Corporation”) shall be as set forth in the Corporation’s amended and restated certificate of incorporation (as may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.02. Other Offices. The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Article 2
Meetings of Stockholders

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors or its designee (or the Chair of the Board of Directors in the absence of a designation by the Board of Directors). The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section Section 2.07 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.02. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings.

(a)       Special meetings of stockholders may be called by the Board of Directors, the Chair of the Board of Directors, the President or the Secretary of the Corporation and may not be called by any other person. A special meeting of stockholders shall be called by the Secretary of the Corporation at the written request or requests made in accordance with this Section 2.03 (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record of at least 20% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (a meeting called in accordance with this sentence, a “Stockholder Requested Meeting”). A Special Meeting Request to the Secretary shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting, shall comply with this Section 2.03, and shall include a statement of the specific purpose or purposes of the special meeting.

(b)       A Stockholder Requested Meeting shall be held on such date and at such time as may be fixed by the Board of Directors in accordance with these Bylaws; provided that, the date of any such special meeting shall not be less than 10 days nor more than 45 days after a Special Meeting Request that satisfies the requirements of this Section 2.03 is received by the Secretary.

(c)       Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04 of these Bylaws. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders by including such matter in the Corporation’s notice of meeting pursuant to Section 2.04 of these Bylaws.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the DGCL, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board of Directors or the chair of the meeting may adjourn the

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meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)       A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05. Quorum. Unless otherwise provided under the Certificate of Incorporation or these Bylaws and subject to the DGCL, the presence, in person or by proxy, of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business; provided that if a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders, acting by the affirmative vote of a majority of the voting power of the stockholders present in person or represented by proxy, may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.06. Voting. (a) Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, or any law, rule or regulation applicable to the Corporation or its securities, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes cast at the meeting at which a quorum is present on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes shall not be counted as votes cast. Subject to the rights of the holders of any series of preferred stock to elect

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additional directors under specific circumstances under a certificate filed pursuant to the DGCL (a “Preferred Stock Designation”), a nominee for director shall be elected to the Board of Directors if the nominee receives a majority of the votes cast with respect to that nominee’s election at any meeting of stockholders for the election of directors at which a quorum is present; provided that, if as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees for director exceeds the number of directors to be elected (a “contested election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

(b)       Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period.

Section 2.07. Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a)       participate in a meeting of stockholders; and

(b)       be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that

(i)       the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii)       the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii)       if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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Section 2.08. Organization. At each meeting of stockholders, unless otherwise determined by the Board of Directors, the Chair of the Board of Directors, if one shall have been elected, or in the Chair’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting of stockholders, shall act as chair of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chair of the meeting.

Section 2.10. Nomination of Directors and Proposal of Other Business.

(a)       Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, (C) as may be provided in the certificate of designations for any class or series of preferred stock, (D) pursuant to the Stockholders Agreement, dated [●], by and among the Corporation, Emerson Electric Co., a Missouri corporation, and EMR Worldwide Inc., a Delaware corporation (as amended from time to time, the “Stockholders Agreement”) or (E) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 2.10(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(a), and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal.

(ii)       For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 2.10(a)(i)(E), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. The number of nominees a stockholder may nominate for election at the annual meeting shall not exceed the number of directors to be elected at such annual meeting. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30

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days prior to such anniversary date or delayed more than 90 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. For purposes of this paragraph (ii) and Section 2.03 of these Bylaws, the 2021 annual meeting of stockholders shall be deemed to have been held on [●]. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii)       Except for any nomination pursuant to the Stockholders Agreement, a stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended (together with the rules and regulations promulgated thereunder), the “Exchange Act”)) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1)       the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2)       for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

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(3)       a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4)       a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities;

(5)       a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder and such beneficial owner, if any, or any of their respective affiliates or associates has the right to vote any shares of any security of the Corporation;

(6)       any short interest of such stockholder and such beneficial owner, if any, or any of their respective affiliates or associates in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(7)       any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, or any of their respective affiliates or associates that are separated or separable from the underlying shares of capital stock of the Corporation;

(8)       any proportionate interest in shares of capital stock of the Corporation or derivative instruments, held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, or any of their

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respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(9)       any performance related fees (other than an asset-based fee) that such stockholder and such beneficial owner, if any, or any of their respective affiliates or associates is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or derivative instruments, if any;

(10)       a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(11)       a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

(12)       any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

(13)       such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

If requested by the Corporation, the information required under clauses 2.10(a)(iii)(C)(2), (3) and (4) of the preceding sentence of this Section 2.10 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(b)       Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors at a special meeting of stockholders that is not a Stockholder Requested Meeting may be made by stockholders only (i) pursuant to the Stockholders Agreement or (ii) if the election of directors is included as

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business to be brought before a special meeting in the Corporation’s notice of meeting, then only by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b). Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders that is not a Stockholder Requested Meeting. For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to clause (ii) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting and the 10th day following the day on which public announcement of the date of the special meeting was first made. Such stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.10(a)(iii).

(c)       General. (i) To be eligible to be a nominee for election as a director pursuant to Section 2.10(a)(i)(E) or clause (ii) of the first sentence of Section 2.10(b), the proposed nominee must provide to the Secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of notice under Section 2.10(a)(ii) or Section 2.10(b): (1) a completed D&O questionnaire (in the form provided by the Secretary of the Corporation at the request of the nominating stockholder) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 2.10(a)(iii)(A)(2), the nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a director, such nominee would be in compliance and will continue to comply with the Corporation’s corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any person nominated by the Board of Directors (except any such person nominated pursuant to the Stockholders Agreement) for election as a director shall furnish to the Secretary of the Corporation the information that is

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required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

(ii)       No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. No business proposed by a stockholder shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in Section 2.03 of these Bylaws and this Section 2.10.

(iii)       The chair of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he/she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder nominating a director nominee or proposing other business, in each case pursuant to Section 2.10(a)(i)(E) or clause (ii) of the first sentence of Section 2.10(b) (or a qualified representative of such stockholder), does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iv)       Without limiting the foregoing provisions of this Section 2.10, a stockholder nominating a director nominee or proposing other business, in each case pursuant to Section 2.10(a)(i)(E) or clause (ii) of the first sentence of Section 2.10(b), shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.10; provided that, any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10, and compliance with this Section 2.10 shall be the exclusive means for a stockholder to make nominations

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or submit other business (other than as provided in Section 2.03 of these Bylaws).

(v)       Notwithstanding anything to the contrary in these Bylaws, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.10 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

Article 3
Directors

Section 3.01. General Powers. Except as otherwise provided in the DGCL or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election and Term Of Office. Subject to the terms of the Stockholders Agreement and any Preferred Designation, the Board of Directors shall consist of not less than 7 nor more than 15 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of the Whole Board. For purposes of these Bylaws, “Whole Board” shall mean the total number of authorized directors constituting the Board of Directors whether or not there exist any vacancies or other unfilled seats.

Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. To the fullest extent permitted by law, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of

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Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chair of the Board of Directors in the absence of a determination by the Board of Directors).

Section 3.05. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or the President and shall be called by the Chair of the Board of Directors, President or the Secretary, on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.07. Committees. (a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any Bylaw. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The foregoing provisions of this Section 3.07 shall be subject in all respects to the requirements of the Stockholders Agreement.

Section 3.08. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Following such action, the writing or writings or electronic transmission or transmissions, shall be filed with the minutes of proceedings of

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the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.09. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.10. Resignation. Any director may resign from the Board of Directors at any time by giving notice to the Board of Directors or to the Secretary of the Corporation. Any such notice must be in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.11. Vacancies. Subject to the terms of the Stockholders Agreement and any Preferred Designation, unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with the DGCL. Subject to the terms of the Stockholders Agreement and any Preferred Designation, unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

Section 3.12. Removal. Subject to the terms of the Stockholders Agreement with respect to the parties to such agreement and any Preferred Designation, any director may be removed, with or without cause, by the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon.

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Section 3.13. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Article 4
Officers

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices.

Section 4.02. Appointment, Term of Office and Remuneration. The principal officers of the Corporation shall be appointed by the Board of Directors in the manner determined by the Board of Directors. Each such officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 of these Bylaws, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.04. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05. Resignations. Any officer may resign at any time by giving notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

Article 5
CAPITAL STOCK

Section 5.01. Certificates For Stock; Uncertificated Shares. The shares of the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares or a combination of certificated and uncertificated shares. Any such resolution that shares of a class or series will only be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation, which shall include the Chair of the Board of Directors, the Chief Executive Officer, any President or Vice President, the Treasurer or Assistant Treasurer and the Secretary and Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A Corporation shall not have power to issue a certificate in bearer form.

Section 5.02. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or

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destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

Article 6
General Provisions

Section 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.02. Dividends. Subject to limitations contained in the DGCL and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends

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may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.04. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders or equity holders of any entity (except this Corporation) in which the Corporation may hold stock or other interests.

Section 6.05. Amendments. Except as set forth in the Stockholders Agreement, these Bylaws or any of them, may be altered, amended or repealed, or new Bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board.

Section 6.06. Stockholders Agreement. Notwithstanding anything in these Bylaws to the contrary, (i) the Corporation is not authorized to engage in any act or activity that would constitute a breach by the Corporation of Article III (except for Section 3.7), Section 4.2(e), Section 4.3, Section 4.4, Section 4.9 or Section 7.6 of the Stockholders Agreement (the “Specified Provisions”), and (ii) the Corporation shall lack the power to engage in any such act or activity, unless (in the case of either of clauses (i) or (ii)) such act or activity is approved, or ratified after such act or activity occurs, by the parties to the Stockholders Agreement. For the avoidance of doubt, a breach of the Specified Provisions shall not occur if an act or activity would constitute a breach of a contractual right relating to such Specified Provision of one or more of the parties to the Stockholders Agreement and such right has been waived (either by a limited waiver or otherwise) by such parties.

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Exhibit J

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], is entered into between EMR Worldwide Inc., a Delaware corporation (“Emerson”), and Aspen Technology, Inc., a Delaware corporation (formerly known as Emersub CX, Inc.) (the “Company”). Certain terms used in this Agreement are defined in Section 1.1.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Transaction Agreement and Plan of Merger, dated as of October 10, 2021, among Emerson Electric Co., a Missouri corporation (“Emerson Parent”), Aspen Technology, Inc., a Delaware corporation (“Old Aspen Tech”), the Company, Emersub CXI, Inc., a Delaware corporation, and Emerson (as amended from time to time, the “Transaction Agreement”), Emerson Parent and Old Aspen Tech have agreed to combine the Echo Business (as defined in the Transaction Agreement) with Old Aspen Tech and have effected or agreed to effect the Transactions (as defined in the Transaction Agreement);

WHEREAS, pursuant to the Transaction Agreement, Emerson holds shares of the issued and outstanding common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”)

WHEREAS, the Company wishes to grant certain registration rights with respect to the Company Common Stock or other Registrable Securities held by Emerson or any other Holder, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Emerson and the Company, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Agreement. The following terms shall have the meanings set forth in this Section 1.1:

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) Registrable Securities pursuant to one or more Demand Registrations pursuant to Section 2 hereof, (ii) securities registered on Form S-8 or any similar successor form, and (iii) securities registered to effect the acquisition of, or combination with, another Person.

“Holder” means (i) Emerson and (ii) any direct or indirect transferee of Emerson who shall become a party to this Agreement in accordance with Section 2.10 and has agreed in writing to be bound by the terms of this Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Company Common Stock, including any shares thereof issuable upon or issued upon exercise, conversion or exchange of other securities of the Company or any of its subsidiaries and any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of the Company Common Stock, whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization, owned by the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that securities that, pursuant to Section 3.1, no longer have registration rights hereunder shall not be considered Registrable Securities.

“Requesting Holders” shall mean any Holder(s) requesting to have its (their) Registrable Securities included in any Demand Registration or Shelf Registration.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

1.2           Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the section or agreement indicated.

Term	Section
Adverse Effect	Section 2.1.5
Advice	Section 2.6
Affiliate	Transaction Agreement
Agreement	Introductory Paragraph
Company	Introductory Paragraph
Company Common Stock	Recitals
Convertible or Exchange Registration	Section 2.7
Demand Registration	Section 2.1.1(a)
Demanding Shareholders	Section 2.1.1(a)
Demand Request	Section 2.1.1(a)
Emerson	Introductory Paragraph
FINRA	Section 2.8
Inspectors	Section 2.5(xiii)
Old Aspen Tech	Recitals
Transaction Agreement	Recitals
Piggyback Registration	Section 2.2.1

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Term	Section
Records	Section 2.5(xiii)
Required Filing Date	Section 2.1.1(a)
Seller Affiliates	Section 2.9.1
Shelf Registration	Section 2.1.2
Suspension Notice	Section 2.6

1.3           Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	“or” is not exclusive;

(3)	words in the singular include the plural, and words in the plural include the singular;

(4)	provisions apply to successive events and transactions; and

(5)	“herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
REGISTRATION RIGHTS

2.1           Demand Registration.

2.1.1        Request for Registration.

(a)               Commencing on the date hereof, subject to any restrictions contained in the Stockholders Agreement, any Holder or Holders of Registrable Securities shall have the right to require the Company to file a registration statement on Form S-1 or S-3 or any other appropriate form under the Securities Act or Exchange Act for a public offering or the listing or trading of all or part of its or their Registrable Securities (a “Demand Registration”), by delivering to the Company written notice stating that such right is being exercised, naming, if applicable, the Holders whose Registrable Securities are to be included in such registration (collectively, the “Demanding Shareholders”), specifying the number of each such Demanding Shareholder’s Registrable Securities to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”).

(b)               Subject to Section 2.1.6, the Company shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within forty-five (45) days after receiving a Demand Request (the “Required Filing Date”) and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that:

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(i)  the Company shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) within 60 days after the effective date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article 2; and

(ii)  the Company shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) unless the Demand Request is for a number of Registrable Securities with a market value that is equal to at least $50 million as of the date of such Demand Request.

2.1.2        Shelf Registration. With respect to any Demand Registration, the Requesting Holders may require the Company to effect a registration of the Registrable Securities under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”) or any takedown thereunder.

2.1.3        Selection of Underwriters. At the request of a majority of the Requesting Holders, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering. The Holders of a majority of the Registrable Securities to be registered in a Demand Registration shall, after consultation in good faith with the Company, select the investment banking firm or firms to serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering. No Holder may participate in any registration pursuant to Section 2.1.1 unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion thereto, and provided, further that such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration.

2.1.4        Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within five (5) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.1.

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2.1.5        Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders that the inclusion of such securities will not adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”). Furthermore, if the managing underwriter or underwriters shall advise the Requesting Holders that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder.

2.1.6        Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2.1 until a date not later than forty-five (45) days after the Required Filing Date and not more than once in any twelve-month period if (i) the Board of Directors of the Company or a committee of the Board of Directors of the Company determines in good faith that such registration would be materially detrimental to the Company and its stockholders; provided, that the Board of Directors of the Company or such committee, as applicable, shall, in making such determination, take into consideration the benefit to the Company of completing such registration and the reduction of the ownership of Registrable Securities by the Requesting Holder, or (ii) prior to receiving the Demand Request, the Company had determined to effect a registered underwritten public offering of the Company’s securities for the Company’s account, the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, and the managing underwriter for such offering has determined that, in such firm’s judgment, the filing of the requested registration statement at the time and on the terms requested would materially and adversely affect such underwritten public offering of the Company’s securities for the Company’s account. A deferral of the filing of a registration statement pursuant to this Section 2.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.1.6, the Company shall promptly (but in any event within five (5) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 2.1.6 only once.

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2.2              Piggyback Registrations.

2.2.1        Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than ten (10) days prior to the anticipated filing date of the Company’s registration statement), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such registration statement, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within ten (10) days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 2.2.2 below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

2.2.2        Priority on Piggyback Registrations.

(a)               If a Piggyback Registration is an underwritten offering and was initiated by the Company, and if the managing underwriter advises the Company that the inclusion of Registrable Securities requested to be included in the Registration Statement would cause an Adverse Effect, the Company shall include in such registration statement (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder, and (iii) third, any other securities requested to be included in such registration, provided that if such other securities have been requested to be included pursuant to a registration rights agreement, then such securities would be included as set forth in (ii) above. If as a result of the provisions of this Section 2.2.2(a) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such registration statement.

(b)               If a Piggyback Registration is an underwritten offering and was initiated by a security holder of the Company, and if the managing underwriter advises the Company that the inclusion of Registrable Securities requested to be included in the Registration Statement would cause an Adverse Effect, the Company shall include in such registration statement (i) first, the securities requested to be included therein by the security holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, any other securities requested to be included in such registration (including securities to be sold for

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the account of the Company). If as a result of the provisions of this Section 2.2.2(b) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such registration statement.

(c)               No Holder may participate in any registration statement in respect of a Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion to, and provided, further, that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration.

2.3           SEC Form S-3. The Company shall use its reasonable best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form) once the Company becomes eligible to use Form S-3, and if the Company is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on the form for which the Company then qualifies. If a Demand Registration is a Convertible or Exchange Registration, the Company shall effect such registration on the appropriate form under the Securities Act for such registration. The Company shall use its reasonable best efforts to become eligible to use Form S-3 (including if applicable an automatic shelf registration statement) and, after becoming eligible to use Form S-3, shall use its reasonable best efforts to remain so eligible.

2.4           Holdback Agreements.

(a)               The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration), or in the case of a Shelf Registration, the filing of any prospectus relating to the offer and sale of Registrable Securities, or a Piggyback Registration, except pursuant to any registrations on Form S-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(b)               If any Holder of Registrable Securities notifies the Company in writing that it intends to effect an underwritten sale registered pursuant to a Shelf Registration

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pursuant to Article 2 hereof, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the pricing date for such underwritten offering, except pursuant to registrations on Form S-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(c)               Each Holder agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the seven days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

2.5              Registration Procedures. Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Company will as expeditiously as possible:

(i)	prepare and file with the SEC, pursuant to Section 2.1.1(a) with respect to any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Company will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and the Company will make corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

(ii)	except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

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(iii)	in the case of a Shelf Registration or Convertible or Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (including the filing of a new registration statement upon the expiration of a prior one) and to comply with the provisions of the Securities Act with respect to the disposition (and, in the case of a Convertible or Exchange Registration, issuance) of all Registrable Securities subject thereto until the date on which all the Registrable Securities subject thereto have been sold pursuant to such registration statement;

(iv)	furnish to each seller of Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any prospectus supplement, any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.6 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(v)	use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Securities may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

(vi)	promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue

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sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)	permit any selling Holder which, in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(viii)	make reasonably available members of management of the Company, as selected by the Holders of a majority of the Registrable Securities included in such registration, for assistance in the selling effort relating to the Registrable Securities covered by such registration, including, but not limited to, the participation of such members of the Company’s management in road show presentations and other information meetings reasonably organized by the underwriters;

(ix)	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(x)	if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable

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Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(xi)	as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

(xii)	cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiii)	promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are otherwise confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(xiv)	furnish to each seller and underwriter a signed counterpart of (A) an opinion or opinions and “10b-5” disclosure letter of counsel to the Company, and (B) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type

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customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

(xv)	cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (B) quoted on any inter-dealer quotation system if similar securities issued by the Company are quoted thereon, and, in each case, to be registered under the Exchange Act;

(xvi)	provide a transfer agent and registrar for all Registrable Securities registered hereunder;

(xvii)	cooperate with each seller and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(xviii)	during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xix)	notify each seller of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xx)	enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration, with any representations, warranties and other agreements contained therein for the benefit of the underwriters also being for the benefit of the sellers of Registrable Securities; and

(xxi)	advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

2.6           Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.5(vi)(C) such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company

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shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.5(ii) and 2.5(iii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.7          Convertible or Exchange Registration. If any Holder of Registrable Securities offers or lists any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for, or that otherwise represent any direct or indirect interest in, any Registrable Securities, such options, rights, warrants or other securities, and the Registrable Securities underlying any such securities, shall be eligible for registration pursuant to Section 2.1 and Section 2.2 hereof (a “Convertible or Exchange Registration”), and the Company shall cooperate with any registration or listing of such other securities by such Holder or such other Person to the same extent as would be required for registration or listing of Registrable Securities by the Company.

2.8          Registration Expenses. All reasonable, out-of-pocket fees and expenses incident to any registration hereunder, including, without limitation, the Company’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 2720, and of its counsel), as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company, will be borne by the Company (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any registration statement becomes effective; provided, however, that any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities will be borne by the Holders pro rata on the basis of the number of shares so registered and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder will be borne by such Holder.

2.9           Indemnification.

2.9.1        The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within

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the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.9.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein. The reimbursements required by this Section 2.9.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

2.9.2        In connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and each of its employees, advisors, agents, representatives, partners, officers and directors and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.9.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing to the Company by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement

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or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

2.9.3        Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

2.9.4        Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.9.1 or Section 2.9.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.9.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be

15

deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.9.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.9.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.9.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.9.1 and Section 2.9.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.9.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.9.2.

2.9.5        The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

2.10        Transfer of Registration Rights. The rights of each Holder under this Agreement may be assigned to any direct or indirect transferee of a Holder permitted under the Stockholders Agreement who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement.

2.11        Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Company Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, the Company will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by the Company’s principal financial officer, stating (a) the Company’s name, address and telephone number (including area code), (b) the Company’s Internal Revenue Service identification number, (c) the Company’s SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act

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for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

2.12        Preservation of Rights. The Company will not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

2.13        Stockholders Agreement. Notwithstanding anything else herein to the contrary, nothing in this Agreement shall be construed to permit a Transfer (as defined in the Stockholders Agreement) by any Holder of Registrable Securities that is prohibited by the terms of the Stockholders Agreement.

ARTICLE 3
TERMINATION

3.1           Termination. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Registrable Security when: (a) a registration statement with respect to the sale of such Registrable Security shall have become effective under the Securities Act and such Registrable Security shall have been disposed of in accordance with such registration statement; (b) such Registrable Security shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Registrable Security shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Registrable Security shall have ceased to be outstanding, (e) in the case of Registrable Securities held by a Holder that is not Emerson or any Affiliate thereof, such Holder holds less than five percent (5%) of the then outstanding Registrable Securities and such Registrable Securities are eligible for sale pursuant to Rule 144 under the Securities Act (or any successor provision) without restriction or (f) in the case of Registrable Securities held by Emerson or any Affiliate thereof, such Holder ceases to beneficially own any Registrable Securities or, if earlier, upon written agreement of the Company and such Holder. The Company shall promptly upon the request of any Holder furnish to such Holder evidence of the number of Registrable Securities then outstanding.

ARTICLE 4
MISCELLANEOUS

4.1           Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests, demands and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding

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business day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

(a)	if to the Company to:

Aspen Technology, Inc.

20 Crosby Drive

Bedford, MA 01703

Attention: SVP and General Counsel

Email: legalnotices@aspentech.com

with copies to (which shall not constitute notice):

Aspen Technology, Inc.

20 Crosby Drive

Bedford, MA 01703

Attention: President and CEO

Email: legalnotices@aspentech.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, MA 02116

Attention:	Graham Robinson Chadé Severin

Facsimile No.: (617) 573-4822

E-mail:	graham.robinson@skadden.com chade.severin@skadden.com

(b)	if to Emerson, to:

c/o Emerson Electric Co.

8000 West Florissant Avenue

P.O. Box 4100

St. Louis, MO 63136

Attention:	Sara Yang Bosco, Senior Vice President, Secretary and General Counsel Vincent M. Servello, Vice President, Strategy & Corporate Development

E-mail:	Sara.Bosco@emerson.com Vincent.Servello@emerson.com

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with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017

Attention:	Phillip R. Mills Marc O. Williams Cheryl Chan

Facsimile No.: (212) 701-5800

E-mail:	phillip.mills@davispolk.com marc.williams@davispolk.com cheryl.chan@davispolk.com

If to any other Holder, the address indicated for such Holder in the Company’s stock transfer records with copies, so long as Emerson owns any Registrable Securities, to Emerson as provided above.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

4.2              Authority. Each of the parties hereto represents to the other that (i) it has the corporate power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action and no such further action is required, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

4.3              Governing Law; Jurisdiction; Specific Performance.

4.3.1        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

4.3.2        Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) or, if, but only if, the Chancery Court lacks subject matter jurisdiction, any federal court located in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement in any court other than the courts of the State of Delaware, as described above, and (iv) waives any right to trial by jury with

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respect to any action related to or arising out of this Agreement. Nothing in this Section 4.3 shall prevent any party from bringing an action or proceeding in any jurisdiction to enforce any judgment of the Chancery Court or any federal court located in the State of Delaware, as applicable. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4.1 shall be effective service of process for any suit or proceeding in connection with this Agreement.

4.3.3        The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

4.4              Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder, and their respective successors and assigns.

4.5              Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law (as defined in the Transaction Agreement), then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

4.6              Remedies. Any dispute, controversy or claim arising out of, or relating to, the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement shall be resolved in accordance with Article 10 of the Transaction Agreement.

4.7              Waivers. Any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived at any time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

4.8              Amendment. This Agreement may not be amended or modified in any respect except by a written agreement signed by the Company, Emerson (so long as Emerson owns any Registrable Securities) and the Holders of a majority of the then outstanding Registrable Securities.

4.9              Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so

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executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[The remainder of this page has been intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

ASPEN TECHNOLOGY, INC.

By:
Name:
Title:

EMR WORLDWIDE INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]